Exhibit (a)-(1)
PROXY STATEMENT OF THE COMPANY
January 17, 2024
Shareholders of Genetron Holdings Limited:
Re: Notice of Extraordinary General Meeting of Shareholders
Dear Shareholder:
You are cordially invited to attend an extraordinary general meeting of shareholders of Genetron Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), to be held on February 21, 2024 at 9:00 a.m. (Beijing time). The meeting will be held at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, the People’s Republic of China. The accompanying notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment or postponement thereof.
On October 11, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company (the “Surviving Company”) and becoming a wholly-owned subsidiary of Parent. The purpose of the extraordinary general meeting is for you and the other shareholders of the Company to consider and vote, among other things, upon a proposal to authorize and approve the Merger Agreement and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (collectively, the “Transactions”). Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.
Each of Parent and Merger Sub was formed solely for purposes of the Merger and the investment and financing transactions related to the Merger. At the effective time of the Merger (the “Effective Time”), Parent will be beneficially owned by (i) Mr. Sizhen Wang, the chief executive officer and chairman of the board of directors of the Company (“Mr. Wang”), (ii) Tianjin Kangyue Business Management Partnership (Limited Partnership), a partnership established in the People’s Republic of China (“Tianjin Kangyue”), (iii) CICC Healthcare Investment Fund, L.P., an entity incorporated in the Cayman Islands (“CICC Healthcare Investment”), (iv) Surrich International Company Limited, a company incorporated under the laws of the Hong Kong SAR, the People’s Republic of China (“Wuxi Capital”), (v) Wuxi Huihongyingkang Investment Partnership (Limited Partnership), a limited partnership organized under the laws of the People’s Republic of China (“Wuxi Huihongyingkang”), (vi) CCB (Beijing) Investment Fund Management Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (“CCB Investment”), (vii) Wealth Strategy Holding Limited, a company incorporated under the laws of the Hong Kong SAR, the People’s Republic of China (“Wealth Strategy”, together with Tianjin Kangyue, CICC Healthcare Investment, Wuxi Capital, Wuxi Huihongyingkang and CCB Investment, collectively, the “Sponsors”), and (viii) other rollover shareholders, including FHP Holdings Limited, Hai Yan, Genetron Voyage Holdings Limited, Genetron United Holdings Limited, Eugene Health Limited, IN Healthcare Limited, EASY BENEFIT INVESTMENT LIMITED, Tianjin Yuanjufu Business Management Partnership (Limited Partnership), EASY BEST INVESTMENT LIMITED, Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership), Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership), Genetron Alliance Holdings Limited, Genetron Discovery Holdings Limited, Vivo Capital Fund IX, L.P., Alexandria Venture Investments, LLC, Tianjin Tianshu Xingfu Corporation Management L.P., Eminence Legend Consultancy (HK) Limited, Ke Li, Xiao Yu Lu, Zuo Xiang, Peng Pamela Yan, Hong Chen, Jiayin

Zhang, Genetron Health (Hong Kong) Company Limited, SUPER SAIL, LLC, Wei-Wu He, Huiying Memorial Foundation, WEALTH FAITH INVESTMENT LTD., Qijing Li, Xiao Fan Wang, Jing Zhu, Kensington Trust Singapore Limited ato IS&P (First Names Singapore) Retirement Fund — FN45, Kevin Ying Hong and EVER PRECISE INVESTMENTS LIMITED (collectively, the “Other Rollover Shareholders”, together with Mr. Wang, Tianjin Kangyue, CICC Healthcare Investment, collectively, the “Rollover Shareholders”) or their respective designated affiliates. Parent, Merger Sub, the Sponsors and Mr. Wang are collectively referred to herein as the “Buyer Group”. If the Merger is completed, the Company will continue its operations as a privately held company and will be wholly owned by Parent, the American depositary shares (each currently representing fifteen (15) ordinary shares of the Company, par value US$0.00002 per share, the “Shares”, and each, a “Share”) (“ADSs”) will no longer be listed on The Nasdaq Global Market (“NASDAQ”) and the ADS program for the Shares will terminate.
If the Merger is consummated, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below), the Dissenting Shares (as defined below) and Shares represented by ADSs) will be cancelled in exchange for the right to receive US$0.272 in cash per Share, without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”), and each ADS issued and outstanding immediately prior to the Effective Time, other than ADSs representing the Excluded Shares, together with the Shares represented by such ADS, will be cancelled in exchange for the right to receive US$4.08 in cash per ADS, without interest and net of any applicable withholding taxes (already adjusted to reflect the change to the ADS ratio, the “Per ADS Merger Consideration”). The ADS holders will pay any applicable fees, charges and expenses of or incurred by The Bank of New York Mellon, in its capacity as ADS depositary (the “ADS Depositary”), and taxes, stamp duty and other government charges due to or incurred by the ADS Depositary, in connection with the distribution of the Per ADS Merger Consideration and the cancellation of the ADSs surrendered (and the underlying Shares), including applicable ADS cancellation fee of US$0.05 per ADS pursuant to the terms of the deposit agreement (the “Deposit Agreement”), dated as of June 18, 2020, by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder).
Notwithstanding the foregoing, if the Merger is completed, the following Shares will not be cancelled in exchange for the right to receive the cash consideration described above, but will be cancelled and cease to exist at the Effective Time:
(a)
(i) 277,149,985 Shares (including Shares represented by ADSs) beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Rollover Shareholders as of October 11, 2023 (the “Rollover Shares”), pursuant to the rollover and support agreement entered into between Parent and each of the Rollover Shareholders on October 11, 2023 (the “Support Agreement”), (ii) Shares (including Shares represented by ADSs) held by Parent, Merger Sub and any of their respective affiliates, (iii) Shares (including Shares represented by ADSs) held by the Company or any subsidiary of the Company or held in the Company’s treasury, and (iv) 9,912,500 Shares (including Shares represented by ADSs) recorded under the name of the Bank of New York Mellon as a member in the register of members of the Company and reserved for issuance and allocation pursuant to 2019 Genetron Health Share Incentive Plan and 2019 Genetron Health Share Incentive Scheme (collectively, the “Company Share Plans”), in each case for (ii), (iii) and (iv), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (collectively, the “Excluded Shares”); and

(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger and seek appraisal and payment of the fair value of their Shares, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act.

In addition to the foregoing, at the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option (as defined below) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU (each as defined below) that is then outstanding, whether or not vested, as described below.
At the Effective Time, (i) each holder of an option (each, a “Company Option”) to purchase Shares granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested) will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option; (ii) each holder of a Company restricted share unit (each, a “Company RSU”) granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested) will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU; and (iii) each holder of a Company restricted share (each, a “Company Restricted Share”) granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested) will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the surviving company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
The Buyer Group intends to fund the Merger consideration through a combination of (i) rollover equity (represented by the Rollover Shares) from the Rollover Shareholders, and (ii) cash contribution by the Sponsors. On October 11, 2023, Parent entered into an equity commitment letter with each of the Sponsors (each an “Equity Commitment Letter”, and collectively, the “Equity Commitment Letters”), pursuant to which such Sponsor has agreed, subject to the terms and conditions thereof, to provide or procure the provision of the financing amounts specified therein for the purpose of financing the Merger consideration, and each of the Sponsors delivered a limited guarantee (each a “Limited Guarantee”, and collectively, the “Limited Guarantees”) in favor of the Company or one of its PRC subsidiaries, as appropriate, to guarantee certain payment obligations of Parent under the Merger Agreement.
On October 11, 2023, a special committee of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors (the “Special Committee”), acting with full power and authority delegated by the Board, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger, the Limited Guarantees and the Transactions. The Special Committee, after consultation with its financial advisor and legal counsel and due consideration of all relevant factors, unanimously (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of Merger is fair to and in the best interests of the Company and its shareholders and ADS holders, other than shareholders and ADS holders who are affiliates of the Company and the holders of Excluded Shares (such unaffiliated shareholders and ADS holders are referred to herein as the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger, the Limited Guarantees and the consummation of the Transactions, and (b) recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger, the Limited Guarantees, and the consummation of the Transactions.
On October 11, 2023, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of

Merger is fair to and in the best interests of the Company and the Unaffiliated Security Holders and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the Limited Guarantees and to consummate the Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger, the Limited Guarantees and the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Company for authorization and approval.
Accordingly, the Board recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including (i) the Merger, (ii) the variation of the authorized share capital of the Company from US$50,000 divided into 2,500,000,000 ordinary shares of a par value of US$0.00002 per share to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, at the Effective Time (the “Variation of Capital”), and (iii) the amendment and restatement of the existing memorandum and articles of association by deletion in their entirety and the substitution in their place of the new memorandum and articles of association effective at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, the Variation of Capital, and the Adoption of Amended M&A, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Cayman Islands Companies Act and the memorandum and articles of association) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholders after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) expected to be issued and outstanding on February 9, 2024, the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”), 32,485,495 Shares owned by the shareholders of the Company other than the Rollover Shares as of the Share Record Date and ADS holders must be voted in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolutions. To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
The accompanying proxy statement provides detailed information about, among other proposals, the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission (the “SEC”), which are available for free at the SEC’s website at www.sec.gov.
Rollover Shareholders who are registered shareholders of the Company have the right to demand poll voting at the extraordinary general meeting pursuant to the memorandum and articles of association of the Company, and will exercise such right during the meeting. Accordingly, the voting is expected to take place by poll voting. The effect of poll voting is that the number of votes each holder has will depend on the number of Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Whether or not you plan to attend the extraordinary general meeting, please complete the accompanying proxy card, in accordance with the instructions set forth on the proxy card, as promptly as possible. The deadline to lodge your proxy card is February 19, 2024 at 9:00 a.m. (Beijing Time). Each registered holder of Shares has one vote for each Share held as of 5 p.m. New York City time on the Share Record Date.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if you hold your Shares through a financial intermediary such as a broker, bank or nominee, you must rely on the procedures of the financial intermediary through which you hold your Shares if you wish to vote at the extraordinary general meeting.
The Company will instruct the ADS Depositary to deliver to holders of ADS as of the close of business in the New York City on January 22, 2024 (the “ADS Record Date”) an ADS Voting Instruction Card, and holders of ADS as of the ADS Record Date will have the right to instruct the ADS Depositary (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Shares underlying their ADSs at the extraordinary general meeting, subject to and in accordance with the terms of the Deposit Agreement. A copy of the form Deposit Agreement is available free of charge at the SEC’s website at www.sec.gov.
ADS holders registered in the ADS Depositary’s books are strongly urged to sign, complete and return the ADS Voting Instruction Card to the ADS Depositary in accordance with the instructions printed thereon and in the Depositary’s notice, as soon as possible and, in any event, so as to be received by the ADS Depositary no later than 12:00 p.m. (New York City time) on February 14, 2024 (or if the extraordinary general meeting is adjourned, such later date as may be notified by the Company or the ADS Depositary). ADS holders holding through brokers or other securities intermediaries are strongly urged to return voting instructions as instructed and to be received by the cutoff date and time provided by their respective broker or other securities intermediaries. Each broker and other intermediary will set its own cutoff date and time to receive instructions.
As the registered holder of the Shares represented by ADSs, upon the timely receipt from an ADS holder as of the ADS Record Date of voting instructions in the manner specified by the ADS Depositary, the ADS Depositary will endeavor to vote (or to cause the vote of) (in person or by proxy), in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company and the provisions of the Shares, the Shares represented by ADSs at the extraordinary general meeting in accordance with the voting instructions timely received (or deemed received) from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Shares represented by ADSs and it will not vote any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation and delivery of the corresponding Shares and become registered in the Company’s register of members as holders of Shares prior to the close of business in the New York City on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on February 5, 2024 together with (a) delivery instructions for

v

the corresponding Shares (name and address of person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled pursuant to the terms of the deposit agreement, dated as of June 18, 2020, by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder (the “Deposit Agreement”)), which will not be borne by the Company, and any applicable taxes, and (c) a certification that you either (i) beneficially owned the ADS as of the ADS Record Date and have not given, and will not give, voting instructions as to your ADSs (or have cancelled all voting instructions previously given) or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not beneficially own the relevant ADSs as of the ADS Record Date and undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, or other intermediary to find out what actions you need to take to instruct the broker, or other intermediary, to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hong Kong and Shanghai Banking Corporation Limited., Hong Kong branch, the custodian holding the Shares, to deliver, or cause the delivery of, the Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. If the Merger is not consummated, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NASDAQ. Shares are not listed and cannot be traded on any stock exchange other than NASDAQ, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not consummated and you wish to be able to sell your Shares on a stock exchange, you will need to deposit your Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$0.05 per ADS issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Shareholders who dissent from the Merger will have the right to seek appraisal and payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger takes effect, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and comply with all subsequent procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of your Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON FEBRUARY 13, 2024 TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE

EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs ($0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.
If you have any questions or need assistance voting your Shares or ADSs, please contact our Investor Relations Department by email at ir@genetronhealth.com. ADS holders who have any questions should contact the ADS Depositary using the contact details provided on the ADS Voting Instruction Card. ADS holders who hold ADSs indirectly should contact their bank, broker, financial institution or administrator through which such ADSs are held.
Thank you for your cooperation and continued support.
Sincerely,	Sincerely,
/s/ Wing Kee Lau Wing Kee Lau Chairman of the Special Committee	/s/ Sizhen Wang Sizhen Wang Chairman of the Board
The accompanying proxy statement is dated January 17, 2024, and is first being mailed to the Company’s shareholders and ADS holders on or about February 2, 2024.

GENETRON HOLDINGS LIMITED
NOTICE OF EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON FEBRUARY 21, 2024
Dear Shareholder:
Notice is hereby given that an extraordinary general meeting of the shareholders of Genetron Holdings Limited (referred to herein alternately as the “Company”, “us”, “we” or other terms correlative thereto) will be held on February 21, 2024 at 9:00 a.m. (Beijing time) at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China.
Only registered holders of ordinary shares of the Company, par value US$0.00002 per share (each, a “Share”), as of 5 p.m. New York City time on February 9, 2024 (the “Share Record Date”) or their proxy holders are entitled to attend and vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:
•
as special resolutions:

THAT the Agreement and Plan of Merger, dated as of October 11, 2023 (the “Merger Agreement”), among the Company, New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being substantially in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”) including (i) the Merger, (ii) the variation of the authorized share capital of the Company from US$50,000 divided into 2,500,000,000 ordinary shares of a par value of US$0.00002 per share to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, at the Effective Time (the “Variation of Capital”), and (iii) the amendment and restatement of the existing memorandum and articles of association of the Company by deletion in their entirety and the substitution in their place of the new memorandum and articles of association effective at the effective time of the Merger (the “Effective Time”), in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), be approved and authorized by the Company;
THAT each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company’s shareholders will be available at its principal executive offices at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.
Pursuant to the rollover and support agreement (the “Support Agreement”) entered into on October 11, 2023, each of Mr. Sizhen Wang (“Mr. Wang”), Tianjin Kangyue Business Management Partnership (Limited

Partnership) (“Tianjin Kangyue”), CICC Healthcare Investment Fund, L.P. (“CICC Healthcare Investment”), FHP Holdings Limited, Hai Yan, Genetron Voyage Holdings Limited, Genetron United Holdings Limited, Eugene Health Limited, IN Healthcare Limited, EASY BENEFIT INVESTMENT LIMITED, Tianjin Yuanjufu Business Management Partnership (Limited Partnership), EASY BEST INVESTMENT LIMITED, Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership), Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership), Genetron Alliance Holdings Limited, Genetron Discovery Holdings Limited, Vivo Capital Fund IX, L.P., Alexandria Venture Investments, LLC, Tianjin Tianshu Xingfu Corporation Management L.P., Eminence Legend Consultancy (HK) Limited, Ke Li, Xiao Yu Lu, Zuo Xiang, Peng Pamela Yan, Hong Chen, Jiayin Zhang, Genetron Health (Hong Kong) Company Limited, SUPER SAIL, LLC, Wei-Wu He, Huiying Memorial Foundation, WEALTH FAITH INVESTMENT LTD., Qijing Li, Xiao Fan Wang, Jing Zhu, Kensington Trust Singapore Limited ato IS&P (First Names Singapore) Retirement Fund — FN45, Kevin Ying Hong and EVER PRECISE INVESTMENTS LIMITED (collectively, the “Rollover Shareholders”) will vote all of 277,149,985 Shares (including Share represented by ADSs) held by the Rollover Shareholders as of October 11, 2023 (collectively, the “Rollover Shares”) and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
After careful consideration and upon the unanimous recommendation of the Special Committee, the Board (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of Merger is fair to and in the best interests of the Company and its shareholders and ADS holders, other than shareholders and ADS holders who are affiliates of the Company and the holders of Excluded Shares (as defined in the Merger Agreement) (such unaffiliated shareholders and ADS holders are referred to herein as the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the limited guarantees by Tianjin Kangyue, CICC Healthcare Investment, Surrich International Company Limited, Wuxi Huihongyingkang Investment Partnership (Limited Partnership), CCB (Beijing) Investment Fund Management Co., Ltd. and Wealth Strategy Holding Limited (the “Sponsors”) in favor of the Company or one of its wholly-owned subsidiaries pursuant to which the Sponsors will guarantee certain payment obligations of Parent under the Merger Agreement (the “Limited Guarantees”) and to consummate the Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger, the Limited Guarantees and the consummation of the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to a vote of the shareholders of the Company for authorization and approval. After careful consideration and upon the unanimous recommendation of the Special Committee composed solely of directors unaffiliated to any member of the management of the Company or any other participant of the Transactions, the Board recommends that you vote FOR the proposal to authorize and approve the execution, delivery and performance of the Merger Agreement the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital, and upon the Merger becoming effective, the Adoption of Amended M&A, FOR the proposal to authorize each director of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, the Variation of Capital, and upon the Merger becoming effective, the Adoption of Amended M&A, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”)) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) expected to be issued and outstanding on February 9, 2024, the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”), 32,485,495 Shares owned by the shareholders of the Company other than the Rollover Shares as of the Share Record Date and ADS holders must be voted in favor of the execution of the Merger Agreement and the Plan of Merger, and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolutions. To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
Regardless of whether you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. To be valid, your proxy card must be completed, signed, scanned and returned to the Company’s offices (to the attention of: Investor Relations Department) at ir@genetronhealth.com, no later than February 19, 2024 at 9:00 a.m. (Beijing Time). The proxy card is the “instrument of proxy” and the “instrument appointing a proxy” as referred to in the Company’s articles of association. Rollover Shareholders who are registered shareholders of the Company have the right to demand poll voting at the meeting, and will exercise such right during the meeting. Accordingly, the voting is expected to take place by poll voting. The effect of poll voting is that the number of votes each holder has will depend on the number of Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Each registered holder of Shares has one vote for each Share held as of 5 p.m. New York City time on the Share Record Date. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.
When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of such shareholders. If

x

no specific instructions are given by such shareholders, such Shares will be voted “FOR” the proposals as described above, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.
If you own ADSs as of the close of business in New York City on January 22, 2024 (the “ADS Record Date”) (and do not surrender such ADSs for cancellation and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may give voting instructions to The Bank of New York Mellon, (the “ADS Depositary”) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs), in its capacity as the ADS Depositary and the holder of the Shares underlying your ADSs, how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive your instructions no later than 12:00 p.m. (New York City time) on February 14, 2024 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other securities account, you must rely on the procedures of the broker, bank or other securities intermediary through which you hold your ADSs if you wish to vote. Your broker or other securities intermediary should inform you as the cutoff date and time for giving voting instructions.
Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you surrender your ADSs to the ADS Depositary for cancellation and become a registered holder of the Shares underlying your ADSs prior to the close of business in the New York on February 9, 2024, the Share Record Date. If you wish to surrender your ADSs to the ADS Depositary for cancellation for the purpose of voting Shares directly, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before the close of business in New York City on February 5, 2024 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled), which will not be borne by the Company, and any applicable taxes, and (c) a certification that you either (i) beneficially owned the ADS as of the ADS Record Date and have not given, and will not give, voting instructions as to your ADSs (or have cancelled all voting instructions previously given) or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not beneficially own the relevant ADSs as of the ADS Record Date and undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, bank or other securities intermediary to find out what actions you need to take to instruct the broker, bank or other securities intermediary to surrender the ADSs for cancellation on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hong Kong and Shanghai Banking Corporation Limited., Hong Kong branch, the custodian holding the Shares, to deliver, or cause the delivery of, the Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. It is difficult to predict how long the steps described above may take. ADS holders that wish to surrender the ADSs for cancellation to become registered holders of Shares are advised to take action as soon as possible.
Shareholders who dissent from the Merger in accordance with the Cayman Islands Companies Act will have the right to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of their Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON FEBRUARY 13, 2024 TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
If you have any questions or need assistance voting your Shares, please contact our Investor Relations Department by email at ir@genetronhealth.com.
The Merger Agreement, the Plan of Merger and the Transactions are described in the accompanying proxy statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A and Annex B, respectively, to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.
Notes:

1.
In the case of joint holders, any one of such joint holder may vote, either in person or by proxy (or in the case of corporations, by their duly authorized representatives), in respect of such share as if he, she or it were solely entitled thereto, but if more than one of such joint holders be present at the extraordinary general meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holders.

2.
The instrument appointing a proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorized to sign the same.

3.
A proxy need not be a member (registered shareholder) of the Company.

4.
The proxy card must be deposited in the manner set out in the notice of the extraordinary general meeting. A proxy card that is not deposited in the manner permitted will be invalid.

5.
Votes given in accordance with the terms of a proxy card will be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at ir@genetronhealth.com, Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Sizhen Wang

Sizhen Wang

PROXY STATEMENT
Dated January 17, 2024
SUMMARY VOTING INSTRUCTIONS
Ensure that your shares of Genetron Holdings Limited can be voted at the extraordinary general meeting by submitting your proxy or contacting your broker, bank or other nominee.
If your shares are registered in the name of a broker, bank or other nominee:   check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the extraordinary general meeting.
If your shares are registered in your name:   submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your shares can be voted at the extraordinary general meeting in accordance with your instructions.
If you submit your signed proxy card without indicating how you wish to vote, the shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.
If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact our Investor Relations Department at ir@genetronhealth.com.

SUMMARY TERM SHEET
This “Summary Term Sheet” and the “Questions and Answers About the Extraordinary General Meeting and the Merger” highlight selected information contained in this proxy statement regarding the Merger (as defined below) and may not contain all of the information that may be important to your consideration of the Merger and other transactions contemplated by the Merger Agreement (as defined below) and the Plan of Merger (as defined below). You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 104. In this proxy statement, the terms “the Company”, “us”, “we” or other terms correlative thereto refer to Genetron Holdings Limited. All references to “dollars”, “US$” and “$” in this proxy statement are to U.S. dollars. All references to “PRC” and “China” are to the People’s Republic of China.
The Parties Involved in the Merger
The Company
The Company is a leading precision oncology platform company in China that specializes in cancer molecular profiling and harnesses advanced technologies in molecular biology and data science to transform cancer treatment. The Company has developed a comprehensive oncology portfolio that covers the entire spectrum of cancer management, addressing needs and challenges from early screening, diagnosis and treatment recommendations, as well as continuous disease monitoring and care. Genetron Health also partners with global biopharmaceutical companies and offers customized services and products. The Company’s principal executive offices are located at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, the People’s Republic of China. The Company’s telephone number at this address is (86) 10 5090-7500. The Company’s registered office is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.
For a description of the Company’s history, development, business, and organizational structure, please see the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 12, 2023 (the “2022 Form 20-F”), which is incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 104 for a description of how to obtain a copy of the Company’s 2022 Form 20-F.
The Company is the issuer of ordinary shares, par value US$0.00002 per share (each, a “Share”), including the Shares represented by American depositary shares, each representing fifteen (15) Shares (each, an “ADS”).
Parent
New Genetron Holding Limited (“Parent”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and an indirectly wholly-owned subsidiary of Mr. Wang, was formed for the purpose of arranging, entering into and completing the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Transactions”). Parent does not currently hold any Shares (including Shares represented by ADSs) of the Company. The business address of Parent is the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands. The telephone number of Parent is (86) 10 5090-7500.
Merger Sub
Genetron New Co Limited (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent, was formed for the purpose of arranging, entering into and completing the Transactions. Merger Sub does not currently hold any Shares (including Shares represented by ADSs) of the Company. The business address of Merger Sub is the offices of

ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands. The telephone number of Merger Sub is (86) 10 5090-7500.
Mr. Sizhen Wang
Mr. Sizhen Wang (“Mr. Wang”) is the chairman of the board of directors (the “Board”) and chief executive officer of the Company. Mr. Wang is a citizen of China. The business address of Mr. Wang is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. His business telephone number is (86) 10 5090-7500.
Tianjin Kangyue Business Management Partnership (Limited Partnership)
Tianjin Kangyue Business Management Partnership (Limited Partnership) (“Tianjin Kangyue”) is a partnership established in the People’s Republic of China. Its principal business is business management and it serves as a special purpose vehicle of CICC Kangrui to hold shares in the Company. The business address of Tianjin Kangyue is located at 113, Tower 2, Guotai Building, Yingbin Avenue (Ease Side), Tianjin Pilot Free Trade Zone (Central Business District), Tianjin, the People’s Republic of China. The telephone number of Tianjin Kangyue is (86) 10 6505-1166.
CICC Kangrui (No.1) Ningbo Equity Investment Fund Partnership (Limited Partnership)
CICC Kangrui (No.1) Ningbo Equity Investment Fund Partnership (Limited Partnership) (“CICC Kangrui”) is a partnership established in the People’s Republic of China. Its principal business is private equity investment. The business address of CICC Kangrui is located at Section A C0866, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang, the People’s Republic of China. The telephone number of CICC Kangrui is (86) 10 6505-1166.
CICC Healthcare Investment Fund, L.P.
CICC Healthcare Investment Fund, L.P. (“CICC Healthcare Investment,” together with Tianjin Kangyue and CICC Kangrui, collectively, “CICC”) is an entity incorporated in the Cayman Islands. Its principal business is investment holding. The registered address of CICC Healthcare Investment is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The telephone number of CICC Healthcare Investment is (86) 10 6505-1166.
Surrich International Company Limited
Surrich International Company Limited (“Wuxi Capital”) is a company incorporated under the laws of the Hong Kong SAR, the People’s Republic of China. Wuxi Capital does not currently hold any Shares of the Company. Its principal business is making investment. The business address of Wuxi Capital is located at 1901-02, Shui On Centre, 6-8 Harbour Road, Wan Chai, Hong Kong SAR, the People’s Republic of China. The telephone number at this address is (852) 28611161.
Wuxi Huihongyingkang Investment Partnership (Limited Partnership)
Wuxi Huihongyingkang Investment Partnership (Limited Partnership) (“Wuxi Huihongyingkang”) is a limited partnership organized under the laws of the People’s Republic of China. Wuxi Huihongyingkang does not currently hold any Shares of the Company. Its principal business is making investment. Wuxi Huihongyingkang is controlled by Wuxi Huizhisheng (as defined below). The business address of Wuxi Huihongyingkang is located at Room 1918-3 North, No. 5 Zhihui Road, Huishan Economic Development Zone, Wuxi City, Jiangsu Province, the People’s Republic of China. The telephone number of Wuxi Huihongyingkang is (86) 15251531315.
Wuxi Huizhisheng Enterprise Management Partnership (Limited Partnership)
Wuxi Huizhisheng Enterprise Management Partnership (Limited Partnership) (“Wuxi Huizhisheng,” together with Wuxi Huihongyingkang, collectively, “Wuxi Huishan Capital”) is a limited partnership organized under the laws of the People’s Republic of China. Wuxi Huizhisheng does not currently hold any Shares of the Company. Its principal business is making investment. The general partner of Wuxi Huizhisheng is Mr. Yi Zhou. The business address of Wuxi Huizhisheng is located at Room 1802-5 North, No. 5 Zhihui Road, Huishan Economic Development Zone, Wuxi City, Jiangsu Province, the People’s Republic of China. The telephone number of Wuxi Huizhisheng is (86) 15251531315.
CCB (Beijing) Investment Fund Management Co., Ltd.
CCB (Beijing) Investment Fund Management Co., Ltd. (“CCB Investment”) is a limited liability company incorporated under the laws of the People’s Republic of China. CCB Investment does not currently hold any Shares of the Company. Its principal business is making investment. CCB Investment is wholly owned by CCB Trust (as defined below). The business address of CCB Investment is located at 3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China. The telephone number at this address is (86) 10 8314 2483.
CCB Trust Co., Ltd.
CCB Trust Co., Ltd. (“CCB Trust”, together with CCB Investment, collectively, “CCB”) is a limited liability company incorporated under the laws of the People’s Republic of China. CCB Trust does not currently hold any Shares of the Company. Its principal business is making investment. The business address of CCB Trust is located at Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China. The telephone number at this address is (86) 0551 6529 5516.
Wealth Strategy Group Limited
Wealth Strategy Group Limited (“Wealth Strategy Group”) is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Mr. Hung Ka Kung. Its principal business is making investment. The business address of Wealth Strategy Group is located at 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China. The telephone number of Wealth Strategy Group is (+852) 3651-7155.
Wealth Strategy Holding Limited
Wealth Strategy Holding Limited (“Wealth Strategy Holding,” and together with Wealth Strategy Group, “Wealth Strategy”) is a company incorporated under the laws of the Hong Kong SAR, the People’s Republic of China and wholly owned by Wealth Strategy Group. Wealth Strategy Holding does not currently hold any Shares of the Company. Its principal business is making investment. The business address of Wealth Strategy Holding is located at 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China. The telephone number of Wealth Strategy Holding is (+852) 3651-7155.
Easy Benefit Investment Limited
Easy Benefit Investment Limited (“Easy Benefit”) is a company incorporated under the laws of the British Virgin Islands and wholly owned by Wealth Strategy Group. Its principal business is making investment. The business address of Easy Benefit is located at 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China. The telephone number of Easy Benefit is (+852) 3651-7155.
Easy Best Investment Limited
Easy Best Investment Limited (“Easy Best,” together with Easy Benefit, collectively, “WSG Entities”) is a company incorporated under the laws of the British Virgin Islands and wholly owned by Wealth Strategy Group. Its principal business is making investment. The business address of Easy Best is located at 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China. The telephone number of Easy Best is (+852) 3651-7155.
Mr. Hung Ka Kung
Mr. Hung Ka Kung (“Mr. Kung”) is a director and the shareholder of Wealth Strategy Group. Mr. Kung is a citizen of Hong Kong SAR, the People’s Republic of China. The business address of Mr. Kung is located at 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China. His business telephone number is (+852) 3651-7155.
Dr. Hai Yan
Dr. Hai Yan (“Dr. Yan”) is the chief scientific officer and a director of the Company. Dr. Yan is a citizen of the United States. The business address of Dr. Yan is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. His business telephone number is (86) 10 5090-7500.
Dr. Yuchen Jiao
Dr. Yuchen Jiao (“Dr. Jiao”) is the chief technology officer of the Company. Dr. Jiao is a citizen of China. The business address of Dr. Jiao is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. His business telephone number is (86) 10 5090-7500.
Mr. Evan Ce Xu
Mr. Evan Ce Xu (“Mr. Xu”) is the chief financial officer of the Company. Mr. Xu is a citizen of Hong Kong SAR, the People’s Republic of China. The business address of Mr. Xu is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. His business telephone number is (86) 10 5090-7500.
Dr. Yun-Fu Hu
Dr. Yun-Fu Hu (“Dr. Hu”) is the chief medical officer of the Company. Dr. Hu is a citizen of the United States. The business address of Dr. Hu is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. His business telephone number is (86) 10 5090-7500.
Ms. Fengling Zhang
Ms. Fengling Zhang (“Ms. Zhang”) is the vice present of the Company. Ms. Zhang is a citizen of China. The business address of Ms. Zhang is 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China. Her business telephone number is (86) 10 5090-7500.
FHP Holdings Limited
FHP Holdings Limited (“FHP Holdings”) is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Mr. Wang. Its principal business is making equity investment. The business address of FHP Holdings is located at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. Its business telephone number is (86) 10 5090-7500.
SUPER SAIL, LLC
SUPER SAIL, LLC (“Super Sail”) is a limited liability company incorporated under the laws of the state of Delaware, U.S. and wholly owned by Alliance Trust Company, Trustee of Super E Growth Trust, of which Mr. Wang is the settlor. Its principal business is making equity investment. The business address of Super Sail is located at 251 Little Falls Drive, Wilmington Delaware 19808, U.S. Its business telephone number is (86) 10 5090-7500.
Genetron Discovery Holdings Limited
Genetron Discovery Holdings Limited (“Genetron Discovery”) is a company incorporated under the laws of the British Virgin Islands of which Mr. Wang owns 50.8% equity interests. Its principal business is equity investment holding on behalf of management members of the Company. The business address of Genetron Discovery is located at Harneys Corporate Services Limited, Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. Its business telephone number is (86) 10 5090-7500.

Genetron Alliance Holdings Limited
Genetron Alliance Holdings Limited (“Genetron Alliance”) is a company incorporated under the laws of the British Virgin Islands. Its principal business is equity investment holding on behalf of management members of the Company. The business address of Genetron Alliance is located at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. Its business telephone number is (86) 10 5090-7500.
Eugene Health Limited
Eugene Health Limited (“Eugene Health”) is a company incorporated under the laws of the British Virgin Islands and is wholly owned by Dr. Jiao. Its principal business is making equity investment. The registered address of Eugene Health is at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. Its business telephone number is (86) 10 5090-7500.
During the last five years, none of the persons referred to above under the heading “The Parties Involved in the Merger”, and their directors and executive officers as listed in Annex E of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Throughout this proxy statement, (i) Mr. Wang, Parent, Merger Sub, CICC, Wuxi Capital, Wuxi Huishan Capital, CCB, Wealth Strategy and Mr. Kung are collectively referred to herein as the “Buyer Group”, (ii) Tianjin Kangyue, CICC Healthcare Investment, Wuxi Capital, Wuxi Huihongyingkang, CCB Investment and Wealth Strategy Holding are collectively referred to herein as the “Sponsors”, (iii) Dr. Yan, Dr. Jiao, Mr. Xu, Dr. Hu and Ms. Zhang are collectively referred to herein as the “Management Filing Persons”, and (iv) FHP Holdings, Super Sail, Genetron Discovery, Genetron Alliance and Eugene Health are collectively referred to herein as the “Management Holding Entities.” Each of the members of the Buyer Group, WSG Entities, Management Filing Persons and Management Holding Entities is referred to herein as a “Participant”, and collectively, “Participants.”
The Merger (Page 74)
You are being asked to vote to authorize and approve the Agreement and Plan of Merger dated as of October 11, 2023 among the Company, Parent and Merger Sub (the “Merger Agreement”), and the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”), in connection with the Merger (the “Plan of Merger”), pursuant to which, once the Merger Agreement and the Plan of Merger are approved and authorized by the requisite vote of the shareholders of the Company and the other conditions to the completion of the transactions contemplated by the Merger Agreement and the Plan of Merger are satisfied or waived in accordance with the terms of the Merger Agreement and the Plan of Merger, Merger Sub will be merged with and into the Company and cease to exist (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”).
The Surviving Company will be wholly owned by Parent, and will continue to do business under the name “Genetron Holdings Limited” following the Merger. Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the Merger.
Merger Consideration (Page 74)
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share of the Company, issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares (as defined below) and Dissenting Shares (as defined below) will be cancelled in exchange for the right to receive US$0.272 in cash per Share without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”) and each ADS issued and outstanding immediately prior to the

Effective Time, other than ADSs representing the Excluded Shares, if any, will represent the right to receive US$4.08 in cash per ADS, without interest and net of any applicable withholding taxes (already adjusted to reflect the change to ADS ratio, the “Per ADS Merger Consideration”). Notwithstanding the foregoing, if the Merger is completed, the following shares will be cancelled and cease to exist at the Effective Time but will not entitle the holders thereof to receive the consideration described in the immediately preceding sentence:
(a)
(i) 277,149,985 Shares (including Shares represented by ADSs) beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by (x) Mr. Wang, Tianjin Kangyue and CICC Healthcare Investment, and (y) FHP Holdings, Dr. Yan, Genetron Voyage Holdings Limited, Genetron United Holdings Limited, Eugene Health, IN Healthcare Limited, EASY BENEFIT, Tianjin Yuanjufu Business Management Partnership (Limited Partnership), EASY BEST, Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership), Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership), Genetron Alliance, Genetron Discovery, Vivo Capital Fund IX, L.P., Alexandria Venture Investments, LLC, Tianjin Tianshu Xingfu Corporation Management L.P., Eminence Legend Consultancy (HK) Limited, Ke Li, Xiao Yu Lu, Zuo Xiang, Peng Pamela Yan, Hong Chen, Jiayin Zhang, Genetron Health (Hong Kong) Company Limited, SUPER SAIL, Wei-Wu He, Huiying Memorial Foundation, WEALTH FAITH INVESTMENT LTD., Qijing Li, Xiao Fan Wang, Jing Zhu, Kensington Trust Singapore Limited ato IS&P (First Names Singapore) Retirement Fund — FN45, Kevin Ying Hong and EVER PRECISE INVESTMENTS LIMITED (collectively, the “Other Rollover Shareholders”, and together with Mr. Wang, Tianjin Kangyue and CICC Healthcare Investment, the “Rollover Shareholders”) as of October 11, 2023 (collectively, the “Rollover Shares”), (ii) Shares (including Shares represented by ADSs) held by Parent, Merger Sub and any of their respective affiliates, (iii) Shares (including Shares represented by ADSs) held by the Company or any subsidiary of the Company or held in the Company’s treasury, and (iv) 9,912,500 Shares (including Shares represented by ADSs) recorded under the name of the Bank of New York Mellon as a member in the register of members of the Company and reserved for issuance and allocation pursuant to 2019 Genetron Health Share Incentive Plan and 2019 Genetron Health Share Incentive Scheme (collectively, the “Company Share Plans”), in each case for (ii), (iii) and (iv), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (collectively, the “Excluded Shares”); and

(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act.

Treatment of Company Share Awards (Page 75)
At the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option (as defined below) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU (each as defined below) that is then outstanding, whether or not vested, as described below.
At the Effective Time, each holder of an option (each, a “Company Option”) to purchase Shares granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option; (ii) each holder of a Company restricted share unit (each, a “Company RSU”) granted under the Company Share Plans that remains outstanding at the Effective

Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU; and (iii) each holder of a Company restricted share (each, a “Company Restricted Share”) granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
Purposes and Effects of the Merger (Page 46)
The purpose of the Merger is to enable Parent to acquire 100% ownership and control of the Company in a transaction in which the Company’s shareholders and ADS holders, other than holders of the Excluded Shares and Dissenting Shares, will be cashed out in exchange for the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, so that Parent will bear the rewards and risks of the ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. See “Special Factors — Purposes of and Reasons for the Merger” beginning on page 46 for additional information.
The ADSs are currently listed on The Nasdaq Global Market (“NASDAQ”) under the symbol “GTH”. Following the consummation of the Merger, the Company will cease to be a publicly traded company and will be a privately held company wholly owned by Parent. Following the completion of the Merger, the ADSs will no longer be listed on any securities exchange or quotation system, including NASDAQ. See “Special Factors — Effects of the Merger on the Company” beginning on page 47 for additional information.
Plans for the Company after the Merger (Page 50)
The Participants anticipate that, after the Effective Time, the Company’s operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.
Following the completion of the Merger and the anticipated deregistration of the Shares and the ADSs, the Company will no longer be subject to the reporting requirements of the Exchange Act, or the compliance and reporting requirements of NASDAQ and the related direct and indirect costs and expenses.
Position of Participants as to the Fairness of the Merger (Page 32)
Each Participant believes that the Merger is fair, both substantively and procedurally, to the shareholders and ADS holders of the Company, other than shareholders and ADS holders who are affiliates of the Company and the holders of Excluded Shares (such unaffiliated shareholders and ADS holders are referred to herein as the “Unaffiliated Security Holders”). The Participants’ belief is based upon the factors discussed under the section entitled “Special Factors — Position of Participants as to the Fairness of the Merger” beginning on page 32.
Each Participant is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13E-3 and related rules under the Exchange Act. The views of each Participant as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company as to how that shareholder should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions.
Financing of the Merger (Page 51)
The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and the related transactions, excluding payment of fees and expenses in connection with the Merger, is anticipated to be approximately US$50.9 million, assuming no exercise of dissenters’ rights by shareholders of the Company. In calculating this amount, the Company and the Buyer Group did not consider the value of the Excluded Shares which will be cancelled for no cash consideration in the Merger.
The Buyer Group expects this amount to be provided through cash contribution by the Sponsors, in accordance with certain equity commitment letters entered into by Parent with the Sponsors dated October 11, 2023 (each an “Equity Commitment Letter”, and collectively, “Equity Commitment Letters”), pursuant to which the Sponsors have agreed, subject to the terms and conditions thereof, to provide or procure the provision of the financing amounts specified therein for the purpose of financing the Merger consideration. See “Special Factors — Financing of the Merger” beginning on page 51 for additional information.
Support Agreement (Page 53)
Concurrently with the execution of the Merger Agreement, the Rollover Shareholders and Parent entered into a rollover and support agreement (the “Support Agreement”), pursuant to which the Rollover Shareholders have agreed that (i) the Rollover Shares will be cancelled for no cash consideration in exchange for the newly issued ordinary shares of Parent as set forth in the Support Agreement, and (ii) the Rollover Shareholders will vote the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date hereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, in each case, upon the terms and conditions set forth therein. See “Special Factors — Support Agreement” beginning on page 53 for additional information.
Limited Guarantees (Page 52)
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors executed and delivered a limited guarantee in favor of the Company or a wholly-owned subsidiary of the Company (each a “Limited Guarantee” and collectively, “Limited Guarantees”), pursuant to which such Sponsor agrees to guarantee the payment obligations of Parent under the Merger Agreement for the Parent Termination Fee and certain cost and expenses that, in each case, may become payable to the Company by Parent under certain circumstances and subject to the terms and conditions as set forth in the Merger Agreement. See “Special Factors — Limited Guarantee” beginning on page 52 for additional information.
Interim Investor Agreement (Page 53)
Concurrently with the execution and delivery of the Merger Agreement, Mr. Wang, the Sponsors, Parent and Merger Sub entered into an interim investor agreement (the “Interim Investor Agreement”), pursuant to which the parties thereto agreed to certain terms and conditions that will govern the actions of such parties and the relationship among such parties with respect to the Merger. See “Special Factors — Interim Investor Agreement” beginning on page 53 for additional information.
Opinion of the Special Committee’s Financial Advisor (Page 37)
Pursuant to an engagement letter dated September 2, 2022 (as amended by the addendum dated December 9, 2022 and the addendum dated October 5, 2023, the “D&P Engagement Letter”), the Special Committee engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as its independent financial advisor and to provide a fairness opinion in connection with the Merger. On October 11, 2023, Duff & Phelps rendered its oral opinion (which was subsequently confirmed in writing by the delivery of Duff & Phelps’ written opinion, dated as of October 11, 2023, addressed to the Special Committee) to the Special Committee, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Duff & Phelps as set forth in its opinion, the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger, were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in their capacity as holders of Shares or ADSs).
The opinion of Duff & Phelps was addressed to the Special Committee and only addressed the fairness from a financial point of view of the Per Share Merger Consideration to be received by holders of Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger, and does not address any other aspect or implication of the Merger. The summary of the opinion of Duff & Phelps in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Duff & Phelps in preparing its opinion. We encourage holders of Shares and ADSs to read carefully the full text of the written opinion of Duff & Phelps. However, the opinion of Duff & Phelps, the summary of the opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to any shareholder or holder of ADSs, of the Company as to how to act or vote with respect to the Merger or any other matter.
See “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 37 for additional information.
Interests of the Company’s Executive Officers and Directors in the Merger (Page 55)
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
•
the beneficial ownership of equity interests in Parent by Mr. Wang and other Management Filing Persons as a result of the Merger (if approved and consummated);

•
the potential enhancement or decline of the share value of the Surviving Company, of which Mr. Wang and other Management Filing Persons will have beneficial ownership as a result of the completion of the Merger, and future performance of the Surviving Company;

•
continued indemnification rights which will continue to be provided to the existing directors and officers of the Company following the completion of the Merger; and

•
the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

As of the date of this proxy statement, the directors and executive officers of the Company hold an aggregate of 136,662,925 Shares, 5,995,105 Company Options or Company Restricted Share that are vested or will be vested within 60 days after the date of this proxy statement.
The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See “Special Factors — Interests of Certain Persons in the Merger” beginning on page 55 for additional information.
Conditions to the Merger (Page 87)
The consummation of the Merger is subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:
•
the Merger Agreement, the Plan of Merger and the Transactions being authorized and approved by the affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the voting power of the Shares present and voting in person or by proxy as a single class at the shareholders meeting or any adjournment or postponement thereof (the “Requisite Company Vote”); and
•
no governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order, whether temporary, preliminary or permanent, which is then in effect or is pending or threatened, that has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Merger; and

•
all requisite regulatory approvals shall have been obtained and be in full force and effect.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of the Company in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing of the Merger, subject to certain qualifications;

•
the Company having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date of the Merger;

•
the holders of 15% or less of the Shares shall have validly served an initial written objection to the Merger under Section 238(2) of the Cayman Islands Companies Act; provided, that, in the event that the holders of more than 15% of the Shares have validly served an initial written objection under Section 238(2) of the Cayman Islands Companies Act, this condition shall nevertheless be deemed satisfied if the holders of 15% or less of the Shares shall have then validly served a further written notice of dissent as required by Section 238(5) of the Cayman Islands Companies Act;

•
there not having been any Company Material Adverse Effect (as defined below) since the date of the Merger Agreement that is continuing; and

•
the Company having delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions above.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing of the Merger, subject to certain qualifications;

•
Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by each of them on or prior to the closing date of the Merger; and

•
Parent having delivered to the Company a certificate, dated the closing date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions above.

Termination of the Merger Agreement (Page 88)
The Merger Agreement may be terminated at any time prior to Effective Time (if by the Company, acting at the direction of the Special Committee):
(a)
by mutual written consent of Parent and the Company;

(b)
by either Parent or the Company, if:

•
the Effective Time having not occurred on or before October 11, 2024 or such later date as extended pursuant to the Merger Agreement (the “Long Stop Date”);

•
any governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any final and non-appealable law or order, or taken any other final and non-appealable action, which has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; or

•
the Requisite Company Vote having not been obtained at the Shareholders Meeting (as defined below) duly convened therefor and concluded or at any adjournment thereof,

in each case, provided that, this termination right is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been a primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied;
(c)
by the Company, upon:

•
a Parent Breach Termination Event;

•
a Parent Failure to Close Termination Event;

•
a Superior Proposal Termination Event; or

•
an Intervening Event Termination Event;

(d)
by Parent, upon any Parent Termination Event,

each as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 88.
U.S. Federal Income Tax Consequences (Page 59)
The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. See “Special Factors — Certain U.S. Federal Income Tax Considerations” beginning on page 59. The tax consequences of the Merger to an owner of Shares or ADSs will depend upon its particular circumstances.
PRC Income Tax Consequences (Page 61)
The Company does not believe that it is a resident enterprise under the PRC Enterprise Income Tax Law or that the gains recognized on the receipt of cash for the Shares or ADS by non-PRC tax resident holders should otherwise be subject to PRC income tax. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise, then gains recognized on the receipt of cash for our Shares or ADS pursuant to the Merger by our shareholders or ADS holders who are not PRC residents could be treated as PRC-sourced income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any), and, even in the event that the Company is not considered a resident enterprise, gains recognized on the receipt of cash for Shares or ADS will be subject to PRC tax if the holders of such Shares or ADS are PRC residents. It is unclear whether in practice non-PRC tax resident holders of our Shares or ADS will be able to obtain the benefits of any applicable tax treaty relief if the Company is considered a resident enterprise for PRC tax purposes. The Company does not believe that the Merger is without reasonable commercial purpose for purposes of Bulletin 7 and Bulletin 37, and, as a result, the Company will not withhold any PRC tax under Bulletin 7 and Bulletin 37 from the Merger consideration to be paid to holders of Shares or ADS. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences. Please see “Special Factors — PRC Income Tax Consequences” beginning on page 61 for additional information.
Cayman Islands Tax Consequences (Page 63)
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Registrar of Companies in the Cayman Islands to register the Plan of Merger, the Variation of Capital, and the Adoption of Amended M&A, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.
Regulatory Matters (Page 58)
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NASDAQ, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) ODI Approvals (as defined below).
Litigation Related to the Merger (Page 58)
We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or the Transactions.
Accounting Treatment of the Merger (Page 58)
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND THE
MERGER
The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on February 21, 2024 at 9:00 a.m. (Beijing time) at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, the People’s Republic of China.

Q:
What am I being asked to vote on?

A:
You will be asked to consider and vote on the following proposals:

•
as a special resolution, that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including (i) the Merger, (ii) the variation of the authorized share capital of the Company from US$50,000 divided into 2,500,000,000 ordinary shares of a par value of US$0.00002 per share to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, at the Effective Time (the “Variation of Capital”), and (iii) the amendment and restatement of the existing memorandum and articles of association of the Company by deletion in their entirety and the substitution in their place of the new memorandum and articles of association effective at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), be authorized and approved;

•
as a special resolution, that each of the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and

•
if necessary, as an ordinary resolution, that the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
What is the Merger?

A:
The Merger is a going private transaction pursuant to which Parent will acquire the Company. Once the Merger Agreement and the Plan of Merger are approved and authorized by the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company and cease to exist, with the Company continuing as the Surviving Company after the Merger. If the Merger is consummated, the Company will continue its operations as a privately held company beneficially owned by Parent and, as a result of the Merger, the ADSs will no longer be listed on NASDAQ.

Q:
When do you expect the Merger to be completed?

A:
We are working toward consummating the Merger as soon as possible and currently expect the Merger to consummate during the first quarter of 2024, after all conditions to the Merger have been satisfied or waived.

Q:
How does the Board recommend that I vote on the proposals?

A:
After careful consideration, and upon the unanimous recommendation of the Special Committee, the Board recommends you to vote:

•
FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A;

•
FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and

•
FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
What vote of the Company’s shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:
An affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the voting power of the outstanding Shares present and voting (as opposed to total outstanding Shares) in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting of the Company or any adjournment thereof is required to authorize and approve the Merger Agreement and the Plan of Merger, and the consummation of the Transactions.

Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, which, as of October 11, 2023, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date of this proxy statement). To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
Q:
What vote of the Company’s shareholders is required to approve the proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
An affirmative vote of holders of Shares representing a majority of the votes cast by such holders entitled to vote, present and voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting is required.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name as of 5 p.m. New York City time on February 9, 2024 (the “Share Record Date”), you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the accompanying return envelope as soon as possible so that it is received by the Company no later than February 19, 2024 at 9:00 a.m. (Beijing Time), which is the deadline to lodge your proxy card for it to be valid, so that your Shares may be represented and voted at the extraordinary general meeting.

Alternatively, you can attend the extraordinary general meeting and vote in person. If your Shares are held by your broker, bank or other nominee, please see below for additional information.
Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on the ADS Record Date, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive such instructions no later than 12:00 p.m. (New York City time) on February 14, 2024 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold ADSs through a broker or other securities intermediary, you must follow the instructions you receive from that intermediary has to how to give instructions and the cutoff date and time by which those instructions must be received.
Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you surrender your ADSs for cancellation to the ADS Depositary and become a holder of the Shares underlying your ADSs prior to the close of business in the New York City on the Share Record Date.
Q:
If my Shares or ADSs are held in a brokerage, bank or other securities account, will my broker, bank or other securities intermediary vote my Shares or ADSs on my behalf?

A:
Your broker, bank or other securities intermediary will only vote your Shares or give voting instruction with respect to Shares underlying your ADSs on your behalf if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other securities intermediary regarding how to instruct it to vote your Shares or ADSs. If you do not instruct your broker, bank or other securities intermediary how to vote your Shares that it holds, those Shares or ADSs will not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to the ADS Depositary, your broker, bank, or other securities intermediary, your vote will not be counted.

Q:
May I change my vote?

A:
Yes. If you are a holder of Shares, you may change your vote in one of the following three ways:

•
First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China, Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting.

•
Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that it is received by the Company no later than February 19, 2024 at 9:00 a.m. (Beijing Time), which is the deadline to lodge your proxy card.

•
Third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 12:00 p.m. (New York City time) on February 14, 2024. A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
•
First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

•
Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your Shares or ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to vote your Shares or ADSs, you must follow directions received from the broker, bank or other securities intermediary to change your instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction or voting instruction card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Shares or ADRs, should I send in my Share certificates or my ADRs now?

A:
No, please do NOT send in your certificates or ADRs now. After the Merger is completed, holders of certificated Shares will be sent a form of letter of transmittal with detailed written instructions for exchanging your share certificates for the Per Share Merger Consideration. Similarly, after the Merger is completed, ADR holders will be sent a form of letter of transmittal with detailed written instructions for exchanging your ADRs for the Per ADS Merger Consideration.

All holders of uncertificated Shares and uncertificated ADSs whose Shares or ADSs are held in book entry will automatically receive their net Merger consideration shortly after the Merger is completed without any further action required on the part of such holders. If your ADSs are held in a securities account with a broker or other securities intermediary, your broker or other securities intermediary will credit the net Merger consideration to your account.
Q:
Am I entitled to dissenters’ rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to this proxy statement. The fair value of each of their Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS holders will not have the right to exercise dissenters’ rights and seek appraisal and payment of the fair value of the Shares underlying their ADSs. The ADS Depositary will not attempt to exercise any dissenters’ rights for and on behalf of the ADS holders with respect to any of the Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise dissenters’ rights must surrender their ADSs to the ADS Depositary for cancellation, pay the ADS Depositary’s fees required for the cancellation of their ADSs, provide instructions for the registration of the corresponding Shares in the Company’s register of members, and certify that they have not given, and will not give, voting instructions as to their ADS (or, alternatively, that they will not vote the corresponding Shares) before 10:00 a.m. (New York City time) on February 13, 2024, and become registered holders of Shares prior to the vote to authorize and approve the Merger is taken at the extraordinary general meeting. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Shares under Section 238 of the Cayman Islands Companies Act.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 93 as well as “Annex D — Cayman Islands Companies Act (As Revised) — Section 238” to this proxy statement carefully. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
No.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact our Investor Relations Department at ir@genetronhealth.com.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than ten days prior to the date of the extraordinary general meeting.

SPECIAL FACTORS
Background of the Merger
Most of the events leading to the execution of the Merger Agreement described in this Background of the Merger occurred primarily in the PRC and Hong Kong. Therefore, all dates and times referenced in this Background of the Merger refer to China Standard Time. Per ADS consideration referenced in this Background of the Merger refer to the original prices that are not adjusted or take into account the ADS Ratio Change (as defined below), which is effective on October 26, 2023.
The Board and senior management of the Company have periodically reviewed the Company’s long-term strategic plans with the goal of maximizing shareholder value. As part of this ongoing process, the Board and senior management of the Company also have periodically reviewed strategic alternatives that may be available to the Company with the objective of increasing shareholder value, including potential commercial and strategic business partnerships, acquisition transactions, new business lines, and capital market events.
In August 2022, Mr. Wang engaged Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to assist him in considering and evaluating possible strategic alternatives that may be available to the Company, including a “going-private transaction” involving the Company.
On August 21, 2022, the Company received from Mr. Wang a preliminary non-binding proposal letter (the “Proposal”) that proposed a “going-private” transaction to acquire all of the outstanding Shares of the Company, including Shares represented by ADSs, not already owned by him or his affiliates for US$0.272 per Share or US$1.36 per ADS in cash (the “Proposed Transaction”). The Proposal stated that the price set forth in the Proposal represented a premium of approximately 15% to the Company’s closing price on August 19, 2022 and a premium of approximately 21% to the Company’s average closing price during the 30 trading days preceding the Proposal. The Proposal also stated that Mr. Wang intended to fund the consideration payable in the Proposed Transaction with a combination of debt and equity capital contributions from Mr. Wang and third party sponsors.
On August 22, 2022, the Board held a telephonic meeting together with representatives of Davis Polk & Wardwell LLP (“Davis Polk”), U.S. legal counsel to the Company, and certain of the Company’s senior management members to discuss the Proposal. Representatives of Skadden were also invited to the meeting to assist Mr. Wang to answer questions from the Board regarding the Proposal. The Board discussed the formation of a special committee comprising solely of independent and disinterested directors (the “Special Committee”) to consider, review and evaluate the Proposal and resolved that two independent and disinterested directors, Mr. Wing Kee (Kelvin) Lau and Mr. Dian Kang, be appointed as members of the Special Committee. On the same day, the Company issued a press release announcing its receipt of the Proposal and the formation of the Special Committee to consider the Proposal.
In connection with establishing the Special Committee, the Board adopted resolutions granting to the Special Committee the power and authority to, among other things:(i) make such investigation of the Proposed Transaction and any matters relating thereto as the Special Committee, in its sole discretion, deems appropriate, (ii) evaluate the terms of the Proposed Transaction, (iii) discuss and negotiate the proposed terms of the Proposed Transaction, (iv) explore and pursue any alternatives to the Proposed Transaction as the Special Committee, in its sole discretion, deems appropriate, including maintaining the Company’s current status as a public company, a potential change of control transaction involving an alternative buyer, a strategic acquisition by the Company or any other alternative strategic transaction by the Company (any such alternative, an “Alternative Transaction”), and discuss and negotiate with any party to such Alternative Transaction and its representatives the proposed terms of such Alternative Transaction, (v) if and when appropriate as determined by the Special Committee in its sole discretion, negotiate definitive agreements with respect to the Proposed Transaction or any Alternative Transaction, (vi) report to the Board the recommendations and conclusions of the Special Committee with respect to the Proposed Transaction or any Alternative Transaction and any recommendation as to whether the final terms of the Proposed Transaction or any Alternative Transaction are fair to and in the best interests of the shareholders of the Company, including the unaffiliated shareholders, and should be approved or rejected by the Board and, if applicable, by the Company’s shareholders, and (vii) retain, in its sole discretion, and on terms and conditions acceptable to the Special Committee, such advisors, including legal counsel, financial advisors and other outside consultants, as the Special Committee in its sole discretion deems appropriate to assist the Special Committee in discharging its responsibilities.
Following its formation, the Special Committee interviewed law firms and financial advisory firms. After evaluating the candidates’ respective credentials, experience and independence to serve as legal and financial advisors, at the telephonic meeting held on August 27, 2022, the Special Committee determined to engage Davis Polk as its U.S. legal counsel and Kroll, LLC (operating through its Duff & Phelps Opinions Practice) (“Duff & Phelps”) as its independent financial advisor in connection with its review and evaluation of the Proposal. The Special Committee formally engaged Davis Polk and Duff & Phelps in such capacities on August 31, 2022 and September 2, 2022, respectively. The Company then issued a press release announcing the engagement of Davis Polk and Duff & Phelps by the Special Committee on September 2, 2022. Thereafter, the Special Committee also determined to obtain advice with respect to matters of Cayman Islands laws from Walkers (Hong Kong).
On August 30, 2022, the Special Committee held a telephonic meeting with representatives of Davis Polk to discuss certain preliminary matters regarding the Proposed Transaction. Among other things, the Special Committee approved a form of confidentiality agreement (the “Confidentiality Agreement”) to be entered into by Mr. Wang in furtherance of his and his financing sources’ due diligence review of the Company. Davis Polk sent the approved form of Confidentiality Agreement to Skadden on the same day.
Between August 30, 2022 and September 6, 2022, Davis Polk exchanged drafts of the Confidentiality Agreement with Skadden and discussed with the Special Committee the terms of the Confidentiality Agreement. On September 7, 2022, with the approval of the Special Committee, the Company entered into the Confidentiality Agreement with Mr. Wang. The Confidentiality Agreement contains customary provisions restricting Mr. Wang’s disclosure and use of any non-public information that may be received by him or his affiliates in connection with the Proposed Transaction and a 12-month “standstill” provision restricting Mr. Wang from acquiring additional securities of the Company without the Special Committee’s consent. The Confidentiality Agreement also provides that Mr. Wang is permitted to discuss the Proposed Transaction, and share related non-public information, with qualified equity financing sources approved by the Special Committee (each, a “Qualified Equity Financing Source”).
On September 5, 2022, an investment bank approached Davis Polk on behalf of its client, a genomic testing company based in United States (“Company A”), to express Company A’s interest in exploring a strategic collaboration with the Company. Company A did not indicate a concrete timetable or the nature of such collaboration, neither did Company A indicate whether the collaboration would be related to the potential going-private transaction of the Company.
On September 6, 2022, the Special Committee held a telephonic meeting with representatives of Davis Polk. After introducing the initial contact from Company A and Company A’s basic company information, representatives of Davis Polk discussed with the Special Committee at the meeting in respect of possible angles to assess the potential opportunity presented by Company A and proper routes for the Special Committee to react to it. After deliberation, the Special Committee instructed its advisors to further follow-up with Company A or its advisor to request additional details of the potential collaboration opportunity.
On September 7, 2022, the Special Committee held a telephonic meeting with representatives of Davis Polk and Duff & Phelps. During the course of the meeting, representatives of Davis Polk explained the Special Committee’s authority and fiduciary duties and provided an overview of the transaction process and the key issues in evaluating and negotiating the Proposed Transaction and possible Alternative Transactions. Representatives of Duff & Phelps then introduced to the Special Committee the process and indicative timeline for the Proposed Transaction, as well as Duff & Phelps’ financial due diligence and valuation analysis on the Company. The Special Committee instructed Duff & Phelps to assist the Company management in preparing the financial projections.
On October 26, 2022, Duff & Phelps sent the financial projections prepared by the Company management (the “October 2022 Projections”) to the Special Committee. The Special Committee then held a telephonic meeting with representatives of Davis Polk and Duff & Phelps on October 27, 2022 to discuss the October 2022 Projections. Representatives of Duff & Phelps walked through the key items and assumptions of such projections with the Special Committee and summarized the discussions between Duff & Phelps and the Company management and Duff & Phelps’ findings during the financial due diligence process. After discussion, the Special Committee instructed Duff & Phelps to have further discussions with the management of the Company and conduct additional analysis with respect to the October 2022 Projections. At the same meeting, representatives of Duff & Phelps also reported to the Special Committee that after further communications with Company A, Company A had clarified to Duff & Phelps that its intention was to collaborate with Mr. Wang in connection with the future operation of the Company giving consideration of the announced Proposed Transaction, and was therefore directed by Duff & Phelps to Mr. Wang. Thereafter, Mr. Wang discussed with Company A potential opportunities in future business collaborations between the Company and Company A, which discussion neither involved Company A’s participation in the Proposed Transaction nor resulted in any concrete collaboration plan.
On November 21, 2022, on behalf of Mr. Wang, Skadden provided Davis Polk with an initial draft of the Merger Agreement.
On December 2, 2022, the Special Committee held a telephonic meeting with representatives of Davis Polk and Duff & Phelps. At the meeting, representatives of Davis Polk reviewed with the Special Committee the key issues contained in the initial draft of the Merger Agreement, including, among other things: (a) the treatment of Company equity incentive awards, (b) the representations and warranties of the Company and Parent and Merger Sub, respectively, (c) the composition of the financing package proposed by Mr. Wang, including the potential use of available cash of the Company, (d) the interim covenants of the Company, (e) the “no-shop” covenant, including the absence of any “go-shop” right, (f) the restrictions on the ability of the Board to change its recommendation and/or terminate the Merger Agreement for fiduciary duty reasons in connection with a superior proposal and other circumstances, and the procedures in connection therewith, (g) the closing conditions, including the absence of the “majority-of-the-minority vote” requirement, a condition relating to the receipt of all requisite regulatory approvals and a condition relating to the maximum percentage of Shares for which holders could exercise dissenters’ rights, and (h) termination rights and termination fees of the Company and the Parent, respectively. The Special Committee then discussed proposed responses to the key issues in the Merger Agreement with Davis Polk and Duff & Phelps, in particular on whether to require a “go-shop” period and/or conduct a market check before entry into the Merger Agreement.
After discussions and taking into consideration that Mr. Wang had not formed his buyer consortium and the voting power represented by the Shares beneficially owned by Mr. Wang could not block an Alternative Transaction proposed by a third party, together with the fact that there had been a potential investor approaching the Special Committee, members of the Special Committee unanimously concluded that it would be in the best interests of the Company and its shareholders for the Company to proactively reach out to third parties to solicit potential interest in an Alternative Transaction, which might produce a competing offer on terms better than the Proposal. Accordingly, the Special Committee authorized Kroll Securities, LLC (“Kroll Securities”) to conduct a pre-signing market check process on behalf of the Company. In view of such pre-signing market check process, the Special Committee decided not to request a “go-shop” provision in the Merger Agreement. The Special Committee also instructed Davis Polk to revise the Merger Agreement by: (a) including a “majority of the minority vote” requirement as a closing condition; (b) deleting the closing condition relating to the Dissenting Shares; (c) deleting the requirement to hold a shareholders’ meeting for the evaluation and approval of the Proposed Transaction in the event the Board changes its recommendation for the Proposed Transaction (the “force-the-vote clause”); (d) adding the right of the Board to change the recommendation for the transaction to comply with its fiduciary duties in connection with certain events unrelated to superior proposals; (e) rejecting requirements of the payment of Company Termination Fees where, within a certain period of time following the termination of the Merger Agreement in certain circumstances, the Company enters into a competing transaction (such termination fees, the “tail period Company Termination Fee”); and (f) narrowing the scope of the representations and warranties to be provided by the Company, and the interim covenants of the Company, subject to further discussions with the management team of the Company.
On December 15, 2022, Davis Polk sent a revised draft of the Merger Agreement to Skadden, which reflected the instructions from the Special Committee and the feedback from the Company management with respect to the representations, warranties and interim operating covenants of the Company. Davis Polk and Skadden also discussed the positions and reasoning of certain major issues in the revised draft of the Merger Agreement.
Following the execution of the Confidentiality Agreement, Mr. Wang discussed with a selected group of shareholders of the Company, including CICC, with respect to their interest in providing equity funding to Parent as a member of the buyer consortium. In December 2022, at the request of CICC, Skadden reached out to Davis Polk for the Special Committee’s consent for CICC to participate in the Proposed Transaction as a Qualified Equity Financing Source, which consent was given on January 18, 2023 after CICC entered into a confidentiality agreement with the Company with terms substantially the same as those in the Confidentiality Agreement. Thereafter, representatives and advisors of CICC conducted due diligence investigation on the Company, the summarized findings of which were later shared with certain other Sponsors.
On January 4, 2023, Kroll Securities reported to the Special Committee the result of the pre-signing market check. During the market-check period commencing from December 20, 2022 and expiring on January 2, 2023, Kroll Securities initiated contact with 16 potential investors to gauge their interest in a potential transaction involving the Company and none of the investors indicated any preliminary interest in a transaction involving the Company.
On January 11, 2023, Skadden provided Davis Polk with a revised draft of the Merger Agreement. Among other things, the revised draft of the Merger Agreement rejected revisions made by Davis Polk on certain provisions, including: (a) deleting the “majority of the minority vote” requirement as a closing condition; (b) reinstating the force-the-vote clause; (c) reinstating the closing condition relating to the Dissenting Shares; and (d) reinstating the tail period Company Termination Fee trigger.
On February 10, 2023, the Special Committee held a telephonic meeting with representatives of Davis Polk. At the meeting, Davis Polk reviewed with the Special Committee certain key issues contained in the revised draft of the Merger Agreement sent by Skadden on January 11, 2023.
On February 20, 2023, Davis Polk provided Skadden with a revised draft of the Merger Agreement, reflecting the positions of the Special Committee, including, among other things, (a) reinstating the “majority of the minority vote” requirement as a closing condition; (b) rejecting the force-the-vote clause; (c) increasing the threshold in the closing condition relating to the Dissenting Shares from 10% to 20%; and (d) accepting the tail period Company Termination Fee trigger.
From January to March 2023, Mr. Wang discussed with Wuxi Capital, CCB and two other investment funds (“Investor A” and “Investor B”, respectively) on whether they would be interested in joining the buyer consortium. Following such discussions, each of those investment funds expressed interest in exploring such opportunities and requested Skadden to reach out to Davis Polk for the Special Committee’s consent for its participation in the buyer consortium as a Qualified Equity Financing Source.
On February 23, 2023, Wuxi Capital delivered to the Company a joinder to the Confidentiality Agreement and was approved to participate in the Proposed Transaction as a Qualified Equity Financing Source. Later in March 2023, both Investor A and Investor B were approved by the Special Committee to participate in the Proposed Transaction as a Qualified Equity Financing Source after their delivery of their respective joinders to the Confidentiality Agreement. Also in March 2023, another investor fund, an existing shareholder of the Company (“Investor C”, together with Investor A and Investor B, collectively, “Other Potential Investors”), delivered a joinder to the Confidentiality Agreement to the Company and was approved by the Special Committee to participate in the Proposed Transaction as a Qualified Equity Financing Source. On April 10, 2023, CCB delivered to the Company a joinder to the Confidentiality Agreement and was approved to participate in the Proposed Transaction as a Qualified Equity Financing Source.
Starting from March 2023 through August 2023, Mr. Wang, CICC, Wuxi Capital, CCB and Other Potential Investors (in each case after such Sponsor or Potential Investor was approved by the Special Committee) discussed the terms of the Proposed Transaction, especially the terms and conditions on which the members of the buyer consortium shall provide equity funding in connection with the Merger as well as the rights and obligations of those consortium members in carrying out the Proposed Transaction. Such terms were later reflected in the Equity Commitment Letters, the Limited Guarantees and the Interim Investor Agreement. During the same period, each of Wuxi Capital, CCB and Other Potential Investors conducted due diligence investigation with the Company. In July 2023, Investor C decided not to provide any new equity financing to Parent, but would remain as a Rollover Shareholder, and in early August 2023, both Investor A and Investor B decided not to pursue the Proposed Transaction.
During the same period, Mr. Wang discussed with certain shareholders of the Company, including, among others, Mr. Yan, CICC, WSG Entities and Management Holding Entities, on the potential rollover of certain Shares (including Shares represented by ADSs) owned by such shareholders in connection with, and voting of their Shares in favor of, the Proposed Transaction, and negotiated with those shareholders the terms and conditions in connection therewith. Such terms were later reflected in the Support Agreement.
On April 18, 2023, Skadden circulated to Davis Polk a revised draft of the Merger Agreement. Among other things, the revised draft of the Merger Agreement (a) proposed 1% and 2% of the cash consideration to be paid in the Proposed Transaction as the amounts of the Company Termination Fee and the Parent Termination Fee, respectively; (b) added the ODI Approval as a part of the requisite regulatory approvals to be obtained as a closing condition as requested by certain Sponsors whose funding needs to obtain such approval (such Sponsors, the “ODI Sponsors”); (c) reduced the threshold in the closing condition relating to the Dissenting Shares from 20% to 15%; and (d) confirmed that no debt financing would be involved in the Proposed Transaction.
On the same day, Skadden also provided Davis Polk with the initial draft forms of Equity Commitment Letter and Limited Guarantee to be executed and delivered by the Sponsors in connection with the Proposed Transaction, together with an initial draft Support Agreement to be executed and delivered by and among Parent and the Rollover Shareholders.
On April 19, 2023, Duff & Phelps provided the updated financials received from the Company management (the “April 2023 Projections”) to the Special Committee, along with a comparison against the October 2022 Projections.
On April 21, 2023, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, representatives of Duff & Phelps walked through the key items and assumptions of the April 2023 Projections (including differences from the October 2022 Projections). In particular, compared to the October 2022 Projections, representatives of Duff & Phelps noted two major updates: (i) the availability of the actual, instead of estimate, Company financials for the fiscal year ended December 31, 2022, and (ii) changed assumptions with respect to the Company’s COVID-19 testing services. Representatives of Duff & Phelps further noted that the Company had been continuously adjusting its development plans in light of market conditions and right-sizing its workforce to align with the Company’s business strategies. The Special Committee then instructed Duff & Phelps to proceed with the valuation analysis of the Company based on the April 2023 Projections.
At the same meeting, representatives of Davis Polk reviewed with the Special Committee the outstanding key issues contained in the revised draft of the Merger Agreement and updated the Special Committee on the latest status of the Buyer Group’s financing plan and package, among other things. After discussion with representatives of Davis Polk, the Special Committee decided to, among others, (a) propose 2% and 4% of the equity value of the Company implied in the Proposed Transaction as the amounts of the Company Termination Fee and the Parent Termination Fee, respectively; (b) narrow down the ODI Approval closing condition and also propose that the failure to satisfy which shall be a trigger of Parent Termination Fee payment (such Parent Termination Fee, the “ODI Termination Fee”); and (c) accept the percentage threshold of maximum Dissenting Shares being 15%. Representatives of Davis Polk also walked through the key issues of the draft of the Limited Guarantee, Equity Commitment Letter and Support Agreement with the Special Committee.
On April 26 and April 27, 2023, Davis Polk provided Skadden with the revised drafts of the Merger Agreement, forms of Equity Commitment Letter and Limited Guarantee, and Support Agreement, reflecting the Special Committee’s positions formulated in the April 21 meeting.
On May 25, 2023, Skadden provided Davis Polk with updated drafts of the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee, and the Support Agreement. Among other things, the revised drafts (a) removed from the Merger Agreement the ODI Termination Fee trigger, and (b) proposed 1% and 2% of the equity value of the Company implied in the Proposed Transaction as the amounts of the

Company Termination Fee and the Parent Termination Fee, respectively. Skadden also provided a draft of the Interim Investor Agreement to Davis Polk for the Special Committee’s reference on the same date.
Between May 25, 2023 and July 7, 2023, Davis Polk and Skadden exchanged drafts of the Merger Agreement and other ancillary documents and negotiated the remaining outstanding issues in these transaction documents. Among the key outstanding issues, the Company agreed to set the amounts of Company Termination Fee and Parent Termination Fee in the Merger Agreement at 1% and 2%, respectively, of the equity value of the Company implied in the Proposed Transaction, on the condition that the ODI Termination Fee mechanism is accepted. Upon objections by the Buyer Group, the Company then offered compromised positions such as reducing the ODI Termination Fee to 50% of the regular Parent Termination Fee and precondition the ODI Parent Termination Fee on the Company not breaching in any material respect the covenants related to the ODI Approval. The Company also proposed to build in a mechanism to allow for extending the Long Stop Date in the case that ODI Approval has not been obtained by the Long Stop Date.
In July 2023, Mr. Wang reached out to representatives of Wealth Strategy and Wuxi Huishan Capital to discuss the interest of such entities to provide equity financing to the buyer consortium and participate in the Proposed Transaction. On July 19 and July 20, 2023, each of Wealth Strategy Holding and Wuxi Huishan Capital was approved by the Special Committee, respectively, to participate in the Proposed Transaction as a Qualified Equity Financing Source after its delivery of a joinder to the Confidentiality Agreement, following which Wealth Strategy and Wuxi Huishan Capital participated in the discussion on the terms of the Proposed Transaction.
On July 28, 2023, Skadden sent to Davis Polk a revised draft of the Limited Guarantee tailored for the ODI Sponsors, in which the ODI Sponsors proposed to pay their guaranteed amount thereunder to a PRC subsidiary of the Company in an RMB equivalent amount calculated at a prescribed exchange rate instead of paying the USD amount to the Company.
On July 30, 2023, Duff & Phelps sent to the Special Committee the latest financials provided by the Company management (the “July 2023 Projections”) together with a summary showing the updates.
On August 1, 2023, Skadden sent to Davis Polk the revised draft of the Merger Agreement, which rejected the Special Committee’s proposals in relation to the ODI Termination Fee and reiterated the Buyer Group’s position to remove the “majority of the minority vote” voting requirement, among other things.
On August 2, 2023, the Special Committee held a telephonic meeting with representatives of Duff & Phelps and Davis Polk. At the meeting, representatives of Duff & Phelps went through with the Special Committee the July 2023 Projections’ key forecast changes from the April 2023 Projections and summarized the discussions between Duff & Phelps and Company management related thereto. Duff & Phelps also updated the Special Committee that the Buyer Group had not indicated any intention to adjust its offer price for the potential transaction despite the decrease in the financial projections. After discussion, the Special Committee authorized Duff & Phelps to use the July 2023 Projections for purposes of Duff & Phelps’ financial analysis. See “Special Factors — Certain Financial Projections” beginning on page 35 for a summary of these financial projections.
Between August 4, 2023 and August 8, 2023, Davis Polk engaged in discussions with the Special Committee to revisit the outstanding issues in the Merger Agreement and the other ancillary documents. Upon further discussions with representatives of Davis Polk, the Special Committee decided to (a) agree to the removal of the “majority of the minority vote” voting requirement, considering the rarity of a “majority of the minority vote” requirement in this type of transaction and the uncertainty this requirement may add to the consummation of the Proposed Transaction; and (b) accept the construct of the payment of a portion of the Parent Termination Fee to a PRC subsidiary of the Company in RMB. After further discussion with Davis Polk and the Company management, the Special Committee also agreed to drop the request for the ODI Termination Fee, considering (i) it is in the Company’s best interest to speed up the transaction process; (ii) the risk of the Proposed Transaction being terminated due to the failure of obtaining the ODI Approval is relatively acceptable given the equity commitments from the ODI Sponsors are less than 50% of the total commitments; (iii) obtaining the ODI Approval is reasonably practical based on the details of the anticipated ODI procedure provided by the Buyer Group; and (iv) the Buyer Group did not have much flexibility on this point given the internal policy of the ODI Sponsors.

On August 8, 2023, Davis Polk circulated to Skadden revised drafts of the Merger Agreement and the form Limited Guarantee for the ODI Sponsors reflecting the Special Committee’s positions on the outstanding issues, and communicated to Skadden the Company’s preference to speed up the transaction process, as a condition of dropping the ODI termination fee.
Between August 19, 2023 and August 22, 2023, Davis Polk and Skadden exchanged drafts of the Merger Agreement and the disclosure schedules in relation to the Merger Agreement. On August 19, 2023, Skadden provided Davis Polk and the Special Committee with the Buyer Group’s finalized financing package details including the exact amounts of equity commitments and rollover arrangements. During this period, the Company also worked with Davis Polk to finalize the outstanding details and numbers in the transaction documents relating to the Company’s employee incentive awards and their rollover arrangement. On August 26, 2023, at the direction of the Special Committee and the Buyer Group, respectively, Davis Polk and Skadden finalized the Merger Agreement and the other transaction documents, which were then shared with each of the Sponsors for its final review and internal approval process.
On September 18, 2023, a subsidiary of the Company, Beijing Genetron Biotechnology Co., Ltd., completed a convertible loan financing transaction and received the loan proceeds of RMB100,000,000 in full from Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership), an investment fund affiliated to Mr. Kung. The Company planned to use the net proceeds from the loan for working capital and general corporate purposes.
Each of the Sponsors completed its final review and obtained its internal approval for the execution of the definitive transaction documents at the end of September 2023.
On October 11, 2023, the Special Committee held a telephonic meeting in the morning, together with representatives of Duff & Phelps and Davis Polk. At the invitation of the Special Committee, Davis Polk discussed the Special Committee’s fiduciary duties with respect to the review and evaluation of the Proposed Transaction. Davis Polk then provided an overview of the status of the negotiations of the Proposed Transaction and went on to describe the key terms of the Merger Agreement and the other transaction documents, including (i) the Merger consideration, (ii) the Buyer Group’s financing arrangements, (iii) the treatment of the employee incentive awards, (iv) the shareholder approval requirement, (v) the closing conditions under the Merger Agreement and the closing mechanics contemplated thereby, and (vi) the circumstances under which the parties would have the right to terminate the Merger Agreement and the associated termination fees payable upon termination. Thereafter, at the invitation of the Special Committee, Duff & Phelps made a presentation on its valuation analyses of the Company and the Merger consideration proposed by the Buyer Group, including a discussion of the valuation methodologies employed by Duff & Phelps in its analysis, responded to questions from the Special Committee, and orally delivered its opinion that, as of the date thereof and subject to the limitations and assumptions set forth in its written opinion, the Merger consideration of (i) US$0.272 per Share to be paid to the holders of the Shares of the Company (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and (ii) US$1.36 per ADS to be paid to the holders of ADSs (other than ADSs representing the Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. Duff & Phelps indicated that following the meeting, Duff & Phelps would deliver to the Special Committee a letter executed by Duff & Phelps confirming this opinion. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Davis Polk and Duff & Phelps, including receipt of Duff & Phelps’ oral opinion, and taking into account the other factors described below under the section entitled “— Reasons for the Merger and Recommendation of the Special Committee and the Board,” the Special Committee then unanimously (1) determined that the execution of the Merger Agreement and the Plan of Merger and consummation of Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company’s shareholders (other than the holders of Excluded Shares) and (2) recommended that the Board (A) determine that the execution of the Merger Agreement and the Plan of Merger, and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company’s shareholders (other than the holders of Excluded Shares), and declare that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger, and consummate the Transactions, (B) authorize and approve the execution, delivery and performance of the Merger Agreement, the Plan of Merger and the consummation of Transactions, including the Merger, and (C) resolve to recommend the authorization and approval of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger, by the Company’s shareholders at a meeting of the shareholders of the Company and direct that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the Company’s shareholders for authorization and approval.
Following the meeting of the Special Committee, the Board held a meeting in the morning of October 11, 2023, together with representatives of Davis Polk. Davis Polk discussed the fiduciary duties of directors with respect to the review and evaluation of the Proposed Transaction and went on to describe the key terms of the Merger Agreement and the other transaction documents. The Special Committee then presented its recommendation, described above, to the Board. After considering the proposed terms of the Merger Agreement and the other transaction agreements, the presentation of Davis Polk, Duff & Phelps’ opinion provided to the Special Committee as to the fairness, from a financial point of view, of the Merger consideration to be received by the holders of Shares and ADSs (other than the holders of Excluded Shares), that the Merger is fair to such holders, and taking into account the other factors described below under the section entitled “— Reasons for the Merger and Recommendation of the Special Committee and the Board,” the Board then unanimously: (i) determined that the execution of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company’s shareholders (other than the holders of Excluded Shares), and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions; (ii) authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger; and (iii) resolved to direct that the authorization and approval of the execution, delivery and performance of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorizing and approving the execution, delivery and performance of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger. The Board also unanimously approved at the meeting the change in the ratio of ADS to Shares from one ADS representing five Shares to one ADS representing 15 Shares (such change, the “ADS Ratio Change”) as part of the efforts of the Company to regain compliance with the minimum bid price requirement under the NASDAQ Listing Rule 5450(a)(1).
After the Board meeting, on October 11, 2023, the Company, Parent and Merger Sub executed the Merger Agreement. Other transaction documents, including the Support Agreement, the Interim Investors Agreement, the Equity Commitment Letters, and the Limited Guarantees were executed at the same time.
Thereafter on October 11, 2023, the Company issued press releases announcing the execution of the Merger Agreement and the ADS Ratio Change.
Reasons for the Merger and Recommendation of the Special Committee and the Board
At a meeting on October 11, 2023, the Special Committee, in consultation with Davis Polk and Duff & Phelps, and after considering and weighing various factors, and evaluating the proposed terms of the Merger and the related transactions, unanimously determined that the Merger Agreement, the Plan of Merger, and the Merger are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and unanimously recommended that the Board (a) determine that the execution of the Merger Agreement and the Plan of Merger, and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders, and declare that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger, and consummate the Transactions, (b) authorize and approve the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of Transactions, including the Merger, and (c) resolve to recommend the authorization and approval of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger, by the Company’s shareholders at a meeting of the shareholders of the Company and direct that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the Company’s shareholders for authorization and approval.
At a meeting later on the same day, the Board, acting on the unanimous recommendation of the Special Committee, and after each director duly disclosed his or her interests in the transactions contemplated by the

Merger Agreement, including the Merger, as required by the memorandum and articles of association of the Company as amended to date and the Cayman Islands Companies Act, by way of unanimous resolutions, among other resolutions, (a) determined that the execution of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, and (c) resolved to direct that the authorization and approval of the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorizing and approving the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger.
In reaching their determination, the Special Committee and the Board considered the factors and potential benefits of the Merger discussed below, each of which the Special Committee and the Board believe supported their decision to approve the Merger Agreement and their determination that the Merger is fair to the Unaffiliated Security Holders. These factors and potential benefits are not listed in any relative order of importance.
Premium Over Market Price of the ADSs.   The Per ADS Merger Consideration of US$4.08 represents (i) a premium of approximately 15% to the closing trading price of the ADSs on August 19, 2022, the last trading day prior to the Company’s announcement of its receipt of the Proposal, (ii) a premium of approximately 21% to the average closing price of the ADSs during the last 30 trading days prior to the Company’s receipt of the Proposal, and (iii) a premium of approximately 42% to the closing price of the ADSs on October 10, 2023, the last trading day prior to the date on which Company entered into the Merger Agreement.
All-Cash Merger Consideration.   The fact that the Merger consideration will be all cash, which will provide immediate liquidity to the Unaffiliated Security Holders and allow them to avoid post-Merger risks and uncertainties relating to the prospects of the Company.
Opinion of Financial Advisor.   The Special Committee considered the financial analysis conducted and discussed with the Special Committee by representatives of Duff & Phelps, as well as the oral and written opinion of Duff & Phelps rendered to the Special Committee on October 11, 2023, that as of that date, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Duff & Phelps in preparing its opinion, the Per Share Merger Consideration and the Per ADS Merger Consideration, as applicable, to be received by the holders of Shares and ADSs (other than the holders of Excluded Shares, the Dissenting Shares and ADSs representing Excluded Shares) in the Merger were fair, from a financial point of view, to such holders (see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 37 for additional information).
Shareholder Approval Requirement.   The Merger must be authorized and approved by a special resolution of the Company passed at the extraordinary general meeting.
Potential Adverse U.S. Regulatory Changes.   The possibility that PRC-based U.S.-listed public companies could be subject to additional costs and burden of regulatory compliance by reason of the enactment in the U.S. of the Holding Foreign Companies Accountable Act as well as any other similar newly enacted law or regulation (including rules of the SEC implementing such laws).
Tightening Regulatory Environment in the PRC.   The deterioration of macroeconomic and general market conditions, and tightening of regulatory policies across industries in the PRC, in particular in the industry that the Company operates in, which is expected to have a meaningful impact on business demand and the general market environment.
Geopolitical Uncertainty.   Rising political tensions between China and the U.S. and the uncertainty of future trade policies, treaties, government regulations, tariffs and other matters.

Elimination of Unaffiliated Security Holders’ Exposure to Future Performance Risks of the Company.   The Merger would shift the risk of the future financial performance of the Company from the Unaffiliated Security Holders, who do not have the power to control decisions made regarding the Company’s business, entirely to the Buyer Group and Other Rollover Shareholders, who would have the power to control the Company’s business.
No Third-Party Offers.   There has been no offer, other than the Proposal, within the past two years of which the Company, the Special Committee, or the Board is aware for a going-private or other similar transaction with respect to the Company.
Unanimous Recommendation of the Special Committee.   The Board considered that the Special Committee, after evaluating the Transactions, unanimously determined that the Merger Agreement, the Plan of Merger, and the Merger are fair to, advisable, and in the best interests of the Company and Unaffiliated Security Holders and recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger.
Right to Terminate for Superior Proposal or Intervening Event.   The Company, with the approval of the Special Committee and the Board, will have the right to terminate the Merger Agreement and/or change the Board’s recommendation that the Company’s shareholders approve the Merger at the extraordinary general meeting, in the event the Company receives a Superior Proposal or there is an Intervening Event.
Dissenters’ Rights.   Shareholders who follow the statutory procedures for exercising dissenters’ rights set forth in Section 238 of the Cayman Islands Companies Act will be entitled to seek an appraisal of the value of their Shares by a Cayman Islands court.
Financing Commitments.   The fact that the Buyer Group has delivered Equity Commitment Letters committing sufficient equity financing to complete the Merger.
Likelihood of Closing.   The likelihood and anticipated timing of completing the Merger in light of the scope of the conditions to completion.
Specific Performance.   The Company’s ability, as set out in the Merger Agreement and the ancillary documents (as applicable), to seek specific performance to prevent breaches of such agreements and to enforce specifically the terms of such agreements.
Compliance Costs.   The costs of regulatory compliance for public companies, including accounting, legal and other expenses incurred in connection with the public reporting requirements under the U.S. federal securities laws, and the significant amount of time and resources that the Company’s management and accounting staff must devote to SEC reporting and compliance matters.
Disclosure Risks.   The recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company, and which potentially may help its actual or potential competitors compete against the Company or make it more difficult for the Company to negotiate favorable terms with actual or potential customers, clients or suppliers, as the case may be.
In the course of reaching its conclusion regarding the fairness of the Merger to the Unaffiliated Security Holders and its decision to recommend the authorization and approval of the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, the Special Committee considered the opinion and related financial analyses presented by Duff & Phelps, among other factors. These analyses included a financial analysis, as well as the trading history of the ADSs, as indications of the going concern value of the Company, and concluded that the Per ADS Merger Consideration represented a significant premium over the going concern value indicated by such analyses and trading history. The material analyses as presented to the Special Committee by Duff & Phelps on October 11, 2023 are summarized below under the caption “Opinion of the Special Committee’s Financial Advisor” beginning on page 37. The Special Committee expressly approved of these analyses and the opinion of Duff & Phelps, among other factors considered, in reaching its determination as to the fairness of the Transactions, including the Merger.

The Special Committee and the Board did not consider the Company’s net book value, which is an accounting concept based on historical costs, as a factor because they believed that net book value is not a material indicator of the Company’s value as a going concern, but rather is indicative of historical costs (and does not, for example, take into account the future prospects of the Company, market trends and conditions, or business risks inherent in a competitive market) and therefore, in their view, is not a relevant measure in the determination as to the fairness of the Merger.
In their consideration of the fairness of the proposed Merger, the Special Committee did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the Unaffiliated Security Holders, due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, the Special Committee did not consider the Company’s liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the Merger.
The foregoing discussion of the information and factors considered and given weight by the Special Committee and the Board in connection with their evaluation of the fairness of the Merger to the Unaffiliated Security Holders is not intended to be exhaustive, but includes all material factors considered. The Special Committee and the Board found it impracticable to assign, and did not assign, relative weights to the foregoing factors considered by the Special Committee and the Board in reaching their conclusions as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, the Special Committee and the Board made the fairness determinations after considering all of the foregoing factors as a whole.
In addition to the foregoing factors and analyses that supported the conclusion of the Special Committee and the Board that the Merger is fair to the Unaffiliated Security Holders, the Special Committee and the Board also weighed the following negative factors:
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No Future Participation in the Prospects of the Company.   Following the consummation of the Merger, the Unaffiliated Security Holders will cease to participate in any future earnings of or benefit from any increases in the value of the Company, if any.

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No Separate Vote on the Merger by the Unaffiliated Security Holders.   The fact that the consummation of the Merger is not subject to any separate approval by the Unaffiliated Security Holders.

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Potential Tax Liability of Unaffiliated Security Holders.   The fact that the Merger will be a taxable transaction to Unaffiliated Security Holders who are U.S. taxpayers or are taxpayers in other jurisdictions, notwithstanding that the Unaffiliated Security Holders will not be able to choose whether or not to participate in the Merger.

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Interim Restrictions.   The restrictions on the conduct of the Company’s business prior to the completion of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the completion of the Merger.

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Breakup Fees and Limitation of Parent Liability.   The fact that the Company may be required, under certain circumstances, to pay Parent a termination fee of US$1,250,000 in connection with a termination of the Merger Agreement and the fact that the Company’s right to recover damages from Parent for a breach of the Merger Agreement will be limited, in most circumstances, to payment by Parent of a termination fee of US$2,500,000.

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Limit on Dissenting Shares.   The fact that the Buyer will be entitled to not consummate the Merger if the holders of 15% or more of the outstanding Shares exercise dissenters’ rights.

After weighing these negative factors and giving them due consideration, the Special Committee and the Board concluded that none of these factors, alone or in the aggregate, is significant enough to outweigh the factors and analyses that it considered to support its belief that the Merger is fair to the Unaffiliated Security Holders.
In addition, the Special Committee and the Board believe that sufficient procedural safeguards are present to ensure that the Merger is procedurally fair to the Unaffiliated Security Holders and to permit the Special

Committee to represent effectively the interests of such Unaffiliated Security Holders. Such procedural safeguards include the following, which are not listed in any relative order of importance:
•
both of the members of the Special Committee during the entire process were and are disinterested and independent directors free from any affiliation with the Buyer Group; neither of the members of the Special Committee is or ever was an employee of the Company or any of its subsidiaries; and neither of such members has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders, other than the members’ receipt of compensation in the ordinary course as members of the Board, their non-contingent compensation as members of the Special Committee, their indemnification and liability insurance rights under the Merger Agreement, and their rights to receive cash consideration after the completion of the Merger with respect to the Company Options and/or Company Restricted Shares that had been granted to them under the Company Share Plans;

•
the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, and that no limitations were placed on the Special Committee’s authority;

•
in considering the Proposed Transaction, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had full control of the extensive negotiations with the Buyer Group and its advisors on behalf of the Unaffiliated Security Holders;

•
the Special Committee was assisted by its financial and legal advisors in the negotiation with the Buyer Group and the evaluation of the Merger;

•
the Special Committee was delegated by the Board the full and exclusive authority to evaluate the terms of the Proposed Transaction, to negotiate the terms of the Merger Agreement and the Merger, to consider alternative transactions, to determine whether to reject the Proposed Transaction, and to determine whether the Merger would be fair to, and in the best interests of, the Unaffiliated Security Holders and whether to recommend to the Board that it approve the Company’s entering into definitive agreements based on the Proposed Transaction;

•
the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Buyer Group and its advisors, on the other hand;

•
the Special Committee held telephonic meetings on multiple occasions to consider and review the terms of the Merger Agreement and the Merger;

•
the Special Committee has the right pursuant to the Merger Agreement to evaluate on behalf of the Company unsolicited alternative acquisition proposals from third parties that might arise between the date of the Merger Agreement and the Effective Time, to furnish confidential information to and conduct negotiations with such third parties and, in certain circumstances, to terminate the Merger Agreement subject to the payment to Parent of a termination fee, and to recommend that the Board accept an alternative acquisition proposal, consistent with the Board’s fiduciary obligations; and

•
the Special Committee had no obligation to recommend the authorization and approval of the Merger or any other transaction.

In the course of determining whether such procedural safeguards were sufficient to ensure that the Merger is procedurally fair to the Unaffiliated Security Holders, the Special Committee considered the negative factor that the consummation of the Merger is not subject to any additional vote by the Unaffiliated Security Holders and determined that such negative factor is outweighed by, in addition to the various factors listed above tending to support the Special Committee’s approval of the Merger, (i) the fact that the Cayman Islands Companies Act does not generally require or contemplate the approval of a merger by a majority of the Unaffiliated Security Holders; and (ii) the fact that the voluntary imposition of a requirement for any additional vote by the Unaffiliated Security Holders in connection with a proposed merger is relatively rare for Cayman Islands companies.
In reaching its determination that the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, are fair (both substantially and procedurally) to and in the best interests of the Company and its Unaffiliated Security Holders and its decision to authorize and approve the Merger Agreement and recommend the authorization and approval of the Merger Agreement, the Plan of Merger, and Transactions, including the Merger, by the Company’s shareholders, the Board, on behalf of the Company, considered the analyses and recommendation of the Special Committee and adopted such recommendations and analyses.
Certain directors and executive officers of the Company have interests in the Merger that are different from, and/or in addition to, those of the Unaffiliated Security Holders by virtue of their continuing interests in the Surviving Company after the consummation of the Merger. These interests are described under the caption “Summary Term Sheet — Interests of the Company’s Directors and Executive Officers.”
Position of the Participants as to the Fairness of the Merger
Under SEC rules governing going-private transactions, each Participant is required to express his, her or its belief as to the fairness of the Merger to the Unaffiliated Security Holders.
Each Participant is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Participants as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions. The Participants have interests in the Merger that are different from, and/or in addition to, those of the other shareholders of the Company by virtue of their continuing interests in the Surviving Company after the completion of the Merger. These interests are described under the section entitled “Special Factors — Interests of Certain Persons in the Merger” beginning on page 54.
The Participants believe that the interests of the Unaffiliated Security Holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its legal counsel and independent financial advisor. The Buyer Group attempted to negotiate a transaction that would be most favorable to the Buyer Group, rather than to the Unaffiliated Security Holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively and procedurally fair to such holders. The Participants did not participate in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee’s legal counsel or independent financial advisor as to, the fairness of the Merger to the Unaffiliated Security Holders. Furthermore, the Participant did not undertake a formal evaluation of the fairness of the Merger. No financial advisor provided the Participants with any analysis or opinion with respect to the fairness of the Per Share Merger Consideration or the Per ADS Merger Consideration to the Unaffiliated Security Holders.
Based on their knowledge and analysis of available information regarding the Company, as well as the factors considered by, and findings of, the Special Committee and the Board discussed under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 27, the Participants believe that the Merger is substantively fair to the Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:
•
the Per ADS Merger Consideration of US$4.08 offered to the Unaffiliated Security Holders represents (i) a premium of approximately 15% to the closing price of the ADSs on August 19, 2022, the last trading day prior to the Company’s announcement of its receipt of the Proposal, (ii) a premium of approximately 21% to the average closing price of the ADSs during the last 30 trading days prior to the Company’s receipt of the Proposal, and (iii) a premium of approximately 42% to the closing price of the ADSs on October 10, 2023, the last trading day prior to the date on which Company entered into the Merger Agreement;

•
the historical closing price of the ADSs was traded as low as US$2.73 per ADS during the 52-week period prior to August 22, 2022, the date on which the Company announced its receipt of the Proposal;

•
notwithstanding that the Participants may not rely upon the opinion provided by Duff & Phelps to the Special Committee, the Special Committee received an opinion from Duff & Phelps stating that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Duff & Phelps in preparing its opinion, the Per Share Merger Consideration and the Per ADS Merger Consideration to be received by the holders of Shares and ADSs (other than the holders of Excluded Shares, the

Dissenting Shares and ADSs representing the Excluded Shares) in the Merger were fair, from a financial point of view, to such holders;
•
the Special Committee and, upon the unanimous recommendation of the Special Committee, the Board determined that the Merger Agreement, the Plan of Merger and the consummation of the Transactions are fair to and in the best interests of the Unaffiliated Security Holders;

•
the Company has the ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement and the Equity Commitment Letters to enforce specifically the terms of such agreements;

•
the Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the Merger consideration will be paid to the Unaffiliated Security Holders;

•
the consideration to be paid to the Unaffiliated Security Holders in the Merger is all cash, allowing the Unaffiliated Security Holders to immediately realize a certain and fair value for all of their Shares and/or ADSs, without incurring brokerage and other costs typically associated with market sales (other than, in the case of holders of ADSs, and a US$0.05 per ADS cancellation fee pursuant to the terms of the Deposit Agreement);

•
the fact that the Buyer Group informed the Special Committee of the extent to which the interests of the Buyer Group, the Other Rollover Shareholders and the directors and executive officers of the Company in the Merger differ from those of the Unaffiliated Security Holders;

•
since the Company’s receipt of the Proposal on August 21, 2022 and prior to the execution of the Merger Agreement, no third party had submitted a competing proposal;

•
the potential adverse effects on the Company’s business, financial condition and results of operations caused by the general economic slowdown in the PRC and globally and the expected sustained challenges in the macroeconomic environment, including the growing geopolitical tensions between the U.S. and China;

•
the significant volatility in the global financial markets recently, including tightening of liquidity in credit markets;

•
the tightening of regulatory policies across industries in the PRC, in particular in the industry that the Company operates in, which is expected to have a meaningful impact on the market environment; and

•
the availability of dissenters’ rights to the Unaffiliated Security Holders who hold their Shares in their own names and comply with all of the required procedures under the Cayman Islands Companies Act for exercising dissenters’ rights, which allow registered shareholders to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands.

The Participants did not consider the liquidation value of the Company because the Participants considered the Company to be a viable going concern and viewed the trading history of the ADSs as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Participants did not consider the Company’s net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. The Participants note, however, that the Per ADS Merger Consideration of US$4.08 and the Per Share Merger Consideration of US$0.272 are significantly higher than the net book value per Share as of December 31, 2022, which is US$0.174. See “Financial Information — Net Book Value per Company Share” beginning on page 96 for a discussion on the Company’s net book value per Share.
The Participants did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the Merger consideration to the Unaffiliated Security Holders because, following the Merger, the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the ADSs, the Per ADS Merger Consideration of US$4.08 represents a premium to the going concern value of the Company.
The Participants are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (i) a merger or consolidation of the Company with or into another company, (ii) a sale or transfer of all or substantially all of the Company’s assets or (iii) the purchase of all or a substantial portion of the Company’s voting securities that would enable such person to exercise control of or significant influence over the Company.
The Participants did not perform or receive any independent reports, opinions or appraisals from any third party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Security Holders.
The Participants believe that the Merger is procedurally fair to the Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:
•
the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists of two independent directors, as defined under applicable rules of NASDAQ, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee’s authority;

•
in considering the transaction with the Buyer Group, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had full control of the extensive negotiations with the members of the Buyer Group and their respective advisors on behalf of the Unaffiliated Security Holders;

•
both members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any member of the Buyer Group; in addition, neither member of the Special Committee is or ever was an employee of the Company or any of its subsidiaries or affiliates and neither member has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (i) the members’ receipt of the Board compensation in the ordinary course as members of the Board, (ii) Special Committee members’ compensation in connection with the Special Committee’s evaluation of the Proposal and evaluation and negotiation of the terms and conditions of the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger (which is not contingent on the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger), (iii) their rights as members of the Board, including as members of the Special Committee, to the directors’ indemnification and liability insurance rights under the Merger Agreement, and (iv) their right to receive cash consideration after the completion of the Merger with respect to the Company Options and/or Company Restricted Shares that had been granted to them under the Company Share Plans;

•
the Special Committee retained and was advised by an independent financial advisor and legal counsel each of whom is experienced in advising committees such as the Special Committee in similar transactions;

•
the Special Committee was empowered to consider, attend to and take any and all actions in connection with the Proposal and in connection with the Transactions from the date the Special Committee was established, and no evaluation, negotiation or response regarding the Transactions in connection therewith from that date forward was considered by the Board for approval unless the Special Committee had recommended such action to the Board;

•
the Special Committee held meetings regularly to consider and review the terms of the Merger Agreement, the Plan of Merger and the Transactions;

•
the recognition by each of the Special Committee and the Board that it had no obligation to recommend the Transactions;

•
the Buyer Group did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•
the Company’s ability, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of shareholder approval (a) in order to accept an alternative transaction proposed by a third party that is a Superior Proposal or (b) in the event that the Board changes its recommendation of the Merger as required by directors’ fiduciary duties in connection with an Intervening Event; and
•
the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Board are able to change, withhold, withdraw, qualify or modify their recommendation of the Merger.

The foregoing is a summary of the information and factors considered and given weight by the Participants in connection with their evaluation of the fairness of the Merger to the Unaffiliated Security Holders, which is not intended to be exhaustive, but is believed by the Participants to include all material factors considered by them. The Participants did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.
The Participants believe these factors provide a reasonable basis for their belief that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Participants to any Unaffiliated Security Holder of the Company as to how such Unaffiliated Security Holder should vote with respect to the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions.
Certain Financial Projections
The Company’s management does not, as a matter of course, make available to the public detailed financial forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, the Company’s management prepared certain financial projections for the fiscal year ending December 31, 2023 through the fiscal year ending December 31, 2030 (“Management Projections”) for the Special Committee and Duff & Phelps in connection with the financial analysis for the Merger. These financial projections, which were based on the Company management’s estimates of the Company’s future financial performance as of the date provided, were prepared by the Company’s management for internal use and for use by Duff & Phelps in their respective financial analyses, and were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. GAAP.
The Management Projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding revenue, operating loss and net loss. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by our management that our management believed were prepared on a reasonable basis, reflected the best estimates and judgments available at that time and presented, to the best of the management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and shareholders are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for the Company’s existing and new products, the competitive environment, expectations regarding future acquisitions or any other transactions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections.
In addition, the projections generally do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to completion of the Merger or any changes to the Company’s operations or strategy that may be implemented after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be significantly different from those contained in the projections.

Neither the Company, its independent registered public accounting firm, nor any other independent accounts have examined, compiled, or performed any procedures with respect to the financial projections or any amounts derived therefrom or built thereupon, nor have they given any opinion or any other form of assurance on such information or its achievability. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the Special Committee and Duff & Phelps, and are not included in this proxy statement in order to induce any shareholders to vote in favor of approval of the Merger Agreement or to elect not to seek appraisal for its, his or her Shares.
The following table sets forth a summary of the October 2022 Projections prepared by the Company’s management.
	Management Projections
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in RMB thousands except percentages)
Revenues	674,192	604,829	721,672	954,271	1,216,336	1,496,791	1,828,110	2,173,985	2,557,486
Cost of Revenue	355,897	230,018	234,823	296,527	359,380	437,016	523,799	610,741	711,752
Gross Profit	318,295	374,811	486,849	657,744	856,956	1,059,775	1,304,311	1,563,244	1,845,735
Margin%	47.2%	62.0%	67.5%	68.9%	70.5%	70.8%	71.3%	71.9%	72.2%
Capital Expenditures(1)	70,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000
Net Working Capital	351,914	284,801	299,188	338,849	344,287	392,299	484,497	585,315	697,497

(1)
Capital expenditures include acquisition of property, plant and equipment and intangible assets.

The following table sets forth a summary of the April 2023 Projections prepared by the Company’s management.
	Management Projections
	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in RMB thousands except percentages)
Revenues	453,787	632,949	885,559	1,140,931	1,422,145	1,740,426	2,055,540	2,406,577
Cost of Revenue	166,180	225,670	301,617	364,925	447,486	529,320	603,662	692,655
Gross Profit	287,607	407,280	583,942	776,006	974,659	1,211,105	1,451,878	1,713,923
Margin%	63.4%	64.3%	65.9%	68.0%	68.5%	69.6%	70.6%	71.2%
Capital Expenditures(1)	40,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000
Net Working Capital	110,346	160,250	199,809	205,206	276,734	355,013	436,803	527,752

(1)
Capital expenditures include acquisition of property, plant and equipment and intangible assets.

The following table sets forth a summary of the Management Projections prepared by the Company’s management and considered by the Special Committee and Duff & Phelps in connection with their analysis of the Proposed Transaction. For descriptions of business of the Company, please see the Company’s Annual Report. These projections have been considered by the Special Committee in connection with their analysis of the Merger and Duff & Phelps in connection with the delivery of its fairness opinion:
	Management Projections
	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in RMB thousands except percentages)
Revenues	384,662	607,961	877,327	1,140,931	1,422,145	1,740,426	2,055,540	2,406,577
Cost of Revenue	138,455	219,033	299,559	364,925	447,486	529,320	603,662	692,655
Gross Profit	246,207	388,928	577,767	776,006	974,659	1,211,105	1,451,878	1,713,923
Margin%	64.0%	64.0%	65.9%	68.0%	68.5%	69.6%	70.6%	71.2%
Capital Expenditures(1)	17,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000
Net Working Capital	97,527	179,997	231,741	245,393	325,066	411,538	500,998	601,053

(1)
Capital expenditures include acquisition of property, plant and equipment and intangible assets.

In preparing the Management Projections, the Company’s management necessarily made certain assumptions about future financial factors affecting the Company’s business, including, primarily:
•
the Company will be able to successfully deliver its product offerings and services while maintaining consistent and high quality services;

•
the demand for products and services relating to the industry will continue in line with management’s expectations;

•
China’s overall economy will remain relatively stable, with no material change in competition adversely affecting the Company;

•
the Company’s effective tax rate is assumed to be in line with management’s expectations;

•
the Renminbi and the overall economy in China will generally remain stable, and that there will be no material adverse change in the competition, the industry, and relevant regulations affecting the Company; and

•
the Chinese economy will continue to recover from the COVID-19 pandemic and there will be no material deterioration of the COVID-19 pandemic globally.

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.
BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.
The summary of the Management Projections included in this proxy statement should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with U.S. GAAP. See “Financial Information — Selected Historical Financial Information” beginning on page 95.
The Management Projections are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 102 and “Item 3. Key Information — 3.D. Risk Factors” included in the Company’s Annual Report, incorporated by reference into this proxy statement.
For the foregoing reasons, as well as the bases and assumptions on which the Management Projections were compiled, the inclusion of specific portions of the Management Projections in this proxy statement should not be regarded as an indication that the Company, the Special Committee (or its financial advisor) or the Board considers such projections to be an accurate prediction of future events, and the projections should not be relied on as such an indication. No one has made or is making any representation to any shareholders of the Company or anyone else regarding the information included in the Management Projections discussed above.
Opinion of the Special Committee’s Financial Advisor
In connection with its opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:
•
reviewed the Company’s annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2019 through December 31, 2022 and the Company’s unaudited interim financial statements for the six months ended June 30, 2021 and June 30, 2022 included in the Company’s Form 6-K filed with the SEC;

•
reviewed certain unaudited and segment financial information for the Company for the years ended December 31, 2019 through December 31, 2022, and for the six months ended June 30, 2021, June 30, 2022 and June 30, 2023, provided by the management of the Company;

•
reviewed a detailed financial projection model for the Company for the years ending December 31, 2023 through December 31, 2030, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”);

•
reviewed other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

•
received and reviewed a letter dated October 10, 2023 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”);

•
reviewed a draft of the Merger Agreement dated as of October 8, 2023;

•
reviewed a draft of the Rollover and Support Agreement by and between Parent and the parties listed as “Rollover Shareholders” in Schedule A thereto dated as of October 8, 2023;

•
discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

•
reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•
performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

•
conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the Company’s and the Special Committee’s consent:
•
relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;

•
relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•
assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps, including, without limitation, the Management Projections, were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions thereof;

•
assumed that information supplied and representations made by the management of the Company regarding the Company and the Merger are accurate in all material respects and do not omit to state a material fact in respect of the Company and the Merger necessary to make the information provided and the representations made not misleading in light of the circumstances under which the information was supplied and the representations were made;
•
assumed that the representations and warranties made in the Transaction Documents and the Management Representation Letter are accurate in all material respects;

•
assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•
assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•
assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof; and

•
assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger.

To the extent that any of the foregoing assumptions or any of the facts on which the opinion is based prove to be untrue in any material respect, Duff & Phelps’ opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.
Duff & Phelps prepared its opinion effective as of October 11, 2023. Its opinion was necessarily based upon market, economic, financial, and other conditions as they existed and can be evaluated as of October 11, 2023, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after October 11, 2023. The credit, financial and stock markets have been experiencing unusual volatility and Duff & Phelps expresses no opinion or view as to any potential effects of such volatility on the Company or the Merger.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Other than in connection with certain investment banking services provided by Duff & Phelps and Kroll Securities, LLC to the Special Committee (including a pre-signing market check with certain potential buyers), Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger, or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s Shares or ADSs (or anything else) after the announcement or the consummation of the Merger. Duff & Phelps’ opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The issuance of Duff & Phelps’ opinion was approved by an authorized opinion review committee of Duff & Phelps.

In rendering its opinion, Duff & Phelps was not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Per Share Merger Consideration or Per ADS Merger Consideration, or with respect to the fairness of any such compensation.
Duff & Phelps’ opinion was furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent, except that a copy of its opinion may be included in the filings with the SEC in relation to the Merger. Duff & Phelps’ opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address any transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the Board or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) does not indicate that the Per Share Merger Consideration or Per ADS Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Merger Consideration or Per ADS Merger Consideration is within or above a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion is based. Duff & Phelps’ opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
Duff & Phelps’ opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with the opinion shall be limited in accordance with the terms set forth in D&P Engagement Letter. Duff & Phelps’ opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the D&P Engagement Letter.
Summary of Financial Analysis
Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of Duff & Phelps’ opinion, attached hereto as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.
The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.
Discounted Cash Flow Analysis
Duff & Phelps performed a discounted cash flow analysis of the projected future unlevered free cash flows attributable to the Company for the fiscal years ending December 31, 2023 through December 31, 2030, with unlevered “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows using a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps used and relied upon the Management Projections, which are described in this Proxy Statement in the section entitled “Special Factors — Certain Financial Projections” beginning on page 35. The costs associated with the Company being a publicly-listed company, as provided by the management of the Company, were excluded from the Management Projections because such costs would likely be eliminated as a result of the Merger.
Duff & Phelps compared the projected 2030 growth and margin metrics of the Company to the LTM and near-term projected growth and margin metrics of the laboratory testing selected public companies, as well as comparative capital spending, and other characteristics relative to the selected public companies. Duff & Phelps estimated the net present value of all cash flows attributable to the Company after fiscal year 2030 (the “Terminal Value”) using a terminal EBITDA multiple as of 11.0x, which took into consideration the financial performance metrics and valuation multiples of a group of selected public companies in the laboratory testing sector. Duff & Phelps also reviewed the terminal revenue multiple implied from the resulting terminal value. Duff & Phelps used discount rates ranging from 22.5% to 27.5% to discount the projected free cash flows and the Terminal Value. Duff & Phelps estimated the Company’s discount rates by considering several factors including the Company’s: (1) current stage of its life cycle, (2) projected growth and financial performance, and (3) risks to achieve the projections, including execution, and competitive risks, among others. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.
Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value for the Company of RMB 370.0 million to RMB 680.0 million and a range on implied values of the ADSs of US$0.69 to US$1.15 (without taking into account the ADS Ratio Change).
Selected Public Companies and Merger and Acquisition Transactions Analyses
Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.
The companies used for comparative purposes in the following analysis were not directly comparable to the Company, and the transactions used for comparative purposes in the following analysis were not directly comparable to the Merger. Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies and the selected merger and acquisition transactions analyses are subject to certain limitations.
Selected Public Companies Analysis.   Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies in the interactive media and services industry that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The twelve companies in the cancer diagnostics and early screening sector and eight companies in the laboratory testing sector included in the selected public company analysis in the interactive media and services industry were:
Cancer Diagnostics & Early Screening Companies
•
Exact Sciences Corporation

•
Natera, Inc.

•
Guardant Health, Inc.

•
Myriad Genetics, Inc.

•
New Horizon Health Limited

•
Veracyte, Inc.

•
Adaptive Biotechnologies Corporation

•
Fulgent Genetics, Inc.

•
Castle Biosciences, Inc.

•
Invitae Corporation

•
Burning Rock Biotech Limited

•
Fresh2 Group Limited

Laboratory Testing Companies
•
Laboratory Corporation of America Holdings

•
Quest Diagnostics Incorporated

•
Eurofins Scientific SE

•
Sonic Healthcare Limited

•
SYNLAB AG

•
H.U. Group Holdings, Inc.

•
BML, Inc.

•
Australian Clinical Labs Limited

Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model, to that of the Company.
The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2023, 2024 and 2025 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the calendar year ends for which information was available. Data related to the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) were adjusted for purposes of this analysis to eliminate public company costs and non-recurring income (expenses).
Due to the limited comparability of the selected public companies’ financial metrics relative to the Company, rather than applying a range of selected multiples from a review of the public companies, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the discounted cash flow analysis in the context of the Company’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that it deemed relevant.
	REVENUE GROWTH						EBITDA MARGIN
Company	3-Yr. CAGR	LTM	2023	2024	2025	Proj. 3-Yr. CAGR	3-YR AVG	LTM	2023	2024	2025
Exact Sciences Corporation	33.5%	18.7%	18.1%	14.5%	14.3%	15.6%	-25.7%	-8.7%	7.2%	10.8%	15.9%
Natera, Inc.	39.5	28.7	25.8	23.6	23.7	24.4	-63.4	-52.9	-42.2	-23.4	-9.2
Guardant Health, Inc.	28.0	25.0	22.0	22.6	26.6	23.7	-100.1	-99.7	-65.1	-42.6	-32.4
Myriad Genetics, Inc.	2.0	4.0	9.1	8.7	7.0	8.3	-14.0	-17.2	-7.4	-1.3	0.7
New Horizon Health Limited	135.9	245.3	122.3	47.7	45.5	68.4	-110.5	-7.4	-1.1	12.5	21.2
Veracyte, Inc.	35.1	22.5	16.7	12.1	12.2	13.6	-13.6	-1.8	-2.8	1.0	6.6
Adaptive Biotechnologies Corporation	29.6	18.7	11.7	25.6	24.8	20.5	-123.0	-87.7	-75.7	-52.3	-27.7
Fulgent Genetics, Inc.	167.0	-66.8	-57.9	14.8	16.6	-17.4	58.3	-14.3	-13.4	-4.7	2.8
Castle Biosciences, Inc.	38.2	52.0	33.6	13.7	28.4	24.9	-36.8	-52.2	-53.4	-39.4	-15.4
Invitae Corporation	33.5	-1.4	-5.5	12.4	14.1	6.6	-154.4	-82.4	-80.4	-60.9	-51.7

	REVENUE GROWTH						EBITDA MARGIN
Company	3-Yr. CAGR	LTM	2023	2024	2025	Proj. 3-Yr. CAGR	3-YR AVG	LTM	2023	2024	2025
Burning Rock Biotech Limited	13.8	8.4	NA	NA	NA	NA	-129.3	-111.4	NA	-25.1	NA
Fresh2 Group Limited	3.6	-40.0	NA	NA	NA	NA	-555.6	-827.3	NA	NA	NA
Mean	46.6%	26.3%	19.6%	19.6%	21.3%	18.9%	-105.7%	-113.6%	-33.4%	-20.5%	-8.9%
Median	33.5%	18.7%	17.4%	14.6%	20.1%	18.1%	-81.8%	-52.6%	-27.8%	-23.4%	-4.3%
Genetron Holdings Limited	26.2%	-0.9%	-40.9%	58.1%	44.3%	10.5%	-75.2%	-94.6%	-72.9%	-43.4%	-16.3%
Genetron Holdings Limited (excluding Covid testing services)	7.4%	-31.7%	-4.2%	58.4%	44.3%	29.9%
Laboratory Corporation of America Holdings	8.8%	4.9%	-18.6%	3.7%	3.9%	-4.3%	23.0%	15.6%	16.7%	16.6%	17.0%
Quest Diagnostics Incorporated	8.6	-10.3	-7.2	1.9	3.5	-0.7	23.8	18.5	20.1	20.3	21.1
Eurofins Scientific SE	13.7	-5.1	-2.5	7.8	5.9	3.6	23.2	17.9	17.8	18.4	19.1
Sonic Healthcare Limited	6.1	-12.5	5.8	4.6	5.4	5.3	22.8	16.5	16.0	16.5	17.0
SYNLAB AG	19.5	-25.0	-17.6	4.4	6.1	-3.0	22.6	7.9	17.0	17.5	18.3
H.U. Group Holdings, Inc.	11.4	-8.2	1.9	2.8	1.9	-1.3	19.1	13.3	13.6	14.1	17.2
BML, Inc.	9.7	-14.0	1.9	3.2	11.8	-3.1	22.2	16.9	14.4	15.3	16.3
Australian Clinical Labs Limited	12.4	-30.0	-0.6	4.2	5.0	2.8	20.5	11.3	12.3	12.6	12.7
Mean	11.3%	-12.5%	-4.6%	4.1%	5.4%	-0.1%	22.1%	14.7%	16.0%	16.4%	17.3%
Median	10.6%	-11.4%	-1.6%	3.9%	5.2%	-1.0%	22.7%	16.1%	16.3%	16.5%	17.1%
Genetron Holdings Limited (2030)	19.2%	17.1%					16.9%	19.6%

	ENTERPRISE VALUE AS MULTIPLE OF				ENTERPRISE VALUE AS MULTIPLE OF
Company	LTM EBITDA	2023 EBITDA	2024 EBITDA	2025 EBITDA	LTM Revenue	2023 Revenue	2024 Revenue	2025 Revenue
Cancer Diagnostics & Early Screening Companies
Exact Sciences Corporation	NM	74.2x	43.3x	25.7x	5.72x	5.35x	4.67x	4.09x
Natera, Inc.	NM	NM	NM	NM	5.28	4.76	3.85	3.11
Guardant Health, Inc.	NM	NM	NM	NM	6.40	5.95	4.86	3.84
Myriad Genetics, Inc.	NM	NM	NM	NM	1.67	1.58	1.45	1.35
New Horizon Health Limited	NM	NM	19.0	8.0	4.91	3.93	2.66	1.83
Veracyte, Inc.	NM	NM	NM	47.6	4.19	3.98	3.55	3.16
Adaptive Biotechnologies Corporation	NM	NM	NM	NM	2.06	1.89	1.50	1.20
Fulgent Genetics, Inc.	NM	NM	NM	NM	NM	NM	NM	NM
Castle Biosciences, Inc.	NM	NM	NM	NM	0.97	0.88	0.78	0.61
Invitae Corporation	NM	NM	NM	NM	2.59	2.63	2.34	2.05
Burning Rock Biotech Limited	NM	NA	NM	NA	NM	NA	NA	NA
Fresh2 Group Limited	NM	NA	NA	NA	18.67	NA	NA	NA
Mean	NA	74.2x	31.1x	27.1x	5.25x	3.44x	2.85x	2.36x
Median	NA	74.2x	31.1x	25.7x	4.55x	3.93x	2.66x	2.05x
Laboratory Testing Companies
Laboratory Corporation of America Holdings	9.2x	10.6x	10.3x	9.6x	1.44x	1.77x	1.70x	1.64x
Quest Diagnostics Incorporated	10.4	9.9	9.6	8.9	1.92	1.98	1.95	1.88
Eurofins Scientific SE	9.8	9.8	8.9	8.1	1.96	1.95	1.81	1.71
Sonic Healthcare Limited	9.4	9.1	8.6	7.9	1.99	1.88	1.80	1.71
SYNLAB AG	10.6	6.7	6.3	5.8	1.39	1.44	1.38	1.30
H.U. Group Holdings, Inc.	4.0	4.0	3.8	NA	0.53	0.55	0.53	NA
BML, Inc.	1.1	1.4	1.3	NA	0.18	0.20	0.20	NA
Australian Clinical Labs Limited	4.6	4.5	4.2	4.0	1.23	1.24	1.19	1.13
Mean	7.4x	7.0x	6.6x	7.4x	1.33x	1.38x	1.32x	1.56x
Median	9.3x	7.9x	7.4x	8.0x	1.42x	1.60x	1.54x	1.67x

Notes:
LTM = Latest Twelve Months
The Company’s EBITDA is adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, Bloomberg, company Filings, annual and interim Reports.
Selected M&A Transactions Analysis.   Duff & Phelps compared the Company to the target companies involved in the selected merger and acquisition transactions listed in the table below. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction compared to the Merger, and the availability of public information related to the transaction. The selected transactions indicated enterprise value to LTM revenue multiples ranging from 3.56x to 24.89x with a median of 6.75x.
The Company is not directly comparable to the target companies in the selected M&A transactions analysis given certain characteristics of the transactions and the target companies, including business and industry comparability and lack of recent relevant transactions. Therefore, although it reviewed the selected M&A transactions analysis, Duff & Phelps did not select valuation multiples for the Company based on the selected M&A transactions analysis.
Selected M&A Transactions Analysis
($ in millions) Announced Date	Target Name	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue
5/10/2023	CTI BioPharma Corp.	Swedish Orphan Biovitrum AB (publ)	$1,666	$54	$(68)	-127.0%	30.88x
9/23/2022	Theradiag SA	Biosynex SA	$28	$14	$(0)	-1.9%	2.04x
9/13/2022	Singapore Medical Group Limited	Tony Tan Choon Keat, Beng Teck Liang and Wong Seng Weng	$127	$74	$18	23.6%	1.70x
1/18/2022	GeneDx, Inc.	Sema4 Holdings Corp. (nka:GeneDx Holdings Corp.)	$623	$117	NA	NA	5.34x
7/8/2021	Igenomix S.L.	Vitrolife AB (publ)	$1,481	$145	NA	NA	10.25x
5/10/2021	IDL Biotech AB (publ)	AroCell AB (publ)	$28	$2	$(1)	-62.8%	12.43x
1/5/2021	BioTheranostics, Inc.	Hologic, Inc.	$223	$33	NA	NA	6.75x
6/22/2020	ArcherDx, Inc.	Invitae Corporation	$1,391	$56	$(41)	-74.1%	24.89x
4/8/2020	Sienna Cancer Diagnostics Limited	BARD1 Life Sciences Limited (nka:INOVIQ Ltd)	$13	$1	$(2)	-328.0%	21.58x
7/29/2019	Genomic Health, Inc.	Exact Sciences Corporation	$2,259	$442	$78	17.7%	5.11x
1/16/2018	HealthFair USA, Inc.	Community Care Health Network, Inc.	$160	$45	NA	NA	3.56x
Mean	11.32x
Median	6.75x

Notes:
LTM = Latest Twelve Months
Source: Capital IQ, Bloomberg, company filings, press releases
Summary of Selected Public Companies / M&A Transactions Analyses
Duff & Phelps noted that while it reviewed the selected public companies and the selected M&A transactions, it did not select valuation multiples for the Company based on the selected public companies analysis and the selected M&A transactions analysis for the reasons described in the sections entitled “Selected Public Companies Analysis” and “Selected M&A Transactions Analysis” above, respectively.
Summary of Financial Analysis
The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was within a range of RMB 370.00 million to RMB 680.00 million based on the analyses described above.
Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be RMB 464.15 million to RMB 798.35 million by:
•
adding proceeds from exercise of in-the-money options from RMB 0.00 million to RMB 24.20 million;

•
adding cash and cash equivalents of RMB 37.63 million;

•
adding financial assets of RMB 141.27 million;

•
adding amounts due from related parties of RMB 0.01 million;

•
subtracting borrowings of RMB 74.10 million; and

•
subtracting non-controlling interests of RMB 10.66 million.

Based on the foregoing analysis, Duff & Phelps estimated the value of each ADS to range from US$0.69 to US$1.15 as of the date of its fairness opinion (without taking into account the ADS Ratio Change).
Duff & Phelps noted that the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger were above the range of the per Share value and the per ADS value, respectively, indicated in its analyses.
Duff & Phelps’ opinion was only one of the many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.
Fees and Expenses
As compensation for Duff & Phelps’ services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay Duff & Phelps a fee of US$850,000, consisting of a nonrefundable retainer of US$300,000 payable upon engagement and US$550,000 payable upon Duff & Phelps’ delivery of its opinion to the Special Committee.
As compensation for Kroll Securities’ services in connection with the market-check exercise, the Company agreed to pay Kroll Securities an upfront fee of US$120,000.
No portion of Duff & Phelps’ fee is refundable or contingent upon the consummation of the Proposed Transaction or the conclusion reached in the opinion. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expense (including the fees and expenses of outside counsel) incurred in connection with the rendering of its opinion, not to exceed US$50,000.
The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Board are aware of these fee arrangements. Other than this engagement to render its opinion to the Special Committee, during the two years preceding the date of its opinion, Duff & Phelps provided a fairness opinion to the special committee of the Board in connection with a related party transaction and received fees, expense reimbursement, and indemnification for such engagement.
Purposes of and Reasons for the Merger
The Participants
Under the SEC rules governing going-private transactions, each Participant is required to express his, her or its reasons for the Merger to the Company’s Unaffiliated Security Holders, as defined in Rule 13e-3 of the Exchange Act.
Each Participant is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Participants, the purpose of the Merger is to enable Parent to acquire 100% control of the Company, in a transaction in which the Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the ADSs (other than the ADSs representing Excluded Shares) will be cancelled in exchange for US$0.272 per Share or US$4.08 per ADS (less US$0.05 per ADS cancellation fee payable pursuant to the terms of the Deposit Agreement), respectively, in each case, without interest and net of any applicable withholding taxes, so Parent will bear the rewards and risks of the sole ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.
The Buyer Group believes the operating environment has changed in a significant manner since the Company’s initial public offering and these changes have increased the uncertainty and volatility inherent in the business model of the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.
Further, as a privately held entity, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The Buyer Group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above. In the course of considering the going-private transaction, the Buyer Group did not consider alternative transaction structures because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.
The other Participants decided to participate in the going-private transaction by rolling over their Rollover Shares because they wish to retain their investment in the Surviving Company after the closing of the Merger and participate in the future prospects of the Surviving Company through such investment. The other Participants did not consider alternative transaction structures other than the going-private transaction which was initiated by the Buyer Group and negotiated between the Company and the Buyer Group. The other Participants did not participate in the negotiations of the Transactions other than entering into the Rollover Agreement.
The Company
The Company’s purpose for engaging in the Merger is to enable its shareholders and ADS holders to receive US$0.272 per Share and US$4.08 per ADS (less US$0.05 per ADS cancellation fee payable pursuant to the Deposit Agreement), in each case, in cash, without interest and net of any applicable withholding taxes, which represents (i) a premium of approximately 15% to the closing trading price of the ADSs on August 19, 2022, the last trading day prior to the Company’s announcement of its receipt of the Proposal, (ii) a premium of approximately 21% to the average closing price of the ADSs during the last 30 trading days prior to the Company’s receipt of the Proposal, and (iii) a premium of approximately 42% to the closing price of the ADSs on October 10, 2023, the last trading day prior to the date on which Company entered into the Merger Agreement. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail under the caption “— Reasons for the Merger and Recommendation of the Special Committee and the Board.”
Effects of the Merger on the Company
Private Ownership
ADSs representing Shares are currently listed on NASDAQ under the symbol “GTH”. It is expected that, following the consummation of the Merger, the Company’s ADS program for Shares maintained pursuant to the Deposit Agreement will be terminated, and the Company, as the Surviving Company, will cease to be a publicly traded company and will instead become a private company beneficially owned by the Buyer Group and the Other Rollover Shareholders.
Following the completion of the Merger, ADSs will no longer be listed on any securities exchange or quotation system, including NASDAQ, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if Shares are not listed on a national securities exchange and there are fewer than 300 record holders of Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated and/or suspended and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002, applicable to public companies. As a result, the Company will no longer incur the costs and expenses of complying with such requirements. After the completion of the Merger, the Company’s shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.
Upon completion of the Merger, (a) each Share, other than the Excluded Shares and the Dissenting Shares, issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration in cash per Share without interest and net of any applicable withholding taxes, and (b) each ADS, other than each ADS representing the Excluded Shares, issued and outstanding immediately prior to the Effective Time, will represent the right to receive the Per ADS Merger Consideration (less US$0.05 per ADS cancellation fee payable pursuant to the terms of the Deposit Agreement), in cash, without interest and net of any applicable withholding taxes. At the Effective Time, (a) the Excluded Shares (including Excluded Shares represented by ADSs) will be cancelled for no cash consideration or distribution therefor and (b) the Dissenting Shares will be cancelled and cease to exist in exchange for the right to receive the fair value of such Shares as determined by the Grand Court of the Cayman Islands pursuant to the provisions of Section 238 of the Cayman Islands Companies Act. At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company. As a result, current shareholders of the Company, other than the Rollover Shareholders, will no longer have any equity interest in, or be shareholders of the Company upon completion of the Merger and the ADSs will represent only a right to receive cash consideration. As a result, the Company’s shareholders and ADS holders, other than the Rollover Shareholders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, our current shareholders and ADS holders, other than the Rollover Shareholders, will not be exposed to the risk of loss in relation to their investment in the Company.
At the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU that is then outstanding, whether or not vested, as described below.
Each holder of a Company Option granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option. Each holder of a Company RSU granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU. Each holder of a Company Restricted Share granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
Directors and Management of the Surviving Company
If the Merger is completed, the current memorandum and articles of association of the Company will be replaced in their entirety by the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger. In addition, the directors of Merger Sub immediately prior to the Effective Time or such other persons designated by Parent will, from and after the Effective Time, be the initial directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent.
Primary Benefits and Detriments of the Merger
The primary benefits of the Merger to the Participants include the following:
•
If the Company successfully executes its business strategies, the value of the Participants’ equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent.

•
The Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces pressure from public shareholders and investment analysts to make decisions that may produce better short-term results, but which may not maximize equity value in the long term.

•
The management of the Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition and regulation.

•
The management of the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations.

•
The Company will be able to incur more expenses on research and development without public market scrutiny or the pressure to meet short-term forecasts.

•
There will be a reduction of the costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements.

The primary detriments of the Merger to the Participants include the following:
•
All of the risks of any possible decrease in the Company’s revenues, free cash flow or value following the Merger will be borne by Parent.

•
The business risks facing the Company, including increased competition and government regulation, will be borne by Parent.

•
An equity investment in the Surviving Company by Parent following the Merger will involve substantial risk resulting from the limited liquidity of such an investment since there will be no trading market for the Surviving Company’s equity securities.

The Company’s Net Book Value and Net Earnings
After the closing of the Merger, each Participant will have a direct or indirect interest in the Company’s net book value and net earnings in proportion to such Participant’s direct or indirect ownership interest in the Surviving Company. The Company’s net losses attributable to shareholders for the fiscal year ended December 31, 2022 was approximately US$117.2 million and the Company’s net book value as of December 31, 2022 was approximately US$79.5 million.
The table below sets forth the indirect beneficial interest in the Company’s net book value and net earnings for the Buyer Group, Management Filing Persons and Management Holding Entities and WSG Entities before and after the Merger, based on the historical net book value and net losses of the Company as of and for the fiscal year ended December 31, 2022.
	Ownership Prior to the Merger(1)(2)				Ownership After the Merger(2)
	Net Book Value		Net Losses		Net Book Value		Net Losses
Name	$’000	%(1)	$’000	%(1)	$’000%		$’000%
Buyer Group	11.8	14.9%	17.4	14.9%	43.9	55.2%	64.7	55.2%
Management Filing Persons and Management Holding Entities	11.5	14.5%	17.0	14.5%	9.0	11.3%	13.2	11.3%
WSG Entities(3)	4.0	5.0%	5.9	5.0%	4.0	5.0%	5.9	5.0%

(1)
Ownership percentages prior to the Merger are based on 464,453,220 Shares issued and outstanding as of the date of this proxy statement and assume that all of the Company Options held by the members of the Participants, or as to which the Participants may be deemed the beneficial owners, have been exercised.

(2)
For the purpose of this table, ownership percentages with respect to Mr. Wang and Mr. Kung do not include shares beneficially owned by them through certain Management Holding Entities and WSG Entities, respectively, which shall be reflected in the corresponding rows of the table.

(3)
Pursuant to the terms of certain Convertible Loan (defined below), an investment fund affiliated to Mr. Kung has the right to convert all or part of the outstanding loan principal into or subscribe for shares of the Surviving Company’s subsidiary seeking new financing subject to the terms and conditions thereof. See “Interests of Certain Persons in the Merger — Interests of the Buyer Group and the Other Rollover Shareholders — Convertible Loan” for details.

Plans for the Company after the Merger
Following the completion of the Merger, Parent will own 100% of the equity interest in the Surviving Company. The Participants anticipate that the Company will continue to conduct its operations substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.
Following the completion of the Merger and the anticipated deregistration of the Shares and ADSs, the Company will no longer be subject to the Exchange Act and the compliance and reporting requirements of NASDAQ and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Except as set forth in this proxy statement and transactions already under consideration by the Company, the Participants do not have any current plans, proposals or negotiations that relate to or would result in any of the following:
•
an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

•
sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

•
any other material changes in the Company, including with respect to the Company’s corporate structure or business.

However, after the Effective Time, the Participants and the Surviving Company’s management and directors will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another stock exchange. The Participants expressly reserve the right to make any changes they deem appropriate to the operation of the Surviving Company in light of such evaluation and review as well as any future developments.
In addition, pursuant to the terms of certain Convertible Loan (defined below), an investment fund affiliated to Mr. Kung has the right to convert all or part of the outstanding loan principal into or subscribe for shares of the Surviving Company’s subsidiary seeking new financing subject to the terms and conditions thereof. See “Interests of Certain Persons in the Merger — Interests of the Buyer Group and the Other Rollover Shareholders — Convertible Loan” for details.
Alternatives to the Merger
The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on August 22, 2022 in response to the Board’s receipt on August 21, 2022 of the Proposal. The Special Committee noted that the Proposal was publicly announced on August 22, 2022 and was therefore known to the market in general, and would continue to be known to the market through and after the execution of the Merger Agreement. As of August 21, 2022, the Company had not received and has not since received from any other third parties any actionable offer for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets, or the purchase of all of the Shares, including Shares represented by ADSs, or a sufficient number of Shares and ADSs to enable such third party to exercise control of or significant influence over the Company. Taking these considerations into account, the Special Committee decided that there was no viable alternative to the proposed sale of the Company to the Buyer Group. The Special Committee also took into account that prior to the receipt of shareholder approval, the Company can terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal, subject to the payment of a termination fee to the extent provided in the Merger Agreement. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a Superior Proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a Superior Proposal, recommend such proposal to the Company’s shareholders).
The Special Committee and the Board also considered the advisability of rejecting the Proposal and allowing the Company to remain as a publicly-traded company. However, based on the considerations set forth in “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”, the Special Committee and the Board concluded that remaining as a public company would be less favorable than the Merger as a means to enhance the value of the Unaffiliated Security Holders’ interests in the Company.
Effects on the Company if the Merger Is Not Completed
The Company is not currently aware of any reason why the Merger will not be completed as contemplated by the Merger Agreement. If the Merger were not completed for any reason, however, holders of Shares and ADSs (other than Excluded Shares and ADSs representing Excluded Shares) would not receive the Per Share Merger Consideration or Per ADS Merger Consideration that is contemplated by the Merger Agreement and the Plan of Merger. Instead, the Company would remain a publicly-traded company and the ADSs would continue to be listed and traded on NASDAQ for so long as the Company continued to meet the NASDAQ’s listing requirements. The Unaffiliated Security Holders would therefore continue to be subject to opportunities and risks similar to those to which they are currently subject with respect to their ownership of the Shares and ADSs. The effect of these risks and opportunities on the future value of the Unaffiliated Security Holders’ Shares and ADSs cannot be predicted with any certainty. There is also a risk that the market price of the ADSs would decline if the Merger were not completed, based on an assumption that the current market price reflects an expectation on the part of investors that the Merger will be completed.
If the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee equal to US$1,250,000, or Parent may be required to pay the Company a termination fee equal to US$2,500,000, in each case as described under the caption “The Merger Agreement and Plan of Merger — Termination Fees” beginning on page 89.
If the Merger were not completed for any reason, the Board could be expected from time to time thereafter to evaluate and review the business, operations, dividend policy, and capitalization of the Company and make such changes as it deemed appropriate. If the Merger were not completed for any reason, it is possible that no other comparable transaction acceptable to the Company would be offered, and that the Company’s business, prospects, and results of operations would be adversely affected.
Financing of the Merger
The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and the Transactions, excluding payment of fees and expenses in connection with the Merger, would be approximately US$50.9 million, assuming no exercise of dissenters’ rights by shareholders of the Company. In calculating this amount, the Company and the Buyer Group did not consider the value of the Excluded Shares, which will be cancelled for no cash consideration pursuant to the Merger Agreement.
The Buyer Group expects to provide this amount through cash contribution by the Sponsors.
Under the terms and subject to the conditions of the Equity Commitment Letters, the Sponsors have committed to providing equity financing in an aggregate amount of US$52.4 million to Parent to finance the Merger.

Equity Financing
Pursuant to the Equity Commitment Letters, the Sponsors have committed, subject to the terms and conditions therein, to subscribe, or cause to be subscribed, for newly-issued equity securities of Parent, at or prior to the Effective Time, in an aggregate cash amount of US$52,432,432. Such funds to be used by Parent to (i) fund the Merger consideration and any other amounts required to be paid pursuant to the Merger Agreement, and (ii) pay related fees and expenses pursuant to the Merger Agreement.
The funding of each Sponsor’s equity commitment under the Equity Commitment Letter is conditioned upon (i) the execution and delivery of the Merger Agreement by the Company and each other Equity Commitment Letters by the parties thereto; (ii) the satisfaction, or waiver by Parent, of each of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger set forth in the Merger Agreement as in effect from time to time (other than those conditions that by their nature are to be satisfied at the closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions); (iii) the substantially contemporaneous consummation of the contribution of the Rollover Shares by each Rollover Shareholder pursuant to the Support Agreement, or Parent or Company, as applicable, concurrently seeking enforcement of the Support Agreement against such Rollover Shareholder, (iv) the substantially contemporaneous funding to Parent in full of the contributions by each other Sponsor contemplated by the other Equity Commitment Letters directly or indirectly through Permitted Syndications (as defined below) or as otherwise permitted under the Interim Investor Agreement, which shall not have been modified, amended or altered in any manner adverse to the Sponsor without the Sponsor’s prior written consent, or Parent or Company, as applicable, concurrently seeking enforcement of the applicable Equity Commitment Letter against such other Sponsor, provided, that the satisfaction or failure of the condition set forth in item (iv) shall not limit or impair the ability of Parent or the Company to seek enforcement of the obligations of the Sponsor under and in accordance with this letter agreement, if (x) the Company is also concurrently seeking enforcement of the other Equity Commitment Letters or (y) each other Sponsor has satisfied or will satisfy its obligations under its Equity Commitment Letter in full concurrently with or prior to the funding of the equity commitment by the Sponsor; (v) the substantially concurrent consummation of the closing of the Merger, provided, that if the Company seeks specific performance in accordance with the Merger Agreement and Parent or Merger Sub is ordered by a court of competent jurisdiction in a final non-appealable order to specifically perform their obligations to effect the closing of the Merger pursuant to the Merger Agreement, the conditions set forth in this item (v) shall be deemed satisfied, and (vi) if applicable, ODI Approvals have been obtained or completed and remain in full force and effect.
The obligation of each Sponsor to fund the equity commitment under the Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (i) the closing, so long as the Sponsor has at or prior to the closing of the Merger fully funded and paid to Parent the equity commitment, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the discharge in full of its obligation to complete the funding of the equity commitment at or prior to the closing of the Merger, and (iv) the assertion by the Company or any of its controlled affiliates, directly or indirectly, in any litigation or other action of any claim (whether in tort, contract or otherwise) against the Sponsor, any of certain non-recourse parties, Parent, Merger Sub, any other Sponsor or any of certain non-recourse parties as defined in the other Equity Commitment Letters, as applicable, relating to the applicable Equity Commitment Letter, any other Equity Commitment Letter, the Limited Guarantees, the Merger Agreement, the Support Agreement, or any of the transactions contemplated hereby or thereby (other than (a) a claim seeking an order of specific performance or other equitable relief to cause the funding of the equity commitment of the Sponsor or other Sponsors in accordance with the Equity Commitment Letters or (b) a claim seeking an order of specific performance or other equitable relief against Parent or Merger Sub in accordance with the Merger Agreement).
The Company is an express third-party beneficiary of the Equity Commitment Letters to the extent of its right to seek specific performance of the equity commitment pursuant to the terms and subject to the conditions of the Equity Commitment Letters.
Limited Guarantees
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors, as the guarantor, executed and delivered a Limited Guarantee, dated as of October 11, 2023, in favor of the Company or Genetron Health (Beijing) Co., Ltd., a PRC subsidiary of the Company. Under the Limited Guarantees, the Sponsors have guaranteed in favor of the Company or Genetron Health (Beijing) Co., Ltd., subject to the maximum aggregate amount of US$2.55 million (the “Maximum Amount”), and certain limitations provided therein, (i) the payment of the Parent Termination Fee as defined in the Merger Agreement, and (ii) the reimbursement obligations of Parent of reasonable costs and expenses actually incurred or accrued in connection with the collection of the Parent Termination Fee pursuant the Merger Agreement. The Limited Guarantees will terminate on the earliest to occur of (a) the Effective Time, (b) the payment in full of the obligations thereunder subject always to the Maximum Amount, and (c) the valid termination of the Merger Agreement in accordance with its terms under the circumstance in which Parent and/or Merger Sub would not be obligated to make any payment of any obligations mentioned above pursuant to the Merger Agreement.
Each Limited Guarantee provided by each Sponsor will also terminate in the event that the guaranteed party or any of its controlled affiliates assert in any litigation or other proceeding that any provisions of the Limited Guarantee limiting the Sponsor’s liability to the Maximum Amount are illegal, invalid or unenforceable in whole or in part or that the Sponsor is liable in excess of or to a greater extent than the Maximum Amount, or assert any theory of liability against certain non-recourse parties other than certain retained claims as provided under such Limited Guarantee.
Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, the Rollover Shareholders entered into the Support Agreement with Parent. Pursuant to the Support Agreement, among other things, (i) each Rollover Shareholder will vote, or cause to be voted, all of the Rollover Shares beneficially owned by it, him or her and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, and (ii) the Rollover Shares beneficially owned by it, him or her will, at the closing of the Merger, be cancelled for no cash consideration. Each of the Rollover Shareholders will instead receive a number of newly issued ordinary shares of Parent equal to their respective number of Rollover Shares immediately prior to the closing of the Merger.
Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof).
Interim Investor Agreement
Concurrently with the execution and delivery of the Merger Agreement, Mr. Wang, the Sponsors, Parent and Merger Sub entered into the Interim Investor Agreement, pursuant to which the parties thereto agreed to certain terms and conditions that will govern the actions of such parties and the relationship among such parties with respect to the Merger. The Interim Investor Agreement provides for, among other things and, subject to certain limitations or exceptions therein, (i) the mechanism for making certain decisions relating to the Merger Agreement and ancillary agreements in connection with the Merger, (ii) the arrangement for the sharing of certain fees and expenses among members of the Buyer Group, and (iii) none of the Sponsors shall be entitled to assign, sell-down or syndicate any part of its equity commitment to any third party (except for any assignment, sell-down or syndication of all or any part of its equity commitment to its affiliates or limited partners of it or its affiliates (each a “Permitted Syndication”)).
Remedies
The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and payment of a termination fee.
Other than rights of specific performance that the Company may be entitled to, in the event that the Company has the right to terminate the Merger Agreement and receive a termination fee and certain costs, expenses and interest pursuant to the Merger Agreement, the Company’s right to receive the termination fee will be the sole and exclusive remedy of the Company and its subsidiaries for any loss or damage suffered as a result of any breach or failure to perform under the Merger Agreement or other failure of the Merger to be consummated by Parent and Merger Sub.
Other than rights of specific performance that Parent may be entitled to, Parent’s right to terminate the Merger Agreement and receive a termination fee and certain costs, expenses and interest pursuant to the Merger Agreement will be the sole and exclusive remedy of Parent and Merger Sub for any loss or damage suffered as a result of any breach or failure to perform under the Merger Agreement or other failure of the Merger to be consummated by the Company.
The maximum aggregate liabilities of Parent and Merger Sub for monetary damages in connection with the Merger Agreement are limited to (a) the maximum termination fee in the amount of US$2.5 million and (b) reimbursement of certain expenses and interest in the event that Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, as the case may be.
Interests of Certain Persons in the Merger
In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that each Participant has interests in the transaction that are different from, and/or in addition to, the interests of the Unaffiliated Security Holders generally. The Board and the Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and recommend that our shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions.
Interests of the Buyer Group and the Other Rollover Shareholders
As a result of the Merger, Parent will own 100% of the equity interest in the Surviving Company immediately following the completion of the Merger. The Buyer Group and the Other Rollover Shareholders (including other Participants) will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could result in an increase in the value of their investments in the Company. The Buyer Group and the Other Rollover Shareholders will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. As there will be no public trading market for the Surviving Company’s shares, the Buyer Group and the Other Rollover Shareholders will have no certainty of any future opportunity to sell such shares at an attractive price, or that any dividend paid by the Surviving Company will be sufficient to recover their respective investments in the Company.
The Merger may also provide additional means to enhance shareholder value for the Buyer Group and the Other Rollover Shareholders, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the Buyer Group and the Other Rollover Shareholders, such as through dividends or other distributions.
Convertible Loan
On September 18, 2023, a subsidiary of the Company, Beijing Genetron Biotechnology Co., Ltd., completed a convertible loan financing transaction (the “Convertible Loan”) and received the loan proceeds of RMB100,000,000 in full from Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership), an investment fund affiliated to Mr. Kung (the “Lender”).

The Convertible Loan will mature two years from the date of the disbursement of the proceeds (the “Disbursement Date”). From the Disbursement Date until the earlier of six months after the maturity date of the Convertible Loan and the signing date of the new equity financing of the Surviving Company or any of its subsidiaries (such entity, the “Financing Issuer”), (a) if the Surviving Company adopts a PRC domestic financing structure for such new equity financing, the Lender will have the right to convert all or part of the outstanding principal of the Convertible Loan into common equity securities of the Financing Issuer, and (b) if the Surviving Company adopts an offshore financing structure for such new equity financing, the Lender will have the right to subscribe for common equity securities of the Financing Issuer for an aggregate new money consideration of no more than US$15 million.
Interests of the Company’s Executive Officers and Directors in the Merger
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
•
the beneficial ownership of equity interests in the Surviving Company by Mr. Wang and Management Filing Persons, and the potential increase or decrease in value of the shares of the Surviving Company of which such directors and executive officers will have beneficial ownership as a result of the completion of the Merger, and future performance of the Company;

•
the cash-out of Company Options and/or Company Restricted Shares held by certain of the Company’s directors;

•
continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company;

•
the compensation of US$17,000 per month for the chairman of the Special Committee and US$12,000 per month for the other member of the Special Committee in exchange for their services in such capacity (the payment of which is not contingent upon the approval or consummation of the Merger or any alternative transaction), during the period between the date of formation of the Special Committee and the earlier of (a) the consummation of the Merger or any alternative transaction, (b) the date of the affirmative dissolution of the Special Committee, and (c) the sixth month anniversary of the date of the formation of the Special Committee; and

•
the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters.
Treatment of Company Share Awards
At the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU that is then outstanding, whether or not vested, as described below.
Each holder of a Company Option granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option. Each holder of a Company RSU granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU. Each holder of a Company Restricted Share granted under the Company Share Plans that remains outstanding at the Effective

Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
The table below sets forth the numbers of outstanding Shares (including Shares represented by ADSs), Company Options and Company Restricted Shares (in each of the foregoing cases, excluding Excluded Shares) beneficially held as of the date of this proxy statement by the directors and executive officers of the Company and the amounts of cash that such directors and executive officers will receive pursuant to the Merger Agreement (without interest and net of any applicable withholding taxes).
	Shares (Excluding Excluded Shares)		Company Options (Excluding Excluded Shares)			Company Restricted Shares (Excluding Excluded Shares)
Name	Shares beneficially owned	Cash Payment (US$)	Underlying Shares	Exercise Price (US$)	Cash Payment (US$)	Underlying Shares	Cash Payment (US$)	Total Cash Payment at Effective Time (US$)
Sizhen Wang	—	—	—	—	—	—	—	—
Hai Yan, Ph.D./M.D.	13,000,000	3,536,000	—	—	—	—	—	3,536,000
Yuchen Jiao, Ph.D./M.D.	1,326,495	360,807	—	—	—	—	—	360,807
Evan Ce Xu	597,935	162,638	—	—	—	—	—	162,638
Yun-Fu Hu, Ph.D	—	—	—	—	—	—	—	—
Fengling Zhang	—	—	—	—	—	—	—	—
Xia Wu	—	—	—	—	—	—	—	—
Shan Fu	—	—	—	—	—	—	—	—
Chao Tang, Ph.D	—	—	—	—	—	—	—	—
Dian Kang	—	—	100,000	0.986	—	—	—	—
Webster Cavenee	—	—	—	—	—	93,000	10,406	10,406
Wing Kee Lau	—	—	—	—	—	50,000	—	—
Total	14,924,430	4,059,445	100,000	—	—	143,000	10,406	4,069,851
Indemnification; Directors’ and Officers’ Insurance
See “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 85.
The Special Committee
On August 22, 2022, the Board established the Special Committee to consider the Proposal from Mr. Wang and to take any actions it deems appropriate to assess the fairness and viability of the Proposal. The Special Committee is composed of two independent directors, Mr. Wing Kee (Kelvin) Lau (serving as chairman of the Special Committee) and Mr. Dian Kang. Both Mr. Lau and Mr. Kang are free from any affiliation with the Buyer Group and neither Mr. Lau nor Mr. Kang has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (i) their receipt of the Board compensation in the ordinary course as members of the Board, (ii) Special Committee members’ compensation in connection with the Special Committee’s evaluation of the Proposal and evaluation and negotiation of the terms and conditions of the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger (which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger), (iii) their rights as members of the Board, including as members of the Special Committee, to the directors’ indemnification and liability insurance rights under the Merger Agreement, and (iv) their right to receive cash consideration after the completion of the Merger with respect to the Company Options and/or Company Restricted Shares that had been granted to them under the Company Share Plans. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.
The Company compensates US$17,000 per month for the chairman of the Special Committee and US$12,000 per month for the other member of the Special Committee in exchange for their services in such capacity (the payment of which is not contingent upon the approval or consummation of the Merger or any alternative transaction), during the period between the date of formation of the Special Committee and the earlier of (a) the consummation of the Merger or any alternative transaction, (b) the date of the affirmative dissolution of the Special Committee, and (c) the sixth month anniversary of the date of the formation of the Special Committee.
Position with the Surviving Company
After completion of the Merger, Mr. Wang expects to continue to serve as the chief executive officer and director of the Surviving Company. It is anticipated that the Management Filing Persons will hold positions with the Surviving Company that are substantially similar to their current positions.
Related Party Transactions
The Company has adopted an audit committee charter that requires the audit committee to review on an ongoing basis and approve all related party transactions as defined in Item 404 of Regulation S-K. For a description of related party transactions for the years ended December 31, 2021 and 2022, see “Item 7. Major Shareholders and Related Party Transactions — 7.B. Related Party Transactions” included in the 2022 Form 20-F, which is incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 104 for a description of how to obtain a copy of the 2022 Form 20-F.
Fees and Expenses
Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the Merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the Merger.
Description	Amount (US$)
Legal fees and expenses	US$	1,500,000
Financial advisory fees and expenses	US$	970,000
Filing fees	US$	7,520
Special Committee compensation	US$	174,000
Miscellaneous (e.g., ADS program termination fees, printer and mailing costs)	US$	3,100,000
Total	US$	5,751,520
These expenses (other than the ADS cancellation fees at US$0.05 per ADS) will not reduce the Merger consideration to be received by the Company’s shareholders and ADS holders. If the Merger is completed, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay those costs and expenses.
Voting by the Rollover Shareholders at the Extraordinary General Meeting
Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) expected to be issued and outstanding on February 9, 2024, the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”), 32,485,495 Shares owned by the shareholders (including ADS holders) of the Company other than the Rollover Shares as of the Share Record Date must be voted in favor of the execution of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolutions. To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
Litigation Related to the Merger
We are not aware of any lawsuit that challenges the Merger Agreement, the Plan of Merger, or any of the Transactions, including the Merger.
Accounting Treatment of the Merger
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.
Regulatory Matters
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NASDAQ, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) ODI Approvals.
Dissenters’ Rights
Registered holders of Shares who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements for the exercise of dissenters’ rights set forth in Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” as well as Annex D to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.

Certain U.S. Federal Income Tax Considerations
The following discussion is a summary of certain U.S. federal income tax consequences of the disposition of the ADSs or Shares for cash pursuant to the Merger. This discussion applies to you only if you are a U.S. Holder (as defined below) that holds ADSs or Shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on existing U.S. federal income tax law, including the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions and the U.S.-PRC income tax treaty (the “Treaty”), all as of the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court will agree with any of the consequences discussed above. This discussion, moreover, does not address the U.S. federal estate, gift or other non-income tax considerations, alternative minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations. The following summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or if you are one of certain types of shareholders subject to special tax rules, for example if you are:
•
a bank or financial institution;

•
an insurance company;

•
a regulated investment company;

•
a real estate investment trust;

•
a dealer in securities, or trader in securities that elects to use a mark-to-market method of tax accounting;

•
one of certain former U.S. citizens or long-term residents;

•
a tax-exempt entity;

•
a person who acquired the ADSs or Shares pursuant to any employee share option or otherwise as compensation;

•
a person that holds the ADSs or Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
a person that has a functional currency other than the U.S. dollar;

•
a person that owns directly, indirectly or constructively ADSs or Shares representing 10% or more of our stock (by vote or value);

•
a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, or a person holding the ADSs or Shares through such an entity; or

•
a person holding the ADSs or Shares in connection with a trade or business conducted outside the United States.

Moreover, this discussion does not address any U.S. federal income tax consequences applicable to Dissenting Shareholders or Rollover Shareholders. These shareholders should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.
You are urged to consult your tax advisor regarding the application of U.S. federal taxation to your particular circumstances, and any state, local, non-U.S. and other tax considerations of the disposition of the ADSs or Shares for cash pursuant to the Merger.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or Shares that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States, any state thereof or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is an owner of the ADSs or Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership owning the ADSs or Shares or a partner therein, you are urged to consult your tax advisor regarding the specific tax consequences of the Merger to you and your partners.
Consequences of the Merger to U.S. Holders
The disposition of your ADSs or Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and your adjusted tax basis in the ADSs or Shares surrendered. Subject to the rules discussed below under “— Passive Foreign Investment Company Considerations,” the gain or loss will be capital gain or loss if the ADSs or Shares have been owned for more than one year. Long term capital gains recognized by certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If you acquired different blocks of the ADSs or Shares at different times or different prices, you must determine your adjusted tax basis and holding period separately with respect to each block of such ADSs or Shares.
As described below under “PRC Income Tax Consequences,” there is a risk that gain from the disposition of the ADSs or Shares pursuant to the Merger may be subject to PRC tax. You are entitled to use foreign tax credits to offset only the portion of your U.S. federal income tax liability attributable to foreign-source income. Because under the Code, any gain or loss recognized by you generally will be treated as U.S.-source gain or loss, this limitation may preclude you from claiming a credit for all or a portion of PRC taxes imposed on the gain. However, if you are eligible for the benefits of the Treaty, you may elect to treat the gain as PRC source income for foreign tax credit limitation purposes. Under certain Treasury regulations, if you do not elect to apply the benefits of the Treaty you are generally precluded from claiming foreign tax credits with respect to PRC income taxes on disposition gains. However, the IRS released a notice allowing taxpayers to defer the application of certain aspects of such regulations under certain conditions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit you from claiming a foreign tax credit with respect to PRC income taxes, if any, on disposition gains, other limitations under the foreign tax credit rules may preclude you from claiming a foreign tax credit with respect some or all of such taxes. If you are precluded from claiming a foreign tax credit, it is possible that any PRC income taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits are very complex. You should consult your tax advisor regarding the tax consequences of the imposition of any PRC tax on disposition gains, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and the creditability or deductibility of the PRC tax in your particular circumstances (including any applicable limitations).
Passive Foreign Investment Company Considerations
A non-U.S. corporation will be a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production, of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties and gains from the disposition of passive assets. Cash is generally a passive asset for these purposes. Goodwill is treated as an active asset to the extent attributable to activities that produce active income. For purposes of the PFIC rules, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
As indicated in our Form 20-F for 2022, we believe that we were not a PFIC for our taxable year ended December 31, 2022. However, our PFIC status for any taxable year is an annual determination that depends on the composition of our income and assets and the value of our assets from time to time. Our PFIC status for any taxable year may also depend, in part, on the average value of our goodwill for the year. The value of our goodwill may be determined, in large part, by reference to our market capitalization, which has been volatile. Because (i) our PFIC status for a taxable year can be determined only after the end of the year, (ii) the extent to which certain of our assets should be characterized as active assets is not entirely clear and (iii) the value of our goodwill may be determined by reference to our average market capitalization for the taxable year, we cannot assure you that we will not be a PFIC for 2023. You should consult your own tax advisor regarding the determination of our PFIC status for 2023 or any prior taxable year during which you owned the ADSs or Shares. If we were a PFIC for any taxable year during which you owned the ADSs or Shares, we would generally continue to be treated as a PFIC with respect to you for all succeeding years during which you owned the ADSs or Shares, even if we ceased to meet the threshold requirements for PFIC status, unless you made a “deemed sale” election.
If we are or were a PFIC for any taxable year during which you own or owned the ADSs or Shares, you will generally be subject to special tax rules on the disposition of the ADSs or Shares pursuant to the Merger. In general, any gain recognized by you would be allocated ratably over your holding period for the ADSs or Shares. The amount allocated to the taxable year of the Merger and to any year before we became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year for individuals or corporations, as appropriate, and an additional tax equal to the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year. If we are a PFIC and the ADSs are “regularly traded” as defined in applicable Treasury regulations, a mark-to-market election would be available with respect to your ADSs, which would result in tax treatment different from the general tax treatment for PFICs described above in this paragraph. Furthermore, if you own or owned ADSs or Shares during any taxable year in which we are or were a PFIC, you must generally file an annual IRS Form 8621, including with respect to the disposition of your ADSs or Shares pursuant to the Merger, subject to certain exceptions.
You should consult your tax advisor regarding the application of the PFIC rules to the disposition of the ADSs or Shares pursuant to the Merger and any resulting U.S. federal income tax consequences and reporting requirements.
Information Reporting and Backup Withholding
Cash payments made to a U.S. Holder of the ADSs or Shares pursuant to the Merger may be subject to information reporting to the IRS and possible U.S. backup withholding, unless you furnish a correct taxpayer identification number and make any other required certification, or are otherwise exempt from information reporting and backup withholding.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS. You should consult your tax advisor regarding the application of the U.S. information reporting and backup withholding rules.
YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. INCOME AND OTHER TAX LAWS.
PRC Income Tax Consequences
Under the PRC Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008 and was amended on February 24, 2017 and December 29, 2018, enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. The State Council adopted the Regulation on the Implementation of Enterprise Income Tax Law (the “Implementation Regulation”), effective as of January 1, 2008 and as amended on April 23, 2019, which defines the “de facto management body” as an establishment that has substantial management and control over the business operation, personnel, accounts and properties of an enterprise. The State Taxation Administration issued the Notice on Issues Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as

PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) on April 22, 2009 and amended it on December 29, 2017. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located in the PRC. Under the EIT Law and the Implementation Regulation, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise, provided that the “non-resident enterprise” does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the PRC Individual Income Tax Law, a “non-resident individual” who disposes of a capital asset in the PRC is subject to PRC individual income tax on any gain at the rate of 20%, to the extent such gain is derived from sources within the PRC. Reduction of or relief from these taxes may be sought under applicable tax treaties with the PRC.
The Company does not believe that it is a “resident enterprise” defined and regulated by the aforesaid laws and regulations or that the gains recognized on the receipt of consideration for the Shares or ADS by non-PRC tax resident holders should otherwise be subject to PRC income tax, however, as there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gains recognized on the receipt of consideration for the Shares or ADS by non-PRC tax resident holders would otherwise be subject to PRC tax.
In addition, according to the Bulletin on Certain Issues of Enterprise Income Tax on Indirect Transfer of Properties by Non-resident Enterprises (“Bulletin 7”) issued by the State Taxation Administration, which became effective on February 3, 2015, and the Bulletin on Issues Relating to Withholding at Source of Income Tax for Non-resident Enterprises (“Bulletin 37”) issued by the State Taxation Administration, which became effective on December 1, 2017, if a non-PRC resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets without any reasonable commercial purpose, the non-PRC resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer, unless (i) the non-PRC resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed company which holds such PRC taxable assets on a public market or (ii) where there is an indirect transfer of PRC taxable assets, but if the non-PRC resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from PRC enterprise income tax under an applicable tax treaty or arrangement (“Safe Harbor Rules”). According to Bulletin 7, where a non-PRC resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, a list of factors set out by Bulletin 7 should be taken into consideration to assess whether the transfer arrangement would be deemed as having a reasonable commercial purpose. Where non-PRC resident enterprises indirectly transfer PRC resident enterprises’ equity and avoid obligations to pay enterprise income tax through arrangement without a reasonable commercial purpose, PRC tax authorities have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises’ equity and impose a 10% income tax on the gain from such offshore share transfer unless the Safe Harbor Rules under Bulletin 7 are satisfied. Pursuant to Bulletin 37, where the party responsible to withhold such income tax did not or was unable to withhold, and non-PRC resident enterprises receiving such income failed to declare and pay the taxes that should have been withheld to the relevant tax authority, both the transferor and the transferee may be subject to penalties under PRC tax laws. Bulletin 37 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the Merger where non-PRC resident enterprise shareholders were involved, if the Merger is determined by the PRC tax authorities to lack reasonable commercial purpose.
The Company does not believe that the Merger is without reasonable commercial purpose for purposes of Bulletin 37 and Bulletin 7, and, as a result, the Company will not withhold any PRC tax under Bulletin 7 and Bulletin 37 from the Merger consideration to be paid to the holders of Shares or ADS. However, if PRC tax authorities were to invoke Bulletin 37 or Bulletin 7 and impose tax on the receipt of consideration for Shares or ADS, then any gains recognized on the receipt of consideration for such Shares or ADS pursuant to the Merger by the Company’s non-PRC resident enterprise shareholders could be treated as PRC-sourced income and thus be subject to PRC income tax at a rate of 10% (subject to applicable tax treaty relief).

On January 17, 2020, the Ministry of Finance and the State Taxation Administration jointly issued the Bulletin on Individual Income Tax Policy Concerning Offshore Income (“Bulletin 3”) which applies to tax matters taking place in 2019 and onwards. Generally, income generated from the transfer of equity interest in a non-PRC entity is considered as income sourced outside of the PRC, from PRC individual income tax perspective. However, Bulletin 3 introduces an exception to the above general principle. If the non-PRC entity has more than 50% of its fair value derived directly or indirectly from real estate in the PRC in any three years (36 consecutive calendar months) before the transfer, income from the transfer of equity interest in the non-PRC entity would be considered as PRC-sourced income and the non-PRC resident individual shareholders could be subject to PRC individual income tax at a rate of 20%.
You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.
Cayman Islands Tax Consequences
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Registrar of Companies in the Cayman Islands to register the Plan of Merger, the Variation of Capital, and the Adoption of Amended M&A, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

MARKET PRICE OF THE COMPANY’S ADSS, DIVIDENDS AND OTHER MATTERS
Market Price of the ADSs
The following table provides the high and low sales prices for ADSs on NASDAQ under the symbol “GTH” for the periods indicated:
	Trading Price (US$)
	1 ADS representing 5 Shares(1)		1 ADS representing 15 Shares(1)
	High	Low	High	Low
2021
First Quarter	31.54	13.40	94.62	40.20
Second Quarter	24.35	17.70	73.06	53.10
Third Quarter	21.17	11.16	63.50	33.47
Fourth Quarter	14.60	5.68	43.80	17.03
2022
First Quarter	6.19	2.18	18.57	6.54
Second Quarter	2.57	1.25	7.71	3.75
Third Quarter	1.73	0.73	5.19	2.19
Fourth Quarter	1.15	0.78	3.45	2.34
2023
First Quarter	1.27	0.91	3.81	2.73
Second Quarter	1.10	0.81	3.30	2.42
Third Quarter	1.00	0.69	3.00	2.08
Fourth Quarter	1.25	0.69	3.75	2.08
2024
First Quarter (through January 16, 2024)	1.24	1.22	3.72	3.67

(1)
Effective on October 26, 2023, the Company changed the ratio of its ADS to Shares from one (1) ADS representing five (5) Shares to one (1) ADS representing fifteen (15) Shares (the “ADS Ratio Change”).

On August 19, 2022, the last trading day immediately prior to the Company’s announcement on August 22, 2022 that it had received the Proposal, the reported closing price of the ADSs on NASDAQ was US$1.18 per ADS (not adjusted to reflect the ADS Ratio Change). The Per ADS Merger Consideration of US$1.36 (not adjusted to reflect the ADS Ratio Change) represents a premium of approximately 15% to the closing trading price of the ADSs on August 19, 2022, the last trading day prior to the Company’s announcement of its receipt of the Proposal and a premium of approximately 21% to the average closing price of the ADSs during the last 30 trading days prior to the Company’s receipt of the Proposal. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.
Dividend Policy
The Company has not declared or paid any cash dividend or dividend in kind since its incorporation through the date of this proxy statement.
Under the terms of the Merger Agreement, the Company is not permitted to pay any dividends pending consummation of the Merger.
In the event the Merger Agreement is terminated for any reason and the Merger is not consummated, the Board will have discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, the Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. Under Cayman Islands law, a Cayman Islands

exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends on the Shares, the Company will pay those dividends which are payable in respect of the Shares underlying the ADSs to the ADS Depositary, as the registered holder of such Shares, and the ADS Depositary then will pay such amounts to the ADS holders in proportion to the Shares underlying the ADSs held by such ADS holders, subject to the terms of the Deposit Agreement, including the fees and expenses payable thereunder.
The Company is a holding company incorporated in the Cayman Islands. The Company relies principally on dividends from its PRC subsidiary for its cash requirements, including any payment of dividends to our shareholders.
Current PRC laws and regulations permit the Company’s PRC subsidiaries to pay dividends to their shareholders only out of their distributable profits determined in accordance with PRC accounting standards and regulations. Each of the Company’s PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund its statutory reserve fund until the aggregate amount of such fund reaches 50% of its registered capital. The Company’s PRC subsidiaries may also allocate a portion of their after-tax profits to their discretionary reserve fund. These reserves may not be distributed as cash dividends. Further, if the Company’s subsidiaries in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Company. In addition, under the EIT Law, effective as of January 1, 2008, dividends from the Company’s PRC subsidiaries to the Company would be subject to a 10% withholding tax, subject to reduction by applicable tax treaty with the PRC, if any. For more detailed discussions about the Company’s dividend policy, see “Item 8. Financial Information — 8.A. Consolidated Statements and Other Financial Information — Dividend Policy” in the 2022 Form 20-F.

THE EXTRAORDINARY GENERAL MEETING
We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Special Committee for use at the extraordinary general meeting described below.
Date, Time and Place of the Extraordinary General Meeting
The extraordinary general meeting will be held on February 21, 2024 at 9:00 a.m. (Beijing time) at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China.
Proposals to be Considered at the Extraordinary General Meeting
At the meeting, you will be asked to consider and vote upon:
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as special resolutions:

THAT the Merger Agreement, the Plan of Merger and the consummation of the Transactions be authorized and approved;
THAT each of the directors of the Company, be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
At the Effective Time, all Shares will be cancelled and cease to exist. If the Merger is consummated, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares and the Dissenting Shares will be cancelled in exchange for the right to receive US$0.272 in cash per Share without interest and net of any applicable withholding taxes, and each ADS issued and outstanding immediately prior to the Effective Time, other than the ADSs representing the Excluded Shares, if any, will represent the right to receive US$4.08 in cash per ADS, without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement, in accordance with the terms and conditions set forth in the Merger Agreement. The Excluded Shares will be cancelled and cease to exist without payment of any cash consideration or distribution therefor. The Dissenting Shares will thereafter represent only the right to receive the fair value of each Share as determined by the Grand Court of the Cayman Islands under Section 238 of the Cayman Islands Companies Act.
In addition to the foregoing, at the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU that is then outstanding, whether or not vested, as described below.
Each holder of a Company Option granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option. Each holder of a Company RSU granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU. Each holder of a Company Restricted Share granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
The Board’s Resolutions and Recommendation
The Board, acting on the unanimous recommendation of the Special Committee:
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determined that the execution of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions,

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authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, and

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resolved to direct that the authorization and approval of the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve the execution, delivery and performance of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger.

Record Date; Shares and ADSs Entitled to Vote
You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name as of 5 p.m. New York City time on the Share Record Date. If you own Shares as of 5 p.m. New York City time on the Share Record Date, you should lodge your proxy card so that the proxy card is received by the Company no later than February 19, 2024 at 9:00 a.m. (Beijing Time).
If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs, as explained below), you cannot vote directly nor are you able to attend the extraordinary general meeting, but you may instruct the ADS Depositary (as the holder of the Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than 12:00 p.m. (New York City time) on February 14, 2024 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Each registered holder of Shares has one vote for each Share held as of 5 p.m. New York City time on the Share Record Date. We expect that, as of the Share Record Date, there will be 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) entitled to be voted at the extraordinary general meeting. See “The Extraordinary General Meeting — Procedures for Voting” below for additional information.
Quorum
A quorum shall be shareholders of the Company present in person (or in the case of a corporation, by its duly authorized representative) or by proxy holding not less than an aggregate of one-half of Shares carrying the right to vote.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Shareholder or Shareholders present and entitled to vote shall form a quorum.
Vote Required
Under the Cayman Islands Companies Act, the memorandum and articles of association of the Company and the Merger Agreement, in order for the Merger to be consummated, the Merger Agreement and the Plan of Merger must be approved by a special resolution (as defined in the Cayman Islands Companies Act and the memorandum and articles of association of the Company) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting or any adjournment or postponement thereof. If this vote is not obtained, the Merger will not be effective. The consummation of the Transactions is not structured so that the approval of at least a majority of Unaffiliated Security Holders is required.
As of the date of this proxy statement, there are 464,453,220 Shares issued and outstanding (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon), all of which are entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “Procedures for Voting”. We expect that, as of the Share Record Date, there will be 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) issued and outstanding, all of which will be entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “The Extraordinary General Meeting — Procedures for Voting”.
Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 59.7% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on 464,453,220 Shares (excluding 9,912,500 Shares recorded under the name of the Bank of New York Mellon) expected to be issued and outstanding on February 9, 2024, the Share Record Date, 32,485,495 Shares owned by the shareholders (including ADS holders) of the Company other than the Rollover Shares as of the Share Record Date must be voted in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolutions. To the knowledge of the Company, the Rollover Shareholders and certain other shareholders of the Company affiliated to the Rollover Shareholders own more than 32,485,495 Shares that are not Rollover Shares, and they may vote those Shares in favor of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions. Therefore, there is a high likelihood that the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions will be approved in the EGM.
Procedures for Voting
Shares
Only shareholders registered in the register of members of the Company as of 5 p.m. New York City time on the Share Record Date will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of 5 p.m. New York City time on the Share Record Date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after 5 p.m. New York City time on the Share Record Date may not attend or vote at the extraordinary general meeting unless they receive a proxy from the person or entity who was the registered holder of such Shares as of the Share Record Date. Each registered holder of Shares has one vote for each Share held as of 5 p.m. New York City time on the Share Record Date.
Shareholders wanting to vote by proxy should indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible so that it is received by the Company no later than February 19, 2024 at 9:00 a.m. (Beijing Time), the deadline to lodge the proxy card for it to be valid. Shareholders can also attend the extraordinary general meeting and vote in person.
Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this proxy statement or the accompanying proxy card should contact our Investor Relations Department at ir@genetronhealth.com.
ADSs
Holders of ADSs as of the close of business in New York City on the ADS Record Date will receive the final proxy statement and ADS voting instruction card either directly from the ADS Depositary (in the case of registered holders of ADSs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who are not registered holders of ADSs). Holders of ADSs as of the close of business on the ADS Record Date (New York City time) (who do not surrender such ADSs for cancellation and become registered holders of the Shares underlying such ADSs, as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS Depositary how to vote the Shares underlying the ADSs (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) by completing and signing an ADS voting instruction card provided by the ADS Depositary and returning it in accordance with the instructions printed on the form. The ADS Depositary must receive the ADS voting instruction card no later than 12:00 p.m. (New York City time) on February 14, 2024. The ADS Depositary will endeavor, in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company, to vote or cause to be voted the Shares represented by ADSs in accordance with the voting instructions timely received (or deemed received) from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Shares represented by ADSs and it will not vote any Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation, conversion into, and delivery of the corresponding, Shares and become registered in the Company’s register of members as holders of Shares prior to the close of business in the New York City on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on February 5, 2024 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled), which will not be borne by the Company, and any applicable taxes, and (c) a certification that you either (i) beneficially owned the ADS as of the ADS Record Date and have not given, and will not give, voting instructions as to your ADSs (or have cancelled all voting instructions previously given) or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not beneficially own the relevant ADSs as of the ADS Record Date and undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please promptly contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hongkong and Shanghai Banking Corporation Limited., Hong Kong branch, the custodian holding the Shares, to deliver, or cause the delivery of, the Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. If the Merger is not completed, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NASDAQ. Shares are not listed and cannot be traded on any stock exchange other than NASDAQ, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you will need to deposit your Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$0.05 per ADS issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Proxy Holders for Registered Shareholders
Shareholders registered in the register of members of the Company as of 5 p.m. New York City time on the Share Record Date who are unable to participate in the extraordinary general meeting may appoint as a representative another person or the chairman of the extraordinary general meeting as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the chairman of the extraordinary general meeting as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Special Committee. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the chairman of the extraordinary general meeting as proxy holder will vote in accordance with the position of the Board.
Voting of Proxies and Failure to Vote
All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions during the extraordinary general meeting, unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. If a shareholder fails to vote by proxy or in person, it may be more difficult for the Company to obtain required votes described in “The Extraordinary General Meeting — Vote Required”. Brokers, banks or other nominees who hold Shares in “street name” for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. Abstentions by holders of Shares are included in the determination of the number of Shares present but are not counted as votes for or against a proposal. If no proxy is given by such holders of Shares, broker non-votes will be counted toward a quorum but will not be treated as voted on any proposals at the extraordinary general meeting.
If holders of ADSs do not timely deliver specific voting instructions to the ADS Depositary, the ADS Depositary will not vote or attempt to exercise the right to vote any Shares underlying such holders’ ADSs. Brokers, banks and other securities intermediaries that hold ADSs in “accounts” for their customers may not have discretionary authority to provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the adoption of the Merger Agreement. Accordingly, if banks, brokers or other securities intermediaries do not receive specific voting instructions from the beneficial owner of ADSs, they may not provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the adoption of the Merger Agreement.

Revocability of Proxies
Registered holders of our Shares may revoke their proxies in one of three ways:
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First, a registered shareholder can revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China, Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting.

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Second, a registered shareholder can complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that the new proxy card is received by the Company no later than February 19, 2024 at 9:00 a.m. (Beijing Time), the deadline for shareholders to lodge proxy cards for them to be valid.

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Third, a registered shareholder can attend the meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder attends and actually votes in person at the extraordinary general meeting.

If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder’s Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.
Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 12:00 p.m. (New York City time) on February 14, 2024. A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
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First, a holder of ADSs can revoke its voting instruction by written notice of revocation timely delivered to the ADS Depositary.

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Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other securities intermediary to change those instructions.
Rights of Shareholders Who Wish to Dissent from the Merger
Shareholders who dissent from the Merger in accordance with the requirements of the Cayman Islands Companies Act will have the right to seek appraisal and payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement, for the exercise of dissenters’ rights. The fair value of your Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Registered shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY

OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON FEBRUARY 13, 2024 TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs ($0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Whom to Contact for Assistance
If you need assistance, including help in changing or revoking your proxy, please contact our Investor Relations Department at ir@genetronhealth.com.
Solicitation of Proxies
This proxy solicitation is being made by the Company on behalf of the Board of the Company and will be paid for by the Company. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of the Company’s Shares that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Other Business
We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement and the Plan of Merger, which are attached as Annex A, and incorporated by reference into this section of this proxy statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety, as they are the legal documents governing the Merger.
The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 104.
Structure and Consummation of the Merger
The Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms, and subject to the conditions, of the Merger Agreement, with the Company being the Surviving Company of the Merger. If the Merger is consummated, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent. The closing of the Merger will occur no later than the tenth business day after all of the conditions to the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions). On the closing date, Merger Sub and the Company will execute and file the Plan of Merger and other appropriate documents with the Registrar of Companies of the Cayman Islands as required by the Cayman Islands Companies Act. The Merger will become effective on the date as specified in the Plan of Merger in accordance with the Cayman Islands Companies Act.
We currently expect that the Merger will be consummated in the first quarter of 2024, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, we intend to complete the Merger as promptly as practicable.
Memorandum and Articles of Association; Directors and Officers of the Surviving Company
At the Effective Time, the memorandum and articles of association in the form annexed to the Plan of Merger will become the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with applicable law and such memorandum and articles of association.
The directors of Merger Sub immediately prior to the Effective Time or such other persons designated by Parent will be the initial directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent prior to the Effective Time, and will hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.
Merger Consideration
If the Merger is consummated, at the Effective Time, (a) each Share that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) will be cancelled and cease to exist in consideration of and exchange for the right to receive US$0.272 in cash per Share without interest and net of any applicable withholding taxes, (b) each ADS that is issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares, if any), will represent the right to receive US$4.08 in cash per ADS without interest and net of any applicable withholding taxes, (c) each Excluded Share and each ADS representing such Excluded Shares that is issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist without payment of any consideration or distribution therefor, (d) each Dissenting Share issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist for the right to receive the fair value of such Dissenting Share as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act.
At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company. Such ordinary shares of the Surviving Company will constitute the only issued and outstanding share capital of the Surviving Company upon the Effective Time.
Treatment of Company Equity Awards
At the Effective Time, the Company will (a) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, and (b) provide for the treatment of each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, and each Company Restricted Share and Company RSU that is then outstanding as described below.
Each holder of a Company Option granted under the Company Share Plans that remains outstanding immediately prior to the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option. Each holder of a Company RSU granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU. Each holder of a Company Restricted Share granted under the Company Share Plans that remains outstanding at the Effective Time (whether vested or unvested), will be assumed by Parent and converted into an employee incentive award of Parent, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
Notwithstanding the foregoing, each independent director of the Company that holds Company Options and/or Company Restricted Shares, whether vested or unvested, that are cancelled at the Effective Time will, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time pursuant to the Company’s ordinary payroll practices (but in any event no later than thirty days after the Effective Time), a cash amount (without interest and net of any applicable withholding taxes) determined as follows: (a) in the case of Company Options, an amount of cash equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Options, and (b) in the case of Company Restricted Shares, an amount of cash equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Shares.
Exchange Procedures
At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with a bank or trust company selected by Parent with the Company’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) acting as paying agent, cash in immediately available funds and in an amount that is sufficient to pay the aggregate Merger consideration to which all holders of Shares (other than Excluded Shares and Dissenting Shares) and all holders of ADSs (other than ADSs representing the Excluded Shares) are entitled under the Merger Agreement.
Promptly following the Effective Time (and in any event within five (5) business days thereafter), the Surviving Company will cause the paying agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration: (a) a letter of transmittal, which will be in customary form for a company incorporated in the Cayman Islands, and will specify the manner in which the delivery of the exchange fund to registered holders of such Shares will be effected; and (b) instructions for effecting the surrender of share certificates representing the Shares (or affidavits and indemnities of loss in lieu of the share certificates), or non-certificated Shares represented by book entry or such other documents as may be required in exchange for the Per Share Merger Consideration.

Upon surrender of, if applicable, a share certificate (or affidavit and indemnity of loss in lieu of the share certificate) or uncertificated Shares or such other documents as may be required pursuant to such instructions to the paying agent in accordance with the terms of such letter of transmittal, each such registered holder of Shares will be entitled to receive in exchange therefor a check, in the amount equal to (x) the number of Shares represented by such share certificate (or affidavit and indemnity of loss in lieu of the share certificate) or the number of uncertificated Shares multiplied by (y) the Per Share Merger Consideration, subject to applicable withholding. Any share certificate so surrendered will forthwith be marked as cancelled.
Prior to the Effective Time, Parent and the Company will establish procedures with the paying agent and the ADS Depositary to ensure that (a) the paying agent will transmit to the ADS Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) and (y) the Per ADS Merger Consideration, and (b) the ADS Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing the Excluded Shares) upon surrender by them of their ADSs. Pursuant to the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the ADS Depositary, stock transfer or other taxes and other government charges due to or incurred by the ADS Depositary in connection with the cancellation of their ADSs. The Surviving Company will pay any applicable fees, charges and expenses of the ADS Depositary and government charges (other than withholding taxes) due to or incurred by the ADS Depositary in connection with distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs (excluding any fees, including ADS cancellation or termination fees, payable by holders of ADSs in accordance with the Deposit Agreement).
As soon as reasonably practicable after the Effective Time, the Surviving Company will provide notice to the ADS Depositary to terminate the Deposit Agreement in accordance with its terms.
Representations and Warranties
The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub, jointly and severally, to the Company. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by the public disclosure and filings made by it with the SEC since September 1, 2019 and prior to the date of the Merger Agreement. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.
The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties (subject to their respective materiality qualifications as provided in the Merger Agreement) relating to, among other things:
•
due organization, valid existence and good standing of the Company and its subsidiaries, and authority of the Company and its subsidiaries to carry on their respective business;

•
no violation of the memorandum and articles of association or equivalent organizational documents of the Company and its subsidiaries;

•
capitalization of the Company and share capital of the Company and its subsidiaries;

•
the Company’s corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby, and the enforceability of the Merger Agreement against the Company;

•
the receipt by the Special Committee of a fairness opinion from Duff & Phelps and the Board’s recommendation to the shareholders;

•
the absence of (a) any conflict with the organizational documents of the Company and its subsidiaries, (b) requirement to obtain consent or waiver of any person under, result in a modification, violation or breach of, or default under, any contract, (c) any lien on any material asset of the Company or its subsidiaries, or (d) violation of any order or law applicable to the Company, any subsidiary of the Company or any of their respective material properties, assets or operations, in each case as a result of the execution and delivery of the Merger Agreement by the Company and the performance of the Merger Agreement by the Company and the consummation by the Company of the Transactions;

•
government filing, permit, authorization, consent or approval required for the execution and delivery of the Merger Agreement by the Company and the performance of the Merger Agreement by the Company and the consummation by the Company of the Transactions;

•
compliance with applicable laws and the applicable listing, corporate governance and other rules and regulations of NASDAQ in all material respects;

•
the Company’s SEC filings since September 1, 2019 and the financial statements included or incorporated by reference in such SEC filings;

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the Company’s internal control over financial reporting and disclosure controls and procedures;

•
the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

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the absence of any Company Material Adverse Effect since December 31, 2022;

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the absence of certain legal proceedings;

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employee benefits plans and certain labor and employment matters;

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real property and title to assets;

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intellectual property;

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privacy and data security;

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taxes;

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material contracts and the absence of any default under, or breach or violation of, any material contract;

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the absence of any shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan, and the Board has taken all necessary action so any takeover statute does not, and will not apply to the Merger Agreement and the Transactions;

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related party transactions;

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the absence of any broker’s or finder’s fees, other than with respect to the Company’s financial advisor;

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certain control documents in relation to VIE entities;

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compliance with applicable environmental laws and possession of environmental permits;

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insurance; and

•
the absence of any other representations and warranties by the Company to Parent and Merger Sub, other than the representations and warranties made by the Company in the Merger Agreement.

Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, is or would reasonably be expected to (a) have a material adverse effect on the business, financial condition, assets, or results of operations of the Company and its subsidiaries taken as a whole or (b) prevent or materially delay the consummation of the Transactions by the Company; provided that, in the case of clause (a), no fact, event, circumstance, change, condition, occurrence or effect following or resulting from any of the following may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur:
(i)
(a) geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or epidemic-induced public health crises or other force majeure events, (b) changes in laws, the International Financial Reporting Standards (“IFRS”) or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date thereof, (c) changes or conditions that generally affect the industry and market in which the Company and its subsidiaries operate, including changes in interest rates or foreign exchange rates, (d) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, except, in each case, to the extent having a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other participants affected by such events that are in the industry and geographic markets in which the Company and its subsidiaries operate;

(ii)
any announcement, pendency or consummation of the Transactions, or identity of any member of the parent group;

(iii)
any action taken, and/or omission to take any action, by the Company or any of its subsidiaries at the written request or with the written consent of Parent or Merger Sub, or expressly required by the Merger Agreement;

(iv)
any suit, claim, request for indemnification or proceeding brought by any current or former shareholder of the Company (on their own behalf or on behalf of the Company) for breach of the fiduciary duties, violation of securities laws or otherwise in connection with the Merger Agreement or the transactions;

(v)
any failure of the Company and its subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of such person or the credit rating of such person (but excluding the underlying circumstances or reasons for that failure); and

(vi)
any matters set forth in the Company SEC reports filed prior to the date of the Merger Agreement.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:
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their due organization, valid existence, good standing and power and authority to carry on their respective business;

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their corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and to consummate the transactions contemplated thereby, and the enforceability of the Merger Agreement against them;

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the absence of (a) violations of, or conflicts with, the memorandum and articles of association of Parent and Merger Sub, (b) violations of, or conflicts with, any applicable law of Parent and Merger Sub or by which any property or asset of either of them is bound or affected, and (c) any breach of or default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent and Merger Sub pursuant to, any contract or obligation to which either Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, in each case as a result of the execution and delivery of the Merger Agreement by Parent and Merger Sub and the performance of the Merger Agreement by them;

•
government filing, permit, authorization, consent or approval required for the execution and delivery of the Merger Agreement by Parent and Merger Sub and the performance of the Merger Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions;

•
their capitalization and ownership structure;

•
the delivery of the Equity Commitment Letters, and enforceability of such financing documents;

•
sufficiency of funds in the financing to complete the Merger and the other Transactions, subject to certain assumptions;

•
the accuracy of the information provided by them in the Schedule 13E-3 and this proxy statement;

•
the absence of certain legal proceedings against Parent and Merger Sub;

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the absence of any broker’s or finder’s fees based upon arrangements made by or on behalf of Parent or Merger Sub;

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the Limited Guarantees being in full force and effect and the absence of any breach or default thereunder;

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the ownership of Parent, Merger Sub, Mr. Wang and the Sponsor and their respective affiliates of the Shares or any other securities or other economic rights of the Company;

•
the solvency of the Surviving Company as of and immediately after the Effective Time;

•
the absence of certain undisclosed agreements (a) relating to the Transactions between or among two or more of Buyer Group parties (or through any of their respective affiliates), (b) relating to the Transactions between or among any Buyer Group party (or through any of their respective affiliates), on the one hand, and any Rollover Shareholder, on the other hand, (c) relating to the Transactions between or among Parent, Merger Sub, any Rollover Shareholder, or the Sponsors or any of their respective affiliates, on the one hand, and any member of the Company’s management, any member of the Board or any of the Company’s shareholders in their capacities as such, on the other hand, or (d) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or the Merger or has agreed to vote against any Competing Transaction or Superior Proposal;

•
their independent investigation of the Company and its subsidiaries;

•
non-reliance by them on any estimates, forecasts, projections, plans and budget information provided by the Company and its subsidiaries; and

•
the absence of any other representations and warranties by Parent and Merger Sub to the Company, other than the representations and warranties made by them in the Merger Agreement.

Conduct of Business Prior to Closing
The Company has agreed that, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, except as required by applicable law or specifically contemplated or permitted by the Merger Agreement, unless with Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (a) the businesses of the Company and its subsidiaries (collectively, the “Group Companies”) will be conducted in the ordinary course of business consistent with past practice in all material respects; and (b) among others, the Company will use its commercially reasonable efforts to preserve substantially intact the Group Companies’ assets and business organization, to keep available the services of the current officers and key employees of the Group Companies and to maintain in all material respects the current relationships of the Group Companies with existing customers, suppliers and other persons with which any Group Companies has material business relations.
From the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, except as required by applicable law or permitted or contemplated by the Merger Agreement, the Company will not, and will procure that none of its subsidiaries will do or propose to do any of the following without the prior written consent of Parent (which consent may not be unreasonably withheld, delayed or conditioned):
•
amend or otherwise change its memorandum and articles of association or equivalent organizational documents;

•
issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any equity securities of any class of any Group Company, subject to certain exceptions as provided in the Merger Agreement, (ii) any property or assets of any Group Company with a value or purchase price in excess of US$10 million, except in the ordinary course of business, or (iii) any material intellectual property owned by or licensed to any Group Company, except in the ordinary course of business consistent with past practice;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any subsidiary of the Company to the Company or any of its other subsidiaries consistent with past practice);

•
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital subject to certain exceptions with respect to the Company Share Plans;

•
effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving any Group Company, or create any new subsidiary, other than the Transactions;

•
acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of US$10 million in any transaction or related series of transactions;

•
make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof in excess of US$10 million in aggregate;

•
incur, assume, alter, amend or modify any indebtedness, or guarantee any indebtedness, or issue any debt securities, in each case, with an amount in excess of RMB 100 million in aggregate, subject to certain exceptions;

•
other than expenditures necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of RMB10 million or capital expenditures which are, in the aggregate, in excess of RMB20 million for the Group Companies taken as a whole;

•
except as required pursuant to any company employee plan or the Merger Agreement, (i) enter into any new employment or compensatory agreements, or terminate any such agreements, with any employee of any Group Company other than the hiring or termination of employees with an individual annual compensation of less than RMB2 million, (ii) grant or provide any severance or termination payments or benefits to any employee of any Group Company, in an aggregate amount in excess of RMB500,000, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any employee of any Group Company except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Group Companies, taken as a whole, by more than 5%, (iv) establish, adopt, amend or terminate any company employee plan or materially amend the terms of any outstanding Company Options, Company RSUs or Company Restricted Shares, (v) take any action to accelerate the vesting or payment, of compensation or benefits under the company employee plan, or (vi) forgive any loans to any employee of any Group Company;

•
make any changes with respect to financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in statutory or regulatory accounting rules or IFRS or regulatory requirements with respect thereto;

•
enter into, amend, modify, consent to the termination of, or waive any material rights under, certain material contract;

•
terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which are not promptly replaced by a comparable amount of insurance coverage;

•
settle, release, waive or compromise any pending or threatened action of or against any Group Company (i) for an amount in excess of US$1.5 million, or (ii) that would impose any material restrictions on the business or operations of any Group Company;

•
permit any material intellectual property owned by any Group Company to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of intellectual property owned by any Group Company, or grant or license or transfer to any third party any material intellectual property owned by any Group Company;

•
fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act of 1933, as amended, or the Exchange Act, or the rules and regulations promulgated thereunder, subject to certain exceptions;

•
engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

•
make or change any material tax election, amend any tax return, enter into any closing agreement or seek any ruling from any governmental authority with respect to material taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes, change any method of tax accounting or tax accounting period, initiate any voluntary tax disclosure to any governmental authority;

•
grant any fixed or floating security interests of the Company, except in the ordinary course of business; or

•
announce an intention, enter into any agreement or otherwise make a legally binding commitment to do any of the foregoing.

During the period from the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, the Company will use best efforts ensure that each Group Company will conduct its business in compliance with all applicable laws in all material respects, and use reasonable best efforts obtain, make and maintain in effect, all material consents, approvals, authorizations or permits of, or filings with or notifications to, the relevant governmental authority or other person required in respect of the due and proper establishment and operations of such Group Company in accordance with applicable laws.
Shareholders Meeting
The Company will establish a record date for determining shareholders of the Company entitled to vote at a general meeting of the Company’s shareholders to be held to consider the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions (the “Shareholders Meeting”) in consultation with Parent, and will not change such record date or establish a different record date for the Shareholders Meeting without consulting with Parent, unless required to do so by applicable law; and in the event that the date of the Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company will implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable laws or the memorandum and articles of association of the Company or otherwise agreed by Parent in writing. As soon as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and the proxy statement or that it is not reviewing the Schedule 13E-3 and the proxy statement, the Company will mail the proxy statement to the holders of Shares as of the record date for the Shareholders Meeting.
The Company has agreed to hold the Shareholders Meeting as soon as practicable. The Company may, after consultation in good faith with Parent, adjourn or recommend the adjournment of the Shareholders Meeting to its shareholders (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholders Meeting, (ii) as otherwise required by applicable law or the memorandum and articles of association of the Company, or (iii) if as of the time for which the Shareholders Meeting is scheduled as set forth in the proxy statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders Meeting. If the Shareholders Meeting is adjourned, the Company will convene and hold the Shareholders Meeting as soon as reasonably practicable thereafter, provided that the Company will not recommend to its shareholders the adjournment of the Shareholders Meeting to a date that is less than five business days prior to the Long Stop Date (as defined below).
The Company has agreed that, unless there has been a Change in the Company Recommendation (as defined below) or otherwise provided in the Merger Agreement, the Board will recommend to holders of the Shares that they authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and will include such recommendation in this proxy statement. The Company further agreed it will use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Merger Agreement, the Plan of Merger and the Transactions and will take all other action necessary or advisable to secure the Requisite Company Vote. In the event that the Board makes a Change in the Company Recommendation or authorizes the Company to terminate the Merger Agreement, the Company shall not be required to convene the Shareholders Meeting or submit the Merger Agreement, the Plan of Merger or the Transactions, to the holders of Shares for authorization and approval at the Shareholders Meeting.
Parent may request that the Company adjourn or postpone the Shareholders Meeting for up to thirty days with respect to any single adjournment, and ninety days in the aggregate (but in any event no later than five business days prior to the Long Stop Date), (a) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the proxy statement) there are insufficient Shares represented (either in person or by proxy) (i) to constitute a quorum necessary to conduct the business of the Shareholders Meeting or (ii) voting in favor of the authorization and approval of the Merger Agreement, the Plan of Merger, and the Transactions to obtain the Requisite Company Vote or (b) in order to allow reasonable additional time for (i) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure that is required by applicable law and (ii) such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders Meeting, in which event the Company will, in each case, cause the Shareholders Meeting to be postponed or adjourned in accordance with Parent’s request.
The authorization and approval of the Merger Agreement, the Plan of Merger, the Transactions, the Variation of Capital and the Adoption of Amended M&A are subject to the Requisite Company Vote.
No Solicitation of Transactions
Until the earlier of the Effective Time and termination of the Merger Agreement, except as otherwise provided below, the Company has agreed that neither it nor any of its subsidiaries will, and that it will cause its and its subsidiaries’ representatives not to, in each case, directly or indirectly, (a) solicit, initiate, knowingly encourage (including by way of furnishing nonpublic information concerning the Company or any of its subsidiaries), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes any Competing Transaction (as defined below), (b) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning the Company or any of its subsidiaries to, any third party in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (c) agree to, approve, endorse, recommend or consummate any Competing Transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any Competing Transaction, or (d) grant any waiver, amendment or release under any standstill, confidentiality or similar agreement or takeover statutes.
For the purpose of the Merger Agreement, “Competing Transaction” means any of the following (other than the Transactions): (a) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or to which 15% or more of the total revenue or net income of the Company are attributable; (b) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 15% or more of the total revenue, net income or assets of the Company and its subsidiaries, taken as a whole; (c) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company, or securities convertible into or exchangeable for 15% or more of any class of equity securities of the Company; (d) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company; or (e) any combination of the foregoing.
The Company will notify Parent as promptly as practicable (and in any event within forty-eight (48) hours), orally and in writing, of any proposal or offer or any inquiry or contact between the Company or its representatives and any third party regarding a Competing Transaction. The Company will keep Parent informed on a reasonably current basis (and in any event within two (2) business days) of the occurrence of any material changes, developments of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). The Company will also provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Board or members of the Special Committee) of any meeting of the Board or Special Committee at which the Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction.
Communication and Provision of Information upon Receipt of a Proposal or Offer regarding a Competing Transaction
Notwithstanding the above, at any time prior to the receipt of the Requisite Company Vote, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction that was not obtained in violation of the provisions in this section and the sections entitled “No Solicitation of Transactions” and “No Change in Recommendation”, the Company and its representatives may, with respect to such proposal or offer and acting only under the direction of the Special Committee: (a) contact the person who has made such proposal or offer solely to notify such person the restrictions set forth in the applicable provisions of the Merger Agreement and clarify and understand the terms and conditions thereof to the extent the Special Committee shall have determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, (b) provide information in response to the request of the person who has made such proposal or offer pursuant to the Merger Agreement (if the Company has already received from the person an executed confidentiality agreement pursuant to the terms of the Merger Agreement), and (c) engage or participate in any discussions or negotiations with the person who has made such proposal or offer; provided that, prior to taking any actions described in clause (b) or (c) above, the Special Committee has (i) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that such proposal or offer constitutes or would reasonably be expected to result in a Superior Proposal, (ii) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that, in light of such Superior Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law, and (iii) provided a forty-eight (48)-hour prior written notice to Parent.
For the purpose of the Merger Agreement, a “Superior Proposal” means a bona fide written proposal or offer with respect to a Competing Transaction, which was not obtained in violation of the provisions in this section and the sections entitled “No Solicitation of Transactions” and “No Change in Recommendation” and would result in any person becoming the beneficial owners of no less than 50% of the assets or no less than 50% of the total voting power of the equity securities of the Company, that the Board has determined in its good faith judgment, upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal, and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Company’s shareholders (other than holders of Excluded Shares) than the Transactions (including the effect of any termination fee or provision relating to the reimbursement of expenses); provided, that no proposal or offer will be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such proposal or offer is not fully committed or if the receipt of any such financing is a condition to the consummation of such transaction.
No Change in Recommendation
Subject to certain exceptions described below, neither the Board nor any committee thereof will (a) (i) change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Board’s recommendation in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions (the “Company Recommendation”), (ii) fail to make the Company Recommendation or fail to include the Company Recommendation in the proxy statement, (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company, a Competing Transaction, (iv) if a tender offer or exchange offer that constitutes a Competing Transaction is commenced, (x) fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company shareholders (including by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), provided that a customary “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Board has received and is currently evaluating such Competing Transaction shall not be prohibited, or (y) fail to publicly reaffirm the Company Recommendation, in each case of (x) and (y) within ten business days after Parent so requests in writing, (v) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such Competing Transaction, or (vi) take any action or make any statement inconsistent with the Company Recommendation (any of the foregoing (i)-(v), a “Change in the Company Recommendation”), or (b) cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or contract with respect to any Competing Transaction (an “Alternative Acquisition Agreement”).
Notwithstanding the foregoing, from the date of the Merger Agreement and at any time prior to the receipt of the Requisite Company Vote, if the Company has received a bona fide written proposal or offer with respect to a Competing Transaction which was not withdrawn and which was not obtained in violation of the provisions in this section and the sections entitled “No Solicitation of Transactions” and “Communication and Provision of Information upon Receipt of a Proposal or Offer regarding a Competing Transaction”, and the Board, in its good faith judgment acting upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel) determines that such proposal or offer constitutes a Superior Proposal and failure to make a Change in the Company Recommendation with respect to such Superior Proposal would be inconsistent with its fiduciary duties under applicable law, the Board (upon the recommendation of the Special Committee) may, (a) effect a Change in the Company Recommendation or (b) with respect to such Superior Proposal, authorize the Company to terminate the Merger Agreement and enter into an Alternative Acquisition Agreement, but only (i) if the Company shall have complied with the requirements of “No Solicitation of Transactions” and “Communication and Provision of Information upon Receipt of a Proposal or Offer regarding a Competing Transaction” with respect to such proposal or offer; (ii) after (A) providing at least five business days’ (the “Superior Proposal Notice Period”) written notice to Parent advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and providing any proposed agreements related thereto), identifying the person making such Superior Proposal and indicating that the Board intends to effect a Change in the Company Recommendation or authorize the Company to terminate the Merger Agreement, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent, Merger Sub and their respective representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and the financing thereunder, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) permitting Parent and its representatives to make a presentation to the Board and the Special Committee regarding the Merger Agreement, the financing thereunder and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to such third party proposal or offer shall require the Company to again comply with the requirements of this section with Superior Proposal Notice Period shortened to three business days; and (iii) following the end of the Superior Proposal Notice Period, the Board shall have determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that taking into account any changes proposed by Parent and Merger Sub, that the relevant proposal or offer with respect to the Competing Transaction continues to constitute a Superior Proposal.
Notwithstanding anything in this section to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, the Board (acting at the recommendation of the Special Committee), or the Special Committee, may make a Change in the Company Recommendation and/or terminate the Merger Agreement for a reason unrelated to a Competing Transaction if (a) the Board (acting at the recommendation of the

Special Committee) or the Special Committee determines, in good faith (after consultation with its financial advisor and outside legal counsel) that, in light of an Intervening Event (as defined below), failure to make a Change in the Company Recommendation and/or terminate the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; (b) the Company notifies Parent in writing, at least five business days in advance, that it intends to effect a Change in the Company Recommendation and/or termination of the Merger Agreement in connection with such Intervening Event, which notice will specify the nature of the Intervening Event in reasonable detail; (c) after providing such notice and prior to making such Change in the Company Recommendation in connection with such Intervening Event, the Company will negotiate in good faith with Parent during such five business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Board not to effect a Change in the Company Recommendation or termination of the Merger Agreement in connection with such Intervening Event; and (d) the Board shall have considered in good faith any changes to the Merger Agreement and shall have again determined, acting at the direction of the Special Committee, in good faith, taking into account any changes to the Merger Agreement proposed in writing by Parent and Merger Sub, that it would continue to be inconsistent with the Board’s fiduciary duties under applicable law not to effect the Change in the Company Recommendation or termination of the Merger Agreement in light of the Intervening Event. “Intervening Event” means a material event, development or change occurring or arising after the date of the Merger Agreement with respect to the Company and its subsidiaries or their business, assets or operations that was unknown and not reasonably foreseeable to the Company as of the date of the Merger Agreement, provided that in no event would the receipt, existence of or terms of an Competing Transaction or Superior Proposal or any inquiry relating thereto or the consequences thereof constitute an Intervening Event.
The Company has also agreed that, unless and until the Merger Agreement is terminated, the Company will not submit to the vote of its shareholders any Competing Transaction or enter into any Alternative Acquisition Agreement or propose to do so.
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the Merger Agreement, Parent and Merger Sub have agreed, among others, that:
•
the indemnification, advancement and exculpation provisions of certain indemnification agreements by and among the Company and its directors and certain executive officers as in effect at the Effective Time will survive the Merger and may not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of such current or former directors or officers. The memorandum and articles of association of the Surviving Company will contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, and Parent will cause such provisions not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

•
the Surviving Company will maintain in effect for six years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with the Merger Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Party”) on terms with respect to coverage and amount no less favorable to the Indemnified Parties than those in effect as of the Effective Time; provided, however, that the Surviving Company will not be required to expend more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance. In lieu of maintaining the directors’ and officers’ liability insurance policies described above, the Company may and, at Parent’s request, the Company will, purchase a six-year “tail” prepaid policy prior to the Effective Time on terms, conditions, retentions and limits of liability no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company so long as the annual cost of such policy does not exceed the maximum annual premium described above.

•
from and after the Effective Time, the Surviving Company will comply with all of the Company’s obligations, and cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the Indemnified Parties against any and all damages, claims and costs arising out of, relating to or in connection with (x) the fact that an Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries or (y) any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided under the Company’s or such subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by, and subject to, applicable law; and (ii) such Indemnified Parties against any and all damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Financing
Each of Parent and Merger Sub will use its reasonable best efforts to (a) maintain in effect the Equity Commitment Letters until the equity financing is funded, (b) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of and funding under the Equity Commitment Letters applicable to Parent that are within its control, and (c) consummate the equity financing at or prior to the Effective Time in accordance with the terms of the Equity Commitment Letters.
Parent and Merger Sub agreed not to amend, modify or waive any provision of the Equity Commitment Letters, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the equity financing or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the equity financing in a manner that would be expected to prevent or materially delay the ability of Company, Parent or Merger Sub to consummate the Transactions or otherwise adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the Equity Commitment Letters. Parent and Merger Sub shall give the Company prompt notice (a) upon becoming aware of any breach of any provision of, or termination by any party to, the Equity Commitment Letters or (b) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Equity Commitment Letters.
Agreement to Further Action and Use Reasonable Best Efforts
Each of the parties to the Merger Agreement and their respective representatives will, and Parent will procure each of the ODI Sponsors (as defined below) to cooperate with the other parties, use its reasonable best efforts, and cause its subsidiaries to use their respective reasonable best efforts, to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including employing such resources as are necessary to obtain the requisite regulatory approvals, including ODI Approvals. “ODI Approvals” means outbound direct investment and foreign exchange approvals from the applicable PRC governmental authorities (i.e., (i) the National Development and Reform Commission of the PRC or its competent local counterparts, (ii) the Ministry of Commerce of the PRC or its competent local counterparts, and (iii) the State Administration of Foreign Exchange of the PRC or its competent local counterparts, including the banks designated thereof) in connection with investments by (a) Tianjin Kangyue, (b) CCB Investment and (c) Wuxi Huihongyingkang (collectively, the “ODI Sponsors”) in Parent and participation of the Transaction, to the extent necessary and applicable.
If any objections are asserted with respect to the Transactions under any law or if any suit is instituted (or threatened to be instituted) by any applicable governmental authority or any private party challenging any of the Transactions as violating any law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company will use its commercially reasonable best efforts to resolve any such objections or suits so as to permit consummation of the Transactions.
Certain Additional Covenants
The Merger Agreement contains certain additional covenants between the Company and Parent and/or Merger Sub relating to, among others, the following:

•
the preparation and filing of this proxy statement and the Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC);

•
reasonable access by Parent and its representatives to the offices, properties, books and records of the Company and its subsidiaries on certain terms and subject to certain conditions;

•
notification of certain matters in connection with the Transactions;

•
participate in the defense or settlement of actions against the Company or its directors relating to the Merger Agreement or the Transactions;

•
resignation of the independent non-executive directors of the Company;

•
consultation with respect to press releases relating to the Merger Agreement and the Transactions;

•
delisting of the ADSs from NASDAQ and the deregistration of the Shares and ADSs under the Exchange Act;

•
dealing with takeover statutes; and

•
no amendment to the Equity Commitment Letters, Limited Guarantees, Interim Investor Agreement and the Support Agreement in certain circumstances.

Conditions to the Merger
The obligations of each party to the Merger Agreement to consummate the Merger are subject to the satisfaction or waiver of the following conditions:
•
the Merger Agreement, the Plan of Merger and the Transactions, shall have been authorized and approved by holders of Shares constituting the Requisite Company Vote at the Shareholders Meeting;

•
no governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order, whether temporary, preliminary or permanent, which is then in effect or is pending or threatened, that has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions; and

•
all requisite regulatory approvals shall have been obtained and be in full force and effect.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
(i) other than representations and warranties of the Company regarding due incorporate, valid existence and good standing of the Company, capitalization of the Company, share capital of the Company and its subsidiaries, and authorization, binding obligations and recommendations of the Company, the representations and warranties of the Company contained in the Merger Agreement shall be true and correct (without giving effect to any qualification as to “materiality”, “Company Material Adverse Effect” or similar standard or qualification), except where such failures to be true and correct, do not constitute a Company Material Adverse Effect; (ii) the representations and warranties of the Company regarding share capital of the Company and its subsidiaries, and authorization, binding obligations and recommendations of the Company shall be true and correct in all material respects; and (iii) the representations and warranties of the Company regarding due incorporate, valid existence, good standing and capitalization of the Company shall be true and correct in all respects (except for de minimis inaccuracies), in each case of (i) to (iii), as of the date of the Merger Agreement and as of the closing date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time);

•
the Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date;

•
the holders of 15% or less of the Shares shall have validly served an initial written objection to the Merger under Section 238(2) of the Cayman Islands Companies Act, provided, that, in the event that the holders of more than 15% of the Shares have validly served an initial written objection under Section 238(2) of the Cayman Islands Companies Act, this condition shall nevertheless be deemed satisfied if the holders of 15% or less of the Shares shall have then validly served a further written notice of dissent as required by Section 238(5) of the Cayman Islands Companies Act;
•
no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement and is continuing; and

•
the Company shall have delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions above.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or similar standard or qualification) as of the date of the Merger Agreement and as of the closing date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties to be so true and correct have not, and would not reasonably be expected to, prevent, materially delay or materially impede or impair the ability of Parent and Merger Sub to consummate the Transactions;

•
Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by each of them on or prior to the closing date; and

•
Parent shall have delivered to the Company a certificate, dated the closing date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions above.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to Effective Time (if by the Company, acting upon the unanimous recommendation of the Special Committee):
(a)
by mutual written consent of Parent and the Company; or

(b)
by either Parent or the Company, if:

•
the Effective Time shall not have occurred on or before October 11, 2024, provided that if the condition in connection with the requisite regulatory approvals shall not have been satisfied or waived by such date, but all other conditions (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied, the Company or Parent may extend the Long Stop Date to (x) April 11, 2025 by giving written notice of such extension to the other parties thereto for the purpose of satisfying any such condition, or (y) such other date mutually agreed by the Company and Parent if further extension beyond April 11, 2025 is required;

•
any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable order, or taken any other final and non-appealable action, which has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; or

•
the Requisite Company Vote shall not have been obtained at the Shareholders Meeting duly convened therefor and concluded or at any adjournment thereof;

provided that, in each case, this termination right is not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been a primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied.
(c)
by the Company, if:

•
a breach of any representation, warranty, agreement or covenant of Parent or Merger Sub set forth in the Merger Agreement shall have occurred, which breach (i) would give rise to the failure of a condition to the obligations of each party or of the Company to consummate the Merger and, as a result of such breach, such condition would not be capable of being satisfied prior to the Long Stop Date, and (ii) is incapable of being cured or, if capable of being cured, is not cured by Parent or Merger Sub within thirty days following receipt of written notice of such breach from the Company (or, if the Long Stop Date is less than thirty days from the date of receipt of such notice, by the Long Stop Date); provided that Company will not have this termination right if it is then in breach of any representations, warranties, agreements or covenants of the Company that would give rise to the failure of a condition to the obligations of each party or of Parent and Merger Sub to consummate the Merger (a “Parent Breach Termination Event”);
•
(i) all of the conditions to the obligations of each party or of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the closing but each of which was at the time of termination capable of being satisfied as if such time were the closing) have been satisfied, (ii) the Company has delivered to Parent an irrevocable written notice confirming that that all of the conditions to the obligations of the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), or that the Company is waiving any unsatisfied conditions and that it is ready, willing and able to consummate the closing, and (iii) either Parent or Merger Sub fails to complete the closing within ten business days following the later of the date on which the closing should have occurred pursuant to the Merger Agreement and the date on which the foregoing notice is delivered to Parent (a “Parent Failure to Close Termination Event”);

•
prior to the receipt of the Requisite Company Vote, (i) the Board (acting upon unanimous recommendation of the Special Committee) or the Special Committee (acting upon unanimous vote and to the extent it is within the authority of the Special Committee) shall have authorized the Company to terminate the Merger Agreement and enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and (ii) the Company concurrently with (or immediately after) the termination of the Merger Agreement enters into the Alternative Acquisition Agreement with respect to such Superior Proposal, provided that the Company shall have complied with the requirements of “No Solicitation of Transactions”, “Communication and Provision of Information upon Receipt of a Proposal or Offer regarding a Competing Transaction” and “No Change in Recommendation” in all material respects and the Company pays in full the Company Termination Fee prior to or concurrently with such termination (a “Superior Proposal Termination Event”); or

•
prior to the receipt of the Requisite Company Vote, pursuant to section regarding changes in recommendation and/or termination of the Merger Agreement in light of an Intervening Event (an “Intervening Event Termination Event”).

(d)
by Parent, if:

•
a breach of any representation, warranty, agreement or covenant of the Company set forth in the Merger Agreement shall have occurred, which breach (i) would give rise to the failure of a condition to the obligations of each party or of Parent and Merger Sub to consummate the Merger and, as a result of such breach, such condition would not be capable of being satisfied prior to the Long Stop Date, and (ii) is incapable of being cured or, if capable of being cured, is not cured by the Company within thirty days following receipt of written notice of such breach from Parent or Merger Sub, as applicable (or, if the Long Stop Date is less than thirty days from the date of receipt of such notice, by the Long Stop Date); provided Parent will not have this termination right if either Parent or Merger Sub is then in breach of any representations, warranties, agreements or covenants of Parent or Merger Sub that would give rise to the failure of a condition to the obligations of each party or of the Company to consummate the Merger; or

•
the Board or the Special Committee shall have effected a Change in the Company Recommendation (together with the events under the bulleting point immediately above, collectively, the “Parent Termination Events”).

Termination Fees
The Company is required to pay Parent a termination fee of US$1.25 million (the “Company Termination Fee”) if the Merger Agreement is terminated:

•
by the Company or Parent because the Effective Time shall not have occurred on or before the Long Stop Date or the Requisite Company Vote shall not have been obtained, if at or prior to the time of such termination, a bona fide proposal or offer with respect to a Competing Transaction shall have been made, proposed or communicated (and not withdrawn), and, within twelve months after such termination, the Company or any of its subsidiaries consummates any Competing Transaction with a third party, provided that this section shall nonetheless apply if the Company or any of its subsidiaries enters into a definitive agreement in connection with any Competing Transaction with a third party within twelve months after the termination of this Agreement, and the transaction contemplated under such definitive agreement is later consummated within the eighteen months anniversary of the termination of this Agreement (in each case whether or not the Competing Transaction was the same Competing Transaction first referred to above) (provided that for purposes of this section, all references to “15%” in the definition of “Competing Transaction” will be deemed to be references to “50%”);

•
by Parent pursuant to any Parent Termination Event; or

•
by Company pursuant to a Superior Proposal Termination Event or an Intervening Event Termination Event.

Parent is required to pay the Company and/or Genetron Health (Beijing) Co., Ltd., a PRC subsidiary of the Company, a termination fee in the amount of US$2.5 million or its RMB equivalents (the “Parent Termination Fee”), if the Merger Agreement is terminated by the Company pursuant to a Parent Breach Termination Event or a Parent Failure to Close Termination Event.
All expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated, except that, if the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, will reimburse the other party for reasonable costs and expenses actually incurred or accrued by the other party (including fees and expenses of counsel) in connection with the related collection and enforcement, together with interest on such unpaid Company Termination Fee or Parent Termination Fee.
Remedies and Limitations on Liability
The parties agree that a party may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement by any party, in addition to any other remedy at law or equity. Notwithstanding the foregoing, the obligations of Parent and Merger Sub to consummate the Transactions and the Company’s right to seek or obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, with respect to causing Parent or Merger Sub to cause the equity financing to be funded at any time or to effect the closing, on the terms and subject to the conditions in the Merger Agreement, shall be subject to the satisfaction of each of the following conditions: (a) all conditions to the obligations of each party and of Parent and Merger Sub to consummate the Merger (other than those conditions that by their terms are to be satisfied at the closing) have been satisfied or waived, (b) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the Merger Agreement, and (c) the Company has irrevocably confirmed in writing that (i) all conditions to the obligations of Company to consummate the Merger have been satisfied or that it is waiving any of the conditions to its obligations to consummate the Merger to the extent not so satisfied and (ii) if specific performance is granted and the equity financing is funded, then the closing will occur.
Other than rights of specific performance that the Company may be entitled to, in the event that the Company has the right to terminate the Merger Agreement and receive the Parent Termination Fee and certain costs, expenses and interest pursuant to the Merger Agreement, the Company’s right to receive the Parent Termination Fee will be the sole and exclusive remedy of the Company and its subsidiaries for any loss or damage suffered as a result of any breach or failure to perform under the Merger Agreement or other failure of the Merger to be consummated by Parent and Merger Sub.
Other than rights of specific performance that Parent may be entitled to, Parent’s right to terminate the Merger Agreement and receive the Company Termination Fee and certain costs, expenses and interest pursuant to the Merger Agreement will be the sole and exclusive remedy of Parent and Merger Sub for any loss or damage suffered as a result of any breach or failure to perform under the Merger Agreement or other failure of the Merger to be consummated by the Company.
The maximum aggregate liabilities of Parent and Merger Sub for monetary damages in connection with the Merger Agreement are limited to (a) the maximum Parent Termination Fee in the amount of US$2.5 million and (b) reimbursement of certain expenses and interest in the event that the Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, as the case may be.
While the Company, Parent and Merger Sub may pursue both a grant of specific performance and payment of a termination fee, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and payment of a termination fee, and if the Merger Agreement is terminated and the relevant termination fee has been paid, the remedy of specific performance will no longer be available to any of the parties to the Merger Agreement against the party who has made such payment.
Amendment and Waiver
The Merger Agreement may be amended by the parties thereto at any time prior to the Effective Time by action taken (a) with respect to Parent and Merger Sub, by or on behalf of their respective director, and (b) with respect to the Company, by the Board (upon recommendation of the Special Committee); provided, however, that, after the approval of the Merger Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share (including Shares represented by ADSs) shall be converted upon consummation of the Merger.
At any time prior to the Effective Time, any party may by action taken (a) with respect to Parent and Merger Sub, by or on behalf of their respective director and (b) with respect to the Company, by action taken by or on behalf of the Board (upon recommendation of the Special Committee), (i) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (ii) waive any inaccuracy in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained in the Merger Agreement.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS
No provision has been made to (a) grant the Unaffiliated Security Holders access to corporate files of the Company or any Participant or (b) obtain counsel or appraisal services at the expense of the Company or any Participant.

DISSENTERS’ RIGHTS
The following is a brief summary of the rights of holders of Shares to dissent from the Merger and receive payment of the fair value of their Company Shares (“Dissenters’ Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. If you are contemplating the possibility of dissenting from the Merger, you should carefully review the text of Annex D, particularly the procedural steps required to exercise your Dissenters’ Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such right. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Act, you will lose the ability to assert Dissenters’ Rights.
Requirements for Exercising Dissenters’ Rights
A dissenting registered shareholder of the Company is entitled to seek appraisal and payment of the fair value of its, his or her Shares upon dissenting from the Merger in pursuant to Section 238 of the Cayman Islands Companies Act.
The valid exercise of your Dissenters’ Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your Dissenters’ Rights, the following procedures must be followed:
•
You must give written notice of objection to the Merger (“Notice of Objection”) to the Company prior to the vote to authorize and approve the Merger at the Shareholders Meeting. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the Shareholders Meeting.

•
Within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization (“Authorization Notice”) to all dissenting shareholders who have served a Notice of Objection.

•
Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of its, his or her decision to dissent (a “Notice of Dissent”) to the Company stating its, his or her name and address and the number and classes of the Shares with respect to which it, he or she dissents and demanding payment of the fair value of its, his or her Shares. A dissenting shareholder must dissent in respect of all the Shares which it, he or she holds. Upon the giving of such Notice of Dissent, the dissenting shareholder will cease to have any of the rights of a shareholder, except for (a) the right to be paid the fair value of its, his or her Shares, (b) the right to participate fully in proceedings to determine the fair value of his or her Shares, and (c) the right to institute proceedings on the grounds that the Merger is unlawful or void.

•
Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase its, his or her Shares at a price determined by the Company to be the fair value of such Shares.

•
If, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder fail to agree on the price to be paid for the Shares owned by the dissenting shareholder, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company, which petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed the fair value of their Shares with the Company and if a dissenting shareholder files a petition the Company must file such verified list within 10 days of service of such petition on the Company.

•
If a petition is timely filed and served, the Grand Court will determine at a hearing, at which dissenting shareholders are entitled to participate, (a) the fair value of such Shares held by those shareholders as the Grand Court finds are involved together with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by the registered shareholder or a person duly authorized on behalf of the registered shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If Shares are held by a fiduciary, such as by a trustee, guardian or custodian, such notices and petitions must be executed by or for the fiduciary. If Shares are held by or for more than one person, such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in executing the notice or petition, he or she is acting as duly authorized agent for the registered owner. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or other nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise the Dissenters’ Rights attached to such Shares.
You must be a registered holder of Shares in order to exercise your dissenter rights in respect of such shares. If you do not satisfy each of these requirements and comply strictly with all procedures required by the Cayman Islands Companies Act with regard to the exercise of dissenter rights, you will not be entitled to exercise your Dissenters’ Rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to the Company’s offices at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China; Attention: Investor Relations Department.
If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration that you would otherwise receive as consideration pursuant to the Merger Agreement if you do not exercise Dissenters’ Rights with respect to your Company Shares. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the Per Share Merger Consideration represents at least or more than the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings.
The provisions of Section 238 of the Cayman Islands Companies Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenters’ Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenters’ Rights.

FINANCIAL INFORMATION
Selected Historical Financial Information
The following tables set forth selected historical consolidated financial information of the Company for each of the two years ended December 31, 2021 and 2022. The historical consolidated statements of operations data for the two years ended December 31, 2021 and 2022 and the consolidated balance sheet data as of December 31, 2021 and 2022 have been derived from the audited consolidated financial statements of the Company included in the 2022 Form 20-F, beginning on page F-1, which are incorporated into this proxy statement by reference. The consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the Company’s audited consolidated financial statements and related notes and “Item 5. Operating and Financial Review and Prospects” in the 2022 Form 20-F. See “Where You Can Find More Information” for a description of how to obtain a copy of such Annual Report.
	Year ended December 31,
	2021	2022
	RMB	RMB	US$*
	(in thousands, except per share data)
Revenue	531,950	650,706	94,344
Cost of revenue	(193,983)	(369,278)	(53,540)
Gross profit	337,967	281,428	40,804
Selling expenses	(343,161)	(364,564)	(52,857)
Administrative expenses	(227,001)	(266,908)	(38,698)
Research and development expenses	(253,950)	(290,286)	(42,087)
Net loss allowance for financial and contract assets	(37,032)	(59,010)	(8,556)
Other income and gains/(losses) – net	5,329	(2,666)	(387)
Operating expenses	(855,815)	(983,434)	(142,585)
Operating loss	(517,848)	(702,006)	(101,781)
Finance income	20,501	2,861	415
Finance costs	(5,251)	(111,485)	(16,164)
Finance income/(costs) – net	15,250	(108,624)	(15,749)
Fair value loss of financial instruments with preferred rights	—	—	—
Loss before income tax	(502,598)	(810,630)	(117,530)
Income tax expense	—	—	—
Loss for the year	(502,598)	(810,630)	(117,530)
Loss attributable to:
Owners of the Company	(496,238)	(808,403)	(117,207)
Non-controlling interests	(6,360)	(2,227)	(323)
Loss per share for loss attributable to owners of the Company
– Basic and diluted	(1.08)	(1.74)	(0.25)
Weighted average number of ordinary shares outstanding (in thousands)	460,547	463,976	463,976
Other comprehensive (loss)/income for the year, net of tax	(39,358)	129,098	18,718
Total comprehensive loss for the year	(541,956)	(681,532)	(98,812)
Total comprehensive loss attributable to:
Owners of the Company	(535,596)	(679,305)	(98,489)
Non-controlling interests	(6,360)	(2,227)	(323)

	As of December 31,
	2021	2022
	RMB	RMB	US$*
	(in thousands)
Total current assets	1,247,175	708,952	102,789
Total non-current assets	270,444	266,374	38,620
Total assets	1,517,619	975,326	141,409
Total current liabilities	265,090	389,867	56,525
Total non-current liabilities	42,477	37,103	5,380
Total liabilities	307,567	426,970	61,905
Equity attributable to owners of the Company	1,205,591	546,122	79,180
Non-controlling interests	4,461	2,234	324
Total shareholders’ equity	1,210,052	548,356	79,504

Note:
*
Translations from RMB to U.S. dollars were made at a rate of RMB6.8972 to $1.00, the exchange rate as of December 30, 2022 set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

Net Book Value per Company Share
The net book value per Share as of December 31, 2022 was US$0.174 based on 457,743,530 Shares issued and outstanding as of that date, and the Renminbi to U.S. dollars exchange rate of RMB6.8972 to US$1.00.

TRANSACTIONS IN THE SHARES AND ADSS
Purchases by the Participants
Purchases by the Buyer Group in the Past Two Years
No members of the Buyer Group purchased any Shares or ADSs during the two years prior to the date of this proxy statement.
Purchases by the Management Filing Persons and the Management Holding Entities in the Past Two Years
Purchaser	Period	Total Number of Shares Purchased	Price Paid Per Share ($)
Mr. Xu	Second Quarter 2022	799,630	0.00*

*
In the second quarter of 2022, Mr. Xu exercised his Company Options with respect to 887,000 Shares of the Company and as a cashless exercise, sold 87,370 Shares of the Company to pay the exercise price of such Company Options. As a result, Mr. Xu effectively paid 0.00 and acquired 799,630 Shares of the Company.

Purchases by the Company
The Company did not purchase any Shares or ADSs during the two years prior to the date of this proxy statement.
Prior Public Offerings
In June 2020, the Company completed its initial public offering (the “IPO”), which involved the sale by the Company of 16,000,000 ADSs (not adjusted to reflect change to ADS ratio). The initial offering price was US$16.0 per ADS (not adjusted to reflect change to ADS ratio). The net proceeds to the Company from the IPO were approximately US$234.0 million.
The Company has not conducted any underwritten public offering of its securities for cash since then.
Transactions in Prior 60 Days
Other than the Merger Agreement and agreements entered into in connection therewith including the Support Agreement, the Limited Guarantees, the Interim Investor Agreement and the Equity Commitment Letters, and as disclosed above, there have been no transactions in the Company’s Shares or ADSs during the past 60 days by the Company, any of the Company’s officers or directors, the Participants or any other person with respect to which disclosure is provided in Annex E or any associate or majority-owned subsidiary of the foregoing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY
The following table sets forth information with respect to the beneficial ownership of Shares, as of the date of this proxy statement, by:
•
each of the Company’s directors and executive officers;

•
the Company’s directors and executive officers as a group;

•
each person known to the Company to beneficially own more than 5.0% of the total issued and outstanding Shares; and

•
each filing person, as applicable.

The calculations in the table below are based on 474,365,720 Shares outstanding as of the date of this proxy statement. The table below excludes 9,912,500 Shares (including Shares represented by ADSs) recorded under the name of the Bank of New York Mellon as a member in the register of members of the Company and reserved for issuance and allocation pursuant to the 2019 Genetron Health Share Incentive Plan and 2019 Genetron Health Share Incentive Scheme, before the corresponding equity awards vest pursuant to the vesting schedule, except when calculating the number of shares underlying Company Options held by such person or group that are exercisable or Company RSUs that will become vested within 60 days after the date of this proxy statement.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we have included Shares that the person has the right to acquire (including in respect of share incentive awards that vest) within 60 days from the date of this proxy statement, including through the exercise of any option, warrant, or other right or the conversion of any other security. These Shares, however, are not included in the computation of the percentage ownership of any other person.
	Number	%
Executive Officers
Sizhen Wang(1)	96,832,415	20.8%
Hai Yan(2)	33,153,000	7.1%
Yuchen Jiao(3)	7,081,995	1.5%
Evan Ce Xu	*	*
Yun-Fu Hu	*	*
Fengling Zhang	*	*
Non-Executive Directors
Xia Wu	—	—
Shan Fu	—	—
Chao Tang	—	—
Dian Kang	*	*
Webster Cavenee	*	*
Wing Kee Lau	*	*
All directors and executive officers as a group(4)	107,110,950	22.8%
Principal Shareholders
FHP acting-in-concert group(5)	72,189,775	15.5%
CICC entities(6)	57,824,500	12.5%
Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership)(7)	26,083,650	5.6%
Vivo Capital Fund IX, L.P. and its affiliated entities (8)	40,620,870	8.7%
Easy Benefit Investment Limited and its affiliated entity(9)	23,401,500	5.0%

*
Less than one percent.

(1)
Represents (i) 72,189,775 Shares collectively held by FHP acting-in-concert group, as set forth in note (4) below, (ii) 11,313,140 Shares in the form of ADSs held by Mr. Sizhen Wang, (iii) 8,990,000 Shares held by SUPER SAIL, LLC, a wholly owned limited liability company solely owned by Alliance Trust Company, Trustee of Super E Growth Trust, where Mr. Sizhen Wang is the settlor, and (iv) total of 4,339,500 Shares held by Genetron Discovery Holdings Limited as a record holder, which Mr. Sizhen Wang owns approximately 50.8% equity interests. The registered address of Genetron Discovery Holdings Limited is Harneys Corporate Services Limited, Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(2)
Represents 33,153,000 Shares directly held by Mr. Hai Yan.

(3)
Represents (i) 426,495 Shares in the form of ADSs directly held by Mr. Yuchen Jiao; (ii) (a) 2,359,000 Shares and (b) 900,000 Shares in the form of ADSs held by Eugene Health Limited, a British Virgin Islands company wholly owned by Mr. Yuchen Jiao; (iii) 587,500 Shares held by Genetron Discovery Holdings Limited and (iv) 2,809,000 Shares Mr. Yuchen Jiao may purchase upon exercise of options within 60 days of the date of this proxy statement. Mr. Yuchen Jiao owns approximately 13.5% equity interests in Genetron Discovery Holdings. The registered address of Eugene Health Limited is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of Genetron Discovery Holdings Limited is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(4)
Represents (i) 96,832,415 Shares beneficially owned by Mr. Sizhen Wang, (ii) 7,081,995 Shares beneficially owned by Mr. Yuchen Jiao (disregarding 587,500 Shares thereof, as discussed in the next sentence), (iii) 33,153,000 Shares held by Mr. Hai Yan (fully disregarded, as discussed in the next sentence) and (iv) 3,784,040 Shares held by other directors and executive officers. To avoid double-counting, (A) 33,153,000 Shares held by Mr. Hai Yan as part of FHP acting-in-concert group (as set forth in note (5)(ii) below) and already calculated under 96,832,415 Shares held by Mr. Sizhen Wang (in particular, as set forth in note (1)(i) above), and (B) 587,500 Shares held by Genetron Discovery Holdings Limited (as set forth in note (3)(iii) above) held by Mr. Yuchen Jiao and already calculated under 96,832,415 Shares held by Mr. Sizhen Wang (in particular, as set forth in note (1)(iv) above) are disregarded.

(5)
Represents the shares held by FHP act-in-concert group, consisting of (i) (a) 5,814,480 Shares and (b) 5,000,000 Shares in the form of ADSs held by FHP Holdings Limited, a British Virgin Islands company wholly owned by Mr. Sizhen Wang, (ii) 33,153,000 Shares held by Mr. Hai Yan, and (iii) a total of 28,222,295 Shares directly held by the FHP-Acting-in-Concert Group (as defined below). On November 19, 2019, FHP Holdings Limited, Mr. Hai Yan, Mr. Weiwu He, Mr. Kevin Ying Hong, Genetron Alliance Holdings Limited and ETP BioHealth II Fund, L.P. entered into a concert party agreement (Mr. Weiwu He, Mr. Kevin Ying Hong, Genetron Alliance Holdings Limited and ETP BioHealth II Fund, L.P., collectively, the “FHP-Acting-in-Concert Group”), pursuant to which the parties agree to (i) always be acting in concert in respect of their respective direct or indirect voting rights at our shareholders’ general meetings and our board meetings, (ii) recognize the controlling position of FHP Holdings Limited; and (iii) act in concert in accordance with FHP Holdings Limited’s opinions in respect of the daily operations and management and the major decision-making of us. The registered address of FHP Holdings Limited is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of Genetron Alliance Holdings Limited is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of ETP BioHealth II Fund, L.P. is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808.

(6)
Represents (i) 44,165,500 Shares held by Tianjin Kangyue Business Management Partnership (Limited Partnership)(“Tianjin Kangyue”) and the investment and voting decisions with respect to the Shares held by Tianjin Kangyue are made by CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd. (“CICC Kangzhi”) through an investment committee of CICC Kangrui (No.1) Ningbo Equity Investment Fund Partnership (Limited Partnership) (“CICC Kangrui”), currently consisting of four individuals, three of whom are employed by CICC Capital Management Co., Ltd. (“CICC Capital Management”). CICC Kangrui is a limited partner of Tianjin Kangyue, of which the general partner is CICC Kangzhi. CICC Kangzhi is also a general partner of Tianjin Kangyue and is controlled by CICC Capital Operation Co., Ltd. through contractual arrangements; and (ii) 13,659,000 Shares held by CICC Healthcare Investment Fund, L.P. (“CICC Healthcare Investment”). The general partner of CICC Healthcare Investment is CICC Healthcare Investment Management Limited (“CICC HIM”), which is in turn controlled by CICC Capital (Cayman) Limited (“CICC Capital Cayman”). The investment and voting decisions with respect to the Shares held by CICC Healthcare Investment are made by an investment committee of CICC HIM, currently consisting of four individuals, all employed by CICC Capital Management, three of whom are the same individuals that serve on the investment committee of CICC Kangrui described above. The principal business address of Tianjin Kangyue is 113, Tower 2, Guotai Building, Yingbin Avenue (Ease Side), Tianjin Pilot Free Trade Zone (Central Business District), Tianjin, People’s Republic of China. The registered address of CICC Healthcare Investment is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information set forth above is based upon Schedule 13D filed with the SEC by Tianjin Kangyue, CICC Healthcare Investment and certain other reporting persons on October 20, 2023.

(7)
Represents 26,083,650 Shares held by Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership), or Tianjin Genetron Jun’an, a limited partnership incorporated in the People’s Republic of China. The general partner of Tianjin Genetron Jun’an is Zhuhai Jinchang Junying Management Consulting Co., Ltd. The limited partners of Tianjin Genetron Jun’an are Suzhou Fenxiang High-tech Healthcare Entrepreneurship Investment Co. (Limited Partnership) (or Suzhou Fenxiang), Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership) (or Guangxi Yueyin Dade), Shenzhen Fenxiang Precision Medicine Investment Partnership (Limited Partnership) (or Shenzhen Fenxiang), Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership) (or Shanghai Yuanxing) and Shenzhen Shenshang Xingye Entrepreneurship Investment Fund Partnership (Limited Partnership) (or Shenzhen Shenshang). In accordance with a supplemental limited partnership agreement entered among the general partner and the limited partners of Tianjin Genetron Jun’an, the investment or divestment decision for Tianjin Genetron Jun’an requires the unanimous approval of all limited partners of Tianjin Genetron Jun’an. The general partner of both Suzhou Fenxiang and Shenzhen Fenxiang is Shenzhen Fenxiang Chengzhang Investment Management

Limited, whose designated executive representative is Wentao Bai. The general partner of Guangxi Yueyin Dade is Ningbo Meishan Baoshui Gangqu Yueyin Kangtai Equity Investment Partnership (Limited Partnership), whose designated executive representative is Yufen Zheng. The general partner of Shanghai Yuanxing is Ningbo Yuanxing Haozhi Equity Investment Management Partnership (Limited Partnership), whose designated executive representative is Fumin Zhuo. The general partner of Shenzhen Shenshang is Shenzhen City Shenshang Fubo Xingye Fund Management Limited Company, whose designated executive representative is Muxiong Lin. The registered address of Tianjin Genetron Jun’an is Custody No. 0703, Deqin (Tianjin) Registrar Co., Ltd., 113 Building No. 2, Guo Tai Mansion, East Side of Yingbin Avenue, Tianjin Pilot Free Trade Zone, PRC. Information set forth above is based upon Schedule 13D filed with the SEC by Tianjin Genetron Jun’an and certain other reporting persons on October 20, 2023.
(8)
Represents (i) 25,449,300 Shares held by Vivo Capital Fund IX, L.P., a limited partnership incorporated in the State of Delaware and (ii) 3,125,000 Shares in the form of ADSs held by Vivo Capital Fund IX, L.P., (iii) 3,125,000 Shares in the form of ADSs held by Vivo Opportunity Fund Holdings, L.P., and (iv) 8,921,570 Shares in the form of ADSs held by Vivo Asia Opportunity Fund Holdings, L.P. The general partner of Vivo Capital Fund IX, L.P. is Vivo Capital IX, LLC. The voting members of Vivo Capital IX, LLC are Frank Kung, Shan Fu, Edgar Engleman, Hongbo Lu, Mahendra Shah, Jack Nielsen and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. The voting members of Vivo Opportunity, LLC are Gaurav Aggarwal, Hongbo Lu, Frank Kung, Michael Chang and Kevin Dai, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Asia Opportunity, LLC is the general partner of Vivo Asia Opportunity Fund Holdings, L.P. The voting members of Vivo Asia Opportunity, LLC are Hongbo Lu, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address of principal business office of Vivo Capital IX, LLC, Vivo Opportunity, LLC and Vivo Asia Opportunity, LLC is 192 Lytton Avenue, Palo Alto, CA 94301.

(9)
Represents (i) 20,865,500 Shares held by Easy Benefit Investment Limited, and (ii) 2,536,000 Shares held by Easy Best Investment Limited. Both Easy Benefit Investment Limited and Easy Best Investment Limited are British Virgin Islands companies wholly owned by Mr. Kung Hung Ka. By virtue of being the controlling shareholder and/or director of each of Easy Benefit Investment Limited and Easy Best Investment Limited, Mr. Kung Hung Ka may be deemed to have sole voting and dispositive power with respect to these shares. The registered address of each of Easy Benefit Investment Limited and Easy Best Investment Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Information set forth above is based upon Schedule 13D filed with the SEC by Easy Benefit Investment Limited, Easy Best Investment Limited and certain other reporting person on October 24, 2023.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is consummated, we will not have public shareholders and there will be no public participants in any future shareholders’ meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes”, “anticipates”, “expects”, “estimates”, “intends”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:
•
the satisfaction of the conditions to the consummation of the Merger;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

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the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

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the risk that the Merger may not be consummated in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

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the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

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inability to manage the expanding operations effectively, which could harm our business;

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inability to hire or retain key personnel;

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the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

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our failure to comply with regulations and changes in regulations;

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the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger; and

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other risks detailed in our filings with the SEC, including the information set forth under the section entitled “Item 3D. Risk Factors” in the Company’s Annual Report. See “Where You Can Find More Information” beginning on page 104 for additional information.

Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.
You may also obtain free copies of the documents the Company files with the SEC by going to the “Financial Information” section of our website at https://ir.genetronhealth.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
Because the Merger is a going private transaction, the Company and the Participants have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company’s Annual Report is incorporated herein by reference. The Company’s reports on Form 6-K furnished to the SEC since May 12, 2023 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of our filings should be directed to our Investor Relations Department, at the address and phone numbers provided in this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED JANUARY 17, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
among
NEW GENETRON HOLDING LIMITED,
GENETRON NEW CO LIMITED
and
GENETRON HOLDINGS LIMITED 泛生子基因(控股)有限公司
Dated as of October 11, 2023

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 11, 2023, is entered into by and between New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned Subsidiary of Parent (“Merger Sub”), and Genetron Holdings Limited 泛生子基因(控股)有限公司, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”). Unless otherwise indicated or elsewhere defined herein, capitalized terms used herein shall have the meanings ascribed to them in Section 9.03 hereof.
RECITALS
WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with Part XVI of the Companies Act (as amended) of the Cayman Islands (the “CICA”), Parent and the Company intend to enter into a transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company (as defined in the CICA) (the “Surviving Company”) and becoming a wholly owned Subsidiary of Parent as a result of the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee established by the Company Board (the “Special Committee”), has (i) determined that it is fair to, and in the best interests of, the Company and its shareholders (other than the holders of Excluded Shares), and declared it advisable, for the Company to enter into this Agreement and the Plan of Merger and consummate the transactions contemplated by this Agreement and the Plan of Merger, including the Merger (collectively, the “Transactions”), (ii) authorized and approved the execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the Transactions, and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions by the holders of Shares at the Shareholders Meeting and direct that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted to a vote of the holders of Shares for authorization and approval;
WHEREAS, (i) the respective director of each of Parent and Merger Sub has each (A) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement, the Plan of Merger and the consummation of the Transactions, and (B) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Plan of Merger and consummate the Transactions, and (ii) Parent, as the sole shareholder of Merger Sub, has approved the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger and the consummation of the Transactions;
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the certain guarantors (the “Guarantors”) has executed and delivered a limited guarantee in favor of the Company or a designated wholly owned Subsidiary of the Company with respect to certain obligations of Parent under this Agreement (as may be amended from time to time in accordance with this Agreement, the “Limited Guarantee”, and collectively, “Limited Guarantees”);
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Rollover Shareholders have executed and delivered to Parent the rollover and support agreement (the “Support Agreement”), providing that, amongst other things and subject to the terms and conditions set forth therein, the Rollover Shareholders will (A) vote all Rollover Shares (together with any other Shares or Equity Securities of the Company acquired, whether beneficially or of record, by such Rollover Shareholder after the date hereof and prior to the Effective Time, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise or vesting of any award under any Company Share Plan, or any other options or warrants, or the conversion of any convertible securities or otherwise) held directly or indirectly by them in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions, and (B) agree, upon the terms and subject to the conditions in the Support Agreement, to receive no cash consideration for cancellation of the Rollover Shares in accordance with this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Sponsor has, or has caused an entity controlled by each of them, as applicable, to have, executed and delivered an equity commitment letter (each an “Equity Commitment Letter”, and collectively, the “Equity Commitment Letters”) to Parent;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.01   The Merger.
On the terms and subject to the satisfaction or waiver (where permissible) of the conditions set forth in this Agreement, and in accordance with the CICA, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, Merger Sub shall cease to exist and will be struck off the Register of Companies in the Cayman Islands and the Company shall continue as the Surviving Company and become a wholly owned Subsidiary of Parent.
Section 1.02   Closing; Closing Date.
Unless otherwise agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at 10:00 a.m. (Hong Kong time) electronically as soon as practicable, but in any event no later than the tenth (10th) Business Day following the day on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of those conditions) is satisfied or, if permissible in accordance with this Agreement, waived. The date on which the Closing occurs is referred to as the “Closing Date.”
Section 1.03   Effective Time.
On the Closing Date, the Company and Merger Sub shall (a) cause the plan of merger with respect to the Merger substantially in the form set out in Annex A attached hereto (the “Plan of Merger”) and any other documents required under the CICA, to be duly executed and filed with the Registrar of Companies of the Cayman Islands (the “Registrar of Companies”) as provided by Section 233 of the CICA, and (b) execute any other documents and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the CICA in connection with the Merger. The Merger shall become effective at the time of registration of the Plan of Merger by the Registrar of Companies or such later time as may be specified in the Plan of Merger in accordance with the CICA (such date and time, the “Effective Time”).
Section 1.04   Effects of the Merger.
At the Effective Time, the Merger shall have the effects specified in this Agreement, the Plan of Merger and the relevant provisions of the CICA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Company and Merger Sub shall immediately vest in the Surviving Company, and, subject to any specific arrangements entered into by the relevant parties, the Surviving Company shall be liable for and subject in the same manner as the Company and the Merger Sub (being the constituent companies) to all mortgages, charges or security interests and all Contracts, obligations, claims, debts and liabilities of each of the Company and Merger Sub in accordance with the CICA. Upon the Merger becoming effective at the Effective Time, the Registrar of Companies shall strike off the Merger Sub from the register of companies in the Cayman Islands.
Section 1.05   Governing Documents.
At the Effective Time, in accordance with the Plan of Merger, the Surviving Company shall adopt the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger, which shall include such indemnification provisions as required by Section 6.05(a).

Section 1.06   Directors and Officers.
The parties hereto shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time or such other persons designated by Parent shall be the initial directors of the Surviving Company, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent prior to the Effective Time, and shall hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company to be adopted at the Effective Time.
ARTICLE II
TREATMENT OF SECURITIES; MERGER CONSIDERATION
Section 2.01   Cancellation and Conversion of Securities.
At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:
(a)   each and every Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive US$0.272 in cash per Share without interest (the “Per Share Merger Consideration”) payable in the manner provided in Section 2.04;
(b)   each and every American Depositary Share (an “ADS” or collectively, the “ADSs”), each representing five (5) Shares, issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares), together with the Shares represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$1.36 in cash per ADS without interest (the “Per ADS Merger Consideration”), pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;
(c)   each and every Excluded Share and ADS representing the Excluded Shares, in each case issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist without payment of any consideration or distribution therefor;
(d)   each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 2.03 and thereafter represent only the right to receive the applicable payments set forth in Section 2.03; and
(e)   each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable ordinary share of the Surviving Company. Such conversion shall be effected by means of the cancellation of such shares of Merger Sub, in exchange for the right to receive one (1) ordinary share of the Surviving Company. Such ordinary shares of the Surviving Company shall constitute the only issued and outstanding share capital of the Surviving Company upon the Effective Time.
Section 2.02   Company Share Plans.
(a)   At the Effective Time, the Company shall (i) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, (ii) cancel each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, (iii) cancel each Company RSU that is then outstanding, whether or not vested, and (iv) cancel each Company Restricted Share that is then outstanding, whether or not vested.
(b)   Except as contemplated in Section 2.02(e), each former holder (or his or her designee) of a Company Option that is cancelled at the Effective Time shall, in exchange therefor, be issued with an employee incentive award, to replace such Company Option, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Option.

(c)   Each former holder (or his or her designee) of a Company RSU that is cancelled at the Effective Time shall, in exchange therefor, be issued with an employee incentive award, to replace such Company RSU, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company RSU.
(d)   Except as contemplated in Section 2.02(f), each former holder (or his or her designee) of a Company Restricted Share that is cancelled at the Effective Time shall, in exchange therefor, be issued with an employee incentive award, to replace such Company Restricted Share, on terms and conditions reasonably determined by Parent that comply with the Company Share Plans and the award agreement(s) with respect to such Company Restricted Share.
(e)   Each person set forth in Schedule B (or his designee) who is a holder of a Company Option that is cancelled at the Effective Time shall, in exchange therefor, receive an amount of cash equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the Exercise Price, multiplied by (ii) the number of Shares underlying such Company Option.
(f)   Each person set forth in Schedule B (or his designee) who is a holder of a Company Restricted Share that is cancelled at the Effective Time shall, in exchange therefor, receive an amount of cash equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Company Restricted Share.
(g)   As promptly as practicable following the date hereof and in any event prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall pass any resolutions and take any actions reasonably necessary to effect the provisions of this Section 2.02. Promptly following the date hereof but in any event prior to the Effective Time, the Company shall deliver a written notice to each holder of Company Options, Company RSUs or Company Restricted Shares informing such holder of the treatment of such Company Options, Company RSUs or Company Restricted Shares contemplated by this Section 2.02. The Company shall take all reasonable actions necessary to ensure that, neither Parent nor the Surviving Company will be required to issue Shares or other share capital of the Company or the Surviving Company to any person pursuant to the Company Share Plans or in settlement of any Company Option, Company RSU or Company Restricted Share (as applicable) other than contemplated by this Section 2.02.
(h)   Any payment under this Section 2.02 shall be made pursuant to the Company’s ordinary payroll practices at or as soon as practicable (and in any event no more than 30 days) after the Effective Time and subject to all applicable Taxes and Tax withholding requirements, each applicable withholding agent shall be entitled to withhold Taxes under applicable Tax Law in respect thereof, and each former holder of Company Options, Company RSUs or Company Restricted Shares shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.02.
Section 2.03   Dissenting Shares.
(a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICA, Shares that are issued and outstanding immediately prior to the Effective Time and are held by shareholders of the Company who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger, or dissenter rights, in accordance with Section 238 of the CICA (collectively, the “Dissenting Shares,” and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) shall be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders shall not be entitled to receive the Per Share Merger Consideration and shall instead be entitled to receive only the payment of the fair value of such Dissenting Shares held by them determined in accordance with the provisions of Section 238 of the CICA.
(b)   For the avoidance of doubt, all Shares held by Dissenting Shareholders who shall have not exercised or who shall have effectively withdrawn or lost their dissenter rights under Section 238 of the CICA shall thereupon (i) not be deemed to be Dissenting Shares, and (ii) be cancelled and cease to exist in exchange for, at the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in Section 2.04. Parent shall promptly deposit or cause to be deposited with the Paying Agent any additional funds necessary to pay in full the aggregate Per Share

Merger Consideration so due and payable to such shareholders of the Company who have not exercised or perfected or who shall have effectively withdrawn or lost such dissenter rights under Section 238 of the CICA.
(c)   The Company shall give Parent (i) prompt notice of any notices of objection, notices of approvals, notice of dissent or demands for appraisal or written offers, under Section 238 of the CICA received by the Company, attempted withdrawals of such notices, demands or offers, and any other instruments served pursuant to applicable Law of the Cayman Islands and received by the Company relating to its shareholders’ rights to dissent from the Merger or appraisal rights, and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for appraisal under the CICA. The Company shall not, except with the prior written consent of Parent, make any offers or payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.
(d)   In the event that any written notices of objection are served by any shareholders of the Company before the vote on the Merger at the Shareholders Meeting pursuant to Section 238(2) of the CICA, the Company shall serve written notice of the authorization and approval of the Merger on such shareholders pursuant to Section 238(4) of the CICA within twenty (20) days immediately following the date of obtaining the Requisite Company Vote at the Shareholders Meeting.
Section 2.04   Exchange of Share Certificates, etc.
(a)   Paying Agent.   Prior to the Closing, Parent shall appoint a bank or trust company selected by Parent with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) to act as paying agent (the “Paying Agent”) for all payments required to be made pursuant to Section 2.01(a), Section 2.01(b) and Section 2.03(b) (in the case of Section 2.03(b), when ascertained) (collectively, the “Merger Consideration”), and Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, or in the case of payments pursuant to Section 2.03(b), when ascertained, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares) and ADSs (other than ADSs representing the Excluded Shares), cash in an amount that is sufficient to pay the Merger Consideration in full (such cash, the “Exchange Fund”).
(b)   Exchange Procedures.   Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Company shall cause the Paying Agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands reasonably acceptable to the Company, and shall specify the manner in which the Per Share Merger Consideration shall be paid out of the Exchange Fund to registered holders of such Shares); and (ii) instructions for use in effecting the surrender of any issued share certificates representing such Shares (the “Share Certificates”) (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) or any steps to be taken in respect of non-certificated Shares represented by book entry (“Uncertificated Shares”) and/or such other documents as may be required in exchange for the Per Share Merger Consideration. Upon surrender of, if applicable, a Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or any documents required in respect of Uncertificated Shares and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares represented by such Share Certificate (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) and each registered holder of Uncertificated Shares shall be entitled to receive, in exchange for the cancellation of such Shares as contemplated by Section 2.01(a), a check, in the amount equal to (x) the number of Shares so cancelled (whether certificated Shares represented by a Share Certificate (or in respect of which an affidavit and indemnity of loss in lieu of the Share Certificate has been given as provided in Section 2.04(c)) or Uncertificated Shares) multiplied by (y) the Per Share Merger Consideration, subject to applicable withholding in accordance with Section 2.04(i). All such cancelled Shares shall be recorded as cancelled in the register of members of the Company at the Effective Time as contemplated by Section 2.01(a), and any Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. To the extent required by the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary, stock transfer or other Taxes and other government charges due to or incurred by the Depositary in connection with the cancellation of their ADSs. The Surviving Company will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding Taxes, if any, which shall be withheld by the Depositary in accordance with Section 2.04(i)) due to or incurred by the Depositary in connection with distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs (excluding any fees, including ADS cancellation or termination fees, payable by holders of ADSs in accordance with the Deposit Agreement). No interest shall be paid or will accrue on any amount payable in respect of the Shares or ADSs pursuant to the provisions of this Article II.
(c)   Lost Certificates.   If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Company or the Paying Agent, the posting by such person of a bond, in such reasonable and customary amount as the Surviving Company or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of the Shares represented by such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares (other than Excluded Shares or Dissenting Shares) represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01(a).
(d)   Untraceable Shareholders.   Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent, the Depositary or the Surviving Company, as applicable, of their current contact details. A holder of Shares or ADSs will be deemed to be untraceable if (i) such person has no registered address in the register of members maintained by the Company or the Depositary, as applicable, or (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (x) has been sent to such person and has been returned undelivered or has not been cashed, or (y) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Shareholders Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Monies due to shareholders of the Company (including holders of ADSs) who are untraceable shall be returned to the Surviving Company on demand and held in a non-interest bearing bank account for the benefit of shareholders of the Company (including holders of ADSs) who are untraceable. After the Effective Time, untraceable shareholders of the Company (including holders of ADSs) who wish to receive any monies otherwise payable in respect of the Merger within applicable time limits will be advised to contact the Surviving Company. Monies unclaimed after a period of six (6) months from the Closing Date shall be forfeited and shall revert to the Surviving Company.
(e)   Adjustments to Merger Consideration.   The Per Share Merger Consideration and the Per ADS Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares, change in the number of Shares represented by each ADS or other like change with respect to Shares or ADSs occurring on or after the date hereof and prior to the Effective Time (but excluding any change that results from any exercise of Company Options or the vesting of any Company

RSUs or Company Restricted Shares) and to provide to the holders of Shares (including Shares represented by ADSs), Company Options, Company RSUs and Company Restricted Shares the same economic effect as contemplated by this Agreement prior to such action.
(f)   Investment of Exchange Fund.   The Exchange Fund, pending its disbursement to the holders of Shares and ADSs, shall be invested by the Paying Agent as reasonably directed by Parent or, after the Effective Time, the Surviving Company; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank deposit accounts, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months; provided further that no such investment or losses shall affect the amounts payable to the holders of Shares and ADSs and Parent or the Surviving Company, as applicable, shall promptly replace or restore, or cause to be replaced or restored any funds deposited with the Paying Agent that are lost through any investment or diminished for other reasons to the extent necessary to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the Merger Consideration. Earnings from investments shall become a part of the Exchange Fund, and any amounts in excess of the Merger Consideration shall be the sole and exclusive property of Parent and the Surviving Company. Except as contemplated by Section 2.04(b), Section 2.04(d), this Section 2.04(f) and Section 2.04(g), the Exchange Fund shall not be used for any other purpose.
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the holders of Shares or ADSs for six (6) months after the Effective Time shall be delivered to the Surviving Company upon demand, and any holders of Shares (other than Excluded Shares) and ADSs (other than ADSs representing the Excluded Shares) who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company for the cash to which they are entitled pursuant to Section 2.01(a) and Section 2.01(b).
(h)   No Liability.   None of the Paying Agent, the Rollover Shareholders, the Sponsors, the Chairman, the Guarantors, Parent, the Surviving Company or the Depositary shall be liable to any former holder of Shares for any such Shares (including Shares represented by ADSs) (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any applicable abandoned property, bona vacantia, escheat or similar Law. Any amounts remaining unclaimed by such former holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Laws, the property of the Surviving Company or its designee, free and clear of all claims or interest of any person previously entitled thereto.
(i)   Withholding Rights.   Each of Parent, the Surviving Company, the Paying Agent, Merger Sub and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, ADSs, Company Options, Company RSUs or Company Restricted Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Company, the Paying Agent, Merger Sub or the Depositary, as the case may be, such withheld amounts shall be (i) remitted by Parent, the Surviving Company, the Paying Agent, Merger Sub or the Depositary, as applicable, to the applicable Governmental Authority and (ii) to the extent so remitted, treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs, Company Options, Company RSUs or Company Restricted Shares in respect of which such deduction and withholding was made by Parent, the Surviving Company, the Paying Agent, Merger Sub or the Depositary, as the case may be.
Section 2.05   No Transfers.
From and after the Effective Time, (a) the register of members of the Company shall be closed, and there shall be no registrations of transfers in the register of members of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time, and (b) the holders of Shares (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the

Effective Time, any Share Certificates or Uncertificated Shares presented to the Paying Agent, Parent or Surviving Company for transfer or any other reason shall be cancelled, in exchange for the right to receive the cash consideration to which the holders thereof are entitled under this Article II in the case of Shares other than the Excluded Shares and the Dissenting Shares, and for no consideration in the case of Excluded Shares and only in accordance with Section 2.03 in the case of the Dissenting Shares.
Section 2.06   Termination of Deposit Agreement.
As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to the Bank of New York Mellon (the “Depositary”) to terminate the deposit agreement dated June 18, 2020 entered into by and among the Company, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”) in accordance with its terms.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The following representations and warranties by the Company are qualified in their entirety by reference to the disclosures (a) in the Company SEC Reports filed with or furnished to the SEC and publicly available prior to the date hereof but excluding statements in any “Risk Factors” and “Forward Looking Statements” sections and any other sections to the extent they are cautionary, predictive or forward-looking in nature and (b) set forth or referenced in the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to qualify the section or subsection of this Agreement to which it corresponds in number along with each other section or subsection of this Agreement to which the relevance of such information is readily apparent). Subject to the foregoing, the Company hereby represents and warrants to Parent and Merger Sub that:
Section 3.01   Organization and Qualification.   Each of the Company and its Subsidiaries is an entity duly incorporated or organized, as applicable, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to have such qualification or license would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company is in compliance with the terms of its organizational and governing documents. The corporate structure of the Group Companies and the ownership among the Group Companies and the establishment thereof are in compliance with all applicable Laws, except to the extent the failure to be so is not material to the Company and its Subsidiaries, taken as a whole. Each of the Company’s Subsidiaries is in compliance with the terms of its organizational and governing documents.
Section 3.02   Constitutional Documents.
The Company has heretofore furnished to Parent a true and complete copy of the memorandum and articles of association or equivalent organizational documents, each as amended to date, of each Group Company. All such memorandum and articles of association or equivalent organizational documents of the Group Companies are in full force and effect as of the date hereof. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents.
Section 3.03   Capitalization.
(a)   The authorized share capital of the Company is US$50,000 divided into 2,500,000,000 ordinary shares, with a par value of US$0.00002 per share. As of August 19, 2023, (i) 474,365,720 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, except as disclosed in Section 3.03(a) of the Company Disclosure Schedule (inclusive of 9,912,500 Shares recorded under the name of the Depositary as member in the register of members of the Company), and (ii) 22,235,980 Shares are reserved for future issuance pursuant to the outstanding Company Options, Company RSUs and Company Restricted Shares, which are not reflected in the register of members of the Company.
(b)   Except as disclosed in Section 3.03(b) of the Company Disclosure Schedule and except for the Company Options, Company RSUs and Company Restricted Shares referred to in Section 3.03(a) and rights under the Control Documents, there are no options, warrants, preemptive rights, conversion rights, redemption rights, share appreciation rights, repurchase rights, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character issued by any Group Company relating to the issued or unissued share capital of any Group Company or obligating any Group Company to issue, transfer or sell or cause to be issued, transferred or sold any Equity Securities of any Group Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of any Group Company and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any Equity Securities of any Group Company. The Company does not have any secured creditors holding a fixed or floating security interest.
(c)   The grant of each outstanding Company Option was validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the relevant Company Share Plans, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of The NASDAQ Stock Market (“Nasdaq”) and all other applicable Laws in all material respects. The grant of each such Company RSU was validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the relevant Company Share Plans, the Exchange Act, the rules and regulations of Nasdaq and all other applicable Laws. The grant of each such Company Restricted Share was validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the relevant Company Share Plans, the Exchange Act, the rules and regulations of Nasdaq and all other applicable Laws. Except as otherwise provided in this Agreement, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Option, any Company RSU or any Company Restricted Share as a result of the Transactions.
(d)   All Shares subject to issuance upon due exercise of a Company Option or settlement of a Company RSU or a Company Restricted Share, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The Company has made available to Parent accurate and complete copies of (i) the Company Share Plans pursuant to which the Company has granted the Company Options, Company RSUs and Company Restricted Shares that are currently outstanding, (ii) the form of award agreement evidencing such Company Options, Company RSUs and Company Restricted Shares, and (iii) award agreements evidencing such Company Options, Company RSUs and Company Restricted Shares with terms that are materially different from those set forth in the form of award agreement.
(e)   Except as set forth in Section 3.03(e) of the Company Disclosure Schedule, the outstanding share capital or registered capital, as the case may be, of each of the Company’s material Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries is owned by such Group Company free and clear of all Liens, other than the Controlled Entities to the extent they are subject to their respective Control Documents. Other than as set forth in the Control Documents or as disclosed in Section 3.03(e) of the Company Disclosure Schedule, there are no outstanding contractual obligations of any Group Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company’s Subsidiaries. The outstanding share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries is not subject to any outstanding obligations of any Group Company requiring the registration under any securities Law for sale of such share capital or registered capital, as the case may be.
Section 3.04   Authorization.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Requisite Company Vote,

to execute and deliver the Plan of Merger and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Company of this Agreement and the Plan of Merger, and the consummation of the Merger and the other Transactions, have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Plan of Merger, and the consummation by it of the Transactions, in each case, subject only to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the affirmative vote of the holders of Shares representing at least two-thirds of the voting power of the Shares present and voting in person or by proxy as a single class at the Shareholders Meeting (the “Requisite Company Vote”) in accordance with Section 233(6) of the CICA and the memorandum and articles of association of the Company.
(b)   This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) ((a) and (b) collectively, the “Enforceability Exceptions”).
(c)   The Company Board, acting upon the unanimous recommendation of the Special Committee, by resolutions duly adopted by vote of those directors voting at a meeting duly called and held, has as of the date of this Agreement (i) determined that it is fair to, and in the best interests of, the Company and its shareholders (other than the holders of Excluded Shares), and declared it advisable, for the Company to enter into this Agreement, and the Plan of Merger and consummate the Transactions; (ii) authorized and approved the execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the Transactions; and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions to the holders of Shares (the “Company Recommendation”) and direct that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted for approval by the shareholders of the Company at the Shareholders Meeting.
(d)   The Special Committee has received from Kroll, LLC (the “Financial Advisor”) its written opinion, dated the date of this Agreement, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, to the effect that, the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) are fair, from a financial point of view, to such holders. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement and Schedule 13E-3. It is agreed and understood that such option may not be relied on by Parent, Merger Sub or any of their respective Affiliates.
Section 3.05   No Conflict; Required Filings and Consents.
None of the execution, delivery or performance of this Agreement by the Company, or the consummation by the Company of the Merger or any other Transaction will (i) assuming the Requisite Company Vote is obtained, conflict with or result in any breach of any provision of the organizational or governing documents of any Group Company, (ii) require any filing by the Company or any of its Subsidiaries with, or the obtaining of any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, local or supranational, or any self-regulatory or quasi-governmental authority (each, a “Governmental Authority”), except for (A) compliance with any applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, (B) the filing of the Plan of Merger and related documentation with the Registrar of Companies and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the CICA, (C) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger, including the joining of the Company in the filing of the Schedule 13E-3, which shall incorporate by reference the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the SEC, if any, on the Schedule 13E-3, (D) such filings as may be required under the Nasdaq rules and regulations in connection with this Agreement or the Merger, and (E) ODI Approval (collectively, the “Requisite Regulatory Approvals”), (iii) require any consent or waiver by any Person under, result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract, (iv) result in the creation or imposition of any Lien (except for Permitted Encumbrances) on any material asset of the Company or any of its Subsidiaries, or (v) violate any Order or Law applicable to the Company, any Subsidiary of the Company, or any of their respective material properties, assets or operations; except, with respect to clauses (iii), (iv) and (v), for any such occurrence that individually or in the aggregate has not had and would not have a Company Material Adverse Effect.
Section 3.06   Permits; Compliance with Laws.
(a)   The Company and its Subsidiaries are in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties or to carry on their business substantially in the manner described in the Company SEC Reports filed prior to the date hereof and substantially as is being conducted as of the date of this Agreement, except for any such authorizations, licenses, permits, certificates, approvals and clearances the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect (collectively, the “Material Company Permits”). All of the Material Company Permits are valid, in full force and effect, and are not subject to any pending or, to the knowledge of the Company, threatened legal proceeding by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Material Company Permit, except for any suspension, cancellation, modification, termination or revocation that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries are in material compliance with the terms and requirements of such Material Company Permits. The Company and each of its Subsidiaries are not in default under, and to the Company’s knowledge, no condition exists that with notice or lapse of time or both would constitute a default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Material Company Permit, except for any such suspension, cancellation, modification, termination or revocation that would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   For any business carried out by any Group Company in the PRC, such Group Company has not violated any PRC Law that imposes any prohibition or restriction on foreign investment. Each Group Company that is established in the PRC has been conducting its business activities within the permitted scope of business, and has been operating its business in full compliance with all relevant legal requirements and with all requisite permits, licenses and approvals granted by, and filings and registrations made with the competent Governmental Authorities of the PRC, except for any failure or violation that, individually or in the aggregate, would not have a Company Material Adverse Effect.
(c)   Other than those disclosed in the Company SEC Reports, the Group Companies are and have been in compliance with all applicable Laws and the applicable listing, corporate governance and other rules and regulations of Nasdaq in all material respects. No event has occurred and no circumstance exists that, with or without notice or lapse of time, (i) may constitute or result in a material violation by any Group Company of, or a failure on the part of such entity to comply with in any material respect, any applicable Laws, or (ii) may give rise to any material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. No Group Company is in material default, breach or violation of any Law applicable to it or by which any of its share, security, equity interest, property or asset is bound or affected. No Group Company has received any written notice or communication of any material non-compliance with any applicable Law that has not been cured.
(d)   No Group Company or, to the knowledge of the Company, any of their respective directors, officers, employees, agents or other persons acting on behalf of any Group Company (collectively, the “Company Representatives”) is a Prohibited Person. No Group Company has (i) conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person or (ii) violated, or operated not in compliance with, any applicable export restrictions, anti-boycott regulations, or embargo regulations. No Group Company or, to the best knowledge of the Company, any Company Representatives has violated any Anticorruption Law, nor has any Group Company or, to the

knowledge of the Company, any Company Representative (x) made or given any bribe, rebate, payoff, influence payment, kickback or any other type of payment, that would violate any applicable Anticorruption Laws, or (y) offered, paid, promised to pay, or authorized the payment of any money or anything of value, to any Government Official or to any person under circumstances where a Group Company or any Company Representative knew that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to a Government Official:
(i)   for the purpose of: (A) influencing any act or decision of a Government Official in his or her official capacity; (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; (C) securing any improper advantage; or (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or
(ii)   in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, other unlawful or improper means of obtaining business or advantage or would otherwise violate any Anticorruption Law.
(e)   The Group Companies are in material compliance with all of the SAFE Rules and Regulations and duly and lawfully obtained all material requisite permits, licenses, approvals, filings and registrations and other requisite formalities with the SAFE as required under the SAFE Rules and Regulations which are in full force and effect, and there exist no grounds on which any such material permits, licenses, approvals, filings or registrations may be cancelled or revoked or any Group Company or its legal representative may be subject to material liability or penalties for misrepresentations or failures to disclose information to SAFE or its local counterparts. To the knowledge of the Company, each holder or beneficial owner of Shares who is a PRC resident (as defined in the SAFE Circular 37) and subject to any of the registration or reporting requirements under any SAFE Rules and Regulations has complied, in all material respects, with such reporting and/or registration requirements under the SAFE Rules and Regulations with respect to its investment in the Company. Neither the Company nor, to the knowledge of the Company, such holder or beneficial owner has received any written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local counterparts with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations, except for such non-compliance that would not be material to the Group Companies, taken as a whole.
Section 3.07   SEC Filings; Financial Statements.
(a)   The Company has filed or otherwise furnished (as applicable), all material forms, reports, statements, schedules and other documents required to be filed with or furnished to the SEC by the Company since September 1, 2019 (together with any amendments thereto, the “Company SEC Reports”). As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Reports were amended, as of the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (and to the extent such Company SEC Reports were amended, as of the date of effectiveness of such amendment), the Company SEC Reports (i) complied in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed or effective, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of its filing date or effective date (as applicable).
(b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports (including the related notes and schedules thereto) (i) was prepared in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) fairly presented, in all material respects, the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (taking into account the notes thereto, and subject, in the case of unaudited interim statements, to normal year-end audit adjustments and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with IFRS, except as may be noted therein.

(c)   Except as disclosed in Section 3.07(c) of the Company Disclosure Schedule and except to the extent set forth in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company’s annual report on Form 20-F filed with the SEC on May 12, 2023 or otherwise disclosed by the Company in current reports on Form 6-K, no Group Company has outstanding (i) any material Indebtedness or any commitments therefor, or (ii) any other liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (A) incurred in the ordinary course of business, or (B) incurred pursuant to this Agreement or in connection with the Transaction.
(d)   Other than those disclosed in the Company SEC Reports, (i) the Company is in compliance, in all material respects, with all provisions of the Sarbanes-Oxley Act of 2002 (as amended and including the rules and regulations promulgated thereunder) which are applicable to it, (ii) the Company has established and maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act that are designed to ensure that all material information concerning the Company and its Subsidiaries required to be included in reports filed under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company’s certifying officers have evaluated the effectiveness of the Company’s internal control over financial reporting as of end of the period covered by the Company’s most recently filed annual report under the Exchange Act, and since such date there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Section 3.08   Proxy Statement.
The information supplied by the Company for inclusion in the Proxy Statement (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 (including any amendment or supplement thereto or document incorporated by reference therein including the notice of the Shareholders Meeting and the form of proxy) will not (i) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.
Section 3.09   Absence of Certain Changes.
Since December 31, 2022, except as expressly contemplated by this Agreement, each Group Company has conducted business in all material respects in the ordinary course of business, and there has not been any Company Material Adverse Effect.
Section 3.10   Absence of Litigation.
As of the date of this Agreement, there is no litigation, hearing, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened in writing against any Group Company, or any share, security, equity interest, property or asset of any Group Company, before any Governmental Authority which (a) would reasonably be expected to have a Company Material Adverse Effect, or (b) prevents, materially delays or materially impedes or, if decided adversely against the Company, would reasonably be expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement in any material respect or the consummation of the Transactions.
Section 3.11   Employee Benefit Plans.
(a)   With respect to each Company Employee Plan, the Company has made available to Parent copies of each such Company Employee Plan document, including all amendments thereto. Each

Company Employee Plan has been established, operated and maintained in compliance with its terms and with applicable Law in all material respects. All contributions or other amounts payable by a Group Company with respect to each Company Employee Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles.
(b)   Except as expressly provided under this Agreement, neither the execution of this Agreement, shareholder approval of this Agreement, nor the consummation of the Transactions alone (whether alone or in connection with any additional or subsequent events such as a termination of employment), will (i) entitle any current or former director, employee or consultant of any Group Company to material compensation in the form of a severance payment or similar payment, (ii) accelerate the time of payment or vesting or result in any payment or funding of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any of the Company Employee Plans, or (iii) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Employee Plan on or following the Effective Time.
Section 3.12   Labor and Employment Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, or currently negotiating in connection with entering into, any collective bargaining agreements or labor contracts or understandings with any labor unions, works councils, or labor organizations. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to their businesses, or (ii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries (each, an “Employee”), and during the last three (3) years there has not been any such action.
(b)   There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened in writing to be brought by or filed with any Governmental Authority or otherwise based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would reasonably be expected to result in a Company Material Adverse Effect.
Section 3.13   Real Property; Title to Assets.
(a)   The Group Companies have entered into written lease contracts for all material Leased Real Property in the PRC. Except as would not have a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect, subject to the Enforceability Exception, (ii) the Group Companies’ possession of the Leased Real Property under such Lease has not been disturbed and, to the knowledge of the Company, there are no disputes with respect to such Lease, (iii) neither any Group Company nor, to the knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and (iv) the Group Companies have a valid and subsisting leasehold interest in all property under the Leases, in each case free and clear of all Liens, other than the Permitted Encumbrances.
(b)   The Leased Real Property set forth in Section 3.13(b) of the Company Disclosure Schedule comprises all material real property used or intended to be used in the business of the Group Companies. The use, occupation, operation, leasing, management of the Leased Real Property by any Group Company is not in contravention of any applicable Laws, except for any non-compliance that would not have a Company Material Adverse Effect.
Section 3.14   Intellectual Property.
(a)   The Company and its Subsidiaries own or possess adequate licenses or other valid and enforceable rights to use (in each case, free and clear of any Liens, except for Permitted Encumbrances), all Intellectual Property used in, or necessary to conduct, the business of the Company or its Subsidiaries as currently conducted and as currently proposed to be conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) the use of any Intellectual Property in connection with the operation of their respective businesses or otherwise by the Company or its Subsidiaries does not infringe upon, misappropriate, or otherwise violate and has not in the past three (3) years infringed upon, misappropriated or otherwise violated the Intellectual Property rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use such Intellectual Property; (ii) neither the Company nor any of its Subsidiaries has received any written notice of, and to the knowledge of the Company, there is no threatened, assertion or claim that it, or the business or activities of the Company or any of its Subsidiaries (including the commercialization and exploitation of their products and services), is infringing upon, diluting, misappropriating, or otherwise violating or has infringed upon, diluted, misappropriated, or otherwise violated any Intellectual Property right of any person, including any demands or unsolicited offers to license any Intellectual Property nor are there any facts or circumstances that would form the basis for any claim against the Company or any of its Subsidiaries of infringement, unauthorized use, or violation of any Intellectual Property right of any person, or challenging the ownership, use, validity or enforceability of any Intellectual Property owned by any Group Company; (iii) neither the Company nor any of its Subsidiaries nor the business or activities of the Company or any of its Subsidiaries (including the commercialization and exploitation of their products and services) infringes, dilutes or misappropriates or has infringed, diluted or misappropriated any Intellectual Property rights of any person; and (iv) to the knowledge of the Company, no person (including current and former officers, employees, consultants and contractors of any Group Company) is currently infringing, diluting or misappropriating Intellectual Property owned by the Company or any of its Subsidiaries.
(c)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, with respect to each Intellectual Property solely owned by any Group Company, (i) such Group Company is the owner of the entire right, title and interest in and to such Intellectual Property, and is entitled to use, transfer and license such Intellectual Property in the continued operation of its respective business without payment to any Third Party (other than to one or more Governmental Authorities or other similar parties for the purposes of registering and maintaining such rights), (ii) no Group Company is obligated to assign ownership of any such Intellectual Property to any Third Party and (iii) no Group Company is bound by or subject to any non-compete or other restrictions on the operation and scope of its respective business. To the knowledge of the Company, none of the material Intellectual Property owned by any Group Company has been revoked, invalidated or otherwise challenged in whole or in part.
(d)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, with respect to each item of Intellectual Property licensed to any Group Company, (i) such Group Company has the right to use such Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Intellectual Property, and (ii) no party to any license of such Intellectual Property is in breach thereof or default thereunder.
(e)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, no person is challenging in writing the validity, enforceable, use or ownership of or, to the knowledge of the Company, threatening to challenge, or infringing upon, misappropriating, or otherwise violating any right of the Company or any of its Subsidiaries with respect to any material Intellectual Property owned by or licensed to the Company or its Subsidiaries.
(f)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, each of the Company and its Subsidiaries owns all right, title and interest in and to all material Intellectual Property created or developed by, for or under the direction or supervision of the Company or such Subsidiary. Each key employee of the Company who has participated in the creation or development of any such Intellectual Property and have executed and delivered to the Company or such Subsidiary a valid and enforceable agreement (i) providing for the non-disclosure by such person of confidential information and (ii) providing for the present assignment by such person to the Company or such Subsidiary of any Intellectual Property developed or arising out of such person’s employment by, engagement by or contract with the Company or such Subsidiary of the Company. To the knowledge of the Company, no such employee is in material violation of any term of any such agreement.
(g)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) each Group Company owns or has a valid right or license to use or otherwise exploit all Software used in connection with the businesses of the Group Companies as currently conducted; and (ii) each Group Company possesses the source code, object code and documentation for all such Software that is proprietary to and owned by any Group Company (the “Company Owned Software”). To the knowledge of the Company, no Third Party has any ownership right or interest in any Company Owned Software.
(h)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company and its Subsidiaries have taken all actions reasonably necessary to (i) maintain and protect each material item of Intellectual Property that they own or are licensed or otherwise authorized to use, and (ii) protect the confidentiality and value of trade secrets and other know-how or confidential or proprietary information (together, the “Trade Secrets”) that are owned by any Group Company or provided to any Group Company by any Third Party under conditions of confidentiality, including having and effectively implementing in the business operations of the Company and its Subsidiaries Intellectual Property, information security and privacy measures comparable with those implemented by similarly situated companies in the U.S. and the PRC operating in the industry of the Company and its Subsidiaries.
(i)   The Company IT Assets are (A) reasonably adequate and sufficient for, and operate and perform in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the Company’s and its Subsidiaries’ businesses and the protection of Trade Secrets by the Group Companies, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and (B) to the knowledge of the Company, are free from any material defects, viruses, worms and other malware. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery measures and technology consistent with industry practices and the Company IT Assets have not failed in any material respect.
Section 3.15   Privacy and Data Security.   Each Group Company complies, and at all times have complied, except as has not been and would not reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, with all applicable Privacy Laws and Privacy Policies, and with applicable contractual obligations of the Company and its Subsidiaries governing privacy, data protection, and data security with respect to the Processing of Personal Data by the Company and its Subsidiaries. Except as would not have a Company Material Adverse Effect, there is no, and has not been any, (i) Action of any nature pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to privacy, data protection, or data security with respect to the Processing of Personal Data by the Company and its Subsidiaries; or (ii) written notice of any actual or asserted noncompliance with any Law to which the Company or any of its Subsidiaries are subject relating to privacy, data protection, or data security with respect to the Processing of Personal Data by the Company. The Company and its Subsidiaries have at all times implemented and maintained commercially reasonable measures in compliance with applicable Privacy Laws, designed to preserve and protect the confidentiality, availability, security, and integrity of all Systems and Personal Data within the possession or control of the Company and its Subsidiaries, except for any non-compliance that would not be reasonably expected to have a Company Material Adverse Effect.
Section 3.16   Taxes.
(a)   Each Group Company has duly and timely filed all material Tax Returns and reports required to be filed by it and has paid and discharged all material Taxes required to be paid or discharged (whether or not reflected on a Tax Return), other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with IFRS. All such Tax Returns are true, accurate and complete in all material respects. No Tax authority or agency or other Governmental Authority is asserting in writing or, to the knowledge of the Company, threatening to assert against any Group Company any material deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith. There are no pending or, to the knowledge of the Company, threatened Actions for the assessment or collection of any material Taxes against any Group Company. No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(b)   As of the date hereof, to the knowledge of the Company, no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or Taxes of any Group Company is currently in progress, and no Group Company has received a written notice from a Tax authority of an upcoming audit, examination or other proceeding with respect to material Taxes. As of the date hereof, to the knowledge of the Company, no written claim has been made by any Governmental Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by such jurisdiction.
(c)   No Group Company incorporated outside the PRC takes the position for tax purposes that it is a “resident enterprise” of the PRC.
(d)   Each Group Company has, in accordance with applicable Law, duly registered with the relevant Governmental Authority, obtained and maintained the validity of all national and local tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Authorities. Each submission made by or on behalf of any Group Company to any Governmental Authority in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates was accurate and complete in all material respects at the time of its submission and none of such Tax exemptions, holidays, deferrals, incentives, or other preferential treatments or rebates contained any material misstatement or material omission that would have affected the granting of such Tax exemptions, holidays, deferrals, incentives or other preferential treatments or rebates. The Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, holidays, deferrals, incentives, or other preferential treatments or rebates and will not result in the claw-back or recapture of any such Tax exemptions, preferential treatments or rebates.
Section 3.17   Material Contracts.
(a)   For purposes of this Agreement, “Material Contracts” means the Contracts referred to in clauses (i) through (xiii) in this Section 3.17 to which any Group Company is a party:
(i)   any Contract that would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;
(ii)   any Contract relating to (A) the formation, creation, operation, management or control of a partnership entity, joint venture entity, limited liability company or similar arrangement, except for any such entity that is no longer actively conducting business, (B) strategic cooperation or partnership arrangements, or (C) other similar agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by any Group Company with an amount in excess of RMB10,000,000;
(iii)   any Contract involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company and any of its Subsidiaries extended in the ordinary course of business), or investment in, any person other than a Group Company or any Contract relating to the making of any such loan, advance or investment, in each case with an amount in excess of RMB10,000,000 is outstanding or invested;
(iv)   any Contract involving Indebtedness of the Company or any of its Subsidiaries in excess of RMB10,000,000;
(v)   any Contract (including so called take-or-pay or keep-well agreements) under which any person (other than the Company or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness of the Company or any of its Subsidiaries;
(vi)   any Contract granting or evidencing a Lien on any properties or assets of the Company or any of its Subsidiaries, other than a Permitted Encumbrances, with an amount in excess of RMB10,000,000;
(vii)   any Contract for the acquisition, disposition, sale, transfer or lease (including leases in connection with financing transactions) of properties or assets of the Company or any of its

Subsidiaries that have a fair market value or purchase price of more than RMB10,000,000 (by merger, purchase or sale of assets or stock or otherwise) or pursuant to which the Company or any of its Subsidiaries have continuing, indemnification, guarantee, “earn-out” or other contingent payment obligations;
(viii)   any non-competition Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of the Company or any of its Subsidiaries to compete in any geographic area, industry or line of business;
(ix)   any Contract (other than Contracts granting Company Options, Company RSUs or Company Restricted Shares) giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the Transactions, where (A) such Contract requires any payment in excess of RMB10,000,000 to be made by the Company or any of its Subsidiaries or (B) the value of the outstanding receivables due to the Company and its Subsidiaries under such Contract is in excess of RMB10,000,000;
(x)   any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of the Company or any of its Subsidiaries, (B) pledging of share capital of the Company or any of its Subsidiaries or (C) issuance of guarantee by the Company or any of its Subsidiaries;
(xi)   any Contract providing for (A) a license, covenant not to sue or other right granted by any Third Party under any Intellectual Property to the Company or any of its Subsidiaries, (B) a license, covenant not to sue or other right granted by the Company or any of its Subsidiaries to any Third Party under any Intellectual Property, other than agreements for off-the-shelf Software, (C) an indemnity of any person by the Company or any of its Subsidiaries against any charge of infringement, misappropriation, unauthorized use or violation of any Intellectual Property right, or (D) any royalty, fee or other amount payable by the Company or any of its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property; in each case only if material to the Company and its Subsidiaries, taken as a whole;
(xii)   any Contract outside the ordinary course of business of the Company or not on arm’s length terms between the Company or any of its Subsidiaries, on one hand, and any Affiliate or other entity in which any Group Company has a direct or indirect equity interest, or director, or executive officer, or any person beneficially owning five percent (5%) or more of the outstanding Equity Securities of any Group Company or any of their respective Affiliates (other than the Group Companies), or immediate family members or any of the respective Affiliates of such family members, on the other hand; or
(xiii)   any Contract which have not been covered by subsections (i) through (xiii) and involves consideration of more than RMB10,000,000, in the aggregate, over the remaining term of such Contract.
(b)   (i) Each Material Contract is a legal, valid and binding obligation of a Group Company, as applicable, in full force and effect and enforceable against the such Group Company in accordance with its terms, subject to the Enforceability Exception; (ii) to the knowledge of the Company, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the Enforceability Exception, (iii) no Group Company and, to the knowledge of the Company, no counterparty, is or is alleged to be in breach or violation of, or default under, any Material Contract; (iv) no Group Company has received any written claim of default under any such Material Contract and, to the Company’s knowledge, no fact or event exists that would give rise to any claim of default under any Material Contract; and (v) neither the execution of this Agreement nor the consummation of any Transaction will constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of any Group Company under any Material Contract; except, in each case of clauses 3.17(b)(i) through (b)(v), for such breaches, defaults, failures to be in full force and effect, or failure to be valid and binding obligations of any party or parties thereto that would not, individually or in the aggregate, constitute a Company Material Adverse Effect; except, further, in case of clauses 3.17(a)(iv) and (a)(vi), as disclosed in Section 3.17(a) of the Company Disclosure Schedule.

Section 3.18   Anti-Takeover Provisions.
The Company is not party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “business combination,” “fair price,” “control share” or other similar Laws enacted under any Laws applicable to the Company other than the CICA (each, a “Takeover Statute”) does not, and will not, apply to this Agreement or the Transactions.
Section 3.19   Interested Party Transactions.
The Company has disclosed in the Company SEC Reports each material Contract between a Group Company or any of its Subsidiaries, on the one hand, and any related party of the Company, one the other hand, entered into during fiscal years covered by such Company SEC Reports that are required to be disclosed by the Company in accordance with Item 7.B. of Form 20-F under the Exchange Act.
Section 3.20   Brokers.
Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
Section 3.21   Control Documents.
(a)   To the best knowledge of the Company, (i) each party to any of the Control Documents has full power and authority to enter into, execute and deliver such Control Document to which it is a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to the Control Documents and to perform the obligations of such party thereunder; and (ii) the execution and delivery by such party of each Control Document to which it is a party and the performance by such party of its obligations thereunder have been duly authorized by all requisite actions on the part of such party.
(b)   The execution and delivery by each Group Company named in each Control Document, and the performance by such Group Company of its obligations thereunder and the consummation by it of the transactions contemplated therein will not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its corporate documents as in effect, any applicable Law, or any contract to which any Group Company is a party or by which any Group Company is bound, in any material respect, (ii) accelerate, or constitute an event entitling any person to accelerate, the maturity of any material Indebtedness or other material liability of any Group Company or to increase the rate of interest presently in effect with respect to any material Indebtedness of any Group Company, or (iii) result in the creation of any Lien upon any of the properties or assets of any Group Company (other than the Liens created by virtue of the execution and delivery of the Control Document) in any material respect.
(c)   Except as would not have a Company Material Adverse Effect, all consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority required under any applicable Laws in connection with the Control Documents have been made or unconditionally obtained in writing, and no such consent, approval, authorization, permit, filings or notifications has been withdrawn or is subject to any condition precedent, which has not been fulfilled or performed.
(d)   (i) Each Control Document is duly executed and effective, in proper legal form under applicable PRC Law and constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, subject to the Enforceability Exception, and all of such Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws in all material respects, (ii) each Control Document is in full force and effect and no party to any Control Document is in breach or default in the performance or observance of any of the terms or provisions of such Control Document in any material respect, and (iii) to the knowledge of the Company, none of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

(e)   Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, there have been no disputes, disagreements, claims or any legal proceedings of any nature, raised by any Governmental Authority or any other person, pending or, to the knowledge of the Company, threatened against or affecting any of the Controlled Entities and other Group Companies that (i) challenge the validity or enforceability of any part or all of the Control Documents, individually or taken as a whole, (ii) challenge the “variable interest entity” structure or the ownership structure as set forth in the Control Documents, (iii) claim any ownership, share, equity or interest in the Controlled Entities or other Group Companies, or claim any compensation for not being granted any ownership, share, equity or interest in the Controlled Entities or other Group Companies or (iv) claim any of the Control Documents or the ownership structure thereof or any arrangement or performance of or in accordance with the Control Documents was, is or will violate any PRC Laws.
Section 3.22   Environmental Matters.
Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in all respects in compliance with all applicable Environmental Laws; (b) the Company and each of its Subsidiaries have obtained and possess all permits, licenses and other authorizations currently required for their establishment and their operation under any Environmental Law (“Environmental Permits”), and all such Environmental Permits are in full force and effect; (c) to the knowledge of the Company, no property currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with or is releasing any Hazardous Substance in a manner that could reasonably be expected to require remediation or other action pursuant to any Environmental Law; (d) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or liable under any Environmental Law; and (e) neither the Company nor any of its Subsidiaries is subject to any order, decree or injunction with any Governmental Authority or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances.
Section 3.23   Insurance.
Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (a) all insurance policies and self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and its Subsidiaries are in full force and effect and are of the type and in amounts customarily carried by Persons conducting business similar to the Company; (b) the Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a reasonable cost; (c) neither the Company nor any of its Subsidiaries has received any threatened termination of, material premium increase with respect to, or material alteration of coverage under any of its respective insurance policies; and (d) neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
Section 3.24   No Other Representations or Warranties.
Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to any Group Company or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
Section 4.01   Corporate Organization.
Each of Parent and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets, to the extent applicable, and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their obligations under this Agreement. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will engage in no other business activities other than those in connection with, or for the purpose to consummate, the Transactions, and will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and capitalization and pursuant to this Agreement, the Buyer Group Contracts and the transactions contemplated hereby and thereby.
Section 4.02   Authorization.
Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Plan of Merger or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exception.
Section 4.03   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement and the Plan of Merger by Parent and Merger Sub do not, and the performance of this Agreement and the Plan of Merger by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their obligations under this Agreement.
(b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filings and/or notices pursuant to Section 13 of the Exchange Act and the rules and regulations thereunder, (ii) compliance with the rules and regulations of Nasdaq, (iii) the filing of the Plan of Merger and related documentation with the Registrar of Companies pursuant to the CICA and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the CICA, (iv) other Requisite Regulatory Approvals and (v) any such consent, approval, authorization, permit, action, filing or notification the failure to make or obtain which would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent or Merger Sub.
Section 4.04   Capitalization.
(a)   The authorized share capital of Parent is US$50,000 consisting of 500,000,000 ordinary shares, par value of US$0.0001 per share. As of the date of this Agreement, one ordinary share of Parent is issued and outstanding, which has been duly authorized, validly issued, fully paid and non-assessable.

(b)   The authorized share capital of Merger Sub is US$50,000 consisting of 500,000,000 ordinary shares, par value of US$0.0001 per share. As of the date of this Agreement, one ordinary share of Merger Sub is issued and outstanding, which has been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding share capital of Merger Sub is, and immediately prior to the Effective Time will be, directly owned by Parent, free and clear of any Lien other than any restrictions imposed by applicable Laws.
(c)   Except for obligations or liabilities incurred in connection with its formation or relating to the Transactions (including pursuant to the Buyer Group Contracts), neither Parent nor Merger Sub has incurred or will, prior to the Effective Time, incur, directly or indirectly, any obligations or liabilities.
Section 4.05   Available Funds and Financing.
(a)   Parent has delivered to the Company true and complete copies of executed equity commitment letters from the Sponsors or their respective Affiliates (the “Equity Commitment Letters”), pursuant to which each of such Sponsors or its Affiliates named therein has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions thereof, Equity Securities of Parent, up to the aggregate amount set forth therein (the “Financing”). Except as expressly set forth in the Equity Commitment Letters or other Buyer Group Contracts, there are no side letters or Contracts to which Parent or Merger Sub is a party that affects the availability of or modifies, amends or expands the conditions to, or otherwise relates to the funding of the Financing or the transactions contemplated hereby.
(b)   As of the date hereof, (i) each of the Equity Commitment Letters is in full force and effect and is a legal, valid and binding obligation of Parent (as applicable and subject to the Enforceability Exception) and, to the knowledge of Parent, the other parties thereto (subject to the Enforceability Exception), and (ii) none of the Equity Commitment Letters has been amended or modified and no such amendment or modification is contemplated (other than as permitted by Section 6.07 or this Section 4.05), and the respective commitments contained in the Equity Commitment Letters have not been withdrawn or rescinded in any material respect (other than as permitted by Section 6.07 or this Section 4.05). Assuming (A) the Financing is funded in accordance with the Equity Commitment Letters, and (B) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02 or the waiver of such conditions, and after taking into account cash and other sources of immediately available funds available to Parent and Merger Sub, Parent and Merger Sub will have available to them, as of the Effective Time, all funds necessary for Parent, Merger Sub and the Surviving Company to pay (1) the Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The Equity Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub on the terms and conditions contained therein. As of the date hereof, Parent and Merger Sub have no reason to believe that any of the conditions to the Financing contemplated by the Equity Commitment Letters will not be satisfied or the Financing will not be available to Parent and Merger Sub on the Closing Date. As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute or reasonably be expected to result in a default or breach under the Equity Commitment Letters on the part of Parent or, to the knowledge of Parent and Merger Sub, any other parties thereto.
Section 4.06   Proxy Statement.
None of the information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (a) the Schedule 13E-3 will, at the time such document is filed with the SEC and at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (b) the Proxy Statement will, at the date of first mailing the Proxy Statement to the shareholders of the Company or any amendments or supplements thereto, at the time of the Shareholders Meeting, and at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.07   Brokers.
No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.08   Limited Guarantee.
Each of the Limited Guarantees has been duly and validly executed and delivered by the Guarantor executing such Limited Guarantee and, assuming the due authorization, execution and delivery by the Company or its designated wholly owned Subsidiary, as appropriate, constitutes a legal, valid and binding obligation of the Guarantor that executed it, enforceable against the Guarantor in accordance with the terms thereof subject to the Enforceability Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute or reasonably be expected to result in a breach or default on the part of the Guarantor under such Limited Guarantee.
Section 4.09   Absence of Litigation.
As of the date hereof, (i) there is no material Action pending or, to the knowledge of Parent and Merger Sub, threatened against Parent or Merger Sub before any Governmental Authority; and (ii) each of Parent and Merger Sub is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent and Merger Sub, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case which seeks to, or would reasonably be expected to, prevent or materially impair or delay the consummation of the Merger or other Transactions.
Section 4.10   Ownership of Shares.
As of the date hereof, other than the Shares disclosed in the Support Agreement, none of Parent, Merger Sub and Buyer Group Parties nor any of their respective Affiliates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company, or any options, warrants or other rights to acquire Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.
Section 4.11   Solvency.
Neither Parent nor Merger Sub is entering into the Transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the Transactions contemplated hereby, including the Financing and the payment of the Merger Consideration and all other amounts required to be paid in connection with the consummation of the Transactions, assuming (i) satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth herein, or the waiver of such conditions, and (ii) the accuracy of the representations and warranties of the Company set forth in Article III (for such purposes, the representations and warranties that are qualified as to materiality or “Company Material Adverse Effect” or other words of similar import shall be true and correct in all respects and those not qualified shall be true and correct in all material respects), the Surviving Company and each of its Subsidiaries, on a consolidated basis, will be solvent (as such term is used under the Laws of the Cayman Islands) at and immediately after the Effective Time.
Section 4.12   Buyer Group Contracts.
Parent has delivered to the Company and the Special Committee a true and complete copy of each of the Buyer Group Contracts, including all amendments thereto or modifications thereof. Other than the Buyer Group Contracts, there is no Contract, whether written or oral, (i) relating to the Transactions between or among two or more of Buyer Group Parties (or through any of their respective Affiliates), (ii) relating to the Transactions between or among any Buyer Group Party (or through any of its Affiliates), on the one hand, and any Rollover Shareholder, on the other hand, (iii) relating to the Transactions between or among Parent, Merger Sub, any Rollover Shareholder, or the Guarantors or any of their respective Affiliates, on the one hand, and any member of the Company’s management, any member of the Company Board or any of the Company’s shareholders in their capacities as such, on the other hand, or (iv) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Competing Transaction or Superior Proposal.
Section 4.13   Independent Investigation.
Each of Parent and Merger Sub has conducted its own independent due diligence investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which due diligence investigation, review and analysis were performed by Parent, Merger Sub, their respective Affiliates and their respective Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned due diligence investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement and in any certificate delivered pursuant to this Agreement).
Section 4.14   Non-Reliance on Company Estimates.
The Company has made available to Parent, Merger Sub or their respective Affiliates and Representatives, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub hereby acknowledges and agrees that (a) these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other, (b) there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, (c) Parent and Merger Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and (d) Parent and Merger Sub are not relying on any estimates, projections, forecasts, plans or budgets (or the accuracy or completeness thereof) furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and Parent and Merger Sub shall not, and shall cause their respective Affiliates and Representatives not to, hold any such person liable with respect thereto.
Section 4.15   No Additional Representations.
Except for the representations and warranties made by Parent and Merger Sub in this Article IV or in any certificate delivered by Parent or Merger Sub in connection with this Agreement, neither Parent nor Merger Sub nor any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to the Company or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.
ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.01   Conduct of Business by the Company Pending the Merger.
The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as (x) required by applicable Law, or (y) contemplated or permitted by this Agreement, unless Parent may otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) the businesses of the Group Companies shall be conducted in the ordinary course of business consistent with past practice in all material respects; and (ii) the Company shall use commercially reasonable efforts to preserve substantially intact the assets and the business organization of the Group Companies, to keep available the services of the current officers and key employees of the Group Companies and to maintain in all material respects the current relationships of the Group Companies with existing customers, suppliers and other persons with which any Group Companies has material business relations as of the date hereof.
Without limiting the generality of the foregoing paragraph, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as (x) required by applicable Law, or (y) contemplated or permitted by this Agreement, the Company shall not, and shall procure that no Group Company will do or propose to do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(a)   amend or otherwise change its memorandum and articles of association or equivalent organizational documents, other than immaterial amendments in the ordinary course of business, including without limitation, change of entity name or registered address;
(b)   issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any Equity Securities of any class of any Group Company (other than in connection with (A) the exercise of any Company Options or the settlement of any Company RSUs or Company Restricted Shares outstanding as of the date of this Agreement in accordance with the terms of the Company Share Plans and the award agreements applicable thereto as at the date of this Agreement, (B) the withholding of Company securities to satisfy tax obligations with respect to Company Options, Company RSUs or Company Restricted Shares, (C) the acquisition by the Company of its securities in connection with the forfeiture of Company Options, Company RSUs or Company Restricted Shares, or (D) the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof, (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value or purchase price (including the value of assumed liabilities) in excess of RMB10,000,000, except in the ordinary course of business, or (iii) any material Intellectual Property owned by or licensed to any Group Company, except in the ordinary course of business consistent with past practice;
(c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any Subsidiary of the Company to the Company or any of its other Subsidiaries consistent with past practice);
(d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital (other than the purchase of Shares to satisfy obligations under the Company Share Plans, including the withholding of Shares in connection with the exercise of Company Options, Company RSUs or Company Restricted Shares in accordance with the terms and conditions of such Company Options, Company RSUs or Company Restricted Shares (as applicable)), except as required by applicable Law;
(e)   effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving any Group Company, or create any new Subsidiary, other than the Transactions;
(f)   acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of RMB10,000,000 in any transaction or related series of transactions;
(g)   make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof in excess of RMB10,000,000 in aggregate, except for any capital contribution or investment in any Group Company;
(h)   incur, assume, alter, amend or modify any Indebtedness, or guarantee any Indebtedness, or issue any debt securities, except for (i) the incurrence or guarantee of Indebtedness under any Group Company’s existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such Indebtedness or (ii) not in an aggregate amount in excess of RMB100,000,000;
(i)   other than expenditures necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of RMB10,000,000 or capital expenditures which are, in the aggregate, in excess of RMB20,000,000 for the Group Companies taken as a whole;
(j)   except as required pursuant to any Company Employee Plan or this Agreement, (i) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any Employee of any Group Company other than the hiring or termination of employees with an individual annual compensation of less than RMB2,000,000, (ii) grant or provide any severance or termination payments or benefits to any Employee of any Group Company in an aggregate amount in excess of RMB500,000, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any Employee of any Group Company except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Group Companies, taken as a whole, by more than five percent (5%), (iv) establish, adopt, amend or terminate any Company Employee Plan or materially amend the terms of any outstanding Company Options, Company RSUs or Company Restricted Shares, (v) take any action to accelerate the vesting or payment of compensation or benefits under the Company Employee Plan, or (vi) forgive any loans to any Employee of any Group Company;
(k)   make any changes with respect to financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in statutory or regulatory accounting rules or IFRS or regulatory requirements with respect thereto;
(l)   enter into, amend, modify, consent to the termination of, or waive any material rights under, any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof) which calls for annual aggregate payments of RMB5,000,000 or more with a term longer than one (1) year and which cannot be terminated without material surviving obligations or material penalty upon notice of ninety (90) days or less, other than (A) any termination or renewal in accordance with the terms of any existing Material Contract that occur automatically without any action by any Group Company, (B) as may be reasonably necessary to comply with the terms of this Agreement, or (C) actions permitted under Section 5.01(h);
(m)   terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which are not promptly replaced by a comparable amount of insurance coverage;
(n)   without prejudice to clause (r) below, settle, release, waive or compromise any pending or threatened Action against any Group Company (A) for an amount required to be paid by any Group Company in excess of US$1,500,000, (B) that would impose any material restrictions on the business or operations of any Group Company;
(o)   permit any material Intellectual Property owned by any Group Company to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every item of material Intellectual Property owned by any Group Company, or grant or license or transfer to any Third Party any material Intellectual Property owned by any Group Company;
(p)   fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;
(q)   engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;
(r)   make or change any material Tax election, amend any Tax Return, enter into any material closing agreement or seek any ruling from any Governmental Authority with respect to material Taxes,

surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, change any method of Tax accounting or Tax accounting period or initiate any voluntary Tax disclosure to any Governmental Authority;
(s)   grant any fixed or floating security interests of the Company, except in the ordinary course of business; or
(t)   announce an intention, enter into any agreement or otherwise make a legally binding commitment, to do any of the foregoing.
Section 5.02   Compliance.
During the period from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, the Company shall use best efforts to ensure that each Group Company will conduct its business in compliance with all applicable Laws in all material respects, and use reasonable best efforts to obtain, make and maintain in effect, all material consents, approvals, authorizations or permits of, or filings with or notifications to, the relevant Governmental Authority or other person required in respect of the due and proper establishment and operations of such Group Company in accordance with applicable Laws.
Section 5.03   Conduct of Business by Parent and Merger Sub Pending the Merger.
Each of Parent and Merger Sub agrees that, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall not (a) take any action, or fail to take any action (including any action with respect to a Third Party), that would, or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to effecting the Transactions becoming incapable of being satisfied, or (b) take any action, or fail to take any action, that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or any other Transactions.
Section 5.04   No Control of Other Party’s Business.
Except as otherwise expressly provided herein, nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or the Company’s Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.01   Proxy Statement and Schedule 13E-3.
(a)   As soon as reasonably practicable following the date of this Agreement, the Company, with the cooperation and assistance of Parent and Merger Sub, shall prepare a proxy statement relating to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company by the Requisite Company Vote including a notice convening the Shareholders Meeting in accordance with the Company’s articles of association (such proxy statement and notice, as amended or supplemented, being referred to herein as the “Proxy Statement”). Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) jointly prepare and use their reasonable best efforts to cause to be filed with the SEC a Rule 13e-3 transaction statement on Schedule 13E-3 relating to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company (such Schedule 13E-3, as amended or supplemented, being referred to herein as the “Schedule 13E-3”). Each of the Company, Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) use its reasonable best efforts to ensure that the Proxy Statement and the Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Parent and

Merger Sub shall (and Parent shall procure each other Buyer Group Party to) use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3. Each of Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) provide reasonable assistance and cooperation to the Company in the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of comments from the SEC. Upon its receipt of any written comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and the Schedule 13E-3, the Company shall promptly notify Parent and Merger Sub and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 or mailing the Proxy Statement (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub with a reasonable period of time to review and comment on such document or response and (ii) shall consider in good faith all additions, deletions or changes reasonably proposed by Parent in good faith. If at any time prior to the Shareholders Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub that should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate to the shareholders of the Company.
(b)   Each of Parent, Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Shares and at the time of the Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and that all information supplied by such party for inclusion or incorporation by reference in such document will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or the Company, or their respective officers or directors, should be discovered which should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party discovering such event or circumstance shall promptly inform the other parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the shareholders of the Company to the extent required by Law; provided, that prior to such filing, to the extent permitted by Law, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other party and their Representatives a reasonable opportunity to comment thereon.
(c)   For the avoidance of doubt and notwithstanding anything herein to the contrary, in connection with any disclosure regarding a Change in the Company Recommendation made pursuant to the terms of this Agreement, the Company shall not be required to provide Parent or Merger Sub the opportunity to review or comment on the Proxy Statement or the Schedule 13E-3, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

Section 6.02   Company Shareholders Meeting.
(a)   The Company shall establish a record date for determining shareholders of the Company entitled to vote at the Shareholders Meeting (the “Record Date”) in consultation with Parent and shall not change such Record Date or establish a different record date for the Shareholders Meeting without consulting with Parent, unless required to do so by applicable Law; and in the event that the date of the Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (such approval shall not be unreasonably withheld, conditioned and/or delayed), the Company shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Laws or the memorandum and articles of association of the Company. As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 or that it is not reviewing the Schedule 13E-3, the Company shall mail or cause to be mailed the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Form 6-K) as of the Record Date, for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger and the Transactions. Subject to Section 6.02(b), without the consent of Parent, the authorization and approval of this Agreement, the Plan of Merger and the Transactions are the only matters (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholders Meeting.
(b)   As soon as practicable but in any event no later than thirty (30) days after the date of mailing the Proxy Statement, the Company shall hold the Shareholders Meeting. Subject to this Section 6.02 and Section 6.04, (i) the Company Board shall recommend to holders of the Shares that they authorize and approve this Agreement, the Plan of Merger and the Transactions, and shall include such recommendation in the Proxy Statement, and (ii) the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions, and shall take all other action necessary or advisable to secure the Requisite Company Vote. In the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation or authorizes the Company to terminate this Agreement, the Company shall not be required to convene the Shareholders Meeting or submit this Agreement, the Plan of Merger or the Transactions, to the holders of Shares for authorization and approval at the Shareholders Meeting.
(c)   Notwithstanding Section 6.02(b), the Company may, after consultation in good faith with Parent, adjourn or recommend the adjournment of the Shareholders Meeting to its shareholders (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholders Meeting, (ii) as otherwise required by applicable Law or the memorandum and articles of association of the Company, or (iii) if as of the time for which the Shareholders Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders Meeting. If the Shareholders Meeting is adjourned, the Company shall convene and hold the Shareholders Meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence, provided, that the Company shall not recommend to its shareholders the adjournment of the Shareholders Meeting to a date that is less than five (5) Business Days prior to the Long Stop Date.
(d)   Notwithstanding Section 6.02(b), Parent may request that the Company adjourn or postpone the Shareholders Meeting for up to thirty (30) days with respect to any single adjournment, and ninety (90) days in the aggregate (but in any event no later than five (5) Business Days prior to the Long Stop Date), (i) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Shareholders Meeting or (B) voting in favor of the authorization and approval of this Agreement, the Plan of Merger, and the Transactions to obtain the Requisite Company Vote or (ii) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure that is required by applicable Law and (B) such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders Meeting, in which event the Company shall, in each case, cause the Shareholders Meeting to be postponed or adjourned in accordance with Parent’s request, the memorandum and articles of association of the Company and this Section 6.02(d).
(e)   At the Shareholders’ Meeting, and any other meeting of the shareholders of the Company called to seek the Shareholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement, the Plan of Merger or the Transactions is sought, Parent shall (i) vote, or cause to be voted, all Shares held directly or indirectly by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power at such Shareholders Meeting in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions and (ii) if necessary to ensure that the Requisite Company Vote will be obtained, use its reasonable best efforts to cause the Rollover Shareholders to vote in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions pursuant to the terms of the Support Agreement.
Section 6.03   Access to Information.
(a)   From the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII and subject to applicable Law and the Confidentiality Agreement, upon reasonable advance notice from Parent, the Company shall (i) provide to Parent (and Parent’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources (including potential sources) and other authorized representatives of Parent and such other parties, collectively, “Representatives”) reasonable access during normal business hours to the offices, properties, books and records of any Group Company, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information concerning the Group Companies as such persons may reasonably request in writing, and (iii) instruct its employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in their due diligence investigation. Notwithstanding the foregoing, any such due diligence investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the timely discharge by the employees of the Company or its Subsidiaries of their duties. All requests for information made pursuant to this Section 6.03(a) shall be directed to the executive officers or other person designated by the Company.
(b)   Notwithstanding anything to the contrary in Section 6.03(a), nothing in this Agreement shall require the Company or any of its Subsidiaries to provide Parent, Merger Sub or any of their respective Representatives with access to any books, records, documents or other information to the extent that (i) such books, records, documents or other information is subject to any confidentiality agreement with a Third Party, (ii) the disclosure of such books, records, documents or other information would result in the loss of attorney-client or other legal privilege, or (iii) the disclosure of such books, records, documents or other information is prohibited by applicable Law.
(c)   All information provided or made available pursuant to this Section 6.03 to Parent or its Representatives shall be subject to the Confidentiality Agreement. Parent shall be responsible for any unauthorized disclosure of any such information provided or made available pursuant to this Section 6.03 by its Representatives.
Section 6.04   No Solicitation of Transactions.
(a)   Until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except pursuant to Section 6.04(b), the Company agrees that neither it nor any of its Subsidiaries will, and that it will cause its and its Subsidiaries’ Representatives (including any investment banker, attorney or accountant retained by any Group Company) not to, in each case, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes any Competing Transaction, (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any Third Party in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (iii) agree to, approve, endorse, recommend or consummate any Competing Transaction or enter into any letter of intent or Contract (other than an Acceptable Confidentiality Agreement) or commitment contemplating or otherwise relating to any Competing Transaction in each case, other than as permitted pursuant to Section 6.04(c), or (iv) grant any waiver, amendment or release under any standstill, confidentiality or similar agreement or Takeover Statutes, and the Company shall promptly take all action necessary to terminate or cause to be terminated any such waiver previously granted with respect to any provision of any such confidentiality, standstill or similar agreement or Takeover Statute and to enforce each such confidentiality, standstill or similar agreement the Company has entered into in connection with any other transactions in their nature similar to the Transaction (provided, that (x) if the Company Board determines in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such provision to the extent necessary to permit the person bound by such provision to propose a Competing Transaction to the Company Board, in which case the corresponding provision in the Confidentiality Agreement shall be waived at the same time automatically, and (y) such restriction shall not apply if the Company releases or waives the corresponding provision in the Confidentiality Agreement). The Company shall notify Parent as promptly as practicable (and in any event within forty-eight (48) hours), orally and in writing, of any proposal or offer, or any inquiry or contact between the Company or its Representatives and any Third Party, regarding a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, (y) the identity of the party making such proposal or offer or inquiry or contact, and (z) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed, on a reasonably current basis (and in any event within two (2) Business Days of the occurrence of any material changes) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, immediately cease and terminate all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction and immediately revoke or withdraw access of any Third Party to any data room containing any nonpublic information concerning any Group Company and request, and use its reasonable efforts to cause, all such Third Parties to promptly return or destroy all such nonpublic information. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Third Party subsequent to the date of this Agreement that would prohibit or restrict the Company from providing such information to Parent.
(b)   Notwithstanding anything to the contrary in Section 6.04(a), at any time prior to the receipt of the Requisite Company Vote, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction that was not obtained in violation of this Section 6.04, the Company and its Representatives may, with respect to such proposal or offer and acting only under the direction of the Special Committee:
(i)   contact the person who has made such proposal or offer solely to notify such person the restrictions set forth in the applicable provisions of this Agreement and to clarify and understand the terms and conditions thereof to the extent the Special Committee shall have determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal;
(ii)   provide information in response to the request of the person who has made such proposal or offer, if and only if, prior to providing such information, the Company has received from the person so requesting such information an executed Acceptable Confidentiality Agreement, provided, that the Company shall promptly make available to Parent any information concerning the Company and the Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives; and
(iii)   engage or participate in any discussions or negotiations with the person who has made such proposal or offer;
provided, that prior to taking any actions described in clause (ii) or (iii) above, the Special Committee has (A) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that such proposal or offer constitutes or would reasonably be expected to result in a Superior Proposal, (B) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that, in light of such Superior Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, and (C) provided written notice to Parent at least forty-eight (48) hours prior to taking any such action.
(c)   Except as set forth in Section 6.04(d) and Section 6.04(e), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation, (B) fail to make the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (C) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company, a Competing Transaction, (D) if a tender offer or exchange offer that constitutes a Competing Transaction is commenced, (x) fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), provided, that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such Competing Transaction shall not be prohibited, or (y) fail to publicly reaffirm the Company Recommendation, in each case of (x) and (y) within ten (10) Business Days after Parent so requests in writing, (E) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Competing Transaction, or (F) take any action or make any statement inconsistent with the Company Recommendation (any of the foregoing, a “Change in the Company Recommendation”), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or Contract with respect to any Competing Transaction other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.04(b) (an “Alternative Acquisition Agreement”).
(d)   Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to the receipt of the Requisite Company Vote, if the Company has received a bona fide written proposal or offer with respect to a Competing Transaction which was not withdrawn and which was not obtained in violation of Section 6.04 (other than any immaterial non-compliance that does not adversely affect Parent and Merger Sub) and the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that such proposal or offer constitutes a Superior Proposal and failure to make a Change in the Company Recommendation with respect to such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law, the Company Board may, upon the recommendation of the Special Committee, (A) effect a Change in the Company Recommendation or (B) with respect to such Superior Proposal, authorize the Company to terminate this Agreement in accordance with Section 8.03(c) and enter into an Alternative Acquisition Agreement, but only (i) if the Company shall have complied with the requirements of Section 6.04(a) and Section 6.04(b) with respect to such proposal or offer; (ii) after (A) providing at least five (5) Business Days’ (the “Superior Proposal Notice Period”) written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and providing any proposed agreements related thereto), identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation or authorize the Company to terminate this Agreement in accordance with Section 8.03(c), it being understood that the Notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change in the Company Recommendation, (B) negotiating with and causing its financial and legal advisors to negotiate, in each case in good faith, with Parent, Merger Sub and their respective Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Financing, for the purpose of making such Third Party proposal or offer cease to constitute a Superior Proposal, and (C) permitting Parent and its Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement, the Financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation), which presentation shall not cause any delay to any scheduled meeting of the Company’s shareholders, the Company Board or the Special Committee; provided that any material modifications to such Third Party proposal or offer that the Company Board or the Special Committee has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04, provided, further, that with respect to such new Superior Proposal, the Superior Proposal Notice Period shall be deemed to be a three (3) Business Day period rather than the five (5) Business Day period first described above; and (D) following the end of such five (5) Business Day period or three (3) Business Day period (as applicable), the Company Board shall have determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that after taking into account any changes to this Agreement and the Financing proposed by Parent and Merger Sub in response to the Notice of Superior Proposal or otherwise, the proposal or offer with respect to the Competing Transaction giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal. None of the Company, the Company Board or any committee of the Company Board shall enter into any Contract with any Third Party to materially limit or not to give prior notice to Parent of its intention to effect a Change in the Company Recommendation.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Company Vote, upon occurrence of an Intervening Event, the Company Board (acting at the recommendation of the Special Committee), or the Special Committee, may make a Change in the Company Recommendation and/or terminate this Agreement if (i) the Company Board (acting at the recommendation of the Special Committee) or the Special Committee determines, in good faith (after consultation with its financial advisor and outside legal counsel) that, in light of an Intervening Event, failure to make a Change in the Company Recommendation and/or terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (ii) the Company notifies the Parent in writing, at least five (5) Business Days in advance, that it intends to effect a Change in the Company Recommendation and/or termination of this Agreement in connection with such Intervening Event, which notice shall specify the nature of the Intervening Event in reasonable detail; (iii) after providing such notice and prior to making such Change in the Company Recommendation in connection with such Intervening Event, the Company shall negotiate in good faith with Parent during such five (5) Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement in a manner that obviates the need for such Change in the Company Recommendation or so that the failure to effect a Change in the Company Recommendation would no longer be inconsistent with the Company Board’s fiduciary duties under applicable Law; and (iv) the Company Board shall have considered in good faith any changes to this Agreement and shall have again determined, acting at the direction of the Special Committee, in good faith, taking into account any changes to this Agreement proposed in writing by the Buyer Group in response to the aforementioned notice, that it would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law not to effect the Change in the Company Recommendation or termination of this Agreement in light of the Intervening Event.
(f)   Nothing contained in this Section 6.04 shall be deemed to prohibit the Company, the Company Board or the Special Committee from (i) complying with its disclosure obligations under U.S. federal or state or non-U.S. Law with regard to a Competing Transaction, including taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); (ii) making any “stop-look-and-listen”

communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company); or (iii) making any other legally required disclosure.
(g)   Prior to the termination of this Agreement pursuant to Article VIII, the Company shall not submit to the vote of its shareholders any Competing Transaction or enter into any Alternative Acquisition Agreement.
(h)   The Company shall promptly inform the Company Representatives of the obligations applicable to such Company Representatives in this Section 6.04.
Section 6.05   Directors’ and Officers’ Indemnification and Insurance.
(a)   The indemnification, advancement and exculpation provisions of the indemnification agreements by and between the Company and its directors and certain executive officers as in effect at the Effective Time shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its Subsidiaries. The memorandum and articles of association of the Surviving Company shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, and Parent shall cause such provisions not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law. From and after the Effective Time, any agreement of any Indemnified Party with the Company or any of its Subsidiaries regarding exculpation or indemnification of liability or advancement of expenses shall be assumed by the Surviving Company, shall survive the Merger and shall continue in full force and effect in accordance with its terms.
(b)   The Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Parties”) on terms with respect to coverage and amount no less favorable to the Indemnified Parties than those in effect as of the Effective Time; provided, however, that the Surviving Company may substitute therefor policies of at least the same coverage containing terms, conditions, retentions and limits of liability that are no less favorable than those provided under the Company’s current policies; provided, further, that in no event shall the Surviving Company be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (the “Maximum Annual Premium”), and if the cost of such insurance policy exceeds such amount, then the Surviving Company shall obtain a policy with the greatest coverage for a cost not exceeding such amount. In lieu of maintaining the directors’ and officers’ liability insurance policies contemplated by this Section 6.05(b), the Company may and, at Parent’s request, the Company shall, purchase a six (6)-year “tail” prepaid policy prior to the Effective Time on terms, conditions, retentions and limits of liability no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company so long as the annual cost of such policy does not exceed the Maximum Annual Premium. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Company under this Section 6.05(b) shall terminate.
(c)   Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Company shall comply, and Parent shall cause the Surviving Company to comply, with all of the Company’s obligations, and each of the Surviving Company and Parent shall cause the Surviving Company’s Subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the Indemnified Parties against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), arising out of, relating to or in connection with (x) the fact that an Indemnified Party is or was a director, officer or employee of the Company or any of its Subsidiaries or (y) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of this Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to or at the Effective Time, to the extent provided under the Company’s or such Subsidiaries’ respective organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the CICA or any other applicable Law, provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its Subsidiaries if such service was at the request or for the benefit of the Company or any of its Subsidiaries.
(d)   Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Action which may result in the payment or advancement of any amounts by the Surviving Company under Section 6.05(c), any Group Company’s organizational and governing documents, or any existing indemnification agreements, the person seeking indemnification shall use commercially reasonable efforts to notify the Surviving Company promptly to prevent the Surviving Company or any of its Subsidiaries from being materially and adversely prejudiced by late notice. Unless (x) otherwise provided in any applicable agreement or document providing for indemnification to the contrary, or (y) joint representation is inappropriate due to a conflict of interest between the person seeking indemnification and the Surviving Company (or its applicable Subsidiary) or any other person represented by the counsel that is proposed by the Surviving Company or such Subsidiary to conduct the defense of the person seeking indemnification, (i) the Surviving Company (or a Subsidiary nominated by it) shall have the right to participate in any such Action and, at its option, assume the defense of such Action; (ii) the person seeking indemnification shall have the right to effectively participate in the defense or settlement of such Action, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Action; and (iii) in the event the Surviving Company (or a Subsidiary nominated by it) assumes the defense of any Action pursuant to this Section 6.05(d), neither the Surviving Company nor any of its Subsidiaries shall be liable to the person seeking indemnification for any fees of counsel subsequently incurred by such person with respect to the same Action.
(e)   In the event the Company or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Company, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.05.
(f)   The agreements and covenants contained in this Section 6.05 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any of its Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries, under the CICA or other applicable Law, or otherwise. The provisions of this Section 6.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a Third Party beneficiary of the provisions of this Section 6.05. The obligations of Parent and the Surviving Company under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party without the consent of such Indemnified Party.
(g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy or other agreement that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.
Section 6.06   Notification of Certain Matters.
Each of the Company and Parent shall promptly notify the other in writing of:
(a)   any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;
(b)   any notice or other communication from any Governmental Authority in connection with the Transactions;
(c)   any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such party pursuant to any of such party’s representations and warranties contained herein, or that relate to such party’s ability to consummate the Transactions; and
(d)   a breach of any representation or warranty or failure to perform any covenant or agreement set forth in this Agreement on the part of such party having occurred that would cause the conditions set forth in Section 7.01, Section 7.02 or Section 7.03 not to be satisfied;
together, in each case, with a copy of any such notice, communication or Action; provided, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided further, that failure to give prompt notice pursuant to Section 6.06(d) shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying breach of a representation or warranty or failure to perform any covenant or agreement not so notified would, standing alone, constitute such a failure.
Section 6.07   Financing.
(a)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to (i) maintain in effect the Equity Commitment Letters until the Equity Financing is funded, (ii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of and funding under the Equity Commitment Letters applicable to Parent that are within its control, and (iii) consummate the Equity Financing at or prior to the Effective Time in accordance with the terms of the Equity Commitment Letters.
(b)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub agrees not to amend, modify or waive any provision of the Equity Commitment Letters, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the Financing or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the Financing in a manner that would be expected to prevent or materially delay the ability of the Company, Parent or Merger Sub to consummate the Transactions or otherwise adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the Equity Commitment Letters. Parent and Merger Sub shall give the Company prompt notice (i) upon becoming aware of any breach of any provision of, or termination by any party to, the Equity Commitment Letters or (ii) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Equity Commitment Letters.
Section 6.08   Further Action; Reasonable Best Efforts.
(a)   On the terms and subject to the conditions of this Agreement, each of the parties hereto and their respective Representatives shall and Parent shall procure each of the ODI Sponsors to cooperate with the other parties hereto and, subject to Section 6.08(b) and Section 6.08(c) use its reasonable best efforts, and cause its Subsidiaries to use their respective reasonable best efforts, to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including employing such resources as are necessary to obtain the Requisite Regulatory Approvals.
(b)   In furtherance and not in limitation of the covenants of the parties contained herein and subject to Section 6.08(c), if any objections are asserted with respect to the Transactions under any Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private party challenging any of the Transactions as violating any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use commercially reasonable best efforts to resolve any such objections or suits so as to permit consummation of the Transactions; provided, however, that the Company may expressly condition any action upon the consummation of the Merger and other Transactions or the occurrence of the Effective Time.
(c)   Notwithstanding anything herein to the contrary, none of Parent, Merger Sub or any of their respective Affiliates or Representatives shall be required to take or refrain from taking, or to agree to it or its Affiliates taking or refraining from taking, any action, or to permitting or suffering to exist any restriction, condition, limitation or requirement which, individually or together with all other such actions, restrictions, conditions, limitations or requirements would require any of Parent’s or Merger Sub’s respective Affiliates (other than Parent and Merger Sub, and after the Closing, the Group Companies) to commit to or effect, by consent decree, hold separate orders, or otherwise, the restructuring, reorganization, sale, divesture or disposition of such of its or any of its Affiliates’ or portfolio companies’ (in each ease, other than Parent and Merger Sub, and after the Closing, the Group Companies) assets, properties or businesses, or accept any prohibition or limitation on the ownership or operation of, or any arrangement that would apply to, any of its or any of its Affiliates’ or portfolio companies’ (in each ease, other than Parent and Merger Sub, and after the Closing, the Group Companies) assets, properties or businesses.
(d)   Each party hereto shall, upon request by any other party, furnish such other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Subsidiaries to any Third Party or any Governmental Authority in connection with the Transactions.
(e)   The Company shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, at or prior to the Closing all things within its control which are reasonably necessary, proper or advisable and which are reasonably requested by Parent to facilitate the continuing operations of business of the Group Companies from and after the Closing, including using its commercially reasonable best efforts to procure the satisfaction of the closing conditions set forth in Section 7.02; provided, that any information provided pursuant to this Section 6.08(e) shall be subject to the terms of the Confidentiality Agreements; provided further, that any agreement, payment or obligation of, or to be made by, the Company or any other Group Companies as requested by Parent pursuant to this Section 6.08(e) (other than those in their nature to be carried out, incurred or otherwise completed prior to the Closing) shall be contingent upon the occurrence of the Effective Time.
Section 6.09   Obligations of Merger Sub.
Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.
Section 6.10   Participation in Litigation.
Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Actions commenced or, to the knowledge of the Company on the one hand and the knowledge of Parent on the other hand, threatened against such party or its directors which relate to this Agreement and the Transactions. The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any shareholder Action against the Company or its directors relating to this

Agreement or the Transactions, and no such Action shall be settled without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.11   Resignations.
Upon the written request of Parent at least five (5) Business Days prior to the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent on the Closing Date duly signed resignations in a customary form, effective as of the Effective Time, of all independent directors of the Company.
Section 6.12   Public Announcements.
Except as required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. So long as this Agreement is in effect and except as may be required by applicable Law, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or rules and policies of Nasdaq, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to obtaining the consent (not to be unreasonably withheld) of such other party. Notwithstanding the foregoing, the restrictions set forth in this Section 6.12 shall not apply to any press release or announcement made or proposed to be made by the Company in connection with a Change in the Company Recommendation made in compliance with this Agreement.
Section 6.13   Stock Exchange Delisting.
The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable Laws and rules and policies of Nasdaq to enable the delisting of the Shares and ADSs from Nasdaq and the deregistration of the Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.14   Takeover Statutes.
If any Takeover Statute is or may become applicable to any of the Transactions, the parties hereto shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to eliminate or lawfully minimize the effects of such Takeover Statute on the Transactions.
Section 6.15   No Amendment to Buyer Group Contracts.
Parent and Merger Sub shall not, and each shall use reasonable best efforts to cause the other Buyer Group Parties and Rollover Shareholders not to, enter into any Contract or amend, modify, withdraw or terminate any Buyer Group Contract or waive any rights thereunder, in each case, in a manner that would (i) result in a decrease in the number of the Rollover Shares of the Rollover Shareholders, other than as provided in the Support Agreement, (ii) individually or in the aggregate, prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other Transactions, (iii) be adverse to the rights of the Company to enforce certain terms thereof as a third party beneficiary, or (iv) prohibit or restrict any director, management member or employee of the Company or its Subsidiaries to take any actions described in Section 6.04 in connection with a Competing Transaction to the extent such actions are permitted to be taken by the Company thereunder. Parent and Merger Sub shall not, and shall use reasonable best efforts to procure that the other Buyer Group Parties and Rollover Shareholders shall not, enter into or modify any Contract pursuant to which any management members, directors or shareholders of the Company, or any of their respective Affiliates, receives any consideration or other economic value from any Person in connection with the Transactions that is not provided or expressly contemplated in the Buyer Group Contracts as of the date hereof, including any carried interest, share option, share appreciation right or other forms of equity or quasi-equity right.

Section 6.16   Actions Taken at Direction of Buyer Group Parties.
Notwithstanding anything herein to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, if such breach or alleged breach is the proximate result of action or inaction taken by the Company at the direction of Parent, Merger Sub or the Chairman, regardless of whether there is any approval or direction of the Company Board or the Special Committee.
ARTICLE VII
CONDITIONS TO THE MERGER
Section 7.01   Conditions to the Obligations of Each Party.
The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following conditions on or prior to the Closing Date:
(a)   Shareholder Approval.   This Agreement, the Plan of Merger and the Transactions shall have been authorized and approved by holders of Shares constituting the Requisite Company Vote at the Shareholders Meeting in accordance with the CICA and the Company’s memorandum and articles of association.
(b)   No Injunction.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order (an “Order”), whether temporary, preliminary or permanent, which is then in effect or is pending or threatened, that has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions.
(c)   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and be in full force and effect.
Section 7.02   Additional Conditions to the Obligations of Parent and Merger Sub.
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following additional conditions on or prior to the Closing Date:
(a)   Representations and Warranties.   (i) Other than the representations and warranties of the Company contained in the first sentence of Section 3.01, Section 3.03(a), the first sentence of Section 3.03(b), Section 3.04(a), Section 3.04(b), and Section 3.04(c), the representations and warranties of the Company contained in this Agreement (without giving effect to any qualification as to “materiality,” “Company Material Adverse Effect” or any similar standard or qualification set forth therein) shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties of the Company to be so true and correct do not constitute a Company Material Adverse Effect, (ii) the representations and warranties set forth in the first sentence of Section 3.03(b), Section 3.04(a), Section 3.04(b) and Section 3.04(c) shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), and (iii) the representations and warranties set forth in the first sentence of Section 3.01 and Section 3.03(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time).
(b)   Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)   Dissenting Shareholders.   The holders of 15% or less of the Shares shall have validly served an initial written objection to the Merger under Section 238(2) of the CICA; provided, that, in the event that the holders of more than 15% of the Shares have validly served an initial written objection under Section 238(2) of the CICA, this Section 7.02(c) shall nevertheless be deemed satisfied if the holders of 15% or less of the Shares shall have then validly served a further written notice of dissent as required by Section 238(5) of the CICA.
(d)   Officer Certificate.   The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.02(a), Section 7.02(b), Section 7.02(c) and Section 7.02(e).
(e)   No Material Adverse Effect.   No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.
Section 7.03   Additional Conditions to the Obligations of the Company.
The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following additional conditions on or prior to the Closing Date:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or similar standard or qualification set forth therein) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties of Parent and Merger Sub to be so true and correct, individually or in the aggregate, have not, and would not reasonably be expected to, prevent, materially delay or materially impede or impair the ability of Parent and Merger Sub to consummate the Transactions.
(b)   Agreements and Covenants.   Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)   Officer Certificate.   Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).
Section 7.04   Frustration of Closing Conditions.
Prior to the Long Stop Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.
ARTICLE VIII
TERMINATION
Section 8.01   Termination by Mutual Consent.
This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective director(s) (or in the case of the Company, acting upon the unanimous recommendation of the Special Committee).
Section 8.02   Termination by Either the Company or Parent.
This Agreement may be terminated by either the Company (acting upon the unanimous recommendation of the Special Committee) or Parent at any time prior to the Effective Time, if:
(a)   the Effective Time shall not have occurred on or before October 11, 2024 (the “Long Stop Date”); provided, that if the condition set forth in Section 7.01(c) shall not have been satisfied or waived by the Long Stop Date, but all other conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, the Company or Parent may extend the Long Stop Date to (x) April 11, 2025 by giving written notice of such extension to the other parties hereto for the purpose of satisfying any such condition, or (y) such other date mutually agreed by the Company and Parent if further extension beyond April 11, 2025 is required, and following such extension, the term “Long Stop Date” shall mean the later date to which the prior Long Stop Date has been extended; provided further that the party electing to extend the Long Stop Date has not materially breached this Agreement and caused the failure to satisfy the condition set forth in Section 7.01(c); or
(b)   any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable Order, or taken any other final and non-appealable action, which has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; or
(c)   the Requisite Company Vote shall not have been obtained at the Shareholders Meeting duly convened therefor and concluded or at any adjournment thereof;
provided, that the right to terminate this Agreement pursuant to this Section 8.02 shall not be available to any party whose failure (in the case of Parent, including failure of Parent or Merger Sub) to fulfill any of its obligations under this Agreement has been a primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied.
Section 8.03   Termination by the Company.
This Agreement may be terminated by the Company (acting upon the unanimous recommendation of the Special Committee) at any time prior to the Effective Time, if:
(a)   a breach of any representation, warranty, agreement or covenant of Parent or Merger Sub set forth in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Long Stop Date, and (ii) is incapable of being cured or, if capable of being cured, is not cured by Parent or Merger Sub, as applicable, within thirty (30) days following receipt of written notice of such breach from the Company (or, if the Long Stop Date is less than thirty (30) calendar days from the date of receipt of such notice, by the Long Stop Date); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(a) if the Company is then in breach of any representations, warranties, agreements or covenants of the Company hereunder that would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02;
(b)   (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing) have been satisfied, (ii) the Company has delivered to Parent an irrevocable written notice confirming that all of the conditions set forth Section 7.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), or that the Company is waiving any unsatisfied conditions in Section 7.03) and that it is ready, willing and able to consummate the Closing and (iii) either Parent or Merger Sub fails to complete the Closing within ten (10) Business Days following the later of (x) the date on which the Closing should have occurred pursuant to Section 1.02 and (y) the date on which the foregoing notice is delivered to Parent; or
(c)   prior to the receipt of the Requisite Company Vote, (i) the Company Board (acting upon unanimous recommendation of the Special Committee) or the Special Committee (acting upon unanimous vote and to the extent it is within the authority of the Special Committee) shall have authorized the Company to terminate this Agreement and enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 6.04(d) and (ii) the Company concurrently with, or immediately after, the termination of this Agreement enters into the Alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (i); provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.03(c) unless the Company has (A) complied with the requirements of Section 6.04 with respect to such Change in the Company Recommendation in all material respects and (B) complied with Section 8.06 and pays in full the Company Termination Fee no later than taking any action pursuant to this Section 8.03(c); or
(d)   prior to the receipt of the Requisite Company Vote, the Company Board (acting upon unanimous recommendation of the Special Committee) or the Special Committee (acting upon unanimous vote and to the extent it is within the authority of the Special Committee) shall have effected a Change in the Company Recommendation or authorized the Company to terminate this Agreement pursuant to Section 6.04(e).
Section 8.04   Termination by Parent.
This Agreement may be terminated by Parent at any time prior to the Effective Time, if:
(a)   a breach of any representation, warranty, agreement or covenant of the Company set forth in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and as a result of such breach, such condition would not be capable of being satisfied prior to the Long Stop Date and (ii) is incapable of being cured or, if capable of being cured, is not cured by the Company within thirty (30) days following receipt of written notice of such breach from Parent or Merger Sub, as applicable (or, if the Long Stop Date is less than thirty (30) calendar days from the date of receipt of such notice, by the Long Stop Date); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if either Parent or Merger Sub is then in breach of any representations, warranties or covenants of Parent or Merger Sub hereunder that would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03; or
(b)   the Company Board or any committee thereof shall have effected a Change in the Company Recommendation.
Section 8.05   Effect of Termination.
In the event of the termination of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (or any Representative of such party); provided, that the terms of Section 6.03(b), Section 6.12, Articles VIII and IX shall survive any termination of this Agreement.
Section 8.06   Termination Fee.
(a)   In the event that:
(i)   (A) a bona fide proposal or offer with respect to a Competing Transaction shall have been made, proposed or communicated (and not withdrawn), after the date hereof and prior to the Shareholders Meeting (or prior to the termination of this Agreement if there has been no Shareholders Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.02(a) or Section 8.02(c), and (C) within twelve (12) months after the termination of this Agreement, the Company or any of its Subsidiaries consummates any Competing Transaction with a Third Party, provided, that this subsection (C) shall nonetheless apply if the Company or any of its Subsidiaries enters into a definitive agreement in connection with any Competing Transaction with a Third Party within twelve (12) months after the termination of this Agreement, and the transaction contemplated under such definitive agreement is later consummated within the eighteen (18) months anniversary of the termination of this Agreement, (in each case whether or not the Competing Transaction was the same Competing Transaction referred to in clause (A)) (provided, that for purposes of this Section 8.06(a), all references to “15%” in the definition of “Competing Transaction” shall be deemed to be references to “50%”);
(ii)   this Agreement is terminated by Parent pursuant to Section 8.04; or
(iii)   this Agreement is terminated by the Company pursuant to Sections 8.03(c) or 8.03(d), then the Company shall pay, or cause to be paid, to Parent or its designees an amount in cash equal to US$1,250,000 (the “Company Termination Fee”) by wire transfer of same day funds as promptly as possible (but in any event (x) concurrently with the consummation by the Company of a Competing Transaction in the case of a termination referred to in clause (i) above, (y) within five (5) Business Days after such termination in the case of a termination referred to in clause (ii) above, or (z) prior to or concurrently with the termination of this Agreement in case of a termination pursuant to clause (iii) above); it being agreed that in no event shall the Company be required to pay the Company Termination Fee more than once.
(b)   Parent shall pay, or cause to be paid, to the Company and/or Genetron Health (Beijing) Co., Ltd. (北京泛生子基因科技有限公司), a PRC Subsidiary of the Company an amount in cash equal to US$2,500,000 (and for the purpose of this Agreement, if any portion of such amount shall be paid to such PRC Subsidiary, the Renminbi equivalent of such portion at the U.S. dollars to Renminbi exchange rate published by The People’s Bank of China on 中国人民银行-貨幣政策司-人民幣匯率-人民幣匯率中间价公告 (pbc.gov.cn) as of the date on which this Agreement is terminated, and if such termination date is a non-Business Day in PRC, as of the next succeeding Business Day in PRC) (the “Parent Termination Fee”) if this Agreement is terminated by the Company pursuant to Section 8.03(a) or Section 8.03(b), such payment to be made as promptly as possible (but in any event within five (5) Business Days after such termination by wire transfer of same day funds); it being agreed that in no event shall Parent be required to pay the Parent Termination Fee more than once.
(c)   Except as otherwise specified in Section 8.06(d), all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated.
(d)   In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for reasonable costs and expenses actually incurred or accrued by the other party (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at the prime rate as published in The Wall Street Journal Table of Money Rates on such date plus 2.00% or a lesser rate that is the maximum permitted by applicable Law. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.
(e)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.
(f)   (i)   Subject to Section 9.08, the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.06(b), costs and expenses pursuant to Section 8.06(d) and the guarantee of such obligations pursuant to the Limited Guarantees (subject to its terms, conditions and limitations) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any Group Company and all members of the Company Group against (A) Parent, Merger Sub, the Guarantors, the Chairman, Sponsors and the Rollover Shareholders, (B) the former, current and future direct or indirect holders of any equity, general or limited partnership or liability company interest, controlling persons, management companies, portfolio companies, incorporators, directors, officers, employees, agents, advisors, attorneys, representatives, Affiliates, members, managers, general or limited partners, stockholders, successors or assignees of Parent, Merger Sub, the Chairman, Sponsors, any Guarantor or Rollover Shareholder, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or any Guarantor or Rollover Shareholder, or (D) any former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, management companies, portfolio companies, incorporators, directors, officers, employees, agents, advisors, attorneys, representatives, Affiliates, members, managers, general or limited partners, stockholders, successors or assignees of any of the foregoing (clauses (A) through (D) of this Section 8.06(f), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger or the other Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any other member of the Parent Group shall have any liability of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Support Agreement and the Limited Guarantees) other than the payment of the Parent Termination Fee pursuant to Section 8.06(b), the costs and expenses pursuant to Section 8.06(d), and in no event shall any Group Company, or any of their respective Affiliates, members, managers, partners, representatives of the foregoing (collectively, the “Company Group”), seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Support Agreement and the Limited Guarantees), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 8.06(b) and Section 8.06(d), or the Guarantors to the extent provided in the Limited Guarantees.
(ii)   Subject to Section 9.08, Parent’s right to terminate this Agreement and receive payment from the Company of the Company Termination Fee pursuant to Sections 8.06(a) and expenses under Section 8.06(d) shall be the sole and exclusive remedy (whether at Law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against any member of the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform hereunder or other failure of the Merger to be consummated. Neither the Company nor any other member of the Company Group shall have any liability of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment by the Company of the Company Termination Fee pursuant to Sections 8.06(a) and the costs and expenses under Section 8.06(d), and in no event shall any of Parent, Merger Sub or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the extent provided in Section 8.06(a) and Section 8.06(d).
(iii)   Notwithstanding anything to the contrary in this Agreement, the Equity Commitment Letters, the Support Agreement and the Limited Guarantees or any other document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder (collectively, the “Transaction Documents”), but subject to Section 9.08, the maximum aggregate liability, whether in equity or at Law, in contract, in tort or otherwise, of the Parent Group collectively (A) under this Agreement or any other Transaction Document or (B) in connection with the failure of the Merger or the other transactions contemplated hereunder or under the Transaction Documents (including the Financing) to be consummated or (C) in respect of any representation or warranty made in connection with this Agreement, shall not exceed under any circumstances an amount equal to the sum of (i) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 8.06(b), and (ii) the amounts, if any, due and owing under Section 8.06(d). Notwithstanding anything to the contrary herein and for the avoidance of doubt, none of the foregoing in this Section 8.06 shall in any way restrict the Company’s right to equitable relief pursuant to Section 9.08.
ARTICLE IX
GENERAL PROVISIONS
Section 9.01   Survival.
The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except that this Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or termination of this Agreement, including the agreements set forth in Article I and Article II, Section 6.05, Article VIII and this Article IX.
Section 9.02   Notices.
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email, or by international overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):
(a)
if to Parent or Merger Sub:

Mr. Sizhen Wang
1-2/F, Building 11, Zone 1
No.8 Life Science Parkway
Changping District
Beijing, 102206
People’s Republic of China
with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, People’s Republic of China
Attention: Peter X. Huang, Esq.
Email: Peter.Huang@skadden.com
(b)
if to the Company:

1-2/F, Building 11, Zone 1
No.8 Life Science Parkway
Changping District
Beijing, 102206
People’s Republic of China
and
Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9008
Cayman Islands
(c)
if to the Special Committee, addressed to the care of the Company, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chaoyang District
Beijing 100004
People’s Republic of China
Attention: Li He
Email: li.he@davispolk.com
Section 9.03   Certain Definitions.
(a)   For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the

Confidentiality Agreement; provided, that such agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement.
“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person; provided, that prior to the Closing, Parent, Merger Sub, the Rollover Shareholders, the Guarantors and their respective Affiliates (excluding the Group Companies) shall not be deemed to be Affiliates of the Company and/or its Subsidiaries, and vice versa.
“Anticorruption Law” means Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of any Group Company, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee or commercial entity to obtain or retain business or a business advantage such as, without limitation, the PRC Criminal Law, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended from time to time, and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“beneficial owner” or “beneficially own” shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.
“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York City, the Cayman Islands, Hong Kong or the People’s Republic of China are authorized by Law to be closed.
“Buyer Group Contracts” means, collectively, the Equity Commitment Letters, the Limited Guarantees, the Support Agreement, and the Interim Investor Agreement.
“Buyer Group Parties” means Parent, Merger Sub, each of the Guarantors or such other entities that are parties to the Interim Investor Agreement, and a “Buyer Group Party” means any of them.
“Chairman” means Mr. Sizhen Wang, Chairman of the Company Board.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to and accepted by Parent and Merger Sub on the date hereof.
“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, that is or has been maintained, contributed to or required to be contributed to by any Group Company for the benefit of any current or former employee, director or officer of such Group Company, other than any employment Contract or compensatory agreement with a current or former employee, director or officer which is not maintained for the benefit of any group or class of employees.
“Company IT Assets” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation owned by or licensed, pursuant to valid and enforceable license agreements, to the Company and its Subsidiaries.
“Company Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, is or would reasonably be expected to (a) have a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries taken as a whole or (b) prevent or materially delay the consummation by the Company of the Transactions; provided, however, that the determination of whether a Company Material Adverse Effect shall have occurred or would reasonably be expected to occur under clause (a) above shall not take into account any fact, event, circumstance, change, condition, occurrence or effect following or resulting from (i) geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or epidemic-induced public health crises or other force majeure events, (ii) changes in Laws, IFRS or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (iii) changes or conditions that generally affect the industry and market in which the Company and its Subsidiaries operate, including changes in interest rates or foreign exchange rates, (iv) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, (v) the announcement, pendency or consummation of the Transactions, or identity of any member of the Parent Group, (vi) any action taken (or omitted to be taken) by the Company or any of its Subsidiaries at the written request, or with the written consent, of Parent or Merger Sub or expressly required by this Agreement, (vii) any suit, claim, request for indemnification or proceeding brought by any current or former shareholder of the Company (on their own behalf or on behalf of the Company) for breach of the fiduciary duties, violation of securities Laws or otherwise in connection with this Agreement or the Transactions, (viii) any failure, in and of itself, of the Company and its Subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of such person or the credit rating of such person (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), or (ix) any matters set forth in the Company SEC Reports filed prior to the date of this Agreement; except, in the case of clause (i), (ii), (iii) or (iv), to the extent having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry and geographic markets in which the Company and its Subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company Option” means each option to purchase Shares granted under the Company Share Plans at or prior to the Closing Date whether or not such option has become vested at or prior to the Closing Date in accordance with the terms thereof.
“Company Restricted Share” means each restricted share granted under the Company Share Plans at or prior to the Closing Date whether or not such restricted share has become vested at or prior to the Closing Date in accordance with the terms thereof.
“Company RSU” means each restricted share unit granted under the Company Share Plans at or prior to the Closing Date whether or not such restricted share unit has become vested at or prior to the Closing Date in accordance with the terms thereof.
“Company Share Plans” means, collectively, 2019 Genetron Health Share Incentive Plan and 2019 Genetron Health Share Incentive Scheme of the Company.
“Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or to which 15% or more of the total revenue or net income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 15% or more of the total revenue, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of Equity Securities of the Company, or securities convertible into or exchangeable for 15% or more of any class of Equity Securities of the Company;

(iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of Equity Securities of the Company; or (v) any combination of the foregoing.
“Confidentiality Agreement” means the confidentiality agreement, dated as of September 6, 2022, between the Company and the Chairman, as may be amended, revised, updated and restated from time to time.
“Contract” means any legally binding contract, agreement, note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise or other instrument.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or otherwise.
“Control Documents” means (i) the Shareholder Voting Rights Entrustment Agreement dated July 30, 2019 among Genetron Tianjin, Genetron Health and its shareholders, (ii) the Shareholder Voting Rights Entrustment Agreement dated December 7, 2020 among Genetron Wuxi Business Management, Genetron Wuxi Biotech and its shareholders, (iii) spousal consent letters signed by the spouse of each of Mr. Sizhen Wang, Mrs. Xiaoge Wang, Mrs. Shuyan Wei and Mr. Yuchen Jiao, (iv) the Equity Interest Pledge Agreement dated July 30, 2019 among Genetron Tianjin and its shareholders, (v) the Equity Interest Pledge Agreement dated August 10, 2023 among Genetron Wuxi Business Management, Genetron Wuxi Biotech and its shareholders, (vi) the Exclusive Business Cooperation Agreement dated July 2, 2019 between Genetron Tianjin and Genetron Health, (vii) the Exclusive Business Cooperation Agreement dated December 7, 2020 between Genetron Wuxi Business Management and Genetron Wuxi Biotech, (viii) the Exclusive Option Agreement dated July 30, 2019 among Genetron Tianjin, Genetron Health and its shareholders, and (ix) the Exclusive Option Agreement dated December 7, 2020 among Genetron Wuxi Business Management, Genetron Wuxi Biotech and its shareholders.
“Controlled Entities” means the VIE Entities and their respective Subsidiaries.
“Environmental Laws” means any applicable PRC national, provincial or local Law, U.S. federal, state or local Law or applicable Laws of any other jurisdiction, relating to (a) pollution, (b) the protection of human health and safety (including workplace health and safety) or the environment, including the storage, use, transport or disposal of solid and hazardous waste, discharges of substances to surface water or groundwater, air emissions, recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, and (c) the handling, use, transportation, disposal, release or threatened release of any Hazardous Substance.
“Equity Securities” means any share, capital stock, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.
“Excluded Shares” means, collectively, (i) the Rollover Shares, (ii) Shares (including Shares represented by ADSs) held by Parent, Merger Sub or any of their respective Subsidiaries, (iii) Shares (including Shares represented by ADSs) held by the Company or any Subsidiary of the Company or held in the Company’s treasury, and (iv) 9,912,500 Shares (including Shares represented by ADSs) recorded under the name of the Depositary as member in the register of members of the Company and reserved for issuance and allocation pursuant to the Company Share Plans.
“Exercise Price” means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option in accordance its terms and conditions thereof.
“Genetron Health” means Genetron Health (Beijing) Co., Ltd.

“Genetron Tianjin” means Genetron (Tianjin) Co., Ltd.
“Genetron Wuxi Biotech” means Genetron (Wuxi) Biotech Co., Ltd.
“Genetron Wuxi Business Management” means Genetron (Wuxi) Business Management Co., Ltd.
“Government Official” means (a) any official, officer, employee or representative of, or other individual acting in an official capacity for or on behalf of, any Governmental Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise), (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (a) or (b) of this definition.
“Group Company” means any of the Company and its Subsidiaries.
“Hazardous Substance” means any materials, chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, including (a) those listed, classified or regulated under any Environmental Law as hazardous substance, toxic substance, pollutant, contaminant or oil, (b) those that can cause harm to living organisms, human welfare, or the environment, (c) those whose presence, handling, or management requires registration, authorization, investigation or remediation under Environmental Laws and (d) any petroleum product or by product, asbestos containing material, polychlorinated biphenyl, radioactive material, lead, pesticides, natural gas and nuclear fuel.
“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
“Indebtedness” means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with IFRS, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.
“Insolvent” means, with respect to any person (a) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (b) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (d) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
“Intellectual Property” means all rights, anywhere in the world, in or to: (a) patents, patent applications (and any patents that issue from those patent application), certificates of invention, substitutions relating to any of the patents and patent applications, utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures, industrial designs, community designs and other designs, and any other governmental grant for the protection of inventions or designs; (b) Trademarks; (c) works of authorship (including Software) and copyrights, and moral rights, design rights and database rights therein and thereto, whether or not registered; (d) confidential and proprietary information, including trade secrets, know-how and invention rights; (e) rights of privacy and publicity; (f) registrations, applications, renewals, reissues, reexaminations, continuations, continuations-in-part, divisions, extensions, and foreign counterparts for any of the foregoing in clauses (a) through (e); and (g) any and all other intellectual property or proprietary rights.
“Interim Investor Agreement” means the Interim Investor Agreement, dated as of the date hereof, by and among the Sponsors, the Chairman, Parent and Merger Sub.
“Intervening Event” means any material event, development or change that occurs or arises after the date hereof affecting or with respect to the Group Companies or their business, assets or operations that was unknown and not reasonably foreseeable to the Company as of the date hereof; provided, that in no event shall the receipt, existence of or terms of an Competing Transaction or Superior Proposal or any inquiry relating thereto or the consequences thereof constitute an Intervening Event.
“IT Assets” means any and all computers, Software, hardware, systems, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, and all associated documentation.
“knowledge” means, (i) with respect to the Company, the actual knowledge of the individuals listed in Section 9.03(a) of the Company Disclosure Schedule, and (ii) with respect to any other party hereto, the actual knowledge of any director or executive officer of such party; in each case, after due inquiry.
“Law” means any federal, state, local, national, supranational, foreign or administrative law (including common law), statute, code, rule, regulation, rules of the relevant stock exchange on which the relevant parties’ securities are listed, Order or ordinance of any Governmental Authority.
“Leased Real Property” means all material leasehold or subleasehold estates and other material rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.
“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company, that are material to the business of the Group Companies, taken as a whole.
“Liens” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any right of first refusal, right of first offer, call option, and any other restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“ODI Approval” means outbound direct investment and foreign exchange approvals from the applicable PRC governmental authorities (i.e., (i) the National Development and Reform Commission of the PRC or its competent local counterparts, (ii) the Ministry of Commerce of the PRC or its competent local counterparts, and (iii) SAFE or its competent local counterparts, including the banks designated thereof) in connection with investments by (a) Tianjin Kangyue Business Management Partnership (Limited Partnership) 天津康悅企业管理合伙企业(有限合伙), (b) CCB (Beijing) Investment Fund Management Co., Ltd. 建信(北京)投資基金管理有限責任公司 and (c) Wuxi Huihongyingkang Investment Partnership (Limited Partnership) 無錫惠宏贏康投資合伙企业(有限合伙) (such entities in the foregoing clauses (a) through (c), the “ODI Sponsors”) in Parent and participation of the Transaction, to the extent necessary and applicable.

“Permitted Encumbrances” means (a) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with IFRS, (b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (c) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (e) non-exclusive licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business, (f) Liens imposed by applicable Law, and (g) any other Liens that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a Company Material Adverse Effect.
“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Personal Data” means: (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, credit card number, biometric identifier, or any other data that alone or in combination with other data held by the Company or any of its Subsidiaries allows identification of a natural person, and (ii) any other data defined as “personal data,” “personally identifiable information,” “nonpublic personal information,” “customer proprietary network information,” “individually identifiable health information,” “protected health information,” or “personal information” under any Law.
“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.
“Privacy Law” means any Law applicable to the Company or any of its Subsidiaries governing privacy, data protection, or data security with respect to the Processing of Personal Data by the Company or any of its Subsidiaries.
“Privacy Policy” means each published privacy policy, privacy notice, or privacy statement of the Company or any of its Subsidiaries relating to the Company’s or any of its Subsidiaries’ Processing of Personal Data.
“Processing” or “Processed” means, with respect to any Personal Data, any operation or set of operations performed thereon, whether or not by automated means, including adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, and retrieval, storage, structuring, transmission, and use.
“Prohibited Person” means any person that is (a) a national or resident of any U.S. embargoed or restricted country; (b) included on, or affiliated with any person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists, the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224, the Department of State’s Debarred List, UN Sanctions; or (c) a person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.
“RMB” means Renminbi (Chinese yuan), the lawful currency of the PRC.

“Rollover Shareholders” means the holders of Rollover Shares set forth on Schedule A attached hereto.
“Rollover Shares” means Shares (including Shares represented by ADSs) held by the Rollover Shareholders as of the date hereof as set forth on Schedule A attached hereto.
“SAFE” means the State Administration of Foreign Exchange of the PRC.
“SEC” means the U.S. Securities and Exchange Commission.
“SAFE Rules and Regulations” means the SAFE Circular 37, SAFE Circular 7, SAFE Circular 75, SAFE Circular 78 and any other applicable rules, regulations, guidelines and reporting and registration requirements issued by SAFE. For the purpose of this definition, (i) “SAFE Circular 37” means the Notice on Issues Relating to the Administration of Foreign Exchange in Overseas Investment and Financing and Reverse Investment Activities of Domestic Residents Conducted via Special Purpose Vehicles issued by SAFE on July 14, 2014, which became effective as of July 14, 2014, or any successor rule or regulation under PRC Law; (ii) “SAFE Circular 7” means the Notice on Issues Relating to the Administration of Foreign Exchange for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company issued by SAFE on February 15, 2012, which became effective as of February 15, 2012, or any successor rule or regulation under PRC Law; (iii) “SAFE Circular 75” means the Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles issued by SAFE on October 21, 2005, which became effective as of November 1, 2005 and replaced by SAFE Circular 37 on July 14, 2014; and (iv) “SAFE Circular 78” means the Operation Rules on the Foreign Exchange Administration on the Participation by Domestic Individuals in the Employee Stock Ownership Plans, Stock Option Plans of Offshore Listed Companies issued by SAFE on March 28, 2007, which became effective as of March 28, 2007 and replaced by SAFE Circular 7 on February 15, 2012.
“Shares” means the ordinary shares, par value US$0.00002 per share, issued by the Company, including such shares represented by the ADSs.
“Shareholders Meeting” means a general meeting of the Company’s shareholders (including any adjournments or postponements thereof) to be held to consider the authorization and approval of this Agreement, the Plan of Merger and the Transactions.
“Software” means all (a) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, and firmware, operating systems and specifications, (b) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (c) development and design tools, library functions and compilers, (d) technology supporting websites, and the contents and audiovisual displays of websites, and (e) media, documentation and other works of authorship, including user manuals, training materials, descriptions, flow charts and other work products relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
“Sponsor” means, collectively, (a) Tianjin Kangyue Business Management Partnership (Limited Partnership) 天津康悅企业管理合伙企业(有限合伙), (b) CCB (Beijing) Investment Fund Management Co., Ltd. 建信(北京)投資基金管理有限責任公司, (c) Wuxi Huihongyingkang Investment Partnership (Limited Partnership) 無錫惠宏贏康投資合伙企业(有限合伙), (d) Wealth Strategy Holding Limited, (e) 錫洲国际有限公司 Surrich International Company Limited and (f) CICC Healthcare Investment Fund, L.P.
“Subsidiary” means, with respect to any party, any person (a) of which such party or any other Subsidiary of such party is a general or managing partner, (b) of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, (c) of which at least a majority of the economic interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, including interests held through a “variable interest entity” structure or other similar arrangements, or (d) whose assets and financial results are consolidated with the net earnings of such party and are recorded on the books of such party for financial reporting purposes in accordance with IFRS.
“Superior Proposal” means a bona fide written proposal or offer with respect to a Competing Transaction, which was not obtained in violation of Section 6.04, that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of no less than 50% of the assets (on a consolidated basis), or no less than 50% of the total voting power of the Equity Securities, of the Company that the Company Board has determined in its good faith judgment, upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, shareholder litigation, the identity of the person making the proposal, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation and other relevant events and circumstances), and (ii) would, if consummated, result in a transaction more favorable to the Company’s shareholders (other than the holders of Excluded Shares) solely from a financial point of view than the Transactions (including the effect of any termination fee or provision relating to the reimbursement of expenses), provided, that no offer or proposal shall be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer or proposal is not fully committed or if the receipt of any such financing is a condition to the consummation of such transaction.
“Systems” means all information technology networks, systems, devices and other equipment owned or otherwise within the possession or control of the Company and its Subsidiaries.
“Tax Return” means any return, declaration, statement, report estimate, form or information return relating to Taxes filed or required to be filed with a Governmental Authority, and any schedules or amendments thereof.
“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, property, real estate, deed, land use, sales, use, capital stock, payroll, severance, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding (as payor or payee), ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.
“Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent, Merger Sub or any of its Affiliates or Representatives.
“Trademarks” means trademarks, service marks, logos, slogans, brand names, domain names, uniform resource locators, trade dress, trade names, corporate names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith, in any and all jurisdictions, whether or not registered.
“VIE Entities” means Genetron Health and Genetron Wuxi Biotech collectively, and “VIE Entity” means any of them.

(b)   The following terms have the meaning set forth in the Sections set forth below:
Defined Term	Location of Definition
Action	Section 3.10
ADS	Section 2.01(b)
ADSs	Section 2.01(b)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.04(c)
Arbitrator	Section 9.09(b)
Change in the Company Recommendation	Section 6.04(c)
CICA	Recitals
Closing	Section 1.02
Closing Date.	Section 1.02
Company	Preamble
Company Board	Recitals
Company Group	Section 8.06(f)(i)
Company Owned Software	Section 3.14(g)
Company Recommendation	Section 3.04(c)
Company Representatives	Section 3.06(d)
Company SEC Reports	Section 3.07(a)
Company Termination Fee	Section 8.06(a)(iii)
Damages	Section 6.05(c)
Depositary	Section 2.06
Dissenting Shareholders	Section 2.03(a)
Dissenting Shares,	Section 2.03(a)
Effective Time	Section 1.03
Employee	Section 3.12(a)
Enforceability Exceptions	Section 3.04(b)
Environmental Permits	Section 3.18
Equity Commitment Letter	Section 3.18
Equity Financing	Section 3.18
Exchange Act	Section 3.03(c)
Exchange Fund	Section 2.04(a)
Financial Advisor	Section 3.04(d)
Financing	Section 3.18
Governmental Authority	Section 3.05(a)
Guarantors	Recitals
HKIAC	Section 9.09(b)
IFRS	Section 3.07(b)
Indemnified Parties	Section 6.05(b)
Limited Guarantee	Recitals
Long Stop Date	Section 8.02(a)
Material Company Permits	Section 3.06(a)
Material Contracts	Section 3.17(a)

Defined Term	Location of Definition
Maximum Annual Premium	Section 6.05(b)
Merger	Recitals
Merger Consideration	Section 2.04(a)
Merger Sub	Preamble
Nasdaq	Section 3.03(c)
Notice of Superior Proposal	Section 6.04(d)
Order	Section 7.01(b)
Parent	Preamble
Parent Group	Section 8.06(f)(i)
Parent Termination Fee	Section 8.06(b)
Paying Agent	Section 2.04(a)
Per ADS Merger Consideration	Section 2.01(b)
Per Share Merger Consideration	Section 2.01(a)
Plan of Merger	Section 1.03
Proxy Statement	Section 6.01(a)
Record Date	Section 6.02(a)
Registrar of Companies	Section 1.03
Representatives	Section 6.03(a)
Requisite Company Vote	Section 3.04(a)
Requisite Regulatory Approvals	Section 3.05(a)
Schedule 13E-3	Section 6.01(a)
Securities Act	Section 3.07(a)
Share Certificates	Section 2.04(b)
Special Committee	Recitals
Superior Proposal Notice Period	Section 6.04(d)
Support Agreement	Recitals
Surviving Company	Recitals
Takeover Statute	Section 3.18
Trade Secrets	Section 3.14(h)
Transaction Documents	Section 8.06(f)(iii)
Transactions	Recitals
Uncertificated Shares	Section 2.04(b)
Section 9.04   Severability.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.05   Interpretation.
When a reference is made in this Agreement to a Section, Article, Annex or Schedule such reference shall be to a Section, Article, Annex or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Annex or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Annex or Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement. All Annexes or Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The symbol “$” or “US$” refers to United States Dollars. All “$” amounts used in Article III and Article V include the equivalent amount denominated in other currencies. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” mean a calendar day unless otherwise indicated as a “Business Day.”
Section 9.06   Entire Agreement; Assignment.
This Agreement (including the Annexes and Schedules hereto), the Company Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between any parties hereto, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any Affiliate of Parent, provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of this Section 9.06 is void.
Section 9.07   Parties in Interest.
This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05, Section 8.06(a) and Section 8.06(f) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that in no event shall any holders of Shares or holders of Company Options, Company RSUs or Company Restricted Shares, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 9.08   Specific Performance.
(a)   Subject to Section 9.08(b) and Section 9.08(c), the parties hereto agree that irreparable damage would occur if any provision of this Agreement is not performed in accordance with the terms hereof by the parties, and that money damages or other legal remedies may not be an adequate remedy for such damages. Accordingly, subject to Section 9.08(b) and Section 9.08(c), the parties hereto acknowledge and agree that in the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent or Merger Sub, on the one hand, or the Company, on the other hand, shall, subject to Section 8.06, each be entitled to specific performance of the terms hereof (including the obligation of the parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by any party, in addition to any other remedy at law or equity.
(b)   Notwithstanding anything to the contrary in this Agreement, the obligations of Parent and Merger Sub to consummate the Transactions and the Company’s right to seek or obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, with respect to causing Parent or Merger Sub to cause the Equity Financing to be funded at any time or to effect the Closing in accordance with Section 1.02, on the terms and subject to the conditions in this Agreement, shall be subject to the satisfaction of each of the following conditions: (i) all conditions in Section 7.01 and Section 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, and (iii) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 7.03 have been satisfied or that it is waiving any of the conditions to the extent not so satisfied in Section 7.03 and (B) if specific performance is granted and the Equity Financing is funded, the Closing will occur.
(c)   Each party waives (i) any defenses in any action for an injunction or other appropriate form of specific performance or equitable relief, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining an injunction or other appropriate form of specific performance or equitable relief. Notwithstanding anything herein to the contrary, (x) while the parties hereto may pursue both a grant of specific performance and the payment of the amounts set forth in Section 8.06, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment and, if such party is Parent or Merger Sub, any other member of the Parent Group or, if such party is the Company, any other member of the Company Group.
(d)   This Section 9.08 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Equity Commitment Letters (including the expiration or termination provisions thereof).
Section 9.09   Governing Law; Dispute Resolution.
(a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof or of any other jurisdiction that would subject such matter to the Laws of another jurisdiction, except that the following matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of each of Merger Sub and the Company in the Surviving Company, the cancellation of the Shares (including Shares represented by ADSs), the rights provided for in Section 238 of the CICA with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board and the directors of Merger Sub and the internal corporate affairs of the Company, Parent and Merger Sub.
(b)   Subject to Section 9.08, Section 9.09(a) and the last sentence of this Section 9.09(b), any disputes, actions and proceedings against any party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 9.09. The seat of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s) shall nominate jointly one Arbitrator; the respondent(s) shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09(c).
Section 9.10   Amendment.
This Agreement may be amended by the parties hereto at any time prior to the Effective Time by action taken (a) with respect to Parent and Merger Sub, by or on behalf of their respective director, and (b) with respect to the Company, by the Company Board (upon recommendation of the Special Committee); provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share (including Shares represented by ADSs) shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 9.11   Waiver.
At any time prior to the Effective Time, any party hereto may by action taken (a) with respect to Parent and Merger Sub, by or on behalf of their respective director and (b) with respect to the Company, by action taken by or on behalf of the Company Board (upon recommendation of the Special Committee), (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 9.12   Counterparts.
This Agreement may be executed and delivered (including by facsimile or email transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.
NEW GENETRON HOLDING LIMITED
By:
/s/ Sizhen Wang

Name:
Sizhen Wang

Title:
Director

GENETRON NEW CO LIMITED
By:
/s/ Sizhen Wang

Name:
Sizhen Wang

Title:
Director

GENETRON HOLDINGS LIMITED
泛生子基因(控股)有限公司
By:
/s/ Wing Kee Lau

Name:
Wing Kee Lau

Title:
Director

[Signature Page to Agreement and Plan of Merger]

SCHEDULE A
ROLLOVER SHARES
Name of Rollover Shareholder	Rollover Shares	Parent Shares Received for Rollover
FHP Holdings Limited	10,814,480	10,814,480
Yan Hai	20,153,000	20,153,000
Genetron Voyage Holdings Limited	6,263,000	6,263,000
Genetron United Holdings Limited	7,687,000	7,687,000
Eugene Health Limited	2,359,000	2,359,000
IN Healthcare Limited	8,788,000	8,788,000
EASY BENEFIT INVESTMENT LIMITED	20,865,500	20,865,500
Tianjin Kangyue Business Management Partnership (Limited Partnership) 天津康悅企业管理合伙企业(有限合伙)	44,165,500	44,165,500
Tianjin Yuanjufu Business Management Partnership (Limited Partnership) 天津源聚福企业管理合伙企业(有限合伙)	15,035,000	15,035,000
EASY BEST INVESTMENT LIMITED	2,536,000	2,536,000
Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership) 天津今創君安企业管理合伙企业(有限合伙)	24,718,500	24,718,500
Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership) 天津今創君成企业管理合伙企业(有限合伙)	7,128,500	7,128,500
Genetron Alliance Holdings Limited	5,800,000	5,800,000
Genetron Discovery Holdings Limited	4,339,500	4,339,500
VIVO CAPITAL FUND IX, LP	28,574,300	28,574,300
CICC Healthcare Investment Fund, L.P.	13,659,000	13,659,000
Alexandria Venture Investments, LLC	6,829,500	6,829,500
Tianjin Tianshu Xingfu Corporation Management L.P. 天津天樞幸福企业管理合伙企业(有限合伙)	3,839,525	3,839,525
Eminence Legend Consultancy (HK) Limited	4,068,350	4,068,350
Ke Li	68,300	68,300
Xiao Yu Lu	676,100	676,100
Zuo Xiang	68,300	68,300
Peng Pamela Yan	102,400	102,400
Hong Chen	136,600	136,600
Jiayin Zhang	68,300	68,300
Genetron Health (Hong Kong) Company Limited	918,000(1)	918,000
Sizhen Wang	11,313,140	11,313,140
SUPER SAIL LLC	8,990,000	8,990,000
He Weiwu	3,431,960	3,431,960
Huiying Memorial Foundation	2,068,040	2,068,040
WEALTH FAITH INVESTMENT LTD.	1,521,000	1,521,000
Li Qijing	932,800	932,800
Xiao Fan Wang	250,700	250,700
Zhu Jing	275,000	275,000
Kensington Trust Singapore Limited ato IS&P (First Names Singapore) Retirement Fund – FN45	500,000	500,000
Kevin Ying Hong	2,507,000	2,507,000
EVER PRECISE INVESTMENTS LIMITED	5,698,690	5,698,690

(1)
After deducting (i) 43,000 shares underlying the Company Restricted Shares held by Dr. Webster Cavenee, Ph.D. and paid out in cash in accordance with Section 2.02(f) of the Merger Agreement from (ii) 961,000 shares currently held by Genetron Health (Hong Kong) Company Limited.

SCHEDULE B
INDEPENDENT DIRECTORS
Mr. Dian Kang
Dr. Webster Cavenee, Ph.D.
Mr. Wing Kee Lau

Annex B
PLAN OF MERGER
THIS PLAN OF MERGER is made on [date].
BETWEEN
(1)   Genetron New Co Limited, an exempted company incorporated under the laws of the Cayman Islands on November 23, 2022, with its registered office situated at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands (“Merger Sub”); and
(2)   Genetron Holdings Limited 泛生子基因(控股)有限公司, an exempted company incorporated under the laws of the Cayman Islands on April 9, 2018, with its registered office situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company” or the “Surviving Company” and together with Merger Sub, the “Constituent Companies”).
WHEREAS
(a)   Merger Sub and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated October 11, 2023 by and between New Genetron Holding Limited, Merger Sub and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Act (as amended) of the Cayman Islands (the “CICA”), pursuant to which Merger Sub will merge with and into the Company and cease to exist, and the Surviving Company will continue as the surviving company in the Merger.
(b)   This Plan of Merger is made in accordance with section 233 of the CICA.
(c)   Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.
WITNESSETH
CONSTITUENT COMPANIES
1.   The constituent companies (as defined in the CICA) to the Merger are Merger Sub and the Company.
NAME OF THE SURVIVING COMPANY
2.   The surviving company (as defined in the CICA) is the Surviving Company and its name shall continue to be “Genetron Holdings Limited” in English and “泛生子基因(控股)有限公司” in Chinese.
REGISTERED OFFICE
3.   The Surviving Company shall have its registered office at [•].
AUTHORIZED AND ISSUED SHARE CAPITAL; SHARE RIGHTS
4.   Immediately prior to the Effective Time (as defined below) the authorized share capital of Merger Sub was US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, of which one (1) share has been issued.
5.   Immediately prior to the Effective Time, the authorized share capital of the Company was US$50,000 divided into 2,500,000,000 Shares of a par value of US$0.00002 each, of which [•] Shares have been issued and fully paid.
6.   At the Effective Time, the authorized share capital of the Surviving Company shall be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$ 0.0001 each.

7.   At the Effective Time, and in accordance with the terms and conditions of the Agreement:
(a)   Each Share of par value US$0.00002 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than the Shares represented by ADSs, Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration, being US$0.272 per Share.
(b)   Each Share of par value US$0.00002 per share, of the Company issued and outstanding which is represented by an ADS (other than ADSs representing Excluded Shares) immediately prior to the Effective Time, shall be cancelled in exchange for the right to receive the Per ADS Merger Consideration, being US$1.36 per ADS.
(c)   Each of the Excluded Shares issued and outstanding immediately prior to the Effective Time, shall be cancelled and cease to exist without payment of any consideration or distribution therefor other than as set forth in the Support Agreement.
(d)   Each of the Dissenting Shares shall be cancelled and shall cease to exist in accordance with Section 2.03 of the Agreement and thereafter represent only the right to receive the applicable payments set forth in Section 2.03 of the Agreement.
(e)   Each ordinary share, par value US$0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable ordinary share, par value US$0.0001 per share, of the Surviving Company. Such ordinary shares shall constitute the only issued and outstanding share capital of the Surviving Company, which shall be reflected in the register of members of the Surviving Company.
8.   Notwithstanding the foregoing, the Merger Consideration shall be subject to adjustment in accordance with the terms and conditions of the Agreement.
9.   At the Effective Time, the rights and restrictions attaching to the ordinary shares of the Surviving Company are set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.
EFFECTIVE TIME
10.   In accordance with section 233(13) of the CICA, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies and subject to the foregoing, the Merger shall take effect on [•] (the “Effective Time”).
PROPERTY
11.   At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company, and, subject to any specific arrangements entered into by the relevant parties, the Surviving Company shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies, in accordance with section 236 of the CICA.
MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION
12.   The memorandum and articles of association of the Company shall be amended and restated by their deletion in their entirety and substitution in their place of the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger at the Effective Time.
DIRECTORS BENEFITS
13.   There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY
14.   The names and addresses of the directors of the Surviving Company are as follows:
NAME	ADDRESS
[•]	[•]
SECURED CREDITORS
15.  (a)   Merger Sub has no secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger; and
(b)   [The Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.]
RIGHT OF TERMINATION
16.   This Plan of Merger may be terminated or amended pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.
AMENDMENTS
17.   At any time prior to the Effective Time, this Plan of Merger may be amended by the board of directors of both the Surviving Company and Merger Sub in accordance with Section 235(1) of the CICA, including to effect any other changes to this Plan of Merger which the directors of both the Surviving Company and Merger Sub deem advisable, provided, that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or Merger Sub, as determined by the directors of both the Surviving Company and Merger Sub, respectively.
APPROVAL AND AUTHORIZATION
18.   This Plan of Merger has been approved by the board of directors of each of Merger Sub and the Company pursuant to Section 233(3) of the CICA.
19.   This Plan of Merger has been authorized by the shareholders of each of Merger Sub and the Company pursuant to Section 233(6) of the CICA.
COUNTERPARTS
20.   This Plan of Merger may be executed and delivered (including by facsimile or email transmission) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
GOVERNING LAW
21.   This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.
[Signature Page Follows]

For and on behalf of Genetron New Co Limited:

[Name]
Director

For and on behalf of Genetron Holdings Limited 泛生子基因(控股)有限公司:

[Name]
Director

APPENDIX I
(the Agreement)

APPENDIX II
THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
GENETRON HOLDINGS LIMITED
泛生子基因(控股)有限公司
(ADOPTED BY SPECIAL RESOLUTION PASSED ON             2024)

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
GENETRON HOLDINGS LIMITED
泛生子基因(控股)有限公司
(Adopted by Special Resolution passed on             2024)
1.
The name of the company is Genetron Holdings Limited 泛生子基因(控股)有限公司 (the “Company”).

2.
The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.
The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.
The authorised share capital of the Company is US$50,000 divided into 2,500,000,000 Ordinary shares with a nominal or par value of US$0.00002 each, provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.
The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
GENETRON HOLDINGS LIMITED
泛生子基因(控股)有限公司
(ADOPTED BY SPECIAL RESOLUTION PASSED ON             2024)

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
GENETRON HOLDINGS LIMITED
泛生子基因(控股)有限公司
(Adopted by Special Resolution passed on             2024)
TABLE A
The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Genetron Holdings Limited 泛生子基因(控股)有限公司 (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.
INTERPRETATION
1.
In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.
“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.
“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.
“Companies Act” means the Companies Act (as amended) of the Cayman Islands.
“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.
“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.
“Office” means the registered office of the Company as required by the Companies Act.
“Officers” means the officers for the time being and from time to time of the Company.
“Ordinary Resolution” means a resolution:
(a)
passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.
“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.
“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.
“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.
“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.
“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.
“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.
“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.
“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.
“signed” means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associate with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.
“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:
(a)
passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.
2.
In these Articles, save where the context requires otherwise:

(a)
words importing the singular number shall include the plural number and vice versa;

(b)
words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)
the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)
reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)
reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)
reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)
any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication; and

(i)
any requirement as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transaction Act (as amended). Sections 8 and 19 of the Electronic Transactions Act (as amended) shall not apply.

3.
Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.
The business of the Company may be commenced at any time after incorporation.

5.
The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.
The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.
The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES
8.
Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)
issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)
grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.
9.
The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.
The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS
12.
Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a special resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration,but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.
The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES
14.
No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES
15.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN
16.
The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company

(whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.
17.
The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.
For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.
The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES
20.
The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.
The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES
26.
If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.
A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.
A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES
34.
The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.
Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.
The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.
All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES
38.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL
41.
The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.
The Company may by Ordinary Resolution:

(a)
consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)
convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)
subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)
cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

43.
The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES
44.
Subject to the Companies Act, the Company may:

(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)
purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)
make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)
accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.
Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.
The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.
The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES
48.
Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.
No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

50.
The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)
the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)
a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.
Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS
52.
The Directors may, whenever they think fit, convene a general meeting of the Company.

53.
The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.
General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.
If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS
56.
At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

57.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS
58.
All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.
No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.
If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.
The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.
If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

64.
The chair may adjourn a meeting from time to time and from place to place either:

(a)
with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)
without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)
secure the orderly conduct or proceedings of the meeting; or

(ii)
give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
65.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.
If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.
In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.
A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS
69.
Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

70.
In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.
A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.
No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.
On a poll votes may be given either personally or by proxy.

74.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.
An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.
The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.
A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
79.
Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS
80.
The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.
The Company may by Ordinary Resolution appoint any Person to be a Director.

82.
Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.
The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.
The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.
There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.
The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR
87.
Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS
88.
Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

89.
The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.

90.
The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.
The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

95.
The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.
Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.
The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.
The Directors shall have the authority to present a winding up petition on behalf of the Company on the grounds that the Company is unable to pay its debts within the meaning of section 93 of the Companies

Act or where a winding up petition has been presented, apply on behalf of the Company, for the appointment of a provisional liquidator without the sanction of a resolution passed by the Company at a general meeting.
BORROWING POWERS OF DIRECTORS
99.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL
100.
The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS
103.
The office of Director shall be vacated, if the Director:

(a)
becomes bankrupt or makes any arrangement or composition with their creditors;

(b)
dies or is found to be or becomes of unsound mind;

(c)
resigns their office by notice in writing to the Company;

(d)
is removed from office by Ordinary Resolution;

(e)
is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)
is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS
104.
The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.
Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.
The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)
all appointments of Officers made by the Directors;

(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.
When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.
A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.
113.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.
The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.
Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.
A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.
All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS
118.
Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.
Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.
The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.
Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.
The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.
Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.
If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.
No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
126.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.
The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.
The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.
The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES
131.
Subject to the Companies Act and these Articles, the Directors may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)
appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;
(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)
authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)
the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and
(e)
generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT
132.
The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES
134.
Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.
Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.
Any notice or other document, if served by:

(a)
post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)
recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)
electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
137.
Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.
138.
Notice of every general meeting of the Company shall be given to:

(a)
all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.
INDEMNITY
139.
Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

140.
No Indemnified Person shall be liable:

(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.
NON-RECOGNITION OF TRUSTS
141.
Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP
142.
If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

143.
If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION
144.
Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE
145.
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.
In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.
If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION
148.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION
149.
The Company may merge or consolidate in accordance with the Companies Act.

150.
To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE
151.
The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

Annex C
Confidential Special Committee of the Board of Directors Genetron Holdings Limited 1-2/F, Building 11, Zone 1 No. 8 Life Science Parkway Changping District, Beijing, 102206 People’s Republic of China	October 11, 2023
Ladies and Gentlemen:
Genetron Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Special Committee) to provide an opinion (this “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.00002 per share, of the Company (each, a “Share” or, collectively, the “Shares”), other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American depositary shares of the Company, each representing five Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the Company, New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), the latest draft of which Duff & Phelps has reviewed is dated as of October 8, 2023. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and cease to exist, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger. In connection with such merger, among other things, (i) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive US$0.272 in cash per Share without interest (the “Per Share Merger Consideration”), (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares), together with the Shares represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$1.36 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) and (iii) each Rollover Share shall be cancelled for no cash consideration in exchange for newly issued ordinary shares, par value US$0.0001 per share, of Parent ((i)-(iii) collectively, and together with the preceding sentence, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.
For purposes of this Opinion, (i) “Excluded Shares” shall mean, collectively, (a) the Rollover Shares (b) Shares (including Shares represented by ADSs) held by Parent, Merger Sub or any of their respective Subsidiaries, and (c) Shares (including Shares represented by ADSs) held by the Company or any of the Company’s Subsidiaries or held in the Company’s treasury; and (ii) “Effective Time”, “Rollover Shares”, “Dissenting Shares”, and “Subsidiaries” shall have the meanings set forth in the Merger Agreement.

Scope of Analysis
In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2019 through December 31, 2022 and the Company’s unaudited interim financial statements for the six months ended June 30, 2021 and June 30, 2022 included in the Company’s Form 6-K filed with the SEC;

b.
Certain unaudited and segment financial information for the Company for the years ended December 31, 2019 through December 31, 2022, and for the six months ended June 30, 2021, June 30, 2022 and June 30, 2023, provided by the management of the Company;

c.
A detailed financial projection model for the Company for the years ending December 31, 2023 through December 31, 2030, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”);

d.
Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

e.
A letter dated October 10, 2023 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”);

f.
A draft of the Merger Agreement dated as of October 8, 2023; and

g.
A draft of the Rollover and Support Agreement by and between Parent and the parties listed as “Rollover Shareholders” in Schedule A thereto dated as of October 8, 2023;

(the documents listed in items (f)-(g) above, collectively, the “Transaction Documents”);
2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.
Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s and the Special Committee’s consent:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice,

opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;
2.
Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps, including, without limitation, the Management Projections, were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions thereof;

4.
Assumed that information supplied and representations made by the management of the Company are substantially accurate regarding the Company and the Proposed Transaction;

5.
Assumed that the representations and warranties made in the Transaction Documents and the Management Representation Letter are substantially accurate;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.
Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Proposed Transaction.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Other than in connection with certain investment banking services provided by Duff & Phelps and Kroll Securities, LLC (“Kroll Securities”) to the Special Committee (including a pre-signing market check with certain potential buyers), Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation.
This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, the Company and the Special Committee dated September 2, 2022, the addendum dated December 9, 2022 and the addendum dated October 5, 2023 (collectively, the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.
Disclosure of Prior Relationships
Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ delivery of this Opinion to the Special Committee. Pursuant to the Engagement Letter, the Company has also agreed to reimburse certain expenses of Duff & Phelps (subject to a cap) and to indemnify Duff & Phelps for certain liabilities. In addition, pursuant to the Engagement Letter, Kroll Securities has agreed to provide the Special Committee with certain financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction and expects to receive a fee for such services. During the two years preceding the date of this Opinion, Duff & Phelps has provided certain valuation services to the Company and received fees, expense reimbursement, and indemnification for such engagements.
Conclusion
Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Proposed Transaction is fair, from a financial point of view, to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,
/s/ Kroll, LLC
Duff & Phelps, A Kroll Business
Duff & Phelps Opinions Practice
Kroll, LLC

Annex D
Cayman Islands Companies Act (As Revised) — Section 238
Rights of dissenters
238. (1)   A member of a constituent company incorporated under this Act shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
(2)   A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.
(3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.
(4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.
(5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating —
(a)   that person’s name and address;
(b)   the number and classes of shares in respect of which that person dissents; and
(c)   a demand for payment of the fair value of that person’s shares.
(6)   A member who dissents shall do so in respect of all shares that that person holds in the constituent company.
(7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).
(8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.
(9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires —
(a)   the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and
(b)   the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.
(10)   A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).
(11)   At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

D-1

(12)   Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.
(13)   The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.
(14)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.
(15)   Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.
(16)   The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

D-2

Annex E
DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON
1.   Directors and Executive Officers of the Company
The Company is an exempted company incorporated in Cayman Islands with limited liability. The address of its principal executive office is at 1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China. The Company’s telephone number is +86 10 5090-7500.
The name, business telephone, business address, present principal employment, and citizenship of each director and executive officer of the Company are set forth below.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Sizhen Wang	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Chief Executive Officer, Director and Chairman of the Board	People’s Republic of China (“PRC”)
Hai Yan, Ph.D./M.D.	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Chief Scientific Officer and Director	The United States of America (“U.S.”)
Yuchen Jiao, Ph.D./M.D.	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Chief Technology Officer	PRC
Evan Ce Xu	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Chief Financial Officer	Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”)
Yun-Fu Hu, Ph.D	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Chief Medical Officer	U.S.
Fengling Zhang	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Vice President	PRC

Name	Business Telephone	Business Address	Position/Title	Citizenship
Xia Wu	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Director	PRC
Shan Fu	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Director	PRC
Chao Tang, Ph.D	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Director	PRC
Dian Kang	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Independent Director	Hong Kong
Webster Cavenee	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Independent Director	U.S.
Wing Kee Lau	+86 10 5090-7500	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, People’s Republic of China	Independent Director	Hong Kong
Sizhen Wang is our co-founder and has served as our Chief Executive Officer since May 2015. Mr. Wang has served as our Director since April 2018, and as our Chairman of the Board since 2021. Prior to founding our Company, Mr. Wang co-founded iTalkBB in 2004, a company providing voice, TV, data and mobile communication services globally and served as executive vice president until September 2013. He led iTalkBB to enter America’s VoIP residential service market and expand its business to Canada, Australia, Singapore and China over eight years and made iTalkBB to become the biggest VoIP and IPTV service provider for overseas Chinese. He previously spent seven years in finance industry, where he gained valuable experience working for Capital One and GD Capital. Mr. Wang received his bachelor’s degree in economics from the Central University of Finance and Economics in 1995 and his M.B.A. degree from the HEC Paris School of Management in 2000.
Hai Yan, Ph.D./M.D. is the Co-Founder and Chief Scientific Officer of Genetron Health. Dr. Yan received his medical degree from Peking University Health Center, Ph.D. degree in Molecular and Cellular Biology Program from Columbia University, and post-doctoral training at The Johns Hopkins University School of Medicine. Dr. Yan was a faculty member at Duke University School of Medicine. He was the Henry S. Friedman Distinguished Professor of Neuro-Oncology, and a Professor of Pathology. He once served as the Director of Neuro Oncology Program at Duke Cancer Institute. He is an elected member of the American

Society for Clinical Investigation (ASCI). He was honored as a Damon Runyon Foundation Scholar, an American Cancer Society Scholar, a V Foundation Scholar, and a James S. McDonnell Scholar. He received the 2014 AACR Team Science Award. In 2021, he was awarded the International Prize for Translational Neuroscience from the Gertrud Reemtsma Foundation through the Max Planck Society in Germany. Dr. Yan received his M.D. in basic medicine from Peking University Health Center in 1991 and his Ph.D. degree in molecular and cellular biology from Columbia University in 1997. Dr. Yan also served as research associate at Johns Hopkins University.
Yuchen Jiao, Ph.D./M.D. has served as our Chief Technology Officer since August 2017. From December 2013 to date, Dr. Jiao is also serving as a professor at National Cancer Center/Cancer Hospital, Chinese Academy of Medical Sciences, focusing on the studying of cancer genomics and early diagnosis of cancer. Dr. Jiao’s research has been published in multiple renowned academic journals such as Science and Nature Genetics. Dr. Jiao has also received various awards throughout his academic and research careers, including Hans Joaquim Prochaska Research Award, which was awarded by the Johns Hopkins School of Medicine. Dr. Jiao received his M.D. in clinical medicine from Peking Union Medical College in July 2003, and his Ph.D. degree in biological chemistry at the Johns Hopkins University in 2009.
Evan Ce Xu has served as our Chief Financial Officer since March 2018. Mr. Xu has more than 12 years of experience in corporate finance and mergers and acquisition transactions. Prior to joining our Company, Mr. Xu served as director of investment banking division at Deutsche Bank AG, Hong Kong Branch, from December 2016 to March 2018. Prior to that, Mr. Xu served as associate and executive director at investment banking division of Goldman Sachs (Asia) L.L.C., from July 2010 to September 2016. Prior to that, Mr. Xu spent a number of years in various roles at different financial institutions, such as Citigroup, Lehman Brothers and Nomura Securities (Hong Kong) Limited. Mr. Xu received his bachelor’s degree in computer engineering from the National University of Singapore in 2004 and his master’s degree in information and computer engineering from the National University of Singapore in 2005.
Yun-Fu Hu, Ph.D. has served as our Chief Medical Officer since 2020. Dr. Hu brings over two decades of experience in regulatory and managerial capacities related to medical devices and pharmaceutical industries. Dr. Hu had more than ten years of service at US Food and Drug Administration (“FDA”), where he had served as Deputy Director and other positions at Division of Molecular Genetics and Pathology, Office of In Vitro Diagnostics and Radiological Health, Center for Device and Radiological Health. During his tenure at FDA, Dr. Hu supervised a staff of scientists, engineers, consumer safety officers and medical officers in premarket reviews and post-market compliance of IVD products and LDTs for genetic testing, molecular cancer diagnostics, companion diagnostics, radio dosimetry, digital pathology and artificial intelligence devices. Some of the notable authorizations by Dr. Hu’s group at FDA include: the first NGS-based LDT as CDx (Foundation Medicine FoundationFocus CDxBRCA); the first NGS-based CDx kit (Thermo Fisher Oncomine Dx Target Test); the first NGS-based LDT for tumor profiling (MSK-IMPACT) and later on FoundationOne CDx); the first liquid biopsy test for NSCLC (Roche Cobas EGFR Mutation Test v2); and FDA’s only two approved cancer screening tests in the last decade (Exact Sciences’ Cologuard and Epigenomics’ Epi ProColon). He was a member of the steering committee to stand up the FDA’s Oncology Center of Excellence (OCE) under the 21st Century Cures and served as the Center’s first Acting Associate Director of In Vitro Diagnostics.
Prior to joining FDA, Dr. Hu has more than ten years of product development experience in diagnostic and pharmaceutical industries, including his prior employments at GlaxoSmithKline and Becton Dickinson Diagnostic Systems. Dr. Hu received his bachelor degree from Central China Agricultural University in 1983, his master degree in reproductive endocrinology from the Ohio State University in 1990 and his Ph.D. degree in veterinary physiology & pharmacology from the Ohio State University in 1994 followed by a postdoctoral cancer research fellowship at Fox Chase Cancer Center. Dr. Hu has four US patents and over 30 publications.
Fengling Zhang has served as our Vice President since June 2021. Ms. Zhang is primarily responsible for the management of market access and administrative affairs. Ms. Zhang has been serving as the vice president of Genetron Health since February 2017. She currently also serves as the supervisor of Guangzhou Genetron Bio-Technology Co., Ltd. and Guangzhou Genetron Medical Laboratory Co., Ltd.
Prior to joining us, Ms. Zhang served as a secretary and the overall quality management coordinator at China Hewlett-Packard Co., Ltd. from August 1985 to December 1988. She then served as the office manager at Ericsson Communications Co., Ltd. Beijing Representative Office from December 1988 to August 1992. Subsequently, she worked as the sales manager at New Power Group Beijing Representative Office from August 1992 to March 1994. After that, she worked as the contract manager at SRT Communications Inc. Beijing Office from March 1994 to October 1998. Ms. Zhang then joined Shanghai Bell Alcatel Co., Ltd. in October 1998 and served as the sales director, director of government affairs and the vice president from October 1998 to March 2013. Ms. Zhang received her M.B.A. degree from Fudan University and Hong Kong University Joint Program in 2006.
Xia Wu has served as our Director since September 2017. Ms. Wu has over 10 years of experience in investments, particularly healthcare industry. Ms. Wu has been serving in CICC Jia Cheng Investment Management Company Limited since July 2008 and has served as vice president from January 2012 to December 2014, as executive director from January 2015 to February 2019, and as managing director since March 2019. She currently serves as a member of the investment committee of CICC Kangrui I (Ningbo) Equity Investment Limited Partners (Limited Partnership), CICC Kangrui Phase II (Chengdu) Healthcare Venture Capital Partnership (Limited Partnership) and CICC Healthcare Investment Fund, L.P. Ms. Wu received her bachelor degree in finance from Peking University in 2003 and her master degree in economics and finance from the Warwick Business School of Warwick University in 2005.
Shan Fu has served as our director since June 2021. Prior to joining our Company, Mr. Fu served as joint chief executive officer and the greater China chief executive officer of Vivo Capital LLC since October 2013, prior to which he served as the chief representative of China at Blackstone Group from June 2008 to October 2013. Mr. Fu served as a non-executive director of Sinovac Biotech Ltd., (a company listed on NASDAQ, symbol: SVA) since July 2018, of TOT BIOPHARM International Company Limited (a company listed on the Stock Exchange, stock code: 1875) since November 2019, and of InnoCare Pharma Limited (a company listed on the Stock Exchange, stock code: 9969) since March 2020. Mr. Fu obtained his bachelor’s degree in history from Peking University in Beijing, the PRC in July 1988 and his master’s degree in history from Peking University in July 1991.
Chao Tang has served as our director since June 2021. Dr. Tang served as a chair professor of physics and systems biology and the executive dean of the Academy for Advanced Interdisciplinary Studies at Peking University since October 2011. In his early career, Dr. Tang worked on pioneering research in the fields of statistical physics, condensed matter physics, dynamical and complex systems while in the United States. His current research interest is at the interface between physics and biology, in particular systems biology and biological physics. Dr. Tang was a tenured full professor at the University of California San Francisco from March 2005 to September 2011. Dr. Tang was elected fellow of the American Physical Society in November 1997, and an academician of the Chinese Academy of Sciences in August 2019. He served as the director of the Center for Quantitative Biology at Peking University (formerly known as Center for Theoretical Biology) since September 2001. Dr. Tang served as the co-editor-in-chief of the journal Quantitative Biology from since 2012. Dr. Tang also served as a postdoctoral researcher at the Brookhaven National Laboratory from September 1986 to August 1988, and at the Kavli Institute for Theoretical Physics of the University of California, Santa Barbara from September 1988 to October 1991. Dr. Tang held research positions at NEC Research Institute from October 1991 to March 2005. Dr. Tang obtained his bachelor’s degree in mechanics from the University of Science and Technology of China in Hefei, Anhui Province, the PRC in August 1981, and obtained his Ph.D. degree in physics from the University of Chicago in Chicago, the United States in June 1986.
Dian Kang has served as our independent director since June 2020. Mr. Kang served as the chief executive officer, and the executive director and the chairman of board of directors of New China Life Insurance Company Ltd. (HKEx: 1336) from 2013 to 2016 and from 2009 to 2016, respectively. Prior to that, he served as chairman of the board of supervisors of Shenzhen Development Bank Company Limited (a company listed on the Shenzhen Stock Exchange, stock code: 000001) from 2005 to 2009, chairman of Springridge Investment Management Limited from 2001 to 2005, director and vice president of the Guangdong Enterprises (Holdings) Limited, chairman of the board of the Guangdong Securities Limited and Guangdong Capital Holdings Ltd. from 1994 to 2000, as well as vice president of China National Packaging Corporation from 1990 to 1994. He also served as vice president of China Agribusiness Trust & Investment Corporation from 1987 to 1990 and worked at the Overseas Investment Department of China International Trust & Investment Corporation from 1984 to 1987. Mr. Kang also served as an independent non-executive director of

Silver Grant International Industries Limited (a company listed on the HKSE, stock code: 00171) from May 1998 to February 2014. Mr. Kang graduated from Beijing Steel and Iron Institute in 1982. He also received a master’s degree in economics from the Graduate School of the Chinese Academy of Social Sciences in 1984.
Webster Cavenee, Ph.D. has served as our independent director since June 2020. He has served as a director of Strategic Alliances in Central Nervous System Cancers at Ludwig Cancer Research since 2015 and as Distinguished Professor at the University of California San Diego since 1991. Dr. Cavenee joined Ludwig Cancer Research as a member in 1985 and served as Ludwig Montreal branch director from December 1985 to September 1991. Dr. Cavenee served as Ludwig San Diego branch director from September 1991 to June 2015. Prior to joining Ludwig Cancer Research, Dr. Cavenee did postdoctoral work between November 1977 and September 1983 at the Jackson Laboratory, at Massachusetts Institute of Technology, to and the Howard Hughes Medical Institute at the University of Utah. Dr. Cavenee held professorships at the University of Cincinnati from September 1983 to December 1985 and at McGill University from December 1985 to September 1991. Dr. Cavenee received his Bachelor of Science degree in Microbiology from Kansas State University in 1973 and his Ph.D. with honors from the University of Kansas in 1977.
Wing Kee Lau has served as our independent director since June 2020. Mr. Lau served as the director of Perfect World Holding Company Limited during the period from April 2016 to June 2018. Mr. Lau served as the Chief Financial Officer of Perfect World Company Limited (Nasdaq: PWRD) from March 2007 to March 2016. Prior to joining PWRD, Mr. Lau was the chief financial officer and company secretary of Beijing Media Corporation Limited (HKEX: 1000) from November 2004 to February 2007. From July 2000 to October 2004, Mr. Lau was the group finance director of Shanghai Ogilvy & Mather Advertising Limited Beijing Branch. Mr. Lau worked for PricewaterhouseCoopers Hong Kong, Shanghai and Beijing offices from September 1990 to June 2000. Mr. Lau received his bachelor’s degree in business administration from Hong Kong Baptist University in 1990 and his EMBA degree from Cheung Kong Graduate School of Business in 2011. He is a member of Association of Chartered Certified Public Accountants and Hong Kong Institution of Certified Public Accountants.
During the last five years, neither the Company nor, to the knowledge of the Company, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
2.   Directors and Executive Officers of Parent
The following table sets forth information regarding the director of Parent as of the date of this proxy statement. As of the date of this proxy statement, Parent does not have any executive officer.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of Parent nor, to the knowledge of Parent, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

3.   Directors and Executive Officers of Merger Sub
The following table sets forth information regarding the director of Merger Sub as of the date of this proxy statement. As of the date of this proxy statement, Merger Sub does not have any executive officer.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of Merger Sub nor, to the knowledge of Merger Sub, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
4.   Directors and Executive Officers of CICC entities
Tianjin Kangyue is a partnership established in the People’s Republic of China. The principal business of Tianjin Kangyue is business management and it serves as a special purpose vehicle of CICC Kangrui to hold shares in the Company. The principal business address of Tianjin Kangyue is 113, Tower 2, Guotai Building, Yingbin Avenue (Ease Side), Tianjin Pilot Free Trade Zone (Central Business District), Tianjin, People’s Republic of China.
CICC Kangrui is a partnership established in the People’s Republic of China. The principal business of CICC Kangrui is private equity investment. The business address of CICC Kangrui is located at Section A C0866, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang, the People’s Republic of China.
The general partner of both Tianjin Kangyue and CICC Kangrui is CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd. (“CICC Kangzhi”). CICC Kangzhi is a company established in the People’s Republic of China. The principal business of CICC Kangzhi is equity investment management. The principal business address of CICC Kangzhi is Section A C0049, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang, People’s Republic of China.
CICC Kangzhi is controlled by CICC Capital Management Co., Ltd. (“CICC Capital Management”) through contractual arrangements. CICC Capital Management is a company established in the People’s Republic of China. The principal businesses of CICC Capital Management are asset management, investment management, project investment and investment consulting. The principal business address of CICC Capital Management is 25th Floor and 26th Floor, China World Tower B, No.1 Jian Guo Men Wai Avenue, Beijing 100004, People’s Republic of China.
CICC Healthcare Investment is an entity incorporated in the Cayman Islands. The principal business of CICC Healthcare Investment is investment holding. The registered address of CICC Healthcare Investment is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
The general partner of CICC Healthcare Investment is CICC Healthcare Investment Management Limited (“CICC HIM”). CICC HIM is a company incorporated in the Cayman Islands. The principal business of CICC HIM is investment management. The registered address of CICC HIM is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
CICC Capital (Cayman) Limited (“CICC Capital Cayman”) holds 100% of the equity interests in CICC HIM. CICC Capital Cayman is a company incorporated in the Cayman Islands. The principal business of

CICC Capital Cayman is investment holding. The registered address of CICC Capital Cayman is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
China International Capital Corporation (International) Limited (“CICC International”) holds 100% of the equity interests in CICC Capital Cayman. CICC International is a company incorporated in Hong Kong. The principal business of CICC International is overseas investment holding. The principal business address of CICC International is 29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong.
China International Capital Corporation Limited (“CICC Listco”) holds 100% of the equity interests in CICC Capital Management and CICC International. CICC Listco is a company established in the People’s Republic of China. The principal businesses of CICC Listco are investment banking, equities business, fixed income, commodities and currency, asset management, private equity, wealth management and relevant financial services. The principal business address of CICC Listco is 27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, People’s Republic of China.
As of the date of this proxy statement, Tianjin Kangyue, CICC Kangrui and CICC Healthcare Investment do not have any director or executive officer.
The following table sets forth information regarding the directors and executive officers of CICC Listco as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Directors:
Liang Chen	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Chairman of the Board of Directors and Executive Director of CICC Listco	Chairman of the Board of Directors and Executive Director of CICC Listco since November 2023; multiple positions in China Galaxy Securities Co., Ltd., including President, Vice Chairman and Chairman, from June 2019 to October 2023; and Non-executive Director of China Galaxy Securities Co., Ltd. from September 2022 to October 2023	PRC
Wenwu Duan	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Non-executive Director of CICC Listco	Non-executive Director of CICC Listco since February 2020; Chairman of SDIC Capital Co., Ltd., a company listed on the Shanghai Stock Exchange (600061), since April 2023 performed the duties of the general manager of SDIC Capital Co., Ltd. since June 2023; Chairman of China National Investment and Guaranty Corporation since May 2020; Chairman of I&G Enriching Asset Management (Beijing) Co., Ltd. since July 2019; Chairman of China Insurance Technology Financing	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Guarantee Co., Ltd. since April 2020; Chairman of Zhejiang Santan Technology Co., Ltd.; Chairman of I&G from May 2020 to June 2023; General Manager of I&G from April 2019 to November 2021; General Manager of SDIC Essence Co., Ltd. (renamed as SDIC Capital Co., Ltd. in December 2017), a company listed on the Shanghai Stock Exchange (600061), from May 2017 to March 2018; Director of Essence Securities Co., Ltd. from December 2017 to January 2019; and Chairman of SDIC Finance Co., Ltd. from March 2018 to April 2019
Wei Zhang	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Non-executive Director of CICC Listco	Non-executive Director of CICC Listco since June 2023; Managing Director of Central Huijin Investment Ltd. since March 2023; and multiple positions in Central Huijin Investment Ltd., including Manager of the Capital Markets Department, Manager of the Non-Banking Department, Senior Deputy Manager of the Securities Institution Management Department/Insurance Institution Management Department, Director of the Direct Enterprise Leading Group Office/Equity Management Department II, from July 2006 to March 2023	PRC
Lingyan Kong	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Non-executive Director of CICC Listco, Director of CICC Capital Management	Non-executive Director of CICC Listco since June 2023; Director of CICC Capital Management since August 2023; Managing Director of Central Huijin Investment Ltd. since July 2023; and multiple positions in Huatai Securities Co., Ltd, a company listed on the Hong Kong Stock	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Exchange (6886), Shanghai Stock Exchange (601688) and London Stock Exchange (HTSC), including General Manager of Capital Operation Department and General Manager of Margin and Securities Lending Department, from May 2016 to August 2022
Yu Zhou	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Independent Non-executive Director of CICC Listco	Independent Non-executive Director of CICC Listco since June 2023; and multiple positions in Renmin University of China, including lecturer and associate professor in the Department of Organization and Human Resources, since May 2009	PRC
Kong Ping Albert Ng	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Independent Non-executive Director of CICC Listco	Independent Non-executive Director of CICC Listco since June 2022; Chairman/General Manager of Shanghai Cheng’an M&A Equity Investment Management Co., Ltd. since July 2020; chairman of Ernst & Young China, managing partner of Ernst & Young in Greater China and a member of Ernst & Young’s Global Executive Committee from April 2007 to June 2020; independent non-executive director of Beijing Airdoc Technology Co., Ltd., a company listed on the Hong Kong Stock Exchange (02251) since April 2021; independent non-executive director of Ping An Insurance (Group) Company of China, Ltd., a company listed on the Shanghai Stock Exchange (601318) and the Hong Kong Stock Exchange (02318), since August 2021; independent non-executive director of Alibaba Group Holding Limited, a company listed on the Hong Kong Stock	Hong Kong SAR, PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Exchange (09988) and the New York Stock Exchange (BABA), since August 2022; independent non-executive director of Shui On Land Limited, a company listed on the Hong Kong Stock Exchange (00272), since October 2022; currently, president of the Hong Kong China Chamber of Commerce, member of the First and Second Consulting Committee of Corporate Accounting Standards of the Ministry of Finance of the PRC, honorary advisor of the Hong Kong Business Accountants Association, member of the Advisory Board of the School of Accountancy of The Chinese University of Hong Kong, member of the Audit Committee of The Chinese University of Hong Kong, Shenzhen and council member of the Education Foundation of The Chinese University of Hong Kong, Shenzhen.
Zhengfei Lu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Independent Non-executive Director of CICC Listco	Independent Non-executive Director of CICC Listco since June 2022; professor and doctoral supervisor of the Accounting Department of Guanghua School of Management of Peking University since November 1999 and later successively served as deputy director, director and deputy dean; independent director of Shenwan Hongyuan Securities Co., Ltd. since May 2018; independent director of CMB International Capital Corporation Limited since January 2020; currently independent non-executive director of China Cinda Asset	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Management Co., Ltd., a company listed on the Hong Kong Stock Exchange (01359), independent non-executive director of Sino Biopharmaceutical Limited, a company listed on the Hong Kong Stock Exchange (01177) and independent director of Xinjiang Tianshan Cement Company Limited, a company listed on the Shenzhen Stock Exchange (000877); served as an independent supervisor of PICC Property and Casualty Company Limited, a company listed on the Hong Kong Stock Exchange (02328), from January 2011 to August 2023, an independent non-executive director of Bank of China Limited, a company listed on the Shanghai Stock Exchange (601988) and the Hong Kong Stock Exchange (03988)), from July 2013 to August 2019, and an independent director of China Nuclear Engineering & Construction Corporation Limited, a company listed on the Shanghai Stock Exchange (601611), from November 2018 to November 2019
Peter Hugh Nolan	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Independent Non-executive Director of CICC Listco	Independent Non-executive Director of CICC Listco since March 2020; Independent Non-executive Director of China Everbright Group since January 2019; Director of China Forum, Jesus College at University of Cambridge since 2017; Founding Director and Chong Hua Professor of Chinese Development in the Centre of Development Studies at University of Cambridge from 2012 to 2016 and Chong Hua Professor of	United Kingdom

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Chinese Development (Emeritus) since 2016; Director of the China Executive Leadership Programme since July 2005; and Independent Non-executive director of Bank of Communications, a company listed on the Shanghai Stock Exchange (601328) and the Hong Kong Stock Exchange (03328), from November 2010 to November 2017
Executive Officers:
Gang Chu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Chief Operating Officer of CICC Listco; Director of CICC Capital Management; Director of CICC International	Has been in the current positions for the past five years	United States of America
Bo Wu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	President and Chief Financial Officer of CICC Listco; Director of CICC International	President of CICC Listco since November 2023; Chief Financial Officer of CICC Listco since September 2023; Director of CICC International since August 2022; Head of stock business department and Head of securities investment department of CICC Listco since June 2022; Head of wealth management department of CICC Listco from January 2018 to September 2023; and President of China CICC Wealth Management Securities Company Limited from November 2020 to September 2023	PRC
Long Cheng	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Chief Information Officer of CICC Listco	Chief Information Officer of CICC Listco since October 2021; Head of IT department of CICC Listco since March 2021; and Chief Information Officer of and other positions in Zhongtai	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Securities Co., Ltd. from September 2018 to March 2021
Jiaxing Zhou	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong	Chief Compliance Officer of CICC Listco	Chief Compliance Officer of CICC Listco since December 2021; and has been in other positions in the legal and compliance department within the group of CICC Listco for the past five years	PRC
Fengwei Zhang	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Chief Risk Officer of CICC Listco	Has been in the current position for the past five years	PRC
Kui Ma	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong	Financial Controller of CICC Listco; Director of CICC Capital Management; Director of CICC International	Has been in the current positions for the past five years	PRC
The following table sets forth information regarding the directors and executive officers of CICC Capital Management as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Directors:
Lingyan Kong	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC Capital Management, Non-executive Director of CICC Listco	Director of CICC Capital Management since August 2023; Non-executive Director of CICC Listco since June 2023; Managing Director of Central Huijin Investment Ltd. since July 2023; and multiple positions in Huatai Securities Co., Ltd, a company listed on the Hong Kong Stock Exchange (6886), Shanghai Stock Exchange (601688) and London Stock Exchange (HTSC), including General Manager of Capital Operation Department and General Manager of Margin and Securities Lending Department, from May 2016 to August 2022	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Junbao Shan	25th Floor and 26th Floor, China World Tower B, No.1 Jian Guo Men Wai Avenue, Beijing 100004, PRC	Director and Chairman of Board of Directors of CICC Capital Management; Director of CICC Capital Cayman	Director and Chairman of Board of Directors of CICC Capital Management since July 2022; Director of CICC Capital Cayman since February 2021; President of CICC Capital Management from October 2020 to July 2022; and co-President from December 2015 to September 2020	PRC
Kui Ma	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong	Director of CICC Capital Management; Director of CICC International; Financial Controller of CICC Listco	Has been in the current positions for the past five years	PRC
Gang Chu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC Capital Management; Chief Operating Officer of CICC Listco; Director of CICC International	Has been in the current positions or the past five years	United States of America
Liang Long	25th Floor and 26th Floor, China World Tower B, No.1 Jian Guo Men Wai Avenue, Beijing 100004, PRC	Director and Manager of CICC Capital Management	Director and Manager of CICC Capital Management since November 2022; President of CICC Capital Management since August 2022; and Managing Director of CICC Listco from January 2018 to August 2022	PRC
Executive Officers:
Kai Luo	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Finance Director of CICC Capital Management	Finance Director of CICC Capital Management since November 2022; and has been in other finance positions within the group of CICC Listco for the past five years	PRC
Jing Zhou	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Head of Compliance and Risk Control of CICC Capital Management	Head of Compliance and Risk Control of CICC Capital Management since April 2021; Head of Compliance and Risk Control of CICC CapitalPE since	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
April 2021; and has been a lawyer in the group legal and compliance department of CICC Listco for the past five years
The following table sets forth information regarding the director of CICC Kangzhi as of the date of this proxy statement. CICC Kangzhi has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Xia Wu	25th Floor and 26th Floor, China World Tower B, No. 1 Jian Guo Men Wai Avenue, Beijing 100004, the People’s Republic of China	Director of CICC Kangzhi; Director of CICC HIM	Director of CICC Kangzhi since November 2021; Director of CICC HIM since July 2019; and has been the managing director of CICC Capital Management for the past five years	PRC
The following table sets forth information regarding the directors of CICC International as of the date of this proxy statement. CICC International has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Xinhan Xia	25th Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom	Director of CICC International	Has been in the current position for the past five years; and has been the chief executive officer of China International Capital Corporation (UK) Limited for the past five years	United Kingdom
Kui Ma	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong	Director of CICC International; Director of CICC Capital Management; Financial Controller of CICC Listco	Has been in the current positions for the past five years	PRC
Gang Chu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC International; Chief Operating Officer of CICC Listco; Director of CICC Capital Management	Has been in the current positions for the past five years	United State of America
Qingchuan Liu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC International	Director of CICC International since March 2021; and Head of fixed income department of CICC Listco since January 2019	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Bo Wu	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC International; President and Chief Financial Officer of CICC Listco	President of CICC Listco since November 2023; Chief Financial Officer of CICC Listco since September 2023; Director of CICC International since August 2022; Head of stock business department and Head of securities investment department of CICC Listco since June 2022; Head of wealth management department of CICC Listco from January 2018 to September 2023; and President of China CICC Wealth Management Securities Company Limited from November 2020 to September 2023	PRC
Nan Sun	27th and 28th Floor, China World Office 2, 1 Jianguomenwai Avenue, Chaoyang District, Beijing, PRC	Director of CICC International	Director of CICC International since May 2023; board secretary of CICC Listco since May 2020; and has been serving in various positions within the investment banking division of CICC Listco for the past five years	PRC
Hanfeng Wang	29th Floor, One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong	Director of CICC International	Director of CICC International since May 2023; and has been in various managing director positions within the group of CICC Listco for the past five years	PRC
The following table sets forth information regarding the directors of CICC Capital Cayman as of the date of this proxy statement. CICC Capital Cayman has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Soon Wei Stephen Ng	6 Battery Road, #33-01, Singapore 049909	Director of CICC Capital Cayman	Has been in the current position for the past five years; and has been the chief executive officer of China International Capital Corporation (Singapore) Pte. Limited for the past five years	Singapore
Wu Yu	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong	Director of CICC Capital Cayman	Director of CICC Capital Cayman since November 2023; and has been in other positions in the legal and compliance department within the group of CICC Listco for the past five years	Hong Kong SAR, PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Junbao Shan	25th Floor and 26th Floor, China World Tower B, No.1 Jian Guo Men Wai Avenue, Beijing 100004, PRC	Director of CICC Capital Cayman; Director and Chairman of Board of Directors of CICC Capital Management	Director of CICC Capital Cayman since February 2021; Director and Chairman of Board of Directors of CICC Capital Management since July 2022; President of CICC Capital Management from October 2020 to July 2022; and co-President from December 2015 to September 2020	PRC
The following table sets forth information regarding the directors of CICC HIM as of the date of this proxy statement. CICC HIM has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Xia Wu	25th Floor and 26th Floor, China World Tower B, No.1 Jian Guo Men Wai Avenue, Beijing 100004, the People’s Republic of China	Director of CICC HIM; Director of CICC Kangzhi	Director of CICC HIM since July 2019; Director of CICC Kangzhi since November 2021; and has been the managing director of CICC Capital Management for the past five years	PRC
Jin Wang	29th Floor, One International Finance Centre, No.1 Harbour View Street, Central, Hong Kong SAR, the People’s Republic of China	Director of CICC HIM	Director of CICC HIM since September 2021; and has been serving in the treasury department of CICC Listco for the past five years	Hong Kong SAR, PRC
Ho Man Vienna Lit	6 Battery Road, #33-01, Singapore 049909	Director of CICC HIM	Director of CICC HIM since August 2023; and has been serving in the fixed income department of CICC Listco for the past five years	Hong Kong SAR, PRC
During the last five years, none of the CICC entities, or, to the knowledge of the CICC, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
5.   Directors and Executive Officers of Wuxi Capital entities
The following table sets forth information regarding the directors and executive officer of Wuxi Capital as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Yanbao Peng	1901-02, Shui On Centre, 6-8 Harbour Road, Wan Chai, Hong Kong SAR, the People’s Republic of China	Chairman	Chairman of Surrich International Co., Ltd from Sep 2019 General Manager of Guolian Securities Co., Ltd	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Weimin Zhang	Guolian Financial Building, No. 10 Financial First Street, Wuxi, Jiangsu Province, 214121, the People’s Republic of China	Director	Deputy General Manager of Wuxi Capital Group Co., Ltd	PRC
Siyuan Pei	Guolian Financial Building, No. 10 Financial First Street, Wuxi, Jiangsu Province, 214121, the People’s Republic of China	Director	Chief Accountant and deputy finance officer of Wuxi Guolian Development (Group) Co., Ltd from Sep 2021 CFO of CMEC-GL Wuxi New Energy Development Co., Ltd	PRC
Jiankui Guo	1901-02, Shui On Centre, 6-8 Harbour Road, Wan Chai, Hong Kong SAR, the People’s Republic of China	General Manager	General Manager of Surrich International Co., Ltd from Aug 2021 Chairman of Wuxi Citizen Card Co., Ltd	PRC
During the last five years, none of the Wuxi Capital entities, or, to the knowledge of Wuxi Capital, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
6.   Directors and Executive Officers of Wuxi Huishan Capital entities
The following table sets forth information regarding the executive officer of Wuxi Huihongyingkang as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Chunlei Zhang	Room 1918-3 North, No. 5 Zhihui Road, Huishan Economic Development Zone, Wuxi City, Jiangsu Province, the People’s Republic of China	Representative appointed by the Executive Partner	Has been the Deputy General Manager of Wuxi Huikai Zhenghe Private Equity Fund Management Co., Ltd for the past five years	PRC
The following table sets forth information regarding the executive officer of Wuxi Huizhisheng as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Yi Zhou	Room 1802-5 North, No. 5 Zhihui Road, Huishan Economic Development Zone,	Executive Partner	Has been the General Manager of Wuxi Huikai Zhenghe Private Equity	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
	Wuxi City, Jiangsu Province, the People’s Republic of China		Fund Management Co., Ltd for the past five years
During the last five years, none of the Wuxi Huishan Capital entities, or, to the knowledge of Wuxi Huishan Capital, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
7.   Directors and Executive Officers of CCB entities
The following table sets forth information regarding the directors and executive officer of CCB Investment as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Yeqiang Wang	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	Chairman	Has been in the current position for the past five years	PRC
Tao Jiang	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	Director	Director of CCB (Beijing) Investment Fund Management Co., Ltd from Jul 2021. Director of Operations Management of CCB Trust Co., Ltd.	PRC
Tianran Wang	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	Director	Director of CCB (Beijing) Investment Fund Management Co., Ltd from Dec 2020. Compliance Officer of CCB Trust Co., Ltd.	PRC
Yali Xuan	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	Director	Director of CCB (Beijing) Investment Fund Management Co., Ltd from Dec 2020. General Manager of Planning and Finance Department of CCB Trust Co., Ltd.	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Zhiyong Yan	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	Director	Director of CCB (Beijing) Investment Fund Management Co., Ltd from Dec 2020. President of Human Resource Department of CCB Trust Co., Ltd.	PRC
Quan Chen	3B8, 3rd Floor, Building 2, Zone 1, Naoshikou Street, Xicheng District, Beijing, 100031, the People’s Republic of China	General Manager	General Manager of CCB (Beijing) Investment Fund Management Co., Ltd from Mar 2023
Deputy General Manager of CCB (Beijing) Investment Fund Management Co., Ltd from Sep 2020.
			General Manager of Investment Bank Department 1 of CCB Trust Co., Ltd.	PRC
The following table sets forth information regarding the directors and executive officer of CCB Trust as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Baokui Wang	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Chairman; President	Has been in the current position for the past five years	PRC
Yue Li	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Director	Has been in the current position for the past five years	PRC
Xiaojing Zheng	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Director	Has been in the current position for the past five years	PRC
Zheng Zhang	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui	Director	Director of CCB Trust Co., Ltd. from Jul 2019 Professor of Guanghua	PRC

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
	Province, 230071, the People’s Republic of China		School of Management, Peking University
Conglai Fan	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Director	Director of CCB Trust Co., Ltd. from Aug 2019 Professor of Nanjing University	PRC
Jianfeng Peng	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Director	Director of CCB Trust Co., Ltd. from Jul 2019 Professor of Renmin University of China	PRC
Qingwen Sun	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Executive Director	Executive Director of CCB Trust Co., Ltd. from Jan 2019 Vice President of China Construction Bank Beijing Branch	PRC
Rui Chen	Xingtai Building, No. 45 Jiushiqiao Street, Hefei, Anhui Province, 230071, the People’s Republic of China	Director	Director of CCB Trust Co., Ltd. from Aug 2019 Director of Hefei Xingtai Financial Holdings (Group) Co. Ltd.	PRC
During the last five years, none of CCB entities, or, to the knowledge of CCB, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
8.   Directors and Executive Officers of WSG Entities
The following table sets forth information regarding the director of Wealth Strategy Group as of the date of this proxy statement. Wealth Strategy Group has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Hung Ka Kung	86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China	Director of Wealth Strategy Group	Has been in the current position for the past five years	Hong Kong SAR, PRC
The following table sets forth information regarding the director of Wealth Strategy Holding as of the date of this proxy statement. Wealth Strategy Holding has no executive officer as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Hung Ka Kung	86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China	Director of Wealth Strategy Group	Has been in the current position for the past five years	Hong Kong SAR, PRC
The following table sets forth information regarding the director of Easy Benefit as of the date of this proxy statement. Easy Benefit has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Hung Ka Kung	86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China	Director of Wealth Strategy Group	Has been in the current position for the past five years	Hong Kong SAR, PRC
The following table sets forth information regarding the director of Easy Best as of the date of this proxy statement. Easy Best has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Hung Ka Kung	86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong SAR, the People’s Republic of China	Director of Wealth Strategy Group	Has been in the current position for the past five years	Hong Kong SAR, PRC
During the last five years, none of Wealth Strategy or WSG Entities, or, to the knowledge of Wealth Strategy Group, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
9.   Directors and Executive Officers of FHP Holdings
The following table sets forth information regarding the director of FHP Holdings as of the date of this proxy statement. FHP Holdings has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC

During the last five years, neither of the FHP Holdings, or, to the knowledge of FHP Holdings, any of the other person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
10.   Directors and Executive Officers of Super Sail
The following table sets forth information regarding the director of Super Sail as of the date of this proxy statement. Super Sail has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of the Super Sail, or, to the knowledge of Super Sail, any of the other person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
11.   Directors and Executive Officers of Genetron Discovery
The following table sets forth information regarding the director of Genetron Discovery as of the date of this proxy statement. Genetron Discovery has no executive officer as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of the Genetron Discovery, or, to the knowledge of Genetron Discovery, any of the other person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
12.   Directors and Executive Officers of Genetron Alliance
The following table sets forth information regarding the director of Genetron Alliance as of the date of this proxy statement. Genetron Alliance has no executive officer as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Mr. Sizhen Wang	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CEO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of the Genetron Alliance, or, to the knowledge of Genetron Alliance, any of the other person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
13.   Directors and Executive Officers of Eugene Health
The following table sets forth information regarding the directors and executive officers of Eugene Health as of the date of this proxy statement.
Name	Business Address	Present Principal Employment	Material Occupations for Past Five Years	Citizenship
Dr. Yuchen Jiao	1-2/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, 102206, the People’s Republic of China	CTO of the Company	Has been in the current position for the past five years	PRC
During the last five years, neither of the Eugene Health, or, to the knowledge of Eugene Health, any of the other persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Annex F
Genetron Holdings Limited
(the “Company”)
FORM OF PROXY CARD FOR SHAREHOLDERS
I/We
Please Print Name(s)
of
Please Print Address(es)
being (a) shareholder(s) of the Company with   shares respectively hereby appoint
  of
or failing him/her
  of
or failing him/her the duly appointed chairperson of the Extraordinary General Meeting (the “Chairperson”) as my/our proxy to vote for me/us and on my/our behalf at the Extraordinary General Meeting of the Company (the “Extraordinary General Meeting”) to be held on February 21, 2024 at 9:00 a.m. (Beijing time) at the Company’s offices at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, the People’s Republic of China and at any adjournment of the Extraordinary General Meeting. My proxy is instructed to vote on a poll or on a show of hands on the resolutions in respect of the matters specified in the Notice of the Extraordinary General Meeting as indicated below:
Resolutions	1. For	2. Against	3. Abstain
Proposal No. 1
As a special resolution:
THAT the agreement and plan of merger, dated as of October 11, 2023 (the “Merger Agreement”), by and among the Company, New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying the notice of the Extraordinary General Meeting and produced and made available for inspection at the Extraordinary General Meeting); the plan of merger (the “Plan of Merger”) between Merger Sub and the Company required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the Merger (such Plan of Merger being substantially in the form attached as Annex B to the Proxy Statement and produced and made available for inspection at the Extraordinary General Meeting); any and all transactions contemplated by the Merger Agreement and the Plan of Merger (the “Transactions”), including the Merger, the variation of the authorized share capital of the Company from US$50,000 divided into 2,500,000,000 ordinary shares of a par value of US$0.00002 per share to US$50,000 divided into 500,000,000 ordinary shares of

Resolutions	1. For	2. Against	3. Abstain
a par value of US$0.0001 at the Effective Time (the “Variation of Capital”), and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the new memorandum and articles of association at the effective time of the Merger (the “Amendment and Restatement of Memorandum and Articles”), in the form attached as Annexure 2 to the Plan of Merger, be and are hereby authorized and approved;
Proposal No. 2
As a special resolution:
THAT each of director of the Company be and is hereby authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger, the Variable of Capital, and the Amendment and Restatement of Memorandum and Articles.

Proposal No. 3
As an ordinary resolution:
THAT the Extraordinary General Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Extraordinary General Meeting to pass the special resolutions to be proposed at the Extraordinary General Meeting.

Please indicate your voting preference by ticking, or inserting the number of shares to be voted for or against or to abstain, the boxes above in respect of each resolution. If you do not complete this section, your proxy will vote or abstain at his/her discretion, as he/she will on any other business that may be raised at the Extraordinary General Meeting.
You may instruct your proxy to vote some or all of the shares in respect of which the proxy is appointed either for or against any resolution and/or abstain from voting as such proxy need not cast the votes in respect of your shares in the same way on any resolution. In this case, please specify in the voting boxes above the number of shares in respect of which your proxy is to vote for or against or to abstain in respect of each resolution.
If you have appointed more than one proxy, please specify in the voting boxes above the number of shares in respect of which each proxy is entitled to exercise the related votes. If you do not complete this information, the first person listed above shall be entitled to exercise all the votes in relation to the relevant resolution. If you have appointed more than one proxy, the first person listed above shall be entitled to vote on a show of hands.
If you have appointed another proxy to vote on a show of hands in a separate form (in which case the proxy appointed in this form may not vote on a show of hands) please tick this box: ☐
Signed:
Name:
Date:
In the case of joint holders the
senior holder (see note 4 below) should sign.
Please provide the names of all other
joint holders:

NOTES
IF YOU HAVE EXECUTED A STANDING PROXY, YOUR STANDING PROXY WILL BE VOTED AS INDICATED IN NOTE 2 BELOW, UNLESS YOU ATTEND THE EXTRAORDINARY GENERAL MEETING IN PERSON OR COMPLETE AND SEND IN THIS FORM APPOINTING A SPECIFIC PROXY.
1
A proxy need not be a shareholder of the Company. A shareholder entitled to attend and vote at the Extraordinary General Meeting is entitled to appoint one or more proxies to attend and vote in his/her stead. Please insert the name of the person(s) of your own choice that you wish to be appointed proxy in the space provided, failing which the Chairperson will be appointed as your proxy.

2
Any standing proxy previously deposited by a shareholder with the Company will be voted in favour of the resolutions to be proposed at the Extraordinary General Meeting unless revoked prior to the Extraordinary General Meeting or the shareholder attends the Extraordinary General Meeting in person or completes and returns this form appointing a specific proxy.

3
Whether or not you propose to attend the relevant meeting(s) in person, you are strongly advised to complete and return this form of proxy in accordance with these instructions. To be valid, this form must be completed and deposited (together with any power of attorney or other authority under which it is signed or a notarially certified copy of that power or authority) at the offices of Genetron Holdings Limited at 1/F, Building 11, Zone 1, No. 8 Life Science Parkway, Changping District, Beijing, the People’s Republic of China, or send copies of the foregoing by email to ir@genetronhealth.com, in each case marked for the attention of the Investor Relations Department, as soon as possible and in any event not later than 48 hours before the time for holding the relevant meeting or any adjourned meeting. Returning this completed form of proxy will not preclude you from attending the relevant meeting(s) and voting in person if you so wish.

4
If two or more persons are jointly registered as holders of a share, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose seniority shall be determined by the order in which the names stand on the Company’s register of shareholders in respect of the relevant shares. The senior holder should sign this form, but the names of all other joint holders should be stated on the form in the space provided.

5
If this form is returned without an indication as to how the proxy shall vote, the proxy will exercise his/her discretion as to whether he/she votes and if so how.

6
This form of proxy is for use by shareholders only. If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of some officer or attorney duly authorised for that purpose.

7
Any alterations made to this form must be initialled by you.

8
A proxy may vote on a show of hands or on a poll.

Extraordinary General Meeting of Genetron Holdings Limited Date: February 21, 2024 See Voting Instruction On Reverse Side. Please make your marks like this: Use pen only Agenda Proposal No. 1. IT IS RESOLVED, as a Special Resolution, THAT: the Agreement and Plan of Merger, dated as of October 11, 2023 (the “Merger Agreement”), among the Company, New Genetron Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Genetron New Co Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being substantially in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”) including (i) the Merger, (ii) the variation of the authorized share capital of the Company from US$50,000 divided into 2,500,000,000 ordinary shares of a par value of US$0.00002 per share to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, at the Effective Time (the “Variation of Capital”), and (iii) the amendment and restatement of the existing memorandum and articles of association of the Company by deletion in their entirety and the substitution in their place of the new memorandum and articles of association effective at the effective time of the Merger (the “Effective Time”), in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), be approved and authorized by the Company; Proposal No. 2. IT IS RESOLVED, as a Special Resolution, THAT: each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and Proposal No. 3. IF NECESSARY, as an Ordinary Resolution, THAT: the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting. For Against Abstain Extraordinary General Meeting of Genetron Holdings Limited to be held on February 21, 2024 For Holders as of January 22, 2024 MAIL • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. All votes must be received by 12:00 p.m. (Eastern Time) on February 14, 2024. PROXY TABULATOR FOR GENETRON HOLDINGS LIMITED P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Authorized Signatures - This section must be completed for your instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Copyright © 2024 Mediant Communications Inc. All Rights Reserved

GENETRON HOLDINGS LIMITED Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 p.m. (Eastern Time) on February 14, 2024) The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other deposited securities represented by such receipt(s) of Genetron Holdings Limited registered in the name of the undersigned on the books of the Depositary as of the close of business on January 22, 2024 at the Extraordinary General Meeting of Shareholders of Genetron Holdings Limited to be held in China on February 21, 2024, at TBD (China time) in respect of the resolutions specified on the reverse. NOTE: 1. Please direct the Depositary how it is to vote by marking X in the appropriate box opposite the resolution. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company. 2. It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.